Exhibit 99.1

This document comprises a prospectus relating to New Carphone Warehouse and the New Carphone Warehouse Ordinary Shares, prepared in accordance with the Prospectus Rules and approved by the FSA under the FSMA. This document has been filed with the FSA and made available to the public in accordance with the Prospectus Rules.

This document has been prepared in connection with the demerger of Carphone Warehouse and the TalkTalk Business from the New Carphone Warehouse Group and, unless otherwise stated, on the assumption that the Scheme and the Demerger will become effective as proposed.

New Carphone Warehouse and the New Carphone Warehouse Directors, whose names appear on page 129 of this document, accept responsibility for the information contained in this document. To the best of the knowledge of New Carphone Warehouse and the New Carphone Warehouse Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and contains no omission likely to affect the import of such information.

Neither the New Carphone Warehouse Ordinary Shares nor any other securities in New Carphone Warehouse have been marketed to, nor are available for purchase, in whole or in part, by the public in the United Kingdom or elsewhere in connection with the Proposals or New Carphone Warehouse Admission. This document does not constitute nor form part of any offer or invitation to purchase, subscribe for, sell or issue, or any solicitation of any offer to purchase, subscribe for, sell or issue, New Carphone Warehouse Ordinary Shares or any other securities of New Carphone Warehouse.

You should read the whole of this document and the information incorporated by reference carefully. In particular, you should take account of the section entitled Risk Factors on pages 12 to 21 of this document for a discussion of the risks which might affect the value of your shares in New Carphone Warehouse.

New Carphone Warehouse PLC

(To be renamed Carphone Warehouse Group plc on or around 25 March 2010)

(Incorporated in England and Wales under the Companies Act 2006 with registered number 07105905)

Introduction to the Official List and admission to trading on the London Stock Exchange of up to 462,500,000 New Carphone Warehouse Ordinary Shares

Application will be made to the FSA for all of the New Carphone Warehouse Ordinary Shares to be admitted to the Official List and to the London Stock Exchange for all of the New Carphone Warehouse Ordinary Shares to be admitted to trading on the London Stock Exchange’s main market for listed securities. If the Scheme and the Demerger proceed as currently envisaged, it is expected that New Carphone Warehouse Admission will become effective and that dealings in the New Carphone Warehouse Ordinary Shares will commence on 29 March 2010.

No application has been or is intended to be made for the New Carphone Warehouse Cancellation Shares to be admitted to trading on any exchange.

If the Demerger does not become effective by the Demerger Long Stop Date, neither New Carphone Warehouse Admission nor TalkTalk Admission will take place as envisaged in the Proposals. In such circumstances, New Carphone Warehouse intends to publish a further prospectus in its capacity as the holding company of the entire Carphone Warehouse Group (including the TalkTalk Business). New Carphone Warehouse would also intend to apply to the FSA for the New Carphone Warehouse Ordinary Shares (together with the New Carphone Warehouse Cancellation Shares which would be reclassified as New Carphone Warehouse Ordinary Shares with effect from such subsequent admission) to be admitted to the Official List with a primary listing and to the London Stock Exchange for them to be admitted to trading on the London Stock Exchange’s main market for listed securities. This process would take a number of weeks to complete and the New Carphone Warehouse Ordinary Shares would remain unlisted during this period. There is also no guarantee that the application for a primary listing would be successful.

The New Carphone Warehouse Ordinary Shares have not been, and will not be, registered under the Securities Act or with any securities regulatory authority of state or any other jurisdiction of the United States or under the applicable securities laws of any jurisdiction outside the United Kingdom and may not be offered, sold or otherwise transferred, directly or indirectly, in, or into any jurisdiction or for the account or benefit of citizens or residents of any such jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such jurisdiction. Investors outside the United Kingdom are required by New Carphone Warehouse to inform themselves about and observe any restrictions on the offer, sale or transfer of New Carphone Warehouse Ordinary Shares.

Credit Suisse, which is authorised and regulated in the United Kingdom by the FSA, is acting as financial adviser and joint sponsor to Carphone Warehouse, as joint financial adviser and broker to the listing of New Carphone Warehouse and as joint financial adviser, broker and sponsor to the listing of TalkTalk and for no-one else in connection with the Proposals and will not be responsible to anyone other than Carphone Warehouse, New Carphone Warehouse or TalkTalk for providing the protections afforded to clients of Credit Suisse nor for providing advice in relation to the Proposals or any other matter or arrangement referred to in this document. In relation to Credit Suisse’s role as financial adviser and joint sponsor to Carphone Warehouse and joint financial adviser, broker and sponsor to the listing of TalkTalk, the above statement does not seek to limit or exclude responsibilities or liabilities which may arise under the FSMA or the regulatory regime established thereunder.

UBS Investment Bank is acting as joint financial adviser and broker to the listing of New Carphone Warehouse, as joint sponsor to Carphone Warehouse and as joint financial adviser, broker and sponsor to the listing of TalkTalk and for no-one else in connection with the Proposals and will not be responsible to any person other than Carphone Warehouse, New Carphone Warehouse or TalkTalk for providing the protections afforded to clients of UBS Investment Bank nor for providing advice in relation to the Proposals or any other matter or arrangement referred to in this document. In relation to UBS’s role as joint sponsor to Carphone Warehouse and joint financial adviser, broker and sponsor to the listing of TalkTalk, the above statement does not seek to limit or exclude responsibilities or liabilities which may arise under the FSMA or the regulatory regime established thereunder. Apart from the responsibilities and liabilities, if any, which may be imposed on the Joint Sponsors (including those acting as sponsor as the case may be) by the FSMA or the regulatory regime established thereunder or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither of the Joint Sponsors accepts any responsibility whatsoever for the contents of this document or for any other statement made or purported to be made by it, or on its behalf, in connection with TalkTalk, the TalkTalk Shares, the Proposals, TalkTalk Admission or any other matter or arrangement referred to in this document. Each of the Joint Sponsors accordingly disclaims all and any liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of such document or any such statement.

Neither Credit Suisse nor UBS Investment Bank accepts any responsibility whatsoever for the contents of this document or for any other statement made or purported to be made by it, or on its behalf, in connection with New Carphone Warehouse, the New Carphone Warehouse Ordinary Shares, the Proposals or any other matter or arrangement referred to in this document. Each of Credit Suisse and UBS Investment Bank accordingly disclaims all and any liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of such document or any such statement.

Investors should rely only on the information contained in this document. No person has been authorised to give any information or make any representations other than those contained in this document and, if given or made, such information or representations must not be relied on as having been so authorised by Carphone Warehouse, New Carphone Warehouse, the New Carphone Warehouse Directors or the Joint Financial Advisers. In particular, the contents of the Carphone Warehouse Group or the New Carphone Warehouse Group’s websites do not form part of this document and investors should not rely on them. Without prejudice to any legal or regulatory obligation on New Carphone Warehouse to publish a supplementary prospectus pursuant to section 87G of the FSMA and Rule 3.4 of the Prospectus Rules, neither the delivery of this document, nor the Scheme becoming effective, nor the Demerger becoming effective, nor New Carphone Warehouse Admission, shall, under any circumstances, create any implication that there has been no change in the affairs of the New Carphone Warehouse Group since the date of this document or that the information in it is correct as of any time subsequent to the date of this document.

The distribution of this document and any accompanying documents and the allotment and issue of New Carphone Warehouse Ordinary Shares in jurisdictions other than the United Kingdom may be restricted by law. Therefore persons outside the United Kingdom into whose possession this document and any accompanying documents come should inform themselves about and observe any such restrictions. No action has been taken by New Carphone Warehouse to obtain any approval, authorisation or exemption to permit the allotment or issue of New Carphone Warehouse Ordinary Shares or the possession or distribution of this document (or any other publicity material relating to the New Carphone Warehouse Ordinary Shares) in any jurisdiction, other than in the United Kingdom.

Overseas shareholders may be affected by the laws of other jurisdictions in relation to the distribution of this document or the Proposals. Persons into whose possession this document comes should inform themselves about and observe any applicable restrictions and legal, exchange control or regulatory requirements in relation to the distribution of this document and the Proposals. Any failure to comply with such restrictions or requirements may constitute a violation of the securities laws of any such jurisdiction. The contents of this document should not be construed as legal, business or tax advice. Each investor should consult his, her or its own legal adviser, financial adviser or tax adviser for legal, financial or tax advice.

NOTICE TO INVESTORS IN THE UNITED STATES

The New Carphone Warehouse Ordinary Shares are being issued pursuant to a scheme of arrangement provided for under English company law. Financial information included in this document has been prepared in accordance with IFRS accounting standards that may not be comparable to the financial statements of US companies. US generally accepted accounting principles differ in certain significant respects from IFRS. The financial statements in respect of the financial years ended 31 March 2009, 29 March 2008 and 31 March 2007 and for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008 have not been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States).

Securities may not be offered or sold in the United States unless they are registered under the Securities Act or are exempt from such registration requirements. The New Carphone Warehouse Ordinary Shares have not been, and will not be, registered under the Securities Act. The New Carphone Warehouse Ordinary Shares will be issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof.

THE NEW CARPHONE WAREHOUSE ORDINARY SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY IN THE UNITED STATES,

NOR HAVE SUCH AUTHORITIES PASSED JUDGMENT UPON OR ENDORSED THE MERITS OF THE NEW CARPHONE WAREHOUSE ORDINARY SHARES OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

ENFORCEMENT OF JUDGMENTS

New Carphone Warehouse is a public limited company incorporated under the laws of England and Wales. All of the New Carphone Warehouse Board are citizens or residents of countries other than the United States and a substantial portion of the assets of such persons and a substantial portion of the assets of New Carphone Warehouse and the New Carphone Warehouse Group are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon New Carphone Warehouse or such persons or to enforce outside the United States judgments obtained against New Carphone Warehouse or such persons in United States courts, including, without limitation, judgments based upon the civil liability provisions of the United States federal securities laws or the laws of any state or territory within the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. Investors may also have difficulties enforcing, in original actions brought in courts in jurisdictions outside the United States, liabilities under US securities laws.

DEFINED TERMS

Certain terms used in this document are defined in the “Definitions” section of this document.

TABLE OF CONTENTS

Summary	5
Risk factors	12
Consequences of a secondary listing	22
Forward looking statements	23
Expected timetable of principal events	24
New Carphone Warehouse Directors, company secretary, registered office and advisers	26
Part I — Information on the Proposals	27
Part II — Information on the New Carphone Warehouse Group	28
Part III — Operating and financial review of the New Carphone Warehouse Group	48
Part IV — Capitalisation and indebtedness	74
Part V — Historical consolidated financial information relating to the New Carphone Warehouse Group	75
Part VI — Profit forecast	120
Part VII — Unaudited pro forma financial information	123
Part VIII — United Kingdom taxation considerations	126
Part IX — Directors, responsible persons, corporate governance and employees	129
Part X — Additional information	141
Part XI — Definitions	180

SUMMARY

THE FOLLOWING SUMMARY SHOULD BE READ AS AN INTRODUCTION TO THIS DOCUMENT. ANY DECISION TO INVEST IN NEW CARPHONE WAREHOUSE ORDINARY SHARES SHOULD BE BASED ON CONSIDERATION OF THIS DOCUMENT AND THE INFORMATION INCORPORATED BY REFERENCE AS A WHOLE.

Where a claim relating to information contained in this document is brought before a court, a plaintiff investor might, under the national legislation of the EEA States, have to bear the costs of translating this document before legal proceedings are initiated. Civil liability attaches to those persons who are responsible for this summary, including any translation of this summary, but only if this summary is misleading, inaccurate or inconsistent when read together with the other parts of this document.

1.                                      Introduction

The New Carphone Warehouse Business principally comprises a 50 per cent. interest in the Best Buy Europe Group and a 47.5 per cent. interest in Virgin Mobile France. New Carphone Warehouse is actively involved in the management of these businesses through regular participation in operational and strategic meetings as well as board representation. However, it should be noted that New Carphone Warehouse does not exercise overall control over either of these businesses at board or shareholder level — although in respect of both businesses, its consent is required for decisions which materially impact their strategic direction. It also has Carphone Property — a portfolio currently comprising four freehold properties — and a number of minority investments.

•                  The Best Buy Europe Group is a leading European retailer of mobile and other wireless technology and services. It operates 2,453 stores in nine European countries, principally under “The Carphone Warehouse” and “The Phone House” brands.

This business is evolving its existing retail proposition to provide a broader range of products and services associated with the “Connected World”. It is also at an advanced stage of preparing for the launch of a new “Best Buy”-branded “Big Box” store format and online proposition, offering consumer electronics products and services.

The Best Buy Europe Group also benefits from a profit sharing agreement with Best Buy Mobile, Best Buy’s specialist mobile business in the US, which currently operates through 71 standalone stores and dedicated Best Buy Mobile centres in all of Best Buy’s 1,068 stores.

•                  Virgin Mobile France is the fourth largest mobile operator in France, with 1.7 million customers, operating as an MVNO under the “Virgin Mobile” brand. The Virgin group also has a 47.5 per cent. interest in the business, with the remaining 5.0 per cent. held by Financom S.A.S.

•                  Carphone Property currently comprises four properties in London, Manchester and Lancashire, with an aggregate book value of £66 million.

2.                                      Directors and officers

Charles Dunstone	Chairman
John Gildersleeve	Non-executive deputy chairman
Roger Taylor	Chief executive officer
Nigel Langstaff	Chief financial officer
John Allwood	Non-executive director
Baroness Morgan of Huyton	Non-executive director
Tim Morris	Company secretary

3.                                      The Proposals

3.1                               The Scheme and the Carphone Warehouse Capital Reduction

The Proposals will create two new holding companies: TalkTalk (which, following the Proposals, will be the holding company for the TalkTalk Business) and New Carphone Warehouse (which, following the Proposals, will be the holding company for the New Carphone Warehouse Business). If the Scheme becomes effective and the Carphone Warehouse Capital Reduction is approved by the Court:

(a)                               the Carphone Warehouse Shares will be cancelled;

(b)                               Carphone Warehouse will issue Post-Scheme Shares to New Carphone Warehouse so that New Carphone Warehouse will own all of the shares in Carphone Warehouse;

(c)                                Carphone Warehouse Shareholders will receive:

(i)                                    one New Carphone Warehouse Ordinary Share for every two Carphone Warehouse Shares that they hold at the Scheme Record Time; and

(ii)                                one New Carphone Warehouse Cancellation Share for every one Carphone Warehouse Share that they hold at the Scheme Record Time; and

(d)                               Carphone Warehouse will be re-registered as a private company and renamed TalkTalk Telecom Holdings Limited.

The Scheme Record Time is expected to be 6.00 p.m. on 23 March 2010 (subject to the date on which the Court sanctions the Scheme).

The Scheme is subject to various conditions, including the approval of Scheme Shareholders at the Court Meeting, the passing of the Resolutions by Carphone Warehouse Shareholders at the General Meeting and the sanction of the Court at the Scheme Court Hearing. If these conditions are satisfied and the Scheme is implemented in full, the new holding company structure will become effective on 25 March 2010.

3.2                               The Reorganisation

In order to facilitate the Demerger, the Carphone Warehouse Group will, after the Scheme Effective Date and prior to the Demerger Effective Time, undergo the Reorganisation. The Reorganisation will involve, among other things, the transfer of Carphone Warehouse’s holding in Best Buy Europe and Virgin Mobile France to New Carphone Warehouse and a series of further steps to consolidate the ownership of certain assets and obligations which relate to the TalkTalk Business within the TalkTalk Group following the Demerger.

3.3                               The Demerger

Prior to the New Carphone Warehouse Court Hearing, Carphone Warehouse intends to enter into the Demerger Agreement with New Carphone Warehouse and TalkTalk which will set out how the Demerger will be implemented and will facilitate an orderly separation of the TalkTalk Business.

Under the terms of the Demerger Agreement and the Tax Sharing and Indemnification Agreement, TalkTalk and New Carphone Warehouse will indemnify each other against certain potential liabilities arising from their respective businesses and from the Demerger. There are also provisions to ensure that any assets which are beneficially owned by any member of the TalkTalk Group but remain legally owned by any member of the New Carphone Warehouse Group following the Demerger are transferred, or procured to be transferred, to the relevant member of the TalkTalk Group for a consideration to be agreed between the parties (save to the extent that the value of such assets has been accounted for in calculating the value of the TalkTalk Group), and vice versa in respect of any assets which are beneficially owned by any member of the New Carphone Warehouse Group but remain legally owned by any member of the TalkTalk Group.

3.4                               The New Carphone Warehouse Demerger Reduction

Shortly after the Scheme Effective Date and following the Reorganisation, it is proposed to seek the further approval of the Court to the New Carphone Warehouse Demerger Reduction, involving the cancellation of the New Carphone Warehouse Cancellation Shares (representing the value of the TalkTalk Business) and the reduction of the share premium account of New Carphone Warehouse (following a capitalisation of the merger reserve created on the issue of New Carphone Warehouse Shares). At the same time, and in consideration for the cancellation of the New Carphone Warehouse Cancellation Shares and part of the share premium credited to New Carphone Warehouse’s share premium account and the transfer of the TalkTalk Business from New Carphone Warehouse to TalkTalk, TalkTalk will issue to New Carphone Warehouse Cancellation Shareholders on the register at the New Carphone Warehouse Reduction Record Time one TalkTalk Share for every one New Carphone Warehouse Cancellation Share. Following completion of the Demerger, Scheme Shareholders will own two TalkTalk Shares and one New Carphone Warehouse Ordinary Share for every two Scheme Shares owned at the Scheme Record Time.

3.5                               Financial effects of the Demerger

The illustrative unaudited consolidated net assets of the New Carphone Warehouse Group as at 30 September 2009 on a pro forma basis, adjusted to reflect the Demerger as if Completion had occurred at that date, are £627 million.

The pro forma financial effects of the Demerger include the receipt of cash dividends of £204 million from the TalkTalk Group, £104 million of which is used by the New Carphone Warehouse Group to settle loans from the TalkTalk Group.

The New Carphone Warehouse Group had no net funds or third party debt at 30 September 2009. Following the dividends and intercompany settlement, the New Carphone Warehouse Group’s pro forma net funds at that date are £100 million.

Following Completion, the New Carphone Warehouse Group will also have a revolving credit facility of £50 million, which matures in July 2012.

New Carphone Warehouse has also agreed to provide financial support to Best Buy Europe up to a maximum of £62.5 million under the New Carphone Warehouse Revolving Credit Facility Agreement and a maximum of £50 million on terms similar to the Carphone Warehouse Support Letter.

4.                                      New Carphone Warehouse Admission

Application will be made to the FSA for the New Carphone Warehouse Shares to be admitted to the Official List and to the London Stock Exchange for the New Carphone Warehouse Ordinary Shares to be admitted to the London Stock Exchange’s main market for listed securities. If the Scheme and the Demerger proceed as currently envisaged, it is expected that New Carphone Warehouse Admission will become effective and that dealings in the New Carphone Warehouse Ordinary Shares will commence on 29 March 2010.

Application will be made pursuant to Chapter 14 of the Listing Rules, which sets out the requirements for secondary listings. The secondary listing regime provides shareholders with a lower level of protection than the primary listing regime. New Carphone Warehouse intends to put in place procedures to enable it to comply on a voluntary basis with the Listing Rules set out in Chapters 7-13 of the Listing Rules notwithstanding that (with the exception of certain provisions of Chapter 9) they only apply to companies with a primary listing on the Official List. New Carphone Warehouse is not, however, formally subject to those Listing Rules and will not be required to comply with them by the UKLA.

As New Carphone Warehouse will have a secondary listing, it will not be eligible for FTSE Index inclusion.

5.                                      Major shareholders

Following New Carphone Warehouse Admission, Charles Dunstone will be interested in 32.40 per cent.; David Ross will be interested in 16.98 per cent.; Fidelity International Limited will be interested in 5.04 per cent.; Jupiter Asset Management Limited will be interested in 3.23 per cent.; and Government of Singapore Investment Corporation Pte Limited will be interested in 3.01 per cent. of the issued New Carphone Warehouse Ordinary Shares.

6.                                      Current trading and prospects of New Carphone Warehouse

For the quarter ended 31 December 2009, Best Buy Europe traded well as demonstrated by like-for-like revenue up 5.5 per cent. on an actual currency basis and up 3.7 per cent. on a constant currency basis. Best Buy Mobile made further strong progress during the period with year-on-year connections growth of 26.7 per cent. Virgin Mobile France now has 1.69 million MVNO customers following the acquisition of Tele2 in December 2009.

The New Carphone Warehouse Directors remain confident that the Best Buy Europe Group is well placed for further growth in the UK, Europe and the US, while Virgin Mobile France has an opportunity to strengthen profitability and cash generation through the integration of Tele2.

7.                                      Summary financial information

The financial information below has been extracted without material adjustment from the financial information set out in Part V of this document.

The financial information has been prepared with the objective of presenting the results and net assets of the New Carphone Warehouse Group in the form that will arise on Completion, as if it had been a standalone business throughout the financial periods covered.

7.1                                 The New Carphone Warehouse Group — summary income statement

	Six months	26 weeks
	ended	ended	Year ended
	30 September	27 September	31 March	29 March	31 March
	2009	2008	2009	2008	2007
	£m	£m	£m	£m	£m
Headline results
Revenue	3	3	5	5	4
Operating expenses	(3)	(4)	(5)	(5)	(5)
Share of results of joint ventures and associates	8	8	20	61	50
EBIT	8	7	20	61	49
Net interest expense	(1)	(2)	(3)	(4)	(3)
Profit before taxation	7	5	17	57	46
Taxation	—	1	1	1	1
Profit after taxation	7	6	18	58	47
Statutory results
Headline profit after taxation	7	6	18	58	47
Exceptional items (post-tax)	—	(14)	(28)	—	—
Statutory net profit (loss) for the period	7	(8)	(10)	58	47

7.2                                 The New Carphone Warehouse Group — summary balance sheet

	30 September	27 September	31 March	29 March	31 March
	2009	2008	2009	2008	2007
	£m	£m	£m	£m	£m
Non-current assets
Property, plant and equipment	66	66	66	66	59
Non-current asset investments	—	4	—	4	5
Loans to related parties	—	206	293	—	82
Interests in joint ventures and associates	480	419	470	441	402
	546	695	829	511	548
Current assets
Trade and other receivables	1	1	1	—	—
	1	1	1	—	—
Total assets	547	696	830	511	548
Current liabilities
Trade and other payables	(4)	(2)	(3)	(2)	(3)
Provisions	(16)	(16)	(16)	(3)	(3)
	(20)	(18)	(19)	(5)	(6)
Non-current liabilities
Loans from related parties	(104)	(289)	(397)	(80)	(146)
	(104)	(289)	(397)	(80)	(146)
Total liabilities	(124)	(307)	(416)	(85)	(152)
Net assets	423	389	414	426	396
Equity
Invested capital	423	389	414	426	396
Funds attributable to equity shareholders	423	389	414	426	396

7.3                                Summary income statements of New Carphone Warehouse’s joint ventures

(a)                                  Best Buy Europe Group — summary income statement*

	Six months	26 weeks
	ended	ended	Year ended
	30 September	27 September	31 March	29 March	31 March
	2009	2008	2009	2008	2007
	£m	£m	£m	£m	£m
Headline results
Revenue	1,674	1,617	3,563	3,091	2,886
EBITDA	79	71	185	211	201
Depreciation and amortisation	(47)	(39)	(87)	(65)	(54)
Share of results of joint ventures and associates	—	—	—	(1)	—
EBIT	32	32	98	145	147
Net interest (expense) income	(6)	(5)	(12)	3	(16)
Taxation	3	(5)	(29)	(14)	(15)
Profit after taxation	29	22	57	134	116
Statutory results
Headline profit after taxation	29	22	57	134	116
Exceptional items and goodwill expense (post-tax)	—	(28)	(46)	(1)	(1)
Profit (loss) after taxation	29	(6)	11	133	115

Headline profit attributable to the New Carphone Warehouse Group.	15	11	28	67	58
Statutory profit (loss) attributable to the New Carphone Warehouse Group	15	(3)	5	67	58

*                 The results of the Best Buy Europe Group reflect charges for share-based payments, which were previously recorded by the Carphone Warehouse Group as central costs, as detailed in Part III of this document.

(b)                                  Virgin Mobile France — summary income statement

	Six months	26 weeks
	ended	ended	Year ended
	30 September	27 September	31 March	29 March	31 March
	2009	2008	2009	2008	2007
	£m	£m	£m	£m	£m
Revenue	110	93	210	147	45
EBITDA	(17)	(8)	(20)	(16)	(23)
Depreciation and amortisation	(2)	(1)	(3)	(1)	—
EBIT	(19)	(9)	(23)	(17)	(23)
Net interest expense	(1)	(1)	(1)	(1)	(1)
Taxation	6	3	7	6	7
Loss after taxation	(14)	(7)	(17)	(12)	(17)
Of which attributable to the New Carphone Warehouse Group	(7)	(3)	(8)	(6)	(8)

8.                                       Strategy

The management team of New Carphone Warehouse has a demonstrated strong track record of growing successful businesses. It intends to apply its extensive experience and industry relationships to help the underlying investments to build value for New Carphone Warehouse Shareholders.

The principal strategic ambitions of New Carphone Warehouse’s joint venture interests are as follows:

The Best Buy Europe Group

•             evolve the existing retail proposition into a broader array of products, services and channels;

•             launch a multi-channel consumer electronics business, through the roll-out of “Best Buy”-branded “Big Box” stores and online proposition in 2010; and

•             broaden the Best Buy Mobile footprint in the US;

Virgin Mobile France

•             grow the customer base; and

•             generate cash and profit from 2010.

9.                                      Key strengths

New Carphone Warehouse has an experienced management team who have held long-standing management positions at the Carphone Warehouse Group and who have been critical to building Carphone Warehouse’s track record of profitable growth and of innovation.

The New Carphone Warehouse Board believes that the key strengths of its joint ventures are:

The Best Buy Europe Group

•             support of Best Buy, one of the world’s leading consumer electronics retailers;

•             experienced management team;

•             leading independent European mobile phone retailer with strong relationships with major Western European networks;

•             portfolio of strong retail brands;

•             well-placed to deliver the “Connected World” strategy, enabling product diversification;

•             well-positioned to launch “Best Buy”-branded, multi-channel consumer electronics business;

•             beneficiary of leading global purchasing economies of scale; and

•             exposure to the US mobile phone retailing market;

Virgin Mobile France

•             largest MVNO in France, with 1.7 million customers;

•             wide distribution network across France; and

•             experienced management, with long-standing mobile industry experience;

10.                               Dividend policy

At the date of this document, it is not anticipated that New Carphone Warehouse will pay cash dividends in the short-term, as it is expected that cash generated by its principal investments will be reinvested to support further growth.

11.                               Risk factors

A number of factors affect the operating results, financial condition and prospects of the New Carphone Warehouse Group. The key risks are as follows:

11.1                        Risks relating to the Proposals

•             Certain conditions precedent must be satisfied before the Proposals can complete.

•                  There will be a period of time when no Carphone Warehouse Shares, nor New Carphone Warehouse Ordinary Shares, nor TalkTalk Shares are traded or listed.

•                  The Demerger may fail to realise anticipated benefits.

•                  If New Carphone Warehouse Admission and TalkTalk Admission do not occur, Carphone Warehouse Shareholders will receive unlisted shares. In such circumstances, the New Carphone Warehouse Board would intend to make an application to the FSA for a primary listing of all the New Carphone Warehouse Ordinary Shares, a process which would take time, require the publication of another prospectus, and have no guarantee of success.

•                  New Carphone Warehouse will have a secondary listing pursuant to Chapter 14 of the Listing Rules which affords shareholders a lower level of protection than a primary listing. New Carphone Warehouse intends to comply on a voluntary basis with the provisions of Chapters 7-13 of the Listing Rules. However, it is not formally subject to those Listing Rules (with the exception of certain provisions of Chapter 9) and the UKLA will not have the authority to monitor (and will not monitor) New Carphone Warehouse’s voluntary compliance with those Listing Rules.

11.2                        Risks relating to the New Carphone Warehouse Group and the New Carphone Warehouse Business

•                  The New Carphone Warehouse Group’s businesses are at risk from significant and rapid change in the legal systems, regulatory controls, and customs and practices in the countries in which they and/or their suppliers operate.

•                  Its businesses are also at risk from disruption of key systems and assets on which they depend.

•                  Increased competition in key markets may materially and adversely impact the New Carphone Warehouse Group’s businesses’ performance and financial condition.

•                  General economic conditions and/or a decline in consumer discretionary spending may materially and adversely impact sales.

•                  The Best Buy Europe Group and Virgin Mobile France are exposed to the distribution strategies of mobile network operators and product manufacturers.

•                New Carphone Warehouse does not exercise overall control over its joint ventures and therefore relies on the co-operation of its joint venture partners.

•                  Non-compliance with applicable financial regulations could have a material impact on the New Carphone Warehouse Group.

•                  The New Carphone Warehouse Group’s businesses are exposed to market risks such as interest rate rises, fluctuations in foreign currency and default by counterparties.

11.3                        Risks relating to the New Carphone Warehouse Ordinary Shares

•                  Sale of New Carphone Warehouse Ordinary Shares by substantial New Carphone Warehouse Ordinary Shareholders could depress their price.

•                  New Carphone Warehouse is assuming liabilities of Carphone Warehouse in relation to the Best Buy Europe Joint Venture Transaction.

•                  Any change in current tax law or practice could adversely affect holders of New Carphone Warehouse Ordinary Shares.

•                  Holders of New Carphone Warehouse Ordinary Shares in the US and other overseas jurisdictions may not be able to participate in future equity offerings of New Carphone Warehouse.

RISK FACTORS

Investing in and holding the New Carphone Warehouse Ordinary Shares involves financial risk. Investors in the New Carphone Warehouse Ordinary Shares should carefully review the information contained in this document and should pay particular attention to the following risks associated with an investment in New Carphone Warehouse and the New Carphone Warehouse Ordinary Shares which should be considered together with all other information contained in this document. If one or more of the following risks were to arise, the New Carphone Warehouse Group’s businesses, results of operations, financial condition and/or prospects and/or New Carphone Warehouse’s share price could be materially and adversely affected to the detriment of New Carphone Warehouse and the New Carphone Warehouse Ordinary Shareholders, and investors could lose all of their investment. The risks set out below may not be exhaustive and do not necessarily comprise all of the risks associated with an investment in New Carphone Warehouse and the New Carphone Warehouse Ordinary Shares. Additional risks and uncertainties not currently known to New Carphone Warehouse or which New Carphone Warehouse currently deems immaterial may arise or become material in the future and may have a material adverse effect on New Carphone Warehouse.

During the period between the Scheme Effective Date and the Demerger Effective Time (which is expected to be a period of fewer than five days), the TalkTalk Business will be part of the New Carphone Warehouse Group. A description of certain risks relating to the TalkTalk Business is incorporated into this document by reference to the section entitled Risk Factors on pages 13 to 20 (inclusive) of the TalkTalk Prospectus and the related definitions contained in Part XI of the TalkTalk Prospectus.

You should consult a legal adviser, an independent financial adviser duly authorised under the FSMA or a tax adviser for legal, financial or tax advice.

PART A: RISKS RELATING TO THE PROPOSALS

1.                                      The Proposals may not complete

Certain conditions precedent must be satisfied before the Proposals can complete

Completion of the Proposals is subject to the satisfaction (or waiver) of a number of conditions precedent contained in the Demerger Agreement (including the approval of the Proposals by the Carphone Warehouse Shareholders at the General Meeting) and successful completion of each of the individual steps of the Proposals. If the Carphone Warehouse Shareholders do not approve the Proposals at the General Meeting, or the Court fails to sanction the Scheme or confirm the Carphone Warehouse Capital Reduction, or the Court fails to sanction the New Carphone Warehouse Demerger Reduction, the Demerger will not complete. If the Scheme becomes effective but Completion does not take place, New Carphone Warehouse will remain the holding company of the TalkTalk Business and the New Carphone Warehouse Business. If that happens, Carphone Warehouse Shareholders will hold unlisted New Carphone Warehouse Ordinary Shares and unlisted New Carphone Warehouse Cancellation Shares (which will be reclassified as New Carphone Warehouse Ordinary Shares). As a consequence, it will be more difficult to realise an investment in New Carphone Warehouse Ordinary Shares because they will not yet have been admitted to trading on the London Stock Exchange’s main market for listed securities or to listing on the Official List and therefore any disposals will have to be made “off market”. It will also not be possible to trade in New Carphone Warehouse Cancellation Shares because the rights attaching to such shares do not permit their transfer. If New Carphone Warehouse Ordinary Shares are not admitted to listing on the Official List, New Carphone Warehouse will not be subject to the UKLA Rules and the regulatory regime established thereunder or to monitoring by the UKLA. In such circumstances, the New Carphone Warehouse Board would intend to make an application to the FSA for a primary listing of all of the New Carphone Warehouse Ordinary Shares, a process which would require the publication of a prospectus by New Carphone Warehouse as the holding company of the entire Carphone Warehouse Group (including the TalkTalk Business). This would take a number of weeks to complete and the New Carphone Warehouse Ordinary Shares would remain unlisted during this period. There is also no guarantee that the application for a primary listing would be successful.

2.                                      No trading or listing

There will be a period of time when no Carphone Warehouse Shares, nor New Carphone Warehouse Ordinary Shares, nor TalkTalk Shares are traded or listed

As part of the Proposals, there will be a period of time between the Scheme Effective Date and the date of New Carphone Warehouse Admission and TalkTalk Admission when no Carphone Warehouse Shares, nor New Carphone Warehouse Ordinary Shares, nor TalkTalk Shares are admitted to trading on the London

Stock Exchange’s main market for listed securities or to listing on the Official List which is currently expected to be a period of fewer than five days although it could be extended for considerably longer if the Court does not sanction the New Carphone Warehouse Demerger Reduction, if the Demerger Agreement is terminated in accordance with its terms or if either of the applications to the UKLA for admission to listing on the Official List or to the London Stock Exchange for admission to trading on the London Stock Exchange’s main market for listed securities is not successful. During this time it will be more difficult to realise an investment in New Carphone Warehouse Ordinary Shares or TalkTalk Shares because the New Carphone Warehouse Ordinary Shares and the TalkTalk Shares will not yet have been admitted to trading on the London Stock Exchange’s main market for listed securities or to listing on the Official List and therefore any disposals will have to be made “off market”. It will also not be possible to trade in Carphone Warehouse Shares following the cancellation of trading in Carphone Warehouse Shares on the London Stock Exchange’s main market for listed securities and the removal of the listing of the Carphone Warehouse Shares from the Official List (for which applications will be made), in each case, by no later than 8.00 a.m. on the Scheme Effective Date. If no Carphone Warehouse Shares, New Carphone Warehouse Shares or TalkTalk Shares are admitted to listing on the Official List, none of Carphone Warehouse, New Carphone Warehouse or TalkTalk (as the case may be) will be subject to the UKLA Rules and the regulatory regime established thereunder or to monitoring by the UKLA.

3.                                      No admission

If New Carphone Warehouse Admission and TalkTalk Admission do not occur, Carphone Warehouse Shareholders will receive unlisted shares

Neither the Scheme nor the Demerger is conditional upon New Carphone Warehouse Admission and TalkTalk Admission. Although applications will be made for New Carphone Warehouse Admission and TalkTalk Admission, it is possible that, if the Court does not sanction the New Carphone Warehouse Demerger Reduction or if the Demerger Agreement is terminated in accordance with its terms, the Scheme will become effective but that New Carphone Warehouse Admission and TalkTalk Admission do not occur. If either of the applications to the UKLA for admission of the New Carphone Warehouse Ordinary Shares and the TalkTalk Shares to listing on the Official List or to the London Stock Exchange for admission to trading on the London Stock Exchange’s main market for listed securities is not successful, it is also possible that both the Scheme and the Demerger become effective but that New Carphone Warehouse Admission and/or TalkTalk Admission do not occur. In such circumstances, Carphone Warehouse Shareholders will hold unlisted New Carphone Warehouse Ordinary Shares and unlisted New Carphone Warehouse Cancellation Shares (which will be reclassified as New Carphone Warehouse Ordinary Shares) if the Scheme becomes effective but the Demerger does not complete; or unlisted New Carphone Warehouse Ordinary Shares and unlisted TalkTalk Shares if the Demerger completes. If no Carphone Warehouse Shares, New Carphone Warehouse Shares or TalkTalk Shares are admitted to listing on the Official List, none of Carphone Warehouse, New Carphone Warehouse or TalkTalk (as the case may be) will be subject to the UKLA Rules and the regulatory regime established thereunder or to monitoring by the UKLA.

4.                                      Anticipated benefits of the Demerger

The Demerger may fail to realise anticipated benefits

There can be no guarantee that the New Carphone Warehouse Group will realise any or all of the anticipated benefits of the Demerger, either in a timely manner or at all. If that happens, and the New Carphone Warehouse Group incurs significant costs, this could have a material adverse impact on the results of the New Carphone Warehouse Group. If the Demerger does not complete, the New Carphone Warehouse Group may be unable to realise the returns to Carphone Warehouse Shareholders from its businesses that the New Carphone Warehouse Board believes will result from the Demerger.

5.                                      Separation Agreements

Any liabilities of the New Carphone Warehouse Group in respect of matters arising before Completion that, pursuant to the terms of the Demerger Agreement and/or the Tax Sharing and Indemnification Agreement, do not become the responsibility of the other parties to those agreements after Completion, would remain liabilities of the New Carphone Warehouse Group even though the New Carphone Warehouse Group may not have made provision for such liabilities.

6.                                 Secondary listing

New Carphone Warehouse will have a secondary listing pursuant to Chapter 14 of the Listing Rules which affords shareholders a lower level of protection than a primary listing

Application will be made for the New Carphone Warehouse Ordinary Shares to be admitted to listing on the Official List pursuant to Chapter 14 of the Listing Rules which sets out the requirements for secondary listings (which will be renamed “standard listings” from 6 April 2010). The secondary listing regime provides shareholders with a lower level of regulatory protection than that afforded to shareholders in companies with a primary listing (which will be renamed a “premium listing” from 6 April 2010) on the Official List. New Carphone Warehouse intends to put in place procedures to enable it to comply on a voluntary basis with the provisions of Chapters 7 to 13 of the Listing Rules notwithstanding that (with the exception of certain provisions of Chapter 9) they only apply to companies which obtain a primary listing on the Official List. New Carphone Warehouse is not, however, formally subject to such Listing Rules and will not be required to comply with them by the UK Listing Authority.

The UK Listing Authority will not have the authority to monitor (and will not monitor) New Carphone Warehouse’s voluntary compliance with any of the Listing Rules which New Carphone Warehouse has indicated above that it intends to comply with on a voluntary basis, nor to impose sanctions in respect of any breach of such requirements by New Carphone Warehouse.

PART B: RISKS RELATING TO THE NEW CARPHONE WAREHOUSE GROUP AND THE NEW CARPHONE WAREHOUSE BUSINESS

1.                                      External risks

The New Carphone Warehouse Group and the New Carphone Warehouse Business are subject to a number of external risks. The New Carphone Warehouse Group defines external risks as those that stem from factors that are mainly outside its control. These risks often arise from the nature of the New Carphone Warehouse Group’s businesses and the industry in which they operate.

1.1                               Legal, regulatory, political and societal risks

The New Carphone Warehouse Group’s businesses are at risk from significant and rapid change in the legal systems, regulatory controls, and customs and practices in the countries in which they and/or their suppliers operate

These changes affect a wide range of areas including: supplier pricing; infrastructure investment; product liability; distribution and sale of products to customers; property rights and planning laws; the ability to transfer funds and assets externally; employment practices, including trade unions; data protection; environment; health and safety issues including those in respect of mobile communication products; the selling of insurance and similar products governed by the FSA or similar authorities in other countries; and accounting, taxation and stock exchange regulation. Accordingly, changes to, or violation of, these systems, controls or practices could increase the New Carphone Warehouse Group’s administrative or regulatory compliance costs, restrict its operations, require other sanctions and have material and adverse impacts on the reputation, performance and financial condition of the New Carphone Warehouse Group. There can be no assurance that the New Carphone Warehouse Group’s businesses will be able to comply with any new regulations or law to which they might become subject.

Political developments and changes within and outside the UK in society, including increased scrutiny of the New Carphone Warehouse Group’s businesses or their industry or their suppliers in the countries in which they operate, for example within and outside the UK by lobby groups or the media, may result in or increase the rate of material legal and regulatory change and changes to customs and practices that could have a material adverse effect on the New Carphone Warehouse Group’s businesses.

The New Carphone Warehouse Group may decide to appeal and/or challenge any changes to laws or regulations that may be material to its businesses and this may increase costs and/or distract management time from day to day business matters.

Where relevant, the New Carphone Warehouse Group’s businesses anticipate being compliant with the procedures and processes proposed by the payment card industry within the required time period agreed with the acquiring banks although there is an inherent risk that full compliance may not be achieved on time. This could have a material adverse influence on the performance and financial condition of the New Carphone Warehouse Group’s businesses.

1.2                               Business continuity and incident management

The New Carphone Warehouse Group’s businesses are at risk from disruption of key systems and assets on which they depend

The functioning of the IT systems (some of which are outsourced to third parties’ control) within the New Carphone Warehouse Group’s businesses could be disrupted for reasons either within or beyond their control, including but not limited to: accidental damage; disruption to the supply of utilities or services; extreme weather events; safety issues; systems failure; workforce actions; or environmental contamination. There is a risk that such disruption may materially and adversely affect the New Carphone Warehouse Group’s businesses’ ability to sell products to customers and therefore materially and adversely affect their reputation, performance or financial condition.

1.3                               Competition

Increased competition in key markets may materially and adversely impact the New Carphone Warehouse Group’s businesses’ performance and financial condition

There is already a high level of competition in the markets in which the New Carphone Warehouse Group’s businesses operate, particularly with regard to the Best Buy Europe Group and Virgin Mobile France. This level of competition may increase which may further limit the future ability of the Best Buy Europe Group or Virgin Mobile France to maintain their respective market share and revenue levels. The Best Buy Europe Group or Virgin Mobile France may be unable to compete effectively if their competitors’ resources are applied to: change areas of focus; reduce prices; increase capital investments and marketing; or sell new products on an exclusive basis. This may result in increased pricing pressure from competitors.

The Best Buy Europe Group and Virgin Mobile France also compete in marketplaces in which some operators have fewer resources or are under financial pressure. Operators in such a position may behave unpredictably or erratically and undercut the market or run loss-leading offers on products and services to shore up their position in the short-term. This may have an adverse impact on sales and margins within the Best Buy Europe Group and Virgin Mobile France.

Best Buy Mobile may also face increased competition in the United States from other retailers or network operators or other parties who, having seen the success of Best Buy Mobile, may decide to adopt similar business models themselves. Such actions may adversely affect the anticipated growth and/or future performance of Best Buy Mobile.

The evolution of the internet as a retail channel and changes in consumer behaviour may adversely impact the financial position of the retail business within the Best Buy Europe Group as customers choose to spend more online which may be detrimental to the Best Buy Europe Group’s retail business.

1.4                               Consumer demand

General economic conditions and/or a decline in consumer discretionary spending may materially and adversely impact sales

The Best Buy Europe Group and Virgin Mobile France sell some products and services that consumers tend to view as conveniences rather than necessities. As a result, these businesses are more sensitive to changes in general economic conditions that impact consumer spending compared to other consumer businesses. Future economic conditions and other factors including consumer confidence, employment levels, prevailing interest rates, tax rates, consumer debt levels, as well as fuel and energy costs and the availability of consumer credit could reduce consumer spending or change consumer purchasing habits. A general slowdown in the United Kingdom, European or United States economies or an uncertain economic outlook could materially and adversely affect consumer spending habits and operating results of the New Carphone Warehouse Group’s businesses.

The Best Buy Europe Group and Virgin Mobile France have products appealing to a wide range of consumers. However, either the Best Buy Europe Group and/or Virgin Mobile France may be unable to respond successfully or at a reasonable cost to rapid changes in consumer demand or consumer preferences and tastes that may materially and adversely affect the performances of such businesses.

Due to the nature of the markets in which the Best Buy Europe Group and Virgin Mobile France operate, they may experience seasonal fluctuations in trading conditions. Any poor performance in peak trading seasons may have a material effect on the financial results of these businesses.

The domestic and international political situation also affects consumer confidence. The outcomes of political elections and the threat or outbreak of terrorism or other hostilities in the countries in which the New Carphone Warehouse Group operates could lead to a decrease in consumer spending. Any of these events and factors could cause a decrease in sales or an increase in inventory markdowns or certain operating expenses, which could materially and adversely affect the New Carphone Warehouse Group’s businesses’ results of operation.

The commercial property market has an uncertain outlook, such that the valuations of Carphone Property cannot be guaranteed or be expected to increase. The current tenants of those properties are primarily either subsidiaries of Best Buy Europe or companies within the TalkTalk Group and there is no guarantee that future tenants of equivalent standing will be available should the current tenants vacate the properties when the current leases expire. This may have a material adverse effect on the value of the relevant properties.

1.5                               Dependence on suppliers and customers

The Best Buy Europe Group and Virgin Mobile France are exposed to the distribution strategies of mobile network operators and product manufacturers

The Best Buy Europe Group and Virgin Mobile France depend upon the availability, quality and cost of products and services that expose each of them to price, quality and supply variations. These businesses are reliant upon selling products and services of mobile network operators and other manufacturers and suppliers. The termination of any of these arrangements, whether through the change in distribution strategy of the mobile network operators or otherwise, could seriously impact the revenues generated by these businesses. Suitable alternative products or services from mobile network operators may not be available on commercially reasonable terms or may not be available at all. Also, the terms available from mobile network operators may become materially different in the future and this may have an adverse impact on the financial position of the New Carphone Warehouse Group’s businesses.

Virgin Mobile France operates a mobile virtual network that is dependent upon Orange to deliver the underlying mobile network service. The termination of this arrangement by Orange or Virgin Mobile France for whatever reason could materially and adversely affect delivery and/or the performance of Virgin Mobile France’s business. Suitable alternative services from other mobile network operators may not be available on similar or alternative reasonable commercial terms or may not be available at all.

2.                                      Internal risks

Internal risks are those arising from factors primarily within the control of the New Carphone Warehouse Group or its businesses, including those that result from the corporate structure of the New Carphone Warehouse Group and its businesses and the way each carries on its business.

2.1                               Business risk

Following the Demerger, the New Carphone Warehouse Group will form a smaller, less diversified group

Should any one of the New Carphone Warehouse Group’s businesses or investments underperform, this may have a larger relative impact on the New Carphone Warehouse Group than it would have done prior to the Demerger when the New Carphone Warehouse Group formed part of the larger Carphone Warehouse Group with its diversification of businesses. Each of the risks outlined in this section may result in an adverse impact on the financial performance of the New Carphone Warehouse Group.

2.2                               Control of joint ventures and material breakdown in relationship between shareholders

New Carphone Warehouse does not exercise overall control over the Best Buy Europe Group or Virgin Mobile France and therefore relies on the co-operation of its joint venture partners

The New Carphone Warehouse Group’s principal businesses and investments are Best Buy Europe and Virgin Mobile France, both of which are joint venture companies over which the New Carphone Warehouse Group does not exercise overall control.

Material decisions cannot be taken without the consent of the relevant joint venture partners such that the New Carphone Warehouse Group depends, in part, upon the continued co-operation between New Carphone Warehouse and its relevant joint venture partner in reaching decisions at board and shareholder level within the relevant joint venture. Further details in relation to the management arrangements for Best Buy Europe and Virgin Mobile France are set out in Part II of this document. A material breakdown in the relationship between New Carphone Warehouse and Best Buy or the Virgin group could lead to an inability of the respective board of Best Buy Europe or Virgin Mobile France to make and implement decisions. Such a breakdown in relations could have a material adverse effect on the growth, business and financial results of Best Buy Europe or Virgin Mobile France and, consequently, the New Carphone Warehouse Group.

2.3                               Management of joint ventures

New Carphone Warehouse relies on information to be disseminated by senior management of Best Buy Europe and Virgin Mobile France

The New Carphone Warehouse Group relies on the senior management of Best Buy Europe and Virgin Mobile France to inform the New Carphone Warehouse Group’s nominated directors of those companies of material risks as and when they arise and how such risks are being dealt with on a day to day basis. The New Carphone Warehouse Group may therefore be unable to react quickly enough, if at all, to any particular risk that could have a material adverse effect on the New Carphone Warehouse Group’s businesses.

2.4                               IT

The New Carphone Warehouse Group’s businesses depend on key software applications and hardware supplied by third parties for the provision of services and the billing of customers

Any disruption caused by failings in key software applications, of underlying equipment or of communication networks could delay or otherwise affect the New Carphone Warehouse Group’s businesses’ ability to take and fulfil orders; to provide customer support; to monitor stock levels; or otherwise impact on the New Carphone Warehouse Group’s businesses’ day to day decision making and have a material and adverse effect on business continuity and the performance of the New Carphone Warehouse Group’s businesses.

2.5                               Outsourcing

The Best Buy Europe Group has a number of outsourcing arrangements and is at risk of third parties not delivering on their contractual agreements

The Best Buy Europe Group is increasing its use of outsourcing arrangements with third parties, notably in IT, customer service, finance and human resources operations. While the Best Buy Europe Group has benefited from the expertise of these third parties, the Best Buy Europe Group is also at risk from failures by these third parties to deliver on their contractual commitments which may materially and adversely impact the reputation, performance and financial condition of the Best Buy Europe Group and increase its costs.

2.6                               Employees

The New Carphone Warehouse Group’s businesses depend on the continued contribution of its executive officers and employees, both individually and as a group

While the New Carphone Warehouse Group’s businesses review their people policies on a regular basis and invest significant resources in training and development and recognising and encouraging individuals with high potential, there can be no guarantee that they will be able to attract, develop and retain these individuals at an appropriate cost and ensure that the capabilities of the New Carphone Warehouse Group’s employees meet its business needs. Any failure to do so may impact on the performance of the New Carphone Warehouse Group’s businesses.

There is a risk that certain senior personnel critical to the running of the New Carphone Warehouse Group’s businesses could leave the New Carphone Warehouse Group. This could have a negative impact on the New Carphone Warehouse Group’s businesses’ ability to maintain relationships with customers, employees, suppliers and others with whom it has business dealings, with negative consequences for its continued performance and growth.

2.7                               Intellectual property

The “Best Buy” brand and logo may not be capable of use in all jurisdictions

The “Best Buy” brand and logo may not be capable of being used in every market in which the Best Buy Europe Group operates under the established brands of “The Carphone Warehouse” and “The Phone

House”. If a different brand has to be used, the businesses in those markets may not benefit from the inherent value attributed to the established “Best Buy” brand and this may affect business performance in such markets.

2.8                               FSA compliance

Non-compliance with applicable financial regulations could have a material impact on the New Carphone Warehouse Group

The Best Buy Europe Group’s businesses in the UK are authorised by the FSA to sell certain types of insurance products and similar authorisations and/or regulations and regulators apply in other territories. The Best Buy Europe Group intends that all of its businesses should remain compliant with such regulations although compliance cannot be guaranteed. Any non-compliance could have a material impact on the business of the Best Buy Europe Group.

2.9                               Future growth of the Best Buy Europe Group

The Best Buy Europe Group’s growth strategy includes expanding the mobile retail and distribution businesses

The Best Buy Europe Group’s future growth is dependent, in part, on the ability to build, buy or lease new stores, not just selling existing products and services, but also a wider portfolio of consumer electrical and other products and services. The Best Buy Europe Group competes with other retailers and businesses for suitable locations for stores. Local land use, local zoning issues, environmental regulations and other regulations applicable to the types of stores it desires to construct may impact its ability to find suitable locations and also influence the cost of building, buying or leasing stores. The Best Buy Europe Group also may have difficulty negotiating real estate purchase agreements or leases on acceptable terms. Failure to manage these and other similar factors effectively will affect its ability to build, buy or lease new stores which may have a material adverse effect on future profitability.

The Best Buy Europe Group seeks to expand its business in existing markets in order to attain a greater overall market share. Stores typically draw customers from their local areas and, as a consequence, a new store may draw customers away from nearby existing stores and may cause customer traffic and comparable store sales performances to decline at those existing stores.

The Best Buy Europe Group may not be successful in delivering its strategy to roll out “Best Buy”-branded “Big Box” store formats, selling a more diversified portfolio of products and services, in the UK or elsewhere in the future.

The Best Buy Europe Group may also open stores in new markets. The risks associated with entering a new market include difficulties in attracting customers due to a lack of customer familiarity with the brand, lack of familiarity with local customer preferences and seasonal differences in the market. In addition, entry into new markets may bring the Best Buy Europe Group into competition with new competitors or with existing competitors with a large, established market presence. The Best Buy Europe Group cannot ensure that new stores will be profitably deployed and, as a result, its future profitability may be materially and adversely affected.

The Best Buy Europe Group may also not be successful in rolling out new stores of whatever size selling a more diversified portfolio of products and services. This may also adversely affect future profitability of the Best Buy Europe Group.

The Best Buy Europe Group operates under the established brands of “The Carphone Warehouse” and “The Phone House”. If a different brand has to be used, the businesses in those markets may not benefit from the inherent value attributed to the established brand, and this may affect business performance in such markets.

2.10                        Future growth of Best Buy Mobile

Best Buy Mobile’s anticipated growth cannot be guaranteed given the size, complexity, customer preferences and potential competitive threats it may face in the markets in which it operates.

2.11                        Future growth of Virgin Mobile France

Virgin Mobile France’s anticipated growth cannot be guaranteed given potential competition in France from mobile networks and MVNOs and increased costs and consumer preferences.

3.                                      Execution risks

Execution risks arise from the implementation of the strategies of the New Carphone Warehouse Group’s businesses and their change and restructuring programmes, which aim to enhance long-term shareholder value.

3.1                               Growth strategy

Failure in pursuit or execution of new business ventures, strategic alliances and acquisitions could have a material adverse impact on the New Carphone Warehouse Business

The New Carphone Warehouse Group’s businesses’ growth strategy may include expansion via new business ventures, strategic alliances and acquisitions. Assessing a potential growth opportunity involves extensive due diligence, however, the amount of information the New Carphone Warehouse Group’s businesses can obtain may be limited and the New Carphone Warehouse Group’s businesses can give no assurance that new business ventures, strategic alliances and acquisitions will positively affect its financial performance or will perform as planned.

Integrating new stores and concepts can be a difficult task. Cultural differences in some markets into which the New Carphone Warehouse Group’s businesses expand or into which the New Carphone Warehouse Group’s businesses introduce new retail concepts may result in customers in those markets being less receptive than anticipated. Acquisitions may divert the New Carphone Warehouse Group’s businesses’ capital and management’s attention from other business issues and opportunities. The New Carphone Warehouse Group’s businesses may not be able successfully to assimilate or integrate companies that it acquires, including their personnel, financial systems, distribution, operations and general operating procedures. The New Carphone Warehouse Group’s businesses may also encounter challenges in achieving appropriate internal control over financial reporting in connection with the integration of an acquired company. If the New Carphone Warehouse Group’s businesses fail to assimilate or integrate acquired companies successfully, its business and operating results could suffer materially.

Following any acquisition, there is a risk that any acquired business may not be successfully integrated within the existing New Carphone Warehouse Group’s businesses and/or it may not perform financially and commercially in a way that was originally envisaged.

4.                                      Financial risks

4.1                               Market risks

The New Carphone Warehouse Group’s businesses are exposed to market risks such as interest rate rises, fluctuations in foreign currency and default by counterparties

The main financial risks facing the businesses are fluctuations in foreign currency (particularly the Euro and the US Dollar), interest rate risk and default by counterparties. Any of these financial risks may have a material adverse impact on the performance and financial condition of the New Carphone Warehouse Group.

4.2                               Best Buy Europe dividends

Ability to extract profits from Best Buy Europe may be restricted

The shareholders of Best Buy Europe have, in the short term, agreed that all profits will be re-invested in the growth of the Best Buy Europe Group’s businesses such that no dividends are expected to be made to its shareholders in the near future. There can also be no guarantee that Best Buy Europe’s shareholders will agree a suitable dividend policy in any event.

4.3                               Virgin Mobile France dividends

Ability to extract profits from Virgin Mobile France may be restricted

When all shareholder loans have been repaid in full, it may be possible for Virgin Mobile France to pay dividends to shareholders. However, there is no guarantee that Virgin Mobile France will achieve the level of profitability necessary for this to happen or that its shareholders will agree that dividends should be declared or paid.

PART C: RISKS RELATING TO THE NEW CARPHONE WAREHOUSE ORDINARY SHARES

1.                                      New Carphone Warehouse Ordinary Share price could be volatile

The price of the New Carphone Warehouse Ordinary Shares may be volatile and may be affected by a number of factors, some of which are beyond the New Carphone Warehouse Group’s control, which could cause the value of an investment in the New Carphone Warehouse Ordinary Shares to decline

The price of the New Carphone Warehouse Ordinary Shares following New Carphone Warehouse Admission could be subject to significant fluctuations because of the volatility of the stock market in general and a variety of other factors, some of which are beyond the New Carphone Warehouse Group’s control, including the other risks relating to an investment in New Carphone Warehouse described in this section. As New Carphone Warehouse will have a secondary listing pursuant to Chapter 14 of the Listing Rules (as set out at paragraph 4 of the Summary above) it will not be eligible for FTSE Index inclusion.

2.                                      Major shareholders

Sale of New Carphone Warehouse Ordinary Shares by substantial New Carphone Warehouse Ordinary Shareholders could depress the price of New Carphone Warehouse Ordinary Shares

As at the date of this document, Charles Dunstone is interested in 32.40 per cent.; David Ross is interested in 16.98 per cent.; Fidelity International Limited is interested in 5.04 per cent.; Jupiter Asset Management Limited is interested in 3.23 per cent.; and Government of Singapore Investment Corporation Pte Limited is interested in 3.01 per cent. of the issued Carphone Warehouse Shares and, following New Carphone Warehouse Admission, will be interested in 32.40 per cent.; 16.98 per cent.; 5.04 per cent.; 3.23 per cent.; and 3.01 per cent. of the issued New Carphone Warehouse Ordinary Shares respectively. Subsequent sales by any of them (or any other substantial New Carphone Warehouse Ordinary Shareholders) of a substantial number of New Carphone Warehouse Ordinary Shares may significantly reduce the price of New Carphone Warehouse Ordinary Shares. Also, any perceived view that any such New Carphone Warehouse Ordinary Shareholder might sell substantial numbers of New Carphone Warehouse Ordinary Shares could depress the price of New Carphone Warehouse Ordinary Shares for an unknown period of time.

3.                                      Dilution of equity

Future equity issues by New Carphone Warehouse could have an adverse effect on the market price of the New Carphone Warehouse Ordinary Shares and dilute ownership

Future equity issues by New Carphone Warehouse could have an adverse effect on the market price of the New Carphone Warehouse Ordinary Shares and may also reduce the percentage ownership and voting interests of the New Carphone Warehouse Ordinary Shareholders. Moreover, New Carphone Warehouse may issue new shares that have rights, preferences or privileges senior to those of the New Carphone Warehouse Ordinary Shares.

4.                                      Tax risk

Any change in current tax law or practice could adversely affect holders of New Carphone Warehouse Ordinary Shares

Statements in this document concerning the taxation of holders of New Carphone Warehouse Ordinary Shares are based on current UK tax law and published HMRC practice as at the date of this document, either of which is subject to change, possibly with retrospective effect.

The taxation of an investment in New Carphone Warehouse Ordinary Shares depends on the individual circumstances of New Carphone Warehouse Ordinary Shareholders and the summary of the UK taxation treatment of an investment in the New Carphone Warehouse Ordinary Shares set out in Part VIII of this document is intended as a general guide only. It does not address the specific tax position of every investor and only deals with rules of UK taxation of general application. Therefore, any investors who are in any doubt as to their tax position regarding the New Carphone Warehouse Ordinary Shares and any investors subject to tax in a jurisdiction other than the UK should consult their own independent tax advisers.

5.                                      Risk for overseas shareholders

Holders of New Carphone Warehouse Ordinary Shares in the United States and other overseas jurisdictions may not be able to participate in future equity offerings of New Carphone Warehouse

The Act provides for pre-emption rights to be granted to New Carphone Warehouse Ordinary Shareholders, unless such rights are disapplied by shareholder resolution. However, US shareholders may not be entitled to exercise these rights unless the rights, and the New Carphone Warehouse Ordinary Shares issued pursuant to such rights, are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. New Carphone Warehouse has no current intention to seek such registration and would evaluate, at the time of any rights issue, whether the offer would qualify for an exemption, as well as the indirect benefits to New Carphone Warehouse of enabling US shareholders to exercise rights and any other factors it considers to be appropriate at the time, prior to making a decision on whether to utilise an exemption, if available, from the registration requirements of the Securities Act. Similar issues may arise in relation to other overseas jurisdictions.

6.                                      English law governance

The ability of New Carphone Warehouse Shareholders to bring legal action on behalf of themselves or New Carphone Warehouse may be materially affected by English law

New Carphone Warehouse is a public limited company incorporated under the laws of England and Wales. The rights of New Carphone Warehouse Shareholders are governed by the New Carphone Warehouse Articles. These rights differ from the typical rights of shareholders in other jurisdictions. In particular, English law currently limits the circumstances under which shareholders of English companies may bring actions on behalf of a company. In addition, English law does not afford appraisal rights to dissenting shareholders in the form typically available to shareholders in a US corporation.

CONSEQUENCES OF A SECONDARY LISTING

Application will be made for the New Carphone Warehouse Ordinary Shares to be admitted to the Official List pursuant to Chapter 14 of the Listing Rules which sets out the requirements for secondary listings. New Carphone Warehouse intends to comply with the Listing Principles set out in Chapter 7 of the Listing Rules, notwithstanding that they only apply to companies which obtain a primary listing on the Official List. New Carphone Warehouse will not, however, be formally subject to such Listing Principles and will not be required to comply with them by the UK Listing Authority.

In addition, as a company with a secondary listing, New Carphone Warehouse will not be required to comply with the provisions of, among other things:

•                  Chapter 8 of the Listing Rules regarding the appointment of a listing sponsor to guide the company in understanding and meeting its responsibilities under the Listing Rules in connection with certain matters. New Carphone Warehouse has not appointed and does not intend to appoint such a sponsor in connection with the Proposals;

•                  Chapter 10 of the Listing Rules relating to significant transactions. Nonetheless, New Carphone Warehouse will adopt a significant transactions policy consistent with the provisions of Chapter 10 of the Listing Rules, under which any transaction which the New Carphone Warehouse Board determines would be a transaction within the meaning of Chapter 10 of the Listing Rules will require New Carphone Warehouse Ordinary Shareholder approval prior to being implemented where a relevant percentage ratio (within the meaning in the Listing Rules) is more than 25 per cent. New Carphone Warehouse will be in a position to comply voluntarily with Chapter 10 of the Listing Rules by virtue of its representation on the board of Best Buy Europe and Virgin Mobile France and its power of veto over material transactions entered into by these entities. Through this board representation and other reporting channels, New Carphone Warehouse will be in receipt of information relating to Best Buy Europe and Virgin Mobile France in a timely manner, enabling it to meet its disclosure obligations under Chapter 10. Through its power of veto over material transactions, New Carphone Warehouse will be in a position to require that completion of any transaction by Best Buy Europe or Virgin Mobile France which would constitute a class 1 transaction (within the meaning of the Listing Rules), shall be conditional on the prior approval of New Carphone Warehouse Shareholders;

•                  Chapter 11 of the Listing Rules regarding related party transactions. Nonetheless, New Carphone Warehouse will adopt a related party transactions policy consistent with the provisions of Chapter 11 of the Listing Rules;

•                  Chapter 12 of the Listing Rules regarding purchases by New Carphone Warehouse of New Carphone Warehouse Ordinary Shares. Nonetheless, shareholder authority is required in order for a company to buy back its shares under English law and New Carphone Warehouse will adopt a policy consistent with the provisions of Listing Rules 12.4.1  and 12.4.2,  whereby: (i) unless a tender offer is made to all holders of New Carphone Warehouse Ordinary Shares, the maximum price to be paid per New Carphone Warehouse Ordinary Share pursuant to any such purchase must not be more than the higher of: (a) 105 per cent. of the average of the middle market quotations for a New Carphone Warehouse Ordinary Share taken from the London Stock Exchange’s main market for listed securities for the five business days before the purchase is made; and (b) the higher of the price of the last independent trade and the highest current independent bid at the time of purchase; and (ii) any purchase by New Carphone Warehouse of 15 per cent. or more of the New Carphone Warehouse Ordinary Shares (excluding New Carphone Warehouse Ordinary Shares held in treasury) will be effected by way of a tender offer to all New Carphone Warehouse Ordinary Shareholders; and

•                  Chapter 13 of the Listing Rules regarding the form and content of circulars to be sent to shareholders. However, New Carphone Warehouse intends to comply with the provisions of Chapter 13 of the Listing Rules on a voluntary basis.

While New Carphone Warehouse is not eligible for primary listing under Chapter 6 of the Listing Rules, it is New Carphone Warehouse’s intention to explore with the UK Listing Authority the possibility of transitioning from a secondary listing to a primary listing on the Official List at an appropriate point in the future, subject to meeting the eligibility criteria. If such a transition were possible (and there can be no guarantee that it would be) and New Carphone Warehouse moved to a primary listing, the various Listing Rules highlighted above as rules with which New Carphone Warehouse is not required to comply would become mandatory.

It should be noted that the UK Listing Authority will not have the authority to monitor (and will not monitor) New Carphone Warehouse’s voluntary compliance with any of the Listing Rules which New Carphone Warehouse has indicated above that it intends to comply with on a voluntary basis, nor to impose sanctions in respect of any breach of such requirements by New Carphone Warehouse.

FORWARD LOOKING STATEMENTS

Certain statements contained in this document, including those in the parts headed “Summary”, “Risk Factors”, “Information on New Carphone Warehouse” and “Operating and Financial Review”, constitute “forward looking statements”. In some cases, these forward looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “plans”, “prepares”, “anticipates”, “expects”, “intends”, “may”, “will” or “should” or, in each case, their negative or other variations or comparable terminology. Investors should specifically consider the factors identified in this document, which could cause actual results to differ before making an investment decision. Such forward looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of New Carphone Warehouse and/or the New Carphone Warehouse Group, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such forward looking statements are based on numerous assumptions regarding the New Carphone Warehouse Group’s present and future business strategies and the environment in which New Carphone Warehouse and/or the New Carphone Warehouse Group will operate in the future. Such risks, uncertainties and other factors are set out more fully in the section of this document headed “Risk Factors”. These forward looking statements speak only as at the date of this document. Except as required by the FSA, the London Stock Exchange or applicable law (including as may be required by the UKLA Rules), New Carphone Warehouse expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained in this document to reflect any change in New Carphone Warehouse’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

The statements above relating to forward looking statements should not be construed as a qualification on the opinion of New Carphone Warehouse as to working capital set out in paragraph 10 of Part X of this document.

New Carphone Warehouse will comply with its obligation to publish supplementary prospectuses containing further updated information required by law or by any regulatory authority but assumes no further obligation to publish additional information.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time and/or date

Latest time for receipt of blue Forms of Proxy/electronic Forms of Proxy/CREST Proxy Instructions for the Court Meeting	10.00 a.m. on 22 February 2010	(1)
Latest time for receipt of white Forms of Proxy/electronic Forms of Proxy/CREST Proxy Instructions for the General Meeting	10.15 a.m. on 22 February 2010	(1)
Voting Record Time	6.00 p.m. on 22 February 2010	(2)
Court Meeting	10.00 a.m. on 24 February 2010
General Meeting	10.15 a.m. on 24 February 2010	(3)
Ex-dividend date for the Carphone Warehouse Special Interim Dividend	3 March 2010
Record date for the Carphone Warehouse Special Interim Dividend	5 March 2010
Payment date for the Carphone Warehouse Special Interim Dividend	22 March 2010
Scheme Court Hearing to sanction the Scheme and grant Scheme Court Order	22 March 2010
Share Scheme Deadline	12.00 p.m. on 22 March 2010
Filing of Scheme Court Order	22 March 2010
Last day of dealings in, and for registration of transfers of, and disablement in CREST of, Carphone Warehouse Shares	Up until 4.30 p.m. on 23 March 2010
Scheme Record Time	6.00 p.m. on 23 March 2010
Suspension of listing of, and dealings in, Carphone Warehouse Shares	7.30 a.m. on 24 March 2010
Carphone Warehouse Reduction Court Hearing to confirm the Carphone Warehouse Capital Reduction	24 March 2010
Filing of Carphone Warehouse Reduction Court Order	25 March 2010
Scheme Effective Date: New Carphone Warehouse becomes the holding company of Carphone Warehouse	25 March 2010
Delisting of Carphone Warehouse Shares	By no later than 8.00 a.m. on 25 March 2010
New Carphone Warehouse Reduction Record Time	6.00 p.m. on 25 March 2010
New Carphone Warehouse Court Hearing to confirm the New Carphone Warehouse Demerger Reduction	26 March 2010
Filing of New Carphone Warehouse Court Order	26 March 2010
Demerger Effective Time: New Carphone Warehouse Demerger Reduction becomes effective	At or around 4.30 p.m. on 26 March 2010
TalkTalk Admission, crediting of TalkTalk Shares to CREST accounts and the commencement of dealings in TalkTalk Shares on the London Stock Exchange’s main market for listed securities	8.00 a.m. on 29 March 2010

New Carphone Warehouse Admission, crediting of New Carphone Warehouse Ordinary Shares to CREST accounts and the commencement of dealings in New Carphone Warehouse Ordinary Shares on the London Stock Exchange’s main market for listed securities

8.00 a.m. on 29 March 2010
TalkTalk Court Hearing to confirm the TalkTalk Capital Reduction	29 March 2010

Filing of TalkTalk Court Order	29 March 2010
Despatch of share certificates in respect of New Carphone Warehouse Ordinary Shares due under the Scheme and in respect of TalkTalk Shares	12 April 2010

Unless otherwise stated, all references to times in this document are to London times.

The Court Meeting and the General Meeting will each be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB.

Notes:

(1)       If the blue Form of Proxy for the Court Meeting is not returned by the above time, it may be handed to Equiniti, on behalf of the chairman of the Court Meeting, at the Court Meeting before the taking of the poll. However, the white Form of Proxy for the General Meeting must be returned by no later than 10.15 a.m. on 22 February 2010 to be valid.

(2)       If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the adjourned meeting will be 6.00 p.m. on the date two days before the date set for the adjourned meeting.

(3)       To commence at 10.15 a.m. or, if later, immediately after the conclusion or adjournment of the Court Meeting.

(4)       Conditional dealings in New Carphone Warehouse Ordinary Shares and TalkTalk Shares will take place off-market and will be possible prior to New Carphone Warehouse Admission and TalkTalk Admission respectively. If the Demerger does not occur, these conditional dealings will be of no effect and any such dealings will be at the sole risk of the parties concerned.

(5)       These times and dates are indicative only and will depend, among other things, on the date upon which the Court sanctions the Scheme and confirms the Carphone Warehouse Capital Reduction and the date on which the Court confirms the New Carphone Warehouse Demerger Reduction. If any of the expected dates change, Carphone Warehouse will give adequate notice of the change by issuing an announcement through a Regulatory Information Service.

NEW CARPHONE WAREHOUSE DIRECTORS, COMPANY SECRETARY, REGISTERED OFFICE AND ADVISERS

NEW CARPHONE WAREHOUSE DIRECTORS

Charles Dunstone

John Gildersleeve

Roger Taylor

Nigel Langstaff

John Allwood

Baroness Morgan of Huyton

COMPANY SECRETARY	REGISTERED OFFICE

Tim Morris	1 Portal Way
London W3 6RS

JOINT FINANCIAL ADVISER AND BROKER	JOINT FINANCIAL ADVISER AND BROKER
TO THE LISTING OF NEW CARPHONE	TO THE LISTING OF NEW CARPHONE
WAREHOUSE	WAREHOUSE

Credit Suisse Securities (Europe) Limited	UBS Investment Bank
One Cabot Square	1 Finsbury Avenue
London E14 4QJ	London EC2M 2PP

LEGAL ADVISERS TO NEW CARPHONE	LEGAL ADVISERS TO THE JOINT
WAREHOUSE AS TO ENGLISH LAW	FINANCIAL ADVISERS TO THE LISTING OF
NEW CARPHONE WAREHOUSE AS TO
ENGLISH LAW

Osborne Clarke	Ashurst LLP
One London Wall	Broadwalk House
London EC2Y 5EB	5 Appold Street
London EC2A 2HA

REPORTING ACCOUNTANTS	REGISTRARS

Deloitte LLP	Equiniti Limited
2 New Street Square	Aspect House
London EC4A 3BZ	Spencer Road
Lancing
West Sussex BN99 6DA

PART I

INFORMATION ON THE PROPOSALS

Information about the Proposals is incorporated into this document by reference to Parts I and II on pages 12 to 52 (inclusive) of the Scheme Document and the related definitions contained in Part XII of the Scheme Document.

PART II

INFORMATION ON THE NEW CARPHONE WAREHOUSE GROUP

During the period between the Scheme Effective Date and the Demerger Effective Time (which is expected to be a period of fewer than five days), the TalkTalk Business will be part of the New Carphone Warehouse Group. Information about the TalkTalk Business is incorporated into this document by reference to Part II on pages 26 to 36 (inclusive) of the TalkTalk Prospectus and the related definitions contained in Part XI of the TalkTalk Prospectus. With effect from the Demerger Effective Time, the TalkTalk Business will cease to be part of the New Carphone Warehouse Group.

Investors should read all of this document (and the information incorporated by reference into it) and not just rely on key or summarised information in this Part II.

This Part II contains forward-looking statements that involve risks and uncertainties. The New Carphone Warehouse Group’s actual results could differ materially from those anticipated in these forward looking statements as a result of such risks and uncertainties. Investors should read the section of this document headed “Forward looking statements” on page 23 and the section headed “Risk factors” on pages 12 to 21 (inclusive) for a discussion of risks and uncertainties related to these statements.

1.                                      The New Carphone Warehouse Group

1.1                               Business description

The New Carphone Warehouse Business principally comprises a 50 per cent. interest in the Best Buy Europe Group and a 47.5 per cent. interest in Virgin Mobile France. New Carphone Warehouse is actively involved in the strategic direction and the day-to-day management of these businesses through regular participation in operational meetings as well as board representation. However, it should be noted that New Carphone Warehouse does not exercise overall control over either of these businesses at board or shareholder level — although in respect of both the Best Buy Europe Group and Virgin Mobile France, its consent is required for decisions which materially impact the strategic direction of the respective businesses. The New Carphone Warehouse Group also has Carphone Property — a portfolio currently consisting of four freehold properties — and a number of minority investments in other businesses.

•                  The Best Buy Europe Group is a leading European retailer of mobile and other wireless technology and services. It operates 2,453 stores in nine European countries, principally under “The Carphone Warehouse” and “The Phone House” brands, as well as an online proposition.

This business is evolving its existing retail proposition to provide a broader range of products and services associated with the “Connected World” to its customers, supported by a 24 hour technical customer support service, branded “Geek Squad”. The Best Buy Europe Group is also at an advanced stage of preparing for the launch of a new “Best Buy”-branded “Big Box” store format and online proposition, offering consumer electronics products and services.

The Best Buy Europe Group also benefits from a profit sharing agreement with Best Buy Mobile, Best Buy’s specialist mobile business in the US. Best Buy Mobile currently operates through 71 standalone stores and dedicated Best Buy Mobile centres in all of Best Buy’s 1,068 stores in the US.

•                  Virgin Mobile France is the fourth largest mobile operator in France with 1.7 million customers. The business operates as an MVNO under the “Virgin Mobile” brand. The Virgin group also has a 47.5 per cent. interest in Virgin Mobile France, with the remaining 5.0 per cent. held by Financom S.A.S.

•                  Carphone Property currently comprises four individual properties: two of these properties are located in Acton, London and the others are in Preston, Lancashire, and Irlam, Manchester. The properties have an aggregate book value of £66 million, as at 31 December 2009.

•                  The New Carphone Warehouse Group also holds minority investments in three digital radio multiplexes and two wireless technology businesses.

1.2                               Strategy

The management team of New Carphone Warehouse has a demonstrated strong track record of growing successful businesses. It intends to apply its extensive experience and industry relationships to help the underlying investments to deliver on their strategic goals and to build value for New Carphone Warehouse Shareholders. In addition, over time the New Carphone Warehouse Group may explore and develop other investment opportunities where its skills can be further used.

The principal strategic ambitions of New Carphone Warehouse’s joint venture interests are as follows:

The Best Buy Europe Group

•                  evolve the existing The Carphone Warehouse / The Phone House retail proposition into a broader array of connected products and services and provide them across multiple format stores and other channels;

•                  launch a multi-channel consumer electronics business, through the roll-out of “Best Buy”-branded “Big Box” stores and online proposition in 2010;

•                  build market share across Europe;

•                  enhance customer experience within the sector with a broader online proposition; and

•                  broaden the Best Buy Mobile footprint in the US;

Virgin Mobile France

•                  grow the customer base to reinforce market position; and

•                  achieve profitability and be cash generative from 2010.

1.3                               Key strengths

New Carphone Warehouse has an experienced management team, all of whom have held long-standing management positions at the Carphone Warehouse Group. The management team has been critical to building Carphone Warehouse’s track record of profitable growth (both organic and through the successful integration of acquisitions) and of innovation in retail and telecommunications. The management team is actively involved with the ongoing management of New Carphone Warehouse’s principal investments through strategic and day-to-day operational input as well as board representation.

The New Carphone Warehouse Board believes that the key strengths of the underlying investments are:

The Best Buy Europe Group

•                  support of Best Buy, one of the world’s leading consumer electronics retailers;

•                  experienced management team, with a long-term track record of delivering profitable growth;

•                  leading independent European mobile phone retailer, with strong relationships with major Western European network operators;

•                  significant market share;

•                  portfolio of strong retail brands;

•                  customer-centric retail proposition, with a demonstrated track record of high quality service;

•                  strong track record of innovation;

•                  well-placed to deliver the “Connected World” strategy, enabling further product diversification;

•                  well-positioned to launch “Best Buy”-branded, multi-channel consumer electronics business;

•                  beneficiary of leading global purchasing economies of scale, with strong relationships with major global manufacturers; and

•                  exposure to the US mobile phone retailing market through Best Buy Mobile;

Virgin Mobile France

•                  largest MVNO in France, with 1.7 million customers;

•                  strong brand awareness in France;

•                  wide distribution network across France, sold from over 2,100 retail outlets and over 35,000 distribution points for pre-pay top-ups; and

•                  experienced management team, with long-standing mobile and telecommunications industry experience;

Carphone Property

•                  long leases with strong covenants from tenants; and

•                  development opportunities.

1.4                               History of the New Carphone Warehouse Group

The New Carphone Warehouse Group will be created through the completion of the Proposals. The history of the New Carphone Warehouse Group is detailed below in the history of the Best Buy Europe Group and Virgin Mobile France.

(a)                               History of the Best Buy Europe Group

The Carphone Warehouse Group was founded in 1989 by Charles Dunstone as a UK mobile phone retailer. In the following eight years, the business grew organically and opened its first branches elsewhere in Western Europe in 1996. From 1998, the business supplemented this organic growth with a series of acquisitions both in the UK and Western Europe and now has a portfolio of 2,453 stores across nine European countries, of which 2,231 are owned and 222 are franchised.

Store numbers at 31 December 2009

In recent years, the Carphone Warehouse Group has established a strong relationship with Best Buy, with strategic co-operation between the two businesses in both the US and European markets. In November 2006, the Carphone Warehouse Group and Best Buy launched Best Buy Mobile, an independent mobile phone retail format for the US market, modelled on the Carphone Warehouse retail format. In March 2007, the Carphone Warehouse Group and Best Buy launched Geek Squad in the UK, providing 24 hour home technology support services to customers. Geek Squad is now a key component of the Best Buy Europe Group’s retail proposition.

In June 2008, Best Buy acquired 50 per cent. of the Carphone Warehouse Group’s mobile phone retail and distribution business for £1.088 billion, at which point the business was renamed “Best Buy Europe”. Best Buy Europe also benefits from a profit share agreement in relation to Best Buy Mobile.

(b)                               History of Virgin Mobile France

Virgin Mobile is an MVNO which utilises the Orange network in France. It was launched in April 2006 as a joint venture between the Carphone Warehouse Group (now 47.5 per cent.) and the Virgin group (now 47.5 per cent.), and Financom S.A.S. (now 5.0 per cent.). The MVNO built on the Carphone Warehouse Group’s relationship with Orange and the strength of the “Virgin” brand in France to establish the largest MVNO in the French market.

On 14 December 2009, Virgin Mobile France completed the acquisition of Tele2, increasing the customer base to 1.7 million customers, consolidating its presence as the largest MVNO and the fourth largest mobile network in France.

(c)                                History of Carphone Property and other assets

In 2003, the Carphone Warehouse Group acquired a freehold site in Acton, London, which is the principal Best Buy Europe Group support centre in the UK. This acquisition was supplemented by the acquisition of a vacant mill building in Preston, Lancashire in 2005, which was redeveloped into a customer contact centre. This was followed by further site acquisitions in Acton, London and in Irlam, Manchester, both of which were redeveloped for use by the TalkTalk Group.

The New Carphone Warehouse Group’s digital radio investments were made in 2001 and 2002 and its wireless technology investments were principally made at the same time.

1.5                               Intellectual property of New Carphone Warehouse

The principal intellectual property on which the New Carphone Warehouse Group depends are the brands “The Carphone Warehouse”, “The Phone House”, “Best Buy” and “Geek Squad”.

2.                                      The Best Buy Europe Group

2.1                               Business description

The Best Buy Europe Group operates “The Carphone Warehouse” and “The Phone House” retail and online propositions and benefits from a profit share agreement with Best Buy Mobile in the US. It is also now engaged in the roll-out of “Best Buy”-branded “Big Box” and online consumer electronics channels.

In Europe, the Best Buy Europe Group offers mobile phone connections from all of the major Western European networks in the territories in which it operates. In the US, Best Buy Mobile offers network package plans from all of the national network operators. Being independent of the networks, it is able to provide impartial advice to consumers on the relative merits of different mobile tariffs and options. This independence and impartial advice is at the core of the retail proposition and differentiates the Best Buy Europe Group from network operator stores and single-network dealers.

(a)                               The Carphone Warehouse / The Phone House

(i)                                  Sales channels

The Best Buy Europe Group sells through retail outlets and online. The portfolio of 2,453 stores is spread across nine European countries. In the UK and the Republic of Ireland, the Best Buy Europe Group trades under “The Carphone Warehouse” brand and elsewhere trades as “The Phone House”. The scale of the retail operations has increased rapidly since inception, through store roll-out programmes and acquisitions.

The retail stores are positioned on high streets, shopping centres, arterial routes and in retail parks. The Carphone Warehouse / The Phone House store format has historically been focused on mobile phones and network connections. They have average floor space of approximately 500 to 600 square feet. The Best Buy Europe Group is currently refitting some of the larger stores to accommodate its “Wireless World” format, providing for a wider product mix. The Best Buy Europe Group expects to have 40 to 50 “Wireless World” stores operating by March 2010, and over 100 by March 2011, most of which will have a floor space in the range of 1,500 to 2,500 square feet.

In certain markets, the Best Buy Europe Group’s owned stores are supplemented by franchise stores. At 31 December 2009, there were 222 franchise stores. These stores provide the same consumer proposition and generally operate on the same sales and back office systems as owned stores but are typically in secondary locations.

The Best Buy Europe Group’s online channels comprise transactional websites and call centre sales operations which sell products and services to customers in a number of countries. The Best Buy Europe Group’s websites are also an important marketing tool, enabling customer research in advance of visiting one of the Best Buy Europe Group retail outlets. On average, the Best Buy Europe Group’s websites receive over 5 million hits per month.

(ii)                              Products and services

A significant proportion of revenue is derived from the mobile network operators in the form of commissions for delivering new customers and renewals. The business typically receives a commission which is used to subsidise the sales value of the handset, as well as a share of future customer revenues.

The Best Buy Europe Group’s highly trained sales force provides advice to customers on products and services and its bespoke IT systems facilitate fast connection times and help customers to navigate through the extensive range of different network package plans. The graph below illustrates the Best Buy Europe Group’s mobile connection growth, at a 16.8 per cent. CAGR over the last eight years.

The Best Buy Europe Group mobile connections

(52 weeks to March, in thousands)

Source: The Best Buy Europe Group.

Whilst continuing to grow its mobile connection volumes, the business has diversified in recent years, extending its focus beyond mobile phones and ancillary products and services to the provision of a broader array of products and services relating to what has become known as the “Connected World”. Initially, this was limited to the sale of fixed line and mobile broadband connections and, during 2008, through the introduction of subsidised laptops, with mobile broadband contracts offered on a similar basis to the subsidised mobile handset model. In the same year, the Best Buy Europe Group began selling non-subsidised laptops and achieved an estimated 5 per cent. share in the UK laptop market in the financial year ended 31 March 2009. The “Connected World” is developed further in the “Wireless World” store format which is focused on providing a broader range of laptops and accessories and on extending the mix to include gaming, audio and connected entertainment products, services and content.

The Best Buy Europe Group also offers a variety of insurance products to protect customers from loss, damage or theft of their mobile phone and other products. In 2008, the Best Buy Europe Group developed a combined insurance and Geek Squad assurance policy, giving customers not only protection against loss, but also access to technology assistance from Geek Squad. “Wireless World” stores have dedicated Geek Squad agents who are on hand to help customers familiarise themselves with new technology.

Geek Squad provides additional value and an improved customer service experience through the provision of advanced product knowledge and expertise, the demonstration of new technology to customers and in-store technical support.

(iii)                          Expert consultants

A core differentiating feature of the Best Buy Europe Group’s retail proposition is the provision of expert and impartial advice on mobile handsets, network connections and tariff selections. The Best Buy Europe Group relies on its consultants to provide expert advice on a broad range of products and services.

Following trials in October 2008, consultants in the UK are now compensated through incentive plans based on store performance and net promoter scores (whether a visitor recommends one of the Best Buy Europe Group’s stores) rather than commission on sales. This reinforces each consultant’s focus on the long-term position of the business rather than short-term personal earnings. Since the introduction of this remuneration structure, net promoter scores have improved by more than 80 per cent. It is Best Buy Europe’s intention to extend this remuneration philosophy across the Best Buy Europe Group’s network.

(iv)                            Other

The Best Buy Europe Group also includes some smaller businesses, including MVNO bases in the UK totalling more than 400,000 pre-pay customers, principally on the “Fresh” and “Talk Mobile” brands. The Phone House Telecom in Germany is currently transitioning from a service provider model, under which it contracts directly with the customer to provide airtime, to a more traditional retail model. There are also relatively small fixed-line businesses in Switzerland and Spain, focused on the residential and corporate markets respectively. The Best Buy Europe Group also generates revenue from the onward sale of mobile handsets and other products to dealers and wholesalers.

(b)                               Consumer electronics “Best Buy”-branded “Big Box” stores and online proposition

The Best Buy Europe Group is in the process of rolling out a “Best Buy”-branded “Big Box” and online consumer electronics business in the UK. In the US, Best Buy has developed a differentiated, innovative and customer-centric retailing proposition, and the consumer appetite for this proposition is evidenced by Best Buy’s success, developing in recent years into one of the world’s largest consumer electronics retailers.

The Best Buy Europe Group aims to transform the consumer electronics retailing experience in the UK by replicating the strengths of the US business. The first “Big Box” stores will be located in out-of-town sites and will have floor spaces of 20,000-45,000 square feet. The Best Buy Europe Group will be able to assess the performance of this store format against that of smaller stores and determine how the consumer proposition and investment returns are maximised.

The “Big Box” stores will incorporate the “Three Screens” (mobile phone, computer, television) together with the traditional consumer electronics product range. The stores will be focused on the customer experience with well-informed staff, a high level of in-store interactivity and high-quality after-sales service.

(c)                                Best Buy Mobile

In November 2006, Best Buy Mobile was launched in the US as a commercial joint venture between Best Buy and Carphone Warehouse. The joint venture evolved into a profit share agreement, under which the Best Buy Europe Group receives a share of the profits of the business. The profit share applies to profits that exceed a defined historical economic value added target. The economic value added target is adjusted on a pro rata basis for new space within the store-within-a-store format. The profit share arrangement applies for an indefinite period. The funding requirements of Best Buy Mobile are met by Best Buy and a charge in respect of this funding, together with support services, is deducted from profit in arriving at economic value added performance.

The venture repositioned Best Buy’s mobile phone retailing operations in the US by replicating the features described above that had made the Carphone Warehouse Group successful in Europe. In addition, Carphone Warehouse was able to bring operational experience to bear: bringing the average time taken to effect a subscription connection down from 45 minutes to 10 minutes; providing more reliable information on the detailed features of different packages; and enabling a significant simplification of pricing in what had previously been a complex and confusing marketplace.

Best Buy Mobile operates both on a standalone basis, similar to The Carphone Warehouse / The Phone House retail format, and as a store-within-a-store: dedicated Best Buy Mobile centres within existing “Best Buy”-branded outlets. The store-within-a-store format was initially trialled in 2007 and has since been rolled out across the entire Best Buy estate of 1,068 stores in the US, a process that was completed in the second half of the financial year ended 31 March 2009. Standalone stores continue to be rolled out, with 71 currently open and plans for further expansion.

Since its launch, Best Buy Mobile has more than doubled Best Buy’s estimated share of the handset market in the US and Best Buy Mobile’s net promoter score is one of the highest within Best Buy.

2.2                               Strategy

(a)                               Evolve the existing The Carphone Warehouse / The Phone House retail proposition into a broader array of connected products and services and provide them across multiple format stores and other channels

The Best Buy Europe Group is evolving its existing retail proposition to deliver the “Connected World” to its customers.

The “Connected World” concept covers mobile connectivity, fixed line and mobile broadband; handsets, laptops, music and gaming; and associated software and content.

The store proposition has been developed to deliver this concept through offering an enhanced product mix and developing a somewhat larger, “Wireless World” store format. The larger stores have a floor space of up to 3,000 square feet, compared to the traditional format which have an average size of 500 to 600 square feet. The “Wireless World” format offers a wider range of laptops and accessories, as well as areas dedicated to gaming and music services, all supported by an in-store Geek Squad presence.

By March 2010, 40 to 50 “Wireless World” stores are planned, including a mix of new stores, relocations and refits, with the number expected to reach over 100 by March 2011. “Wireless World” stores have to date shown a significant improvement in revenue per store and customer feedback, as measured by net promoter scores. The broader product range and the focus on wireless devices and other technologically-advanced products fits well with the Best Buy Europe Group’s customer service ethos and with the provision of technical support services that the Best Buy Europe Group offers through Geek Squad.

(b)                               Launch a multi-channel consumer electronics business, through the roll-out of “Best Buy”-branded “Big Box” stores and online proposition in 2010

The Best Buy Europe Group is at an advanced stage of preparing for the launch of a new “Best Buy”-branded “Big Box” format and online consumer electronics business, initially in the UK, with the opportunity to extend this proposition into mainland Europe over time. This initiative draws on the combined experience of Best Buy, an acknowledged global leader in “Big Box” consumer electronics retailing, and the Carphone Warehouse Group’s deep understanding of European retailing and experience in the “Connected World”.

The UK consumer electronics market is estimated to be worth nearly £19 billion in 2009 and is forecast to grow at a CAGR of approximately 9.3 per cent. from 2009 to 2013 (Euromonitor International (2009)).

The Best Buy Europe Group’s goal is to open stores with broad product ranges, well-informed consultants and a high level of in-store interactivity and after-sales service, using Best Buy’s and the Best Buy Europe Group’s expertise in, and reputation for, high quality customer service and technology support services.

The product range will move beyond handsets, laptops, audio and gaming to include computers, peripherals, televisions, DVDs and other traditional consumer electronics products. The “Big Box” launch will focus on out-of-town stores which will have floor spaces which range from 20,000 to 45,000 square feet. It is anticipated that the first stores will open in the spring of 2010.

The “Best Buy”-branded proposition is expected to generate a significant opportunity for growth in the medium term.

(c)                                Build market share across Europe

The Best Buy Europe Group has a track record of market share growth, especially in recent years when it has continued to grow its mobile connection volumes even in a declining handset market. The New Carphone Warehouse Directors estimate that significant market share gains were achieved in the financial year ended 31 March 2009 and in the first half of the financial year ended 31 March 2010.

These gains have been achieved through space growth, differentiated service, innovative consumer propositions and exclusive offers. The New Carphone Warehouse Directors believe that this competitive advancement puts the Best Buy Europe Group in a stronger position to secure more attractive terms with suppliers, including network operators and handset manufacturers. The Best Buy Europe Group plans to use the same tools to try to increase market share further.

(d)                               Enhance customer experience within the sector with a broader online proposition

“The Carphone Warehouse” and “The Phone House” websites attract an average of over 5 million hits per month. The websites provide customers both with an alternative to visiting a store and provide an important service for customers who want to research different options in advance of visiting a retail outlet. The Best Buy Europe Group’s business’ websites will continue to form an important part of the consumer offering and, as the “Best Buy”-branded consumer electronics online proposition is rolled out, it is anticipated that customers will benefit from an improved range and service offering.

(e)                                Broaden the Best Buy Mobile footprint in the US

The Best Buy Mobile profit share agreement has proved to be a significant success, providing economic contribution in the financial year ended 31 March 2009, a year earlier than expected. The Best Buy Mobile store-within-a-store format has been rolled out across all of Best Buy’s US stores and has also been applied to 71 standalone stores. Best Buy Mobile’s aim is to continue to refine the store-within-a-store format, focusing on improving productivity and the customer experience. Best Buy Mobile also plans to continue to roll out new standalone stores across the US in the financial year ended 31 March 2011 and will continue to review further growth opportunities. Best Buy Mobile has seen significant growth in its share of the mobile handset market since its launch and aims to continue to grow market share further.

2.3                               Key strengths

(a)                               Support of Best Buy, one of the world’s leading consumer electronics retailers

Best Buy brings a wealth of expertise to the Best Buy Europe Group. The experience and knowledge of Best Buy’s management team continues to enable the Best Buy Europe Group to enhance its service propositions, to expand its range of products and services, and to develop new and innovative sales formats.

(b)                               Experienced management team, with a long-term track record of delivering profitable growth

Charles Dunstone and Roger Taylor have been instrumental in growing and developing Carphone Warehouse, while Brian Dunn, Best Buy’s chief executive officer, who is also on the Best Buy Europe board, has been at the heart of Best Buy’s success over many years. This experience is used to provide ongoing support and guidance to the Best Buy Europe management team.

Several members of the Best Buy Europe management team are also drawn from existing Best Buy and Carphone Warehouse Group management.

Scott Wheway (Chief Executive Officer, Best Buy Europe) recently joined Best Buy Europe, bringing over 20 years of retail experience, including management positions at Tesco and Alliance Boots. The two operational heads, Andrew Harrison (Chief Executive Officer, “The Carphone Warehouse” / “The Phone House”-branded operations) and Paul Antoniadis (Chief Executive Officer, “Best Buy”-branded operations Europe) have 14 years and 12 years of experience with the Carphone Warehouse Group and Best Buy respectively. Ian Kenyon (Chief Financial Officer, Best Buy Europe) joined the Carphone Warehouse Group in 2008 and has over 20 years of experience in finance.

The Best Buy Europe Group revenue

(Year to March, £ millions)

Source: The Best Buy Europe Group.

(c)                                Leading independent European mobile phone retailer, with strong relationships with major Western European network operators

The Best Buy Europe Group has consistently delivered growth over 20 years by offering customers expert and impartial advice on handset, network and tariff selections. In so doing, it has grown into one of the leading independent European mobile phone retailers, with 2,453 stores across nine European countries. Due to this scale, the Best Buy Europe Group maintains strong relationships with major network operators and equipment manufacturers in the European countries in which it operates and is able to offer a broader range of products and services than many of its competitors.

(d)                               Significant market share

Despite a slowdown in the European market in the financial year ended 31 March 2009, the Best Buy Europe Group achieved an 8 per cent. growth in connections year-on-year. Recent years have seen significant consolidation in the European mobile phone retailing market and the business benefits from being one of the only remaining pan-European independent specialists of significant scale with a clear opportunity for differentiation against many of its competitors. The business delivered further year-on-year mobile connections growth in the first half of the financial year ended 31 March 2010, reflecting further estimated market share gains in the period.

The European mobile handset market is forecast by Gartner Dataquest (Forecast: Mobile Devices Worldwide, 2003-2013, 4Q09 Update (10 December 2009)) to have returned to growth in 2009, in part due to an improved mobile handset pipeline, and the Best Buy Europe Group is well-positioned to capitalise on this growth.

Significant market share gains have also been made in the laptop market over the past two years, with the Best Buy Europe Group achieving an estimated 5 per cent. market share in the UK in the financial year ended 31 March 2009. Through the continued evolution of the “Wireless World” format, together with the introduction of “Best Buy”-branded sales channels, the Best Buy Europe Group aims to drive further market share improvements.

(e)                                Portfolio of strong retail brands

In the UK and Ireland, the Best Buy Europe Group operates under “The Carphone Warehouse” brand which was created when the business was formed in 1989. As a mobile phone retailer, this brand scores spontaneous awareness in the range of 50 to 60 per cent. and prompted awareness of over 99 per cent. In the rest of Europe, the Best Buy Europe Group operates under “The Phone House” brand, which scores prompted awareness in most countries of over 90 per cent. In the US, where the Best Buy Europe Group benefits from a profit share agreement relating to the Best Buy Mobile business, the “Best Buy” brand has very high awareness levels, commensurate with its status as one of the world’s leading consumer electronics retailers.

(f)                                   Customer-centric retail proposition, with a demonstrated track record of high quality service

The Best Buy Europe Group runs a best in class customer-centric model, based on the provision of high quality independent advice to the consumer. In 2009, the UK business has received awards from all of the main mobile publications: Best Large Retailer (Mobile News, March 2009); Best Retailer (Mobile, June 2009); Best High Street Retailer (Mobile Choice, October 2009); and Best High Street Retailer (What Mobile, October 2009). The quality of its retail proposition was recognised within the retail industry at large in 2006 when it won Retail Week’s Retailer Of The Year and Innovative Employer Of The Year awards.

This focus on customer services (in particular the provision of independent advice on handsets and tariffs) and technology support will become increasingly important in coming years, with the proliferation of smart phones and other sophisticated mobile devices with complex functionality requiring a greater degree of technical support. This is expected to benefit the core handset and subscription sales business, as well as generating incremental revenue in its own right.

(g)                               Strong track record of innovation

The business has also been at the forefront of product and service innovation, introducing fashion-orientated mobiles, including branded and colour handsets, launching the subsidisation of laptops in the European market in 2008, and introducing service propositions such as express repair centres and back-up facilities for mobile phone contacts.

(h)                               Well-placed to deliver the “Connected World” strategy, enabling further product diversification

The Best Buy Europe Group is well-positioned as a specialist independent retailer to capitalise on increasing customer demand for connected and wireless electronic devices. This stems from its reputation for providing expert and impartial advice on product selection. It has built a technical assistance platform to help its customers achieve the most from an increasingly sophisticated product range, which is being executed across a multi-format and multi-channel strategy. The introduction of Geek Squad in 2007 illustrates the focus on customer needs, addressing the requirement for 24 hour customer technical support.

(i)                                  Well-positioned to launch “Best Buy”-branded multi-channel consumer electronics business

The Best Buy Europe Group is now planning to execute a “Big Box” strategy. The opportunity to leverage Best Buy’s expertise in the “Big Box” format is particularly attractive at present, given the cost of real estate and availability of experienced and skilled individuals.

The business has an experienced management team and a defined proposition, operational platforms and roll-out strategy. The first “Big Box” stores are planned for opening in the UK in the spring of 2010, with an online offering expected in summer 2010.

(j)                                   Beneficiary of leading global purchasing economies of scale, with strong relationships with major global manufacturers

The Best Buy Europe Group, in particular with regard to the “Best Buy”-branded “Big Box” store format, will benefit from significant purchasing economies of scale based on Best Buy’s scale in North America and its ability to leverage its buying power with international suppliers to secure attractive deals with manufacturers and logistics operators.

(k)                               Exposure to the US mobile phone retailing market through Best Buy Mobile

Best Buy Mobile was launched in 2006 as a commercial joint venture between Carphone Warehouse and Best Buy to reposition Best Buy’s mobile phone retailing operations in the US. The repositioning has generated rapid and substantial growth and market share gains, with Best Buy Mobile operating from 71 standalone stores and rolled out across all of Best Buy’s 1,068 stores in the US. There remain considerable expansion opportunities for standalone Best Buy Mobile stores.

2.4                               Board and management structure

The board of Best Buy Europe comprises 10 directors, three of whom are shareholder representatives of Best Buy, three of whom are shareholder representatives of New Carphone Warehouse, with the remainder being executive directors. The current board members are:

Charles Dunstone (New Carphone Warehouse representative)

Charles is currently chief executive officer of Carphone Warehouse and is chairman of New Carphone Warehouse. Charles is the founder of Carphone Warehouse and has performed the role of chief executive officer since 1989. Further information is set out in paragraph 2.3 of Part IX of this document.

Roger Taylor (New Carphone Warehouse representative)

Roger is currently chief financial officer of Carphone Warehouse and is chief executive officer of New Carphone Warehouse. Roger has been chief financial officer of Carphone Warehouse since January 2000, with responsibility for the Carphone Warehouse Group’s finance function, investor relations, corporate development and strategic initiatives. Further information is set out in paragraph 2.3 of Part IX of this document.

Tim Morris (New Carphone Warehouse representative)

Tim joined Carphone Warehouse in 2000 prior to its flotation on the London Stock Exchange. He is currently general counsel and company secretary and will continue in these roles with New Carphone Warehouse. He has played a key part in the growth of Carphone Warehouse, particularly in respect of its material acquisitions, investments and corporate finance transactions, including the joint ventures with Best Buy and Virgin Mobile France. He maintains strong relationships with these partners and the underlying businesses and is also a director of Virgin Mobile France.

Brian Dunn (Chairman) (Best Buy representative)

Brian has been chief executive officer of Best Buy since June 2009, having joined Best Buy in 1985, and having previously served as president and chief operating officer, president of retail sales for North America and executive vice president of retail sales.

Jim Muehlbauer (Best Buy representative)

Jim is currently executive vice president of finance and chief financial officer of Best Buy, appointed in April 2008. Prior to this, Jim held a variety of roles within Best Buy including chief financial officer Best Buy US, senior vice president of enterprise finance and vice president and chief financial officer of Musicland. Prior to joining Best Buy, he spent 10 years with The Pillsbury Company, holding various senior-level finance management positions. Prior to this, Jim spent eight years with Coopers & Lybrand LLP.

Sean Skelley (Best Buy representative)

Sean is currently president of Best Buy international retail operations, having been appointed to this newly created position in May 2009. Prior to this, he was senior vice president and leader of Best Buy’s business services group. Sean joined Best Buy in 1988 and led Best Buy’s acquisition of Geek Squad in 2002.

Scott Wheway — Chief executive officer

Scott joined Best Buy Europe in 2009 from Boots the Chemist, part of Alliance Boots PLC, where he served as managing director. Prior to this, he spent 20 years at Tesco Stores Ltd., reaching senior executive leadership positions, including operations director and change director. He is a non-executive director of Aviva plc.

Ian Kenyon — Chief financial officer

Ian was formerly finance director of Carpetright plc and joined the Carphone Warehouse Group in 2008. He trained as a chartered accountant with Price Waterhouse and then spent five years with St Ives plc, before joining Kingfisher in 1994. In 1996, he became finance director of MVC and in 2000 he was appointed finance director of Kingfisher Electricals, based in Paris. He joined J Sainsbury plc as commercial finance director in 2002 and took up the role of director of financial reporting in 2004.

Andrew Harrison — Chief executive officer of “The Carphone Warehouse” / “The Phone House”- branded operations

Andrew joined the Carphone Warehouse Group in 1995 after spending two years in management consultancy. He was appointed as UK chief executive officer in 2001 and was a member of the Carphone Warehouse Board from 2006 to the formation of the joint venture with Best Buy.

Paul Antoniadis — Chief executive officer of “Best Buy”-branded operations, Europe

Paul has been chief executive officer of “Best Buy”-branded operations, a division of the Best Buy Europe Group, since 2008. Previously, Paul was senior vice president of Best Buy international retail operations, with a focus on China, Mexico and Turkey. Paul joined Best Buy in 1997 as a general manager, having previously worked at Walmart.

2.5                               Competitive landscape

(a)                               European mobile and laptop market

(i)                                  European mobile handset market

After five years of growth, 2008 saw a fall in the European handset market due to a combination of market saturation, the macroeconomic environment and a lack of new products in the mid-tier segment. There has been some recovery in 2009, and further growth is predicted for 2010 and beyond, with new technology (in particular smartphones) stimulating demand.

Mobile device sales to end users in Western Europe(1)

(Units sold, millions)

Source: Gartner Dataquest, Forecast: Mobile Devices, Worldwide, 2003-2013 (4Q09 Update (10 December 2009)).

(1)          For the nine Western European markets in which the Best Buy Europe Group operates: Belgium, France, Germany, Ireland, Netherlands, Portugal, Spain, Sweden and UK.

(ii)                              Smartphones and 3G

Growth in smartphones is expected to be an important component of overall growth in mobile phone handset sales as the market recovers into 2010 and beyond. A smartphone is a mobile phone with advanced capabilities, often with multimedia functionality similar to a personal computer, such as e-mail, web access and personal organiser. An increasing proportion of smartphones also offer GPS. The faster data access facilitated by 3G technology is a key element of smartphone functionality. This improved functionality has driven a significant increase in data usage, which has helped to offset some of the downward pressure on voice ARPU, making smartphone customers significantly more valuable than users of more basic 2G handsets.

Western European mobile phone device sales by type(1)

(Units sold, per cent.)

Source: Gartner Dataquest, Forecast: Mobile Devices, Worldwide, 2003-2013 (4Q09 Update (10 December 2009)).

(1)          For the nine Western European markets in which the Best Buy Europe Group operates: Belgium, France, Germany, Ireland, Netherlands, Portugal, Spain, Sweden and UK.

Growth in smartphones is expected to drive growth in demand for service and technical support offerings as consumers seek to understand and make best use of advanced functionalities and become increasingly reliant on assistance with software and applications and device synchronisation. Given its reputation for providing best in class independent advice on handset and tariff selection and assistance with technical matters through the Geek Squad offering, the New Carphone Warehouse Directors believe that the Best Buy Europe Group is well-positioned to capitalise on growth in smartphones and related technology.

(iii)                          European distribution channels

Mobile handset distributors can be grouped into three categories: internet retailers; mobile phone and consumer electronics specialists; and other retailers (primarily supermarkets, hypermarkets and discounters). The last five years have seen a modest increase in the share of the last group, reflecting a degree of commoditisation at the lower end of the market, and of the first group, the internet retailers. In the UK, for example, the combined share of these groups has risen from 40 per cent. in 2003 to 47 per cent. in 2008 (Source: Euromonitor International, Country Sector Briefing, Mobile Phones: United Kingdom, April 2009). Within the remaining group, the mobile phone and consumer electronics specialists, there has been significant consolidation over this period and this segment is now dominated by network operator stores and single-network dealers and by the Best Buy Europe Group, with few other independents of any scale across Europe.

(iv)                            European laptop market

The laptop market is set for continued strong unit growth as prices fall, hardware becomes subsidised with mobile broadband, and smaller and cheaper, netbook style products proliferate. Unit sales in Western Europe are forecast by Euromonitor International to grow at an average CAGR of 9.9 per cent. over the 2009 to 2013 forecast period.

(b)                               US mobile market

Growth in sales of mobile phones in the US is expected to be minimal in 2009 but to accelerate into 2010 and beyond.

Mobile device sales to end users in the US

(Units sold, millions)

Source: Gartner Dataquest, Forecast: Mobile Devices, Worldwide, 2003-2013 (4Q09 Update (10 December 2009)).

As in Europe, growth in smartphone sales in the US is expected to be an important component of overall growth and it is anticipated that smartphone sales will also drive growth in demand for technical support to assist consumers in making use of the more complex functionality provided by smartphones. The forecasts below show the significant increase in smartphone sales, estimated to reach approximately 58 per cent. of total mobile device sales by 2013.

US mobile phone device sales by type

(Units sold, per cent.)

Source: Gartner Dataquest, Forecast: Mobile Devices, Worldwide 2003-2013 (4Q09 Update (10 December 2009)).

As in Europe, increased data usage is expected to offset declining voice ARPU, driven particularly by smartphones and the increasing popularity of USB mobile data devices.

Best Buy Mobile is already one of the largest independent mobile phone retailers in the US, benefiting from a large store presence. The outlets owned by network operators or tied to a single operator are the principal source of competition to Best Buy Mobile and do not offer the impartial advice provided by Best Buy Mobile.

(c)                                UK consumer electronics market

The pace of growth in the UK consumer electronics market declined in 2008, in part due to a significant fall in housing market transactions, which affected the sale of white goods, and a decline in consumer sentiment driven by worries about the economy which reduced discretionary spending. Offsetting this was demand for games and games consoles which helped to support the market and provide growth. Over the forecast period to 2013, growth is expected to be driven by technological developments and trends towards HD and wi-fi enabled televisions, home cinema and home networking. Historical and forecast growth in the UK consumer electricals market is shown below.

UK consumer electronics market

(Market size, £ millions)

Source: Euromonitor International (2009).

The incumbent specialist electrical retailers offer similar product ranges to the supermarkets but are not perceived by customers to offer a superior customer experience. Consumers seeking better service and technical guidance are therefore restricted to small independent retailers and department stores, which may not be focused on a value proposition and which may stock only a limited range.

(d)                               European consumer electronics market

The consumer electronics market in Western Europe has been resilient despite the economic downturn from 2008, fuelled by growth in demand for flat-screen TVs, games and games consoles.

Western European consumer electronics market(1)

(Market size, £ millions)

Source: Euromonitor International (2009).

(1)          Includes eight Western European markets in which the Best Buy Europe Group operates: Belgium, France, Germany, Netherlands, Portugal, Spain, Sweden and UK. Ireland not included.

(2)          Data provided in local currency and adjusted based on yearly average exchange rates for the period 2003 to 2009. Forecasts for 2010 to 2013 are based on 2009 average exchange rates.

As in the UK, further growth is expected to be driven by the development of new technology and the proliferation of home networking, wireless applications and home cinema, areas in which Best Buy’s support and service orientated proposition is particularly relevant. Mainland Europe therefore provides a significant opportunity for growth in the medium-term.

2.6                               Ongoing relationship between New Carphone Warehouse Group and Best Buy

The relationship between New Carphone Warehouse and Best Buy in respect of Best Buy Europe is underpinned by the Best Buy Shareholders’ Agreement, which sets out the overarching ownership, governance and financing arrangements and ensuring an appropriate flow of information upwards from the management team to the shareholders to enable New Carphone Warehouse to fulfil its disclosure obligations under the Disclosure and Transparency Rules. The Consortium Relief Agreement governs the allocation of tax reliefs between Best Buy Europe and its shareholders. The Best Buy Mobile Agreement governs the terms of the Best Buy Europe Group’s profit share arrangement with Best Buy. New Carphone Warehouse has become a party to these agreements through the amendment agreement described in paragraph 8.2 Part X of this document. Further information on these agreements is set out in paragraph 8 of Part X of this document.

2.7                               IT and infrastructure

The Best Buy Europe Group’s “The Carphone Warehouse” and “The Phone House”-branded operations utilise sales and inventory management systems that have been developed internally over a number of years. These systems have been designed to meet the specific needs of the business, providing features such as automated credit-checks and network connectivity, navigation through mobile tariff packages and serialised inventory management. Several of the features developed in Europe have been utilised in the US by Best Buy Mobile.

“Best Buy”-branded “Big Box” stores in the UK will utilise IT software developed by Best Buy in the US and elsewhere, tailored for the specific requirements of the “Connected World”, enabling efficient processing and connectivity to multiple service providers.

2.8                               Regulatory

The Best Buy Europe Group is subject to specific regulation in respect of its insurance business and the selling of insurance. A number of Best Buy Europe’s subsidiaries undertake insurance activities across Europe, including:

•                  New Technology Insurance Limited (“NTI”), which is based in the Republic of Ireland (“ROI”). NTI is a licensed underwriter and is regulated by the financial regulator in Dublin (“IFSRA” — the Irish Financial Services Regulatory Authority). NTI underwrites the Best Buy Europe Group’s handset insurance programme in continental Europe under freedom of services provisions;

•                  MTIS Limited is a licensed insurance intermediary, and is also based in Dublin and regulated by IFSRA;

•                  Carphone Warehouse Limited (Ireland) is a mobile phone retailer in the ROI. Its retail business in the ROI is regulated by IFSRA as an insurance intermediary in relation to the sale of insurance products through its distribution channels;

•                  CPW Insurance Limited is a licensed underwriter based in the Isle of Man and is regulated by the Insurance and Pensions Authority on the Isle of Man; and

•                  Carphone Warehouse Limited (UK) is regulated as an insurance intermediary in the UK by the FSA in respect of the insurance products it sells through its distribution channels.

Any failure by any of these businesses to comply with the requirements of the relevant regulator could result in a variety of regulatory sanctions, including fines or even suspension or termination of their ability to conduct the insurance business for which they are licensed.

2.9                               About Best Buy

With operations in the US, Canada, China, Europe and Mexico, Best Buy is a multinational retailer of technology and entertainment products and services, with a commitment to growth and innovation. The Best Buy portfolio of brands and partnerships collectively generated more than $45 billion of revenue for the year ended 28 February 2009 and includes brands such as Best Buy, Audiovisions, The Carphone Warehouse, The Phone House, Future Shop, Geek Squad, Jiangsu Five Star, Magnolia Audio Video, Napster, Pacific Sales and Speakeasy.

3.                                      Virgin Mobile France

3.1                               Business description

In July 2004, the Carphone Warehouse Group launched Breizh Mobile, a French MVNO utilising the Orange network, which addressed the under-penetrated region of Brittany, France. In April 2006, Virgin Mobile France was launched as a joint venture between the Carphone Warehouse Group, the Virgin group and certain members of management (who subsequently transferred their shares to Financom S.A.S.). The venture built on the Carphone Warehouse Group’s commercial agreements with Orange and utilised the same platform as had been developed for Breizh Mobile. The Carphone Warehouse Group was also able to provide immediate access to distribution, through The Phone House operation in France. The Virgin group is one of the leading MVNO operators worldwide and provided the “Virgin Mobile” brand, under which the business primarily operates, together with a wealth of MVNO experience amassed in other markets.

On 14 December 2009, Virgin Mobile France completed the acquisition of Tele2, consolidating its position as France’s largest MVNO (with more than half of all MVNO subscribers) and the fourth largest mobile operator in France, with 1.7 million customers, of whom approximately 60 per cent. use subscription rather than pre-pay services.

The substantial size of the customer base is significant to Orange and enables the business to negotiate competitive wholesale rates. The product offering is focused on innovation, with customer-centric differentiated tariffs aimed at particular segments of the French market.

3.2                               Strategy

(a)                               Grow the customer base, to reinforce market position

Virgin Mobile France aims to continue to grow its customer base, targeting 2 million customers, with scale being important to the economics of the business, in part by continuing to seek to expand its distribution.

(b)                               Generate cash and profit from 2010

Virgin Mobile France is targeting profitability and cash flow generation after customer acquisition costs in 2010. The acquisition of Tele2 will assist in achieving this through operating cost synergies and margin improvement.

3.3                               Key strengths

(a)                               Largest MVNO in France, with 1.7 million customers

Virgin Mobile France is the largest MVNO and fourth largest mobile operator in France, with 1.7 million customers following the Tele2 acquisition. Its scale and high levels of customer satisfaction have enabled it to forge a strong partnership with Orange, which provides the network infrastructure for the business and obtains significant financial benefits from the arrangement.

(b)                               Strong brand awareness

The strength of the “Virgin Mobile” brand is supported by market research conducted by Millward Brown during December 2009, which indicated 33 per cent. spontaneous brand awareness and 93 per cent. prompted brand awareness. It has a reputation for innovation (introducing unlimited texts and more recently “all you can eat” packages to the French market) and outstanding customer service with 86 per cent. of customers “satisfied”, 88 per cent. indicating that “customer care is better than previous network” and 91 per cent. stating that they would recommend Virgin Mobile France (all based on Maxiphone surveys conducted during December 2009).

(c)                                Wide distribution network in France

Virgin Mobile France has a wide distribution platform in France. The distribution platform includes over 2,100 retail points of sale (across specialists, consumer electronics outlets and, generalists) and over 35,000 distribution points for pre-pay top-ups.

(d)                               Experienced management team, with long-standing mobile and telecommunications industry experience

Virgin Mobile France has been led by Geoffroy Roux de Bezieux since its inception. Geoffroy has a wealth of experience in the French mobile market, having founded The Phone House in France in 1996. Geoffroy was also previously a director of Carphone Warehouse. Several other members of the management team also have considerable experience within the mobile market in France.

3.4                               Board and management structure

The board of Virgin Mobile France comprises seven directors, with three shareholder representatives from New Carphone Warehouse, three from the Virgin group, and one from Financom S.A.S. The current board members are:

Geoffroy Roux de Bezieux (Chairman) (representative of Financom S.A.S.)

Geoffroy is the chief executive officer and chairman of Virgin Mobile France. He founded Carphone Warehouse’s retail business in France in 1996 and subsequently became chief operating officer of European distribution for Carphone Warehouse and was a member of the Carphone Warehouse board from 2000 to 2006. Geoffroy serves as a director at BudgeTelecom, Parrot, PSA Peugeot Citroen and Se loger.com. He was also president of the Croissance Plus association from 2005 to 2008. Since May 2008, he has served as Chairman of l’Unedic.

Roger Taylor (representative of New Carphone Warehouse)

Currently chief financial officer of Carphone Warehouse, Roger will be chief executive officer of New Carphone Warehouse. Further information is set out in paragraph 2.3 in Part IX of this document.

Nigel Langstaff (representative of New Carphone Warehouse)

Currently group director of finance for Carphone Warehouse, Nigel will be chief financial officer of New Carphone Warehouse. Further information is set out in paragraph 2.3 in Part IX of this document.

Tim Morris (representative of New Carphone Warehouse)

Currently general counsel and company secretary of Carphone Warehouse and will continue in these roles with New Carphone Warehouse. Further information is set out in paragraph 2.4 in Part II of this document.

Mark Poole ACA (representative of the Virgin group)

Mark has been chief financial officer of the Virgin group since 2000, having joined the Virgin group in 1991. Mark was appointed deputy group chief executive officer in September 2005. Mark has been a director of many Virgin group companies.

Robert Samuelson (representative of the Virgin group)

Robert is managing partner, telecoms and media, employed by Virgin Management Limited. He previously served as executive director of telecoms and media of Virgin Management Limited. He was responsible for creating new business ventures for the Virgin group and for guiding their initial development and has been particularly focused on building out the Virgin group’s interests in mobile communications. Robert joined Virgin Management Limited in July 2000. Prior to his employment with the Virgin group, he was a director of corporate finance for Arthur D Little Ltd.

Stephanie Hazell (representative of the Virgin group)

Stephanie is currently a principal in the telecoms and media investment team at Virgin Management Limited, where she is responsible for overseeing a number of the Virgin group’s investments in this sector. Stephanie joined the Virgin group in 2006; prior to joining the Virgin group, she held various roles at Orange and in the management consultancy practice of PricewaterhouseCoopers.

3.5                               Competitive landscape

France’s mobile telecommunications market is the third largest in Western Europe in terms of revenue, behind the UK and Germany. The market is dominated by three network operators: Orange, SFR, and Bouygues Telecom. These network operators sell airtime on a wholesale basis to several MVNOs.

The outlook for the French mobile market is for approximately 3 per cent. year-on-year connections growth forecast from 2009 through to 2013, as illustrated below. It is forecast to continue to be dominated by subscription contracts, with one of the highest levels in Western Europe. The market has remained relatively resistant to the economic decline, with yearly growth rates remaining stable, reflecting lower penetration rates compared to elsewhere in Europe and the prevalence of subscription services, which has assisted in limiting subscriber losses.

French mobile market

(subscribers, thousands)

Source: Gartner Dataquest, Forecast: Mobile Services, Western Europe, 2004-2013 (24 April 2009).

French MVNOs include leading brands such as Virgin Mobile France (and until its recent acquisition by Virgin Mobile France, Tele2) and NRJ Mobile; the leading football clubs; large retail organisations such as Auchan, Carrefour, FNAC and E.Leclerc; and international operator group Simyo (operated by KPN). Virgin Mobile France is the largest MVNO with more than half of all MVNO subscribers. Most MVNOs use Orange as their network provider, while the remainder are hosted by Bouygues Telecom and SFR.

The French mobile market is less competitive than some other European markets, with relatively few network operators and relatively small MVNOs. However, the French government and the regulator, ARCEP, have implemented a number of initiatives designed to encourage competition. These include imposing reductions to wholesale termination rates for the three network operators in December 2008 and bringing in a new law in June 2008 which made it possible for subscribers to cancel subscription contracts with a term of more than one year from the thirteenth month onwards and only pay 25 per cent. of the remaining monthly fees.

The French government and ARCEP have tendered a fourth 3G spectrum licence, for which the only applicant was Iliad. Iliad’s application has been approved and its business is expected to launch within approximately two years from the date of this document.

3.6                               Ongoing relationship between New Carphone Warehouse and the Virgin group

For further information please see the summary of the Virgin Mobile France joint venture agreement in paragraph 8.12 of Part X of this document.

3.7                               IT

Virgin Mobile France’s in-house information and technology infrastructure supports only sales and back office operations. Its network infrastructure and service provision are provided by Orange, while its rating, billing and customer relationship management systems are provided by other third parties.

4.                                      About the Virgin group

The Virgin group was founded by entrepreneur Sir Richard Branson in 1970. The Virgin group is a global organisation active in a range of sectors, including media and telecoms, transport and tourism, financial services, health and wellness and renewable energy. Worldwide, Virgin-branded companies employ approximately 50,000 people and generated revenues in 2008 of over £10 billion. The Virgin group is one of the leading MVNO operators worldwide, and “Virgin Mobile”-branded businesses operate in the UK, USA, France, Canada, Australia, India and South Africa.

5.                                      Carphone Property

Carphone Property has the following freehold portfolio in the UK:

•                  One Portal Way, Acton, London (occupied space: 150,000 square feet) is used as the Best Buy Europe Group’s principal support centre; the property is let to the Best Buy Europe Group on normal commercial terms under a lease that expires in 2023;

•                  Five Portal Way, Acton, London (35,000 square feet) is currently occupied by the TalkTalk Group, on a short-term lease. It is anticipated that the TalkTalk Group will vacate this site in the medium-term, at which point it may be redeveloped for alternative use;

•                  Tulketh Mill, Preston, Lancashire (120,000 square feet) is used as a customer contact centre by both the Best Buy Europe Group and the TalkTalk Group; the property is let to the TalkTalk Group on normal commercial terms under a lease that expires in 2025, with part of the property currently sub-let to the Best Buy Europe Group; and

•                  Northbank House, Irlam, Manchester (45,000 square feet) is used by the TalkTalk Group as its networks and technology headquarters; the property is let to the TalkTalk Group on normal commercial terms under a lease that expires in 2025.

The four properties have an aggregate book value of £66 million, as at 31 December 2009. The properties provide a rental income stream of approximately £5 million per annum.

The key strengths of Carphone Property include the associated long leases with strong covenants from tenants as well as certain development opportunities.

Other assets

The New Carphone Warehouse Group also holds minority investments in three digital radio multiplexes and in two wireless technology businesses.

PART III

OPERATING AND FINANCIAL REVIEW OF THE NEW CARPHONE WAREHOUSE GROUP

The operating and financial review should be read in conjunction with the New Carphone Warehouse Group’s audited historical consolidated financial information for the three years ended 31 March 2009, 29 March 2008 and 31 March 2007 and unaudited financial information for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008, which is contained in Part V of this document.

Unless otherwise indicated, the selected financial information included in this Part III has been extracted without material adjustment from the New Carphone Warehouse Group’s historical consolidated financial information contained in Part V of this document.

1.                                      Overview

The New Carphone Warehouse Group principally comprises a 50 per cent. interest in Best Buy Europe, a 47.5 per cent. interest in Virgin Mobile France, and other investments, including Carphone Property.

Further information on the New Carphone Warehouse Group is set out in Part II of this document.

2.                                      Current trading and prospects

For the quarter ended 31 December 2009, the Best Buy Europe Group traded well as demonstrated by like-for-like revenue up 5.5 per cent. on an actual currency basis and up 3.7 per cent. on a constant currency basis. Connections were up 1.4 per cent. despite tough comparatives from the previous year. With continued stability in gross margins and with the effect of the cost reduction programme undertaken earlier in the financial year, net operating margins are showing an improvement over the previous year. The UK performed particularly well with continued market share gains in the high-end smartphone category contributing to UK like-for-like sales growth of 6.3 per cent. against a tough comparative.

Best Buy Europe’s “Wireless World” stores continue to perform well and the business is targeting over 100 stores by March 2011, achieved through a mixture of new stores and refits. The success of this format will be a key growth driver as the Best Buy Europe Group accelerates the UK roll out and introduces this retail format and other operational changes across Europe in the next financial year.

The Best Buy Europe Group remains on course to unveil its first “Best-Buy”-branded “Big Box” stores in Spring 2010.

Reflecting the transition from a service provision model in Germany to a more UK style ‘retail plus’ model, total revenue in the quarter declined by 1 per cent. year-on-year to £996 million. Within this figure, German service provision revenues were down £45 million year-on-year.

Best Buy Mobile made further strong progress during the period with year-on-year connections growth of 26.7 per cent. Best Buy Mobile now operates from all of Best Buy’s 1,068 stores and from 71 standalone stores, up from 52 at September 2009.

Virgin Mobile France now has 1.69 million MVNO customers following the acquisition of Tele2 in December 2009. The synergies from this combination will strengthen the cash flow and profit contribution from Virgin Mobile France from January 2010 onwards.

Whilst the New Carphone Warehouse Directors are cautious about the economic environment in the year ahead, Best Buy Europe is well positioned operationally for further growth in the UK, Europe and the US. The New Carphone Warehouse Directors also look forward to the launch of the first “Best-Buy”-branded “Big Box” stores.

3.                                      Dividend policy

At the date of this document, it is not anticipated that New Carphone Warehouse will pay cash dividends in the short-term, as it is expected that cash generated by its principal investments will be reinvested to support further growth.

4.                                      Principal factors affecting the New Carphone Warehouse Group’s operating results

The following factors, in addition to general economic and market conditions, government policy and regulation, have had and are likely to continue to have a material effect on the New Carphone Warehouse

Group’s results. In addition, investors should read the section of this document headed “Risk Factors” and Part II of this document.

4.1                               Factors affecting the New Carphone Warehouse Group

(a)                               Income and cash flows from joint ventures

The earnings of the New Carphone Warehouse Group are materially affected by the results of its joint venture investments, the Best Buy Europe Group and Virgin Mobile France. These joint ventures also affect the cash flow of the New Carphone Warehouse Group, in the form of loan requirements or repayments and dividends. The earnings and cash flows of the Best Buy Europe Group and Virgin Mobile France therefore have a direct impact on the New Carphone Warehouse Group. The factors that influence these investments are described in paragraphs 4.2 and 4.3 below.

(b)                               Property market and tenants

Rental income from Carphone Property is currently the only direct source of revenue for the New Carphone Warehouse Group. Along with interest income, this rental income offsets some of the operating costs of the business. If existing tenants breach covenants on the leases (including, but not limited to, rental payments) or the New Carphone Warehouse Group has difficulty securing new tenants, this could affect the results of the business.

(c)                                Demerger preparation

Carphone Warehouse has undergone a comprehensive reorganisation process involving a separation of the assets to be demerged under the TalkTalk Group and the New Carphone Warehouse Group into separate divisions and has incurred redundancy and other one-off restructuring costs which have impacted results.

(d)                               Currency

The New Carphone Warehouse Group denominates its investment in Virgin Mobile France in Euros, to reflect the currency of the underlying operations. This investment is hedged, giving rise to an exposure within net debt to changes in the exchange rate between UK Sterling and the Euro.

4.2                               Factors affecting the Best Buy Europe Group

(a)                               Consumer spending

The Best Buy Europe Group’s results are affected by the level of consumer spending both in Europe and the US (through the profit share agreement with Best Buy Mobile). Consumer spending can be volatile due to factors such as: changes in interest rates and utility costs; consumer confidence; and risk appetite (in particular, attitudes to borrowing which in turn are sensitive to the rate of growth in the housing market). A weakening in consumer demand was experienced in the financial year ended 31 March 2009 and in the six months ended 30 September 2009 as a result of the global financial crisis.

(b)                               Mobile network competition

Demand for new mobile connections and handsets is affected by the consumer propositions offered by the mobile network operators. Competition between the mobile network operators tends to lead to improvements in the customer proposition and, in turn, to stimulate demand; conversely, any reduction in competition will tend to do the opposite.

(c)                                New products

Demand for new mobile connections and handsets and for other consumer electronics equipment is affected by the availability and quality of new products. In the financial year ended 31 March 2009, there was little innovation in the mid-tier mobile handset range and this affected demand for these products.

(d)                               Seasonality

The Best Buy Europe Group sources additional volumes of merchandise and hires additional employees for peak trading periods. The Best Buy Europe Group increases stock levels in anticipation of peak trading periods and these increased stockholdings require careful management to avoid obsolescence. Retail demand in Europe is highest during the Christmas period and is subject to consumer preferences, perception and/or spending during this period.

(e)                                Store openings and closures

The Best Buy Europe Group’s results are affected by the rate of introduction of new stores and closure of existing stores. The number of stores affects sales and associated costs. As at 31 December 2009, the Best Buy Europe Group operated 2,453 stores in nine European countries.

In 2009, the Best Buy Europe Group introduced a larger “Wireless World” store format offering a wider range of connected devices, as well as a Geek Squad technology support presence. By 31 March 2010, the business expects to have 40 to 50 “Wireless World” stores. In addition, the Best Buy Europe Group is at an advanced stage of preparing the launch of larger Best Buy-branded “Big Box” stores in the UK, incorporating a wider range of consumer electronics products. The performance of these new store formats will affect the results of the Best Buy Europe Group.

The results of the Best Buy Europe Group are also affected by the rate of new store growth in the US, as this affects the profitability of Best Buy Mobile, in which the Best Buy Europe Group has a profit share.

(f)                                   Other sales channels

The Best Buy Europe Group’s results are also affected by the level of sales through online channels. Alongside continuing investment in existing online channels, the Best Buy Europe Group plans to launch a Best Buy-branded consumer electronics proposition during 2010, the performance of which will affect results.

(g)                               Suppliers

The Best Buy Europe Group is affected by the availability of merchandise from product manufacturers. As noted above, demand for new products is important to the Best Buy Europe Group and the supply of the most popular products needs to be secured to allow the Best Buy Europe Group to maximise sales opportunities. The Best Buy Europe Group seeks to obtain exclusivity on certain products, so that they are not available from competitors. The availability of these exclusive deals is an important point of differentiation for the Best Buy Europe Group.

(h)                               Inflation

Inflation affects the Best Buy Europe Group by generating upward pressure on: wage costs; rental costs; rates; utility costs; and the costs of other goods and services that the Best Buy Europe Group purchases which are not for resale. However, inflation may also increase the price at which the Best Buy Europe Group retails its products.

(i)                                  Working capital

In the course of the financial year ended 31 March 2009, the Best Buy Europe Group renegotiated terms with some of the mobile network operators. The renegotiated terms provide for a greater share of ongoing customer spend in exchange for reduced up-front commissions. The change in terms resulted in working capital absorption in the financial year ended 31 March 2009. The impact on working capital of network operator agreements is a central part of ongoing commercial negotiations.

(j)                                   Tax

The effective tax rate and level of tax payments is affected by the level of profits or losses arising in low tax jurisdictions and by losses arising in territories where no relief can be anticipated.

(k)                               Currency

The business operates in 10 European countries and profits, cash flows, and assets are denominated in UK Sterling, Euros, Swedish Krona and Swiss Francs. A significant proportion of the Best Buy Europe Group’s revenue arises in currencies other than UK Sterling. In addition, the Best Buy Europe Group has a profit sharing arrangement with Best Buy Mobile which is denominated in US Dollars. While cash flow hedges are used to manage exchange rate risk on future receipts and payments, fluctuations in exchange rates over a given year may have a material effect on the results of the Best Buy Europe Group.

4.3                               Factors affecting Virgin Mobile France

(a)                               Consumer spending

Virgin Mobile France’s results are affected by the level of consumer spending in France. Consumer spending can be volatile as described above.

(b)                               Mobile network competition

The level of competition between mobile network operators affects demand for Virgin Mobile France’s services and, in turn, the revenues generated and subscriber acquisition costs incurred. The Virgin Mobile France product offering is focused on innovation with customer-centric differentiated tariffs aimed at particular segments of the French market. The behaviour of the other networks and MVNOs in France will affect the level of differentiation offered by Virgin Mobile France. This will affect both the customer base, and therefore revenue, and subscriber acquisition costs as the handset subsidy required to attract customers will vary depending on the alternative deals available to customers from other operators.

(c)                                Suppliers

Virgin Mobile France utilises the network infrastructure of Orange and pays wholesale rates based on the volume of voice, SMS and data traffic. The size and level of activity of the Virgin Mobile France customer base therefore affects the gross profit earned.

(d)                               Pricing

The results of Virgin Mobile France are affected by the pricing of tariffs offered to customers. The pricing relative to other operators will affect the demand for services whilst the level of pricing will affect the margins made by Virgin Mobile France.

(e)                                Distribution

Virgin Mobile France is dependent on its network of 2,100 retail distributors to recruit new customers. Virgin Mobile France pays commission to the distributors for each customer acquired. The results of Virgin Mobile France will be affected by the volume and quality of customers acquired and by the level of commission paid to distributors.

(f)                                   Acquisitions and disposals

On 14 December 2009, Virgin Mobile France completed the acquisition of Tele2 for €56 million. This acquisition of approximately 0.4 million customers drives economies of scale, allowing the business to reduce operating costs per customer and strengthens its relationship with Orange.

5.                                      Basis of preparation of the financial information and explanation of line items

For the periods up to 30 September 2009, the New Carphone Warehouse Group was not constituted as a separate group of companies under Carphone Warehouse. However, the combined financial information has been prepared as though the New Carphone Warehouse Group had existed as a standalone group throughout the periods. While the New Carphone Warehouse Board believes that the financial information set out in the combined financial information is an appropriate presentation, this financial information is not necessarily indicative of the financial results that might have occurred had the New Carphone Warehouse Group been an independently financed and managed public entity during the periods presented or of the New Carphone Warehouse Group’s financial results that may occur in any future period.

5.1                               Financial information

The New Carphone Warehouse Group’s combined financial information presents the unaudited results for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008 and the audited results for the financial years ended 31 March 2009, 29 March 2008 and 31 March 2007.

Following Completion, the New Carphone Warehouse Group will comprise investments in two joint ventures, the Best Buy Europe Group and Virgin Mobile France, and various other investments, including freehold properties.

The financial information has been prepared with the objective of presenting the results, net assets and cash flows of the New Carphone Warehouse Group in the form that will arise on Completion, as if it had been a standalone business throughout the financial periods covered.

The construction of the financial information has required the allocation of various costs that were shared across the Carphone Warehouse Group. While such costs have been allocated on a basis intended to reflect their nature, the financial information does not necessarily reflect the results that the New Carphone Warehouse Group might have had if it had been a separate, standalone group during this time.

Full details of the basis of preparation of the financial information are set out in Part V of this document.

The principal entities included within the financial information are shown in notes 13 and 14 to the combined financial information set out in Section B of Part V of this document.

5.2                               Accounting policies and other principles applicable to the financial information

The principal accounting policies and other principles applied in the preparation of the financial information are set out in note 1 of Section B of the financial information set out in Part V of this document. These policies have been consistently applied to all periods presented. The financial information has been prepared on the basis of IFRS adopted for use in the European Union. These standards include subsequent amendments and related interpretations issued and adopted by the International Accounting Standards Board that have been endorsed by the European Commission.

5.3                               Explanation of line items in the income statement of the New Carphone Warehouse Group

(a)                               Headline results

Headline results are stated before goodwill expense and any exceptional items that are considered to be one-off and so material that they require separate disclosure to avoid distortion of underlying performance.

(b)                               Revenue

Revenue is stated net of VAT and other sales related taxes and represents rental income on freehold properties.

(c)                                Operating expenses

Operating expenses consist primarily of salaries, bonuses, share-based payments and other employee benefits and all related taxes. Operating expenses also include the depreciation of property, plant and equipment.

(d)                               Share of results of joint ventures

Share of results of joint ventures comprises the New Carphone Warehouse Group’s share of post-tax profits or losses of the Best Buy Europe Group and Virgin Mobile France.

(e)                                Net interest expense

Net interest expense represents interest payable on the loans used to fund the purchase and construction of freehold properties.

(f)                                   Taxation

Taxation represents the corporation tax charge or credit for the period.

(g)                               Exceptional items

Exceptional items are items that are both material and one-off in nature, and are presented separately to avoid distortion of underlying performance.

5.4                               Explanation of line items in the income statement of the Best Buy Europe Group

(a)                               Headline results

Headline results are stated before goodwill expense and any exceptional items that are considered to be one-off and so material that they require separate disclosure to avoid distortion of underlying performance.

(b)                               Revenue

Revenue is stated net of VAT and other sales related taxes and primarily comprises:

•                                          revenue from the sale of mobile phones and other products to consumers;

•                                          commission receivable on sales (including share of customer airtime spend, customer spend bonuses and volume bonuses) net of any provision for promotional offers and network operator performance penalties;

•                                          insurance premiums on policies provided by the Best Buy Europe Group’s insurance business;

•                                          revenue derived from the provision of mobile and other network services;

•                                          revenue from the sale of mobile phones and other products to dealers and distributors; and

•                                          revenue on the provision of IT services to the TalkTalk Group.

(c)                                Cost of sales

Cost of sales includes:

•                                          cost of goods sold, net of rebates;

•                                          insurance claims on policies covered by the Best Buy Europe Group’s insurance business;

•                                          marketing costs; and

•                                          cost of stock write-downs, product returns and warranty costs.

(d)                               Operating expenses excluding depreciation and amortisation

Operating expenses excluding depreciation and amortisation primarily consist of:

•                                          wages, salaries, commissions, bonuses and other employee benefits and all related taxes;

•                                          charges for share-based payments;

•                                          rent, property taxes and other property related costs;

•                                          distribution costs; and

•                                          other costs incurred in the running of the business.

(e)                                Other operating income — Best Buy Mobile

Other operating income represents the Best Buy Europe Group’s share of profits from Best Buy Mobile in the US.

(f)                                   Depreciation and amortisation

Depreciation and amortisation represents:

•                                          depreciation of leasehold improvements, fixtures and fittings and IT hardware in stores and across head offices and customer contact centre sites; and

•                                          amortisation of IT software and lease incentives or key money.

(g)                               Share of results of joint ventures and associates

Share of results of joint ventures and associates represents the Best Buy Europe Group’s share of the results of The Phone House Services Telecoms S.A.S., a French facilities management business that was sold during the year ended 31 March 2009, and Geek Squad, which was a joint venture until the Best Buy Europe Joint Venture Transaction.

(h)                               Net interest expense

Net interest expense includes interest payable on loans and other facilities and the amortisation of arrangement fees on such facilities.

(i)                                  Taxation

Taxation represents the corporation tax charge or credit for the period.

(j)                                   Exceptional items

Exceptional items are items that are both material and one-off in nature, and are presented separately to avoid distortion of underlying performance.

(k)                               Goodwill expense

Goodwill expense relates to the utilisation of previously unrecognised acquired tax losses.

5.5                               Explanation of line items in the income statement of Virgin Mobile France

(a)                               Revenue

Revenue is stated net of VAT and other sales related taxes and consists primarily of access and usage charges from the Virgin Mobile France customer base. Commissions earned from network operators in respect of new customers and contributions made by customers towards the cost of a handset, are excluded from revenue in this analysis and are instead netted off against subscriber acquisition costs.

(b)                               EBITDA

EBITDA comprises revenue less the following costs:

(i)                                  access and usage charges for the Orange network infrastructure;

(ii)                              wages, salaries, commissions, bonuses and the cost of other employee benefits and all related taxes;

(iii)                          billing, bad debt and customer service costs and other costs incurred in managing customers;

(iv)                            sales and other costs incurred in supporting and running the business;

(v)                                subscriber acquisition costs; and

(vi)                            marketing costs.

(c)                                Depreciation and amortisation

Depreciation and amortisation represents:

(i)                                  depreciation of leasehold improvements, fixtures and fittings and IT hardware in head offices and customer contact centre sites; and

(ii)                              amortisation of IT software.

(d)                               Net interest expense

Net interest expense represents interest payable on shareholder loans.

(e)                                Taxation

Taxation represents the corporation tax charge or credit for the period.

6.                                      Results of operations

Set out below is a review of the New Carphone Warehouse Group’s results for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008 and the years ended 31 March 2009, 29 March 2008 and 31 March 2007.

6.1                               Comparison of the six months ended 30 September 2009 to the 26 weeks ended 27 September 2008

(a)                               The New Carphone Warehouse Group

	Six months	26 weeks
	ended	ended
	30 September	27 September
	2009	2008
	£m	£m
Headline results
Revenue	3	3
Operating expenses	(3)	(4)
Share of results of joint ventures	8	8
EBIT	8	7
Net interest expense	(1)	(2)
Profit before taxation	7	5
Taxation	—	1
Net profit for the period	7	6

Statutory results
Headline net profit for the period	7	6
Exceptional items:
Share of results of joint ventures	—	(14)
Net profit (loss) for the period	7	(8)

(i)                                  Overview

Headline EBIT increased to £8 million (2008: £7 million) reflecting a fall in operating expenses year-on year. Net profit growth in the Best Buy Europe Group was partially offset by increased investment in Virgin Mobile France.

The Best Buy Europe Group delivered strong performance in the period, with connections growth of 2 per cent. year-on-year despite tough comparatives. The Best Buy Europe Group continued to gain market share in the period, particularly in the high-end smartphone category.

Virgin Mobile France had a successful period, achieving strong organic growth, in part driven by new unlimited usage tariffs launched towards the end of the period. The customer base increased from 1.0 million at September 2008 to 1.2 million customers at September 2009.

(ii)                              Revenue

Revenue was flat year-on-year at £3 million.

(iii)                          Operating expenses

Operating expenses decreased by £1 million year-on-year to £3 million (2008: £4 million) reflecting lower charges for share-based payments.

(iv)                            Share of results of joint ventures

Post-tax profits from joint ventures were flat year-on-year at £8 million. The New Carphone Warehouse Group’s share of the profits of the Best Buy Europe Group increased by 36 per cent. to £15 million (2008: £11 million), while its share of the losses of Virgin Mobile France increased to £7 million (2008: £3 million). The results of joint ventures are analysed in more detail below.

(v)                                Net interest expense

Net interest expense decreased by £1 million to £1 million (2008: £2 million) reflecting the reduction in interest rates between the two periods.

(v)                                Taxation

A taxation credit of £1 million arose in the 26 weeks ended 27 September 2008, reflecting tax recoverable against pre-tax losses before joint ventures in that period. The reduction in pre-tax losses before joint ventures in the six months ended 30 September 2009 resulted in a reduced taxation credit in that period.

(vii)                        Exceptional items

Exceptional items relate to the Best Buy Europe Group and are analysed below.

(b)                               Results of joint ventures — the Best Buy Europe Group

	Six months	26 weeks
	ended	ended
	30 September	27 September
	2009	2008
	£m	£m
Headline results*
Revenue	1,674	1,617
Cost of sales	(1,193)	(1,137)
Gross profit	481	480
Operating expenses excluding depreciation and amortisation	(413)	(414)
Other operating income — Best Buy Mobile	11	5
EBITDA	79	71
Depreciation and amortisation	(47)	(39)
EBIT	32	32
Net interest expense	(6)	(5)
Profit before taxation	26	27
Taxation	3	(5)
Net profit for the period	29	22

Of which attributable to the New Carphone Warehouse Group	15	11

Statutory results
Headline net profit for the period	29	22
Exceptional items:
Operating expenses excluding depreciation and amortisation	—	(38)
Taxation	—	10
Net profit (loss) for the period	29	(6)

Of which attributable to the New Carphone Warehouse Group	15	(3)

*                 The results of the Best Buy Europe Group for the period ended 27 September 2008 as presented above include share-based payments charges of £3 million. In the interim results of Carphone Warehouse for the 6 months ended 30 September 2009, these costs were recorded as PLC costs and were not allocated to the Best Buy Europe Group.

(i)                                  Overview

The Best Buy Europe Group delivered strong growth in the period, with connections growth of 2 per cent. year-on-year despite tough comparatives. The Best Buy Europe Group continued to gain market share in the period, particularly in the high-end smartphone category. At the same time, Best Buy Mobile recorded strong profit growth against the previous period.

(ii)                              Revenue

The Best Buy Europe Group generated revenues of £1,674 million, representing growth of 4 per cent. over the previous period (2008: £1,617 million). Like-for-like revenue, removing the impact of new space, was up 3.1 per cent. and at constant exchange rates like-for-like revenue was down by 0.9 per cent. Additional growth was provided by an increase in average selling space, including franchise stores, of 6 per cent. year-on-year.

(iii)                          Cost of sales and gross profit

Gross profit was broadly flat year-on-year at £481 million (2008: £480 million). Gross margin fell by 1 percentage point year-on-year from 29.7 per cent. to 28.7 per cent. as the Best Buy Europe Group continued to invest margin in the consumer proposition to drive market share, and increased the level of low margin sales to dealers.

(iv)                            Operating expenses excluding depreciation and amortisation

Operating expenses excluding depreciation and amortisation were broadly flat year-on-year at £413 million (2008: £414 million) as the impact of new space was offset by savings delivered by the reorganisation in the financial year ended 31 March 2009.

(v)                                Other operating income — Best Buy Mobile

The Best Buy Europe Group received a profit share of £11 million from Best Buy Mobile in the US, up from £5 million in the same period last year. By 30 September 2009, Best Buy Mobile was operating in all of Best Buy’s Big Box stores and from 52 standalone stores. Both formats showed strong year-on-year revenue growth, and the business now has an estimated 3 per cent. share of the mobile handset market in the six months ended 30 September 2009.

(vi)                            Depreciation and amortisation

Depreciation and amortisation increased by 21 per cent. year-on-year to £47 million (2008: £39 million) which is in part due to a change in the allocation of shared IT costs following the Best Buy Europe Joint Venture Transaction. The remainder of the increase reflects the growth in stores and investment in IT infrastructure in previous periods.

(vii)                        Net interest expense

Net interest expense increased to £6 million for the period, up from £5 million in 2008. The increase reflects the higher interest rate payable by Best Buy Europe on the standalone facility secured on receivables compared to the facility previously provided by Carphone Warehouse.

(viii)                    Taxation

A taxation credit of £3 million was recognised during the period, reflecting settlements in respect of prior periods, compared to a charge of £5 million in 2008.

(ix)                            Exceptional items

Exceptional items of £38 million arose in the 26 weeks ended 27 September 2008. Following the Best Buy Europe Joint Venture Transaction, the Best Buy Europe Group commenced the disposal of approximately 100 stores, primarily in the UK and France. Costs of £18 million were recognised in relation to the disposal programme, comprising fixed asset write downs of £7 million and provision for disposal costs of £11 million. Also as a result of the transaction, the Best Buy Europe Group accelerated a shift in its range of retail stock away from mobile phones towards laptops and other non-mobile products, resulting in an exceptional clearance exercise. Losses of £8 million were incurred in disposing of the products that were removed from the sale range. The Best Buy Europe Group also conducted reorganisations of its central support structures to achieve greater divisional autonomy and efficiency. These reorganisations resulted in redundancy and other restructuring costs of £12 million.

Tax credits of £10 million were recognised in the period in respect of these exceptional items.

There were no exceptional items in the six months ended 30 September 2009.

(c)                                Results of joint ventures — Virgin Mobile France

	Six months	26 weeks
	ended	ended
	30 September	27 September
	2009	2008
	£m	£m
Headline and statutory results
Revenue*	88	64
EBITDA	(17)	(8)
Depreciation and amortisation	(2)	(1)
EBIT	(19)	(9)
Net interest expense	(1)	(1)
Loss before taxation	(20)	(10)
Taxation	6	3
Net loss for the period	(14)	(7)

Of which attributable to the New Carphone Warehouse Group	(7)	(3)

*            Revenue excludes contributions towards subscriber acquisition costs from network operators and customers to simplify presentation. These items, which have a value of £22 million (2008: £29 million), are netted off against acquisition costs within EBITDA.

(i)                                  Overview

Virgin Mobile France had a very successful period, achieving strong organic growth, in part driven by new unlimited usage tariffs launched towards the end of the period. The customer base increased from 1.0 million at September 2008 to 1.2 million at September 2009, of whom 49 per cent. were postpay (2008: 45 per cent.).

(ii)                              Revenue

Customer base revenue grew by 38 per cent. from £64 million to £88 million reflecting customer base growth, an increase in ARPU and the strengthening of the Euro year-on-year.

(iii)                          EBITDA

EBITDA losses increased to £17 million from £8 million in 2008. The growth in the customer base and associated increase in revenue was offset by increases in variable and semi-variable costs and an increase in subscriber acquisition costs as the business continued to invest in customer recruitment.

(iv)                            Depreciation and amortisation

Depreciation and amortisation increased to £2 million (2008: £1 million) reflecting investment in IT infrastructure.

(v)                                Net interest expense

Net interest expense was flat year-on-year at £1 million.

(vi)                            Taxation

A taxation credit of £6 million was recognised in the six months ended 30 September 2009 (2008: £3 million), reflecting the application to pre-tax losses of the effective rate of corporation tax in each period.

6.2                               Comparison of the year ended 31 March 2009 to the year ended 29 March 2008

(a)                               The New Carphone Warehouse Group

	Year ended
	31 March	29 March
	2009	2008
	£m	£m
Headline results
Revenue	5	5
Operating expenses	(5)	(5)
Share of results of joint ventures	20	61
EBIT	20	61
Net interest expense	(3)	(4)
Profit before taxation	17	57
Taxation	1	1
Net profit for the year	18	58

Statutory results
Headline net profit for the year	18	58
Exceptional items:
Operating expenses	(5)	—
Share of results of joint ventures	(23)	—
Net (loss) profit for the year	(10)	58

(i)                                  Overview

Headline EBIT fell by 67 per cent. from £61 million to £20 million year-on-year, reflecting a tough economic climate for the Best Buy Europe Group and a year of increased investment in Virgin Mobile France.

Despite a fall in the handset market in the calendar year 2008, the Best Buy Europe Group’s revenues grew by 15 per cent. (6 per cent. on a constant currency basis) to £3,563 million in the financial year ended 31 March 2009. This revenue growth was in part at the expense of gross margin percentage, which declined from 30 per cent. to 29 per cent., but it drove market share gains that strengthened the Best Buy Europe Group’s position in the market and with it, its relationship with key commercial partners. The New Carphone Warehouse Group’s share of the Headline profits of the Best Buy Europe Group fell from £67 million in the financial year ended 29 March 2008 to £28 million in the financial year ended 31 March 2009.

Virgin Mobile France had a year of increased investment, adding over 300,000 customers and bringing its base to over 1.1 million customers. By the year-end the base was approaching the critical mass necessary to generate profit and Virgin Mobile France is expected to become profitable in the final months of the year to 31 March 2010. The New Carphone Warehouse Group’s share of the losses associated with Virgin Mobile France increased from £6 million in the financial year ended 29 March 2008 to £8 million the financial year ended 31 March 2009.

(ii)                              Revenue

Revenue was broadly flat year-on-year at £5 million.

(iii)                          Operating expenses

Operating expenses were also broadly flat year-on-year, at £5 million.

(iv)                            Share of results of joint ventures

Post-tax profits from joint ventures decreased by 67 per cent. to £20 million in the financial year ended 31 March 2009 (2008: £61 million). Profits from the Best Buy Europe Group fell from £67 million in the financial year ended 29 March 2008 to £28 million in the financial year ended 31 March 2009. Losses from Virgin Mobile France increased from £6 million in the financial year ended 29 March 2008 to £8 million in the financial year ended 31 March 2009. Results of joint ventures are analysed in more detail below.

(v)                                Net interest expense

Net interest expense decreased by £1 million to £3 million in the financial year ended 31 March 2009 (2008: £4 million), principally reflecting a reduction in base interest rates year-on-year.

(vi)                            Taxation

A taxation credit of £1 million arose in both years reflecting the application to pre-tax losses, excluding results of joint ventures, of the effective rate of corporation tax in each year.

(vii)                        Exceptional items

Exceptional charges through operating expenses relate to a £5 million impairment of legacy wireless internet minority investments. A further £23 million of exceptional items relate to the Best Buy Europe Group and are described below.

(b)                               Results of joint ventures — the Best Buy Europe Group

	Year ended
	31 March	29 March
	2009	2008
	£m	£m
Headline results*
Revenue	3,563	3,091
Cost of sales	(2,530)	(2,151)
Gross profit	1,033	940
Operating expenses excluding depreciation and amortisation	(856)	(729)
Other operating income — Best Buy Mobile	8	—
EBITDA	185	211
Depreciation and amortisation	(87)	(65)
Share of results of joint ventures and associates	—	(1)
EBIT	98	145
Net interest (expense) income	(12)	3
Profit before taxation	86	148
Taxation	(29)	(14)
Net profit for the year	57	134

Of which attributable to the New Carphone Warehouse Group	28	67

Statutory results
Headline net profit for the year	57	134
Exceptional items:
Operating expenses excluding depreciation and amortisation	(57)	—
Taxation	11	—
Goodwill expense	—	(1)
Net profit for the year	11	133

Of which attributable to the New Carphone Warehouse Group	5	67

*            The results of the Best Buy Europe Group for the years ended 31 March 2009 and 29 March 2008 as presented above include share-based payments charges of £3 million and £6 million respectively. In the annual report of Carphone Warehouse issued on 5 June 2009, these costs were recorded as PLC costs and were not allocated to the Best Buy Europe Group.

(i)                                  Overview

Despite a fall in the handset market in the calendar year 2008, the Best Buy Europe Group increased its revenues in the financial year ended 31 March 2009. This revenue growth was in part at the expense of gross margin which declined from 30 per cent. to 29 per cent., but it drove market share gains that strengthened the Best Buy Europe Group’s position in the market and with it, its relationship with key commercial partners.

(ii)                              Revenue

Revenue grew 15 per cent. year-on-year to £3,563 million (2008: £3,091 million) with 9 per cent. of this revenue growth attributable to the increased strength of the Euro. Like-for-like revenue, removing the impact of new space, was up 7.9 per cent., or 1.1 per cent. at constant currencies, as connections growth was driven by high-end, internet-enabled smartphones. Additional growth was provided by an increase of 7 per cent. in retail selling space, including franchise stores, and by growth in the bulk sale of mobile handsets to dealers and distributors.

(iii)                          Cost of sales and gross profit

Gross profit increased by 10 per cent. to £1,033 million (2008: £940 million) reflecting a fall in gross margin of 140 basis points year-on-year from 30.4 per cent. to 29.0 per cent. This decline reflected a more aggressive trading stance as the Best Buy Europe Group sought to use its scale and strong financial position to grow its market share. The decline also reflected the impact on product mix of lower margin mobile broadband connections and the drive into the laptop marketplace, together with relatively low margin bulk sales.

(iv)                            Operating expenses excluding depreciation and amortisation

Operating expenses excluding depreciation and amortisation increased by 17 per cent. to £856 million (2008: £729 million) in the financial year ended 31 March 2009, reflecting the 7 per cent. increase in store space and strengthening of the Euro noted above. In addition, the Best Buy Europe Group invested in the Best Buy-branded “Big Box” concept, with £7 million of expenses incurred during the year.

(v)                                Other operating income — Best Buy Mobile

Other operating income of £8 million (2008: £nil) represents the Best Buy Europe Group’s share of profits from Best Buy Mobile in the US, which started to exceed profit share targets for the first time in the financial year ended 31 March 2009 as Best Buy Mobile delivered significant growth and market share gains. By 31 March 2009, Best Buy Mobile had a presence throughout Best Buy’s “Big Box” stores in addition to 39 smaller standalone stores.

(vi)                            Depreciation and amortisation

Depreciation and amortisation increased by 34 per cent. year-on-year to £87 million (2008: £65 million). In the financial year ended 29 March 2008, the TalkTalk Group bore an allocation of depreciation and amortisation charges on shared IT assets amounting to £12 million. Following the Best Buy Europe Joint Venture Transaction, this arrangement was superseded in July 2008 by a charge through revenue from the Best Buy Europe Group to the TalkTalk Group in relation to shared assets. This change resulted in an increase in depreciation and amortisation in the Best Buy Europe Group, partially offset by an increase in revenue. The increase also reflects the substantial investment in the store portfolio and in IT infrastructure and software during the financial years ended 29 March 2008 and 31 March 2009.

(vii)                        Share of results of joint ventures and associates

Results from joint ventures and associates relate to The Phone House Services Telecoms S.A.S., a French facilities management business that was sold during the financial year ended 31 March 2009, and Geek Squad, which was a joint venture until the Best Buy Europe Joint Venture Transaction.

(viii)       Net interest (expense) income

Net interest expense of £12 million was incurred in the financial year ended 31 March 2009, compared to net interest income of £3 million in the financial year ended 29 March 2008. The change reflects dividends paid and changes in group structure associated with the Best Buy Europe Joint Venture Transaction, together with the impact of working capital absorption during the financial year ended 31 March 2009, as outlined in paragraph 7 below.

(ix)         Taxation

Taxation on Headline earnings increased from £14 million in the financial year ended 29 March 2008 to £29 million in the financial year ended 31 March 2009, representing an effective rate of 9 per cent. and 34 per cent. respectively. The effective rate in the financial year ended 29 March 2008 benefited from adjustments in respect of prior periods and from profits arising in low-tax jurisdictions. The effective rate in the financial year ended 31 March 2009 was affected by one-off provisions for tax uncertainties and from a reduction in the proportion of profits generated in low-tax jurisdictions.

(x)           Exceptional items

Exceptional items of £57 million arose in the year ended 31 March 2009. Following the Best Buy Europe Joint Venture Transaction, the Best Buy Europe Group commenced the disposal of approximately 100 stores, primarily in the UK and France. Costs of £19 million were recognised in relation to the disposal programme, comprising fixed asset write downs of £7 million and provision for disposal costs of £12 million. Also as a result of the transaction, the Best Buy Europe Group accelerated a shift in its range of retail stock away from mobile phones towards laptops and other non-mobile products, resulting in an exceptional clearance exercise. Losses of £8 million were incurred in disposing of the products that were removed from the sales range. The Best Buy Europe Group also conducted reorganisations of its central support structures to achieve greater divisional autonomy and efficiency. These reorganisations resulted in redundancy and other restructuring costs of £30 million.

Tax credits of £11 million were recognised in respect of these exceptional items.

There were no exceptional items in the financial year ended 29 March 2008.

(xi)         Goodwill expense

Goodwill expense relates to the utilisation of previously unrecognised acquired tax losses.

(c)       Results of joint ventures — Virgin Mobile France

	Year ended
	31 March	29 March
	2009	2008
	£m	£m
Headline and statutory results
Revenue*	139	87
EBITDA	(20)	(16)
Depreciation and amortisation	(3)	(1)
EBIT	(23)	(17)
Net interest expense	(1)	(1)
Loss before taxation	(24)	(18)
Taxation	7	6
Net loss for the year	(17)	(12)

Of which attributable to the New Carphone Warehouse Group	(8)	(6)

*      Revenue excludes contributions towards subscriber acquisition costs from network operators and customers to simplify presentation. These items, which had a value of £71 million (2008: £60 million), are netted off against acquisition costs within EBITDA.

(i)           Overview

Virgin Mobile France had a year of increased investment, adding over 300,000 customers and bringing its base to over 1.1 million customers. By the year-end the base was approaching the critical mass necessary to generate profit and Virgin Mobile France is expected to become profitable in the final months of the financial year to 31 March 2010.

Virgin Mobile France operates in Euros and the strengthening of the Euro between the financial year ended 29 March 2008 and the financial year ended 31 March 2009 affected all lines in the income statement.

(ii)          Revenue

Revenue increased by 60 per cent. year-on-year, reflecting increased customer numbers, an increase in ARPU, and the strengthening of the Euro year-on-year.

(iii)         EBITDA

EBITDA losses increased by 25 per cent. to £20 million in the financial year ended 31 March 2009 (2008: £16 million). Revenue growth of 60 per cent. was offset by additional access and usage charges to Orange reflecting the increased usage of their network. The growth in the customer base also caused increases in variable and semi-variable costs as the business grew to support the base. Subscriber acquisition costs increased year-on-year reflecting the investment in the base.

(iv)         Depreciation and amortisation

Depreciation and amortisation increased from £1 million to £3 million year-on-year, reflecting investment in IT infrastructure.

(v)           Net interest expense

Net interest expense was broadly flat year-on-year at £1 million, with increased borrowings partially offset by a reduction in average interest rates.

(vi)         Taxation

A taxation credit of £7 million was recognised in the financial year ended 31 March 2009 (2008: £6 million), reflecting the application to pre-tax losses of the effective rate of corporation tax in each year.

6.3      Comparison of the year ended 29 March 2008 to the year ended 31 March 2007

(a)       The New Carphone Warehouse Group

	Year ended
	29 March	31 March
	2008	2007
	£m	£m
Headline and statutory results
Revenue	5	4
Operating expenses	(5)	(5)
Share of results of joint ventures	61	50
EBIT	61	49
Net interest expense	(4)	(3)
Profit before taxation	57	46
Taxation	1	1
Net profit for the year	58	47

(i)           Overview

The financial year ended 29 March 2008 saw good progress in the Best Buy Europe Group, despite a subdued handset market, with year-on-year revenue growth of 7 per cent. and an increase of 16 per cent. in profits attributable to the New Carphone Warehouse Group from £58 million to £67 million.

Virgin Mobile France also had another year of investment in customer recruitment and brand development as the customer base continued to grow. By the year end Virgin Mobile France had more than 800,000 customers.

(ii)          Revenue

Revenue increased by £1 million to £5 million in the financial year ended 29 March 2008 (2007: £4 million) reflecting the commencement of rental income on a second site in Acton.

(iii)         Operating expenses

Operating expenses were broadly flat year-on-year at £5 million.

(iv)         Share of results of joint ventures

Post-tax profits from joint ventures increased by 22 per cent. to £61 million in the financial year ended 29 March 2008 (2007: £50 million). Profits from the Best Buy Europe Group increased by 16 per cent. to £67 million in the financial year ended 29 March 2008 (2007: £58 million) while losses from Virgin Mobile France decreased by £2 million to £6 million (2007: £8 million). Results of joint ventures are analysed in more detail below.

(v)           Net interest expense

Net interest expense increased by £1 million to £4 million in the financial year ended 29 March 2008 (2007: £3 million) reflecting in part the increased borrowings required to finance the second building in Acton.

(vi)         Taxation

A taxation credit of £1 million was recognised in both years reflecting the application to pre-tax losses, excluding results of joint ventures, of the effective rate of corporation tax in each year.

(b)       Results of joint ventures — the Best Buy Europe Group

	Year ended
	29 March	31 March
	2008	2007
	£m	£m
Headline results*
Revenue	3,091	2,886
Cost of sales	(2,151)	(1,973)
Gross profit	940	913
Operating expenses excluding depreciation and amortisation	(729)	(712)
EBITDA	211	201
Depreciation and amortisation	(65)	(54)
Share of results of joint ventures and associates	(1)	—
EBIT	145	147
Net interest income (expense)	3	(16)
Profit before taxation	148	131
Taxation	(14)	(15)
Net profit for the year	134	116

Of which attributable to the New Carphone Warehouse Group	67	58

Statutory results
Headline net profit for the year	134	116
Goodwill expense	(1)	(1)
Net profit for the year	133	115

Of which attributable to the New Carphone Warehouse Group	67	58

*      The results of the Best Buy Europe Group for the years ended 29 March 2008 and 31 March 2007 as presented above include share-based payments charges of £6 million and £7 million respectively. In the annual report of Carphone Warehouse issued on 5 June 2009, these costs were recorded as PLC costs and were not allocated to the Best Buy Europe Group.

(i)           Overview

The financial year ended 29 March 2008 saw good progress in the Best Buy Europe Group, despite a subdued handset market, with year-on-year revenue growth of 7 per cent. and an increase of 16 per cent. in net profits from £116 million to £134 million. The Best Buy Europe Group increased market share through the continued strength of the customer proposition, based on the widest range of handsets and impartial advice. Growth was predominantly driven by new mobile services — notably by smartphones, offering internet access and email capability; and mobile broadband modems, allowing customers to access broadband on their laptop computers over the mobile network infrastructure.

(ii)          Revenue

Revenue increased by 7 per cent. to £3,091 million in the financial year ended 29 March 2008 (2007: £2,886 million). Average selling space increased by 18 per cent. year-on-year, including franchise stores, and like-for-like revenue growth was 2.8 per cent. Retail revenue grew by 10 per cent. year-on-year, with this growth in part offset by a weak performance from the Best Buy Europe Group’s non-store channels, especially the off-the-page business which suffered from a change in distribution strategies by the network operators and negative publicity over cashback offers from some providers in the market.

(iii)         Cost of sales and gross profit

Gross profit increased by £27 million to £940 million (2007: £913 million). This was a fall of 120 basis points year-on-year from 31.6 per cent. to 30.4 per cent. The deterioration in margin reflected the Best Buy Europe Group’s strategy of investing in the customer proposition in order to grow its presence in the market with the aim of improving terms with suppliers, the benefit of which can be reinvested into the customer proposition to create further market share gains.

(iv)         Operating expenses excluding depreciation and amortisation

Operating expenses excluding depreciation and amortisation increased by £17 million to £729 million in the financial year ended 29 March 2008 (2007: £712 million) as the impact of the increase in average selling space was offset by cost savings as various efficiency initiatives began to take effect.

(v)           Depreciation and amortisation

Depreciation and amortisation increased by 20 per cent. to £65 million in the financial year ended 29 March 2008 (2007: £54 million). This increase reflects the significant store growth and investment in IT infrastructure in previous periods.

(vi)         Share of results of joint ventures and associates

Results from joint ventures and associates relate to The Phone House Services Telecoms S.A.S., a French facilities management business that was sold during the financial year ended 31 March 2009, and Geek Squad, which was a joint venture until the Best Buy Europe Joint Venture Transaction.

(vii)        Net interest income (expense)

Net interest expense of £16 million in the financial year ended 31 March 2007 moved to net interest income of £3 million in the financial year ended 29 March 2008, principally as a result of inter-group transfers which affected the Best Buy Europe Group’s net debt.

(viii)       Taxation

Taxation on Headline earnings decreased by £1 million to £14 million in the financial year ended 29 March 2008 (2007: £15 million), representing an effective rate of 9 per cent. (2007: 11 per cent.). The effective rate in both years benefited from profits generated in low-tax jurisdictions and adjustments in respect of prior periods.

(ix)         Goodwill expense

Goodwill expense relates to the utilisation of previously unrecognised acquired tax losses.

(c)       Results of joint ventures — Virgin Mobile France

	Year ended
	29 March 2008	31 March 2007
	£m	£m
Headline and statutory results
Revenue*	87	29
EBITDA	(16)	(23)
Depreciation and amortisation	(1)	—
EBIT	(17)	(23)
Net interest expense	(1)	(1)
Loss before taxation	(18)	(24)
Taxation	6	7
Net loss for the year	(12)	(17)

Of which attributable to the New Carphone Warehouse Group	(6)	(8)

*      Revenue excludes contributions towards subscriber acquisition costs from network operators and customers to simplify presentation. These items, which had a value of £60 million (2007: £16 million), are netted off against acquisition costs within EBITDA.

(i)           Overview

Virgin Mobile France had another year of investment in customer recruitment and brand development as the customer base continued to grow. By 29 March 2008 Virgin Mobile France had more than 800,000 customers.

(ii)          Revenue

Revenue increased by £58 million to £87 million (2007: £29 million) in the financial year ended 29 March 2008 as the base grew substantially and ARPU increased year-on-year.

(iii)         EBITDA

EBITDA losses decreased by 30 per cent. to £16 million in the financial year ended 29 March 2008 (2007: £23 million). Revenue growth was partly offset by increased access and usage charges to Orange, reflecting the increased usage of their network, and an increase in variable and semi-variable costs reflecting the growth in the customer base. Subscriber acquisition costs were broadly flat year-on-year as a reduced cost per acquisition was offset by an increase in new customers acquired.

(iv)         Depreciation and amortisation

Depreciation and amortisation increased to £1 million in the financial year ended 29 March 2008 (2007: £nil) as a result of investment in IT systems and equipment.

(v)           Net interest expense

Net interest expense was broadly flat year-on-year at £1 million.

(vi)         Taxation

A tax credit of £6 million was recognised in the financial year ended 29 March 2008 (2007: £7 million), reflecting the application to pre-tax losses of the effective rate of corporation tax in each year.

7.        Liquidity and capital resources

7.1      Comparison of the six months ended 30 September 2009 to the 26 weeks ended 27 September 2008

(a)       The New Carphone Warehouse Group

	Six months	26 weeks
	ended	ended
	30 September	27 September
	2009	2008
	£m	£m
Operating cash flow	1	(2)
Investment in joint ventures	(3)	(25)
Interest	(1)	(2)
Other cash flow movements	3	29
Net movement on cash and cash equivalents	—	—

Opening net loans to and from related parties	(104)	(80)
Net movement on cash and cash equivalents	—	—
Net movement on loans to and from related parties	—	(3)
Closing net loans to and from related parties	(104)	(83)

New Carphone Warehouse had no movement on net debt in the six months ended 30 September 2009 (2008: outflow of £3 million). Operating cash flow improved to an inflow of £1 million (2008: outflow of £2 million) reflecting an increase of £1 million in operating profit and an improvement in working capital inflow of £2 million. Investment in joint ventures of £3 million in the period ended 30 September 2009 relates to Virgin Mobile France, while investment in the period ended 27 September 2008 relates to Best Buy Europe.

Other cash flow movements relate primarily to movements in demerger reserves and loans to and from related parties.

(b)       Joint ventures — the Best Buy Europe Group

	Six months	26 weeks
	ended	ended
	30 September	27 September
	2009	2008
	£m	£m
Headline EBITDA	79	71
Working capital	(91)	(214)
Capital expenditure	(35)	(50)
Operating free cash flow (pre-exceptionals)	(47)	(193)

There was an operating free cash outflow of £47 million in the six months ended 30 September 2009 (2008: outflow of £193 million) reflecting a year-on-year reduction in working capital outflows. The working capital outflow was £91 million in the six months ended 30 September 2009 (2008: £214 million). This outflow represents a more typical seasonal profile than in the financial year ended 29 March 2008, when a change in network terms resulted in a one-off increase in deferred commissions.

Capital expenditure was £35 million, a reduction of 30 per cent. year-on-year (2008: £50 million) mainly as a result of the reduction in new store openings and IT spend.

(c)       Joint ventures — Virgin Mobile France

	Six months	26 weeks
	ended	ended
	30 September	27 September
	2009	2008
	£m	£m
EBITDA	(17)	(8)
Working capital	(3)	10
Capital expenditure	(1)	—
Operating free cash flow	(21)	2

Virgin Mobile France saw an operating free cash outflow of £21 million (2008: inflow of £2 million) primarily as a result of increased EBITDA losses and timing differences on working capital.

7.2      Comparison of the financial year ended 31 March 2009 to the financial year ended 29 March 2008

(a)       The New Carphone Warehouse Group

	Year ended
	31 March	29 March
	2009	2008
	£m	£m
Operating cash flow	2	1
Capital expenditure	(1)	(8)
Investment in joint ventures	(47)	(7)
Interest	(3)	(4)
Other cash flow movements	49	18
Net movement on cash and cash equivalents	—	—

Opening net loans to and from related parties	(80)	(64)
Net movement on cash and cash equivalents	—	—
Net movement on loans to and from related parties	(24)	(16)
Closing net loans to and from related parties	(104)	(80)

The New Carphone Warehouse Group experienced an outflow of £24 million on net debt in the financial year to 31 March 2009 (2008: outflow of £16 million). Operating cash flow increased to £2 million (2008: £1 million) reflecting a slight improvement in working capital. Investment in joint ventures increased to £47 million in the year ended 31 March 2009 (2008: £7 million) reflecting investment of £35 million in Best Buy Europe and further investment in Virgin Mobile France. This was partly offset by a reduction in capital expenditure to £1 million (2008: £8 million) as the building work on the Irlam site was substantially completed.

Other cash flow movements relate primarily to movements in demerger reserves and loans to and from related parties.

(b)       Joint ventures — the Best Buy Europe Group

	Year ended
	31 March	29 March
	2009	2008
	£m	£m
Headline EBITDA	185	211
Working capital	(157)	2
Capital expenditure	(115)	(107)
Operating free cash flow (pre-exceptionals)	(87)	106

The Best Buy Europe Group saw an operating free cash outflow of £87 million in the financial year ended 31 March 2009 (2008: inflow of £106 million). The adverse movement was largely due to working capital absorption, particularly in the first half of the year. The working capital position reflected an increasing alignment of the Best Buy Europe Group’s interests with its network partners, with commission being deferred over the contract life rather than paid up front. Whilst not affecting revenue recognition, this had an adverse impact on working capital. The Best Buy Europe Group worked with the networks and other key suppliers to limit further absorption of working capital, experiencing no further absorption in the second half of the year.

(c)       Joint ventures — Virgin Mobile France

	Year ended
	31 March	29 March
	2009	2008
	£m	£m
EBITDA	(20)	(16)
Working capital	6	10
Capital expenditure	(1)	(5)
Operating free cash flow	(15)	(11)

Virgin Mobile France saw an outflow on operating free cash flow of £15 million in the financial year ended 31 March 2009 (2008: outflow of £11 million). The Virgin Mobile France business model does not have large working capital requirements as a significant proportion of customer revenue is billed in advance. Working capital was generated in both the financial year ended 31 March 2009 and the financial year ended 29 March 2008 resulting in free cash outflow being less than EBITDA losses in both years.

Capital expenditure dropped from £5 million in the year ended 29 March 2008 to £1 million in the year ended 31 March 2009, reflecting significant investment in IT in the earlier year.

7.3      Comparison of the year ended 29 March 2008 to the year ended 31 March 2007

(a)       The New Carphone Warehouse Group

	Year ended
	29 March	31 March
	2008	2007
	£m	£m
Operating cash flow	1	1
Capital expenditure	(8)	(15)
Investment in joint ventures	(7)	(8)
Interest	(4)	(3)
Other cash flow movements	18	25
Net movement on cash and cash equivalents	—	—

Opening net loans to and from related parties	(64)	(37)
Net movement on cash and cash equivalents	—	—
Net movement on loans to and from related parties	(16)	(27)
Closing net loans to and from related parties	(80)	(64)

The New Carphone Warehouse Group experienced an outflow of £16 million on net debt in the financial year to 29 March 2008 (2007: outflow of £27 million). Investment in joint ventures was £7 million (2007: £8 million) representing investment in Virgin Mobile France. Capital expenditure decreased to £8 million (2007: £15 million). In the year ended 31 March 2007 the capital expenditure related to the second site in Acton which was completed by 31 March 2007 and the start of the development of the Irlam site. Capital expenditure in the financial year ended 29 March 2008 reflected the substantial completion of the Irlam site.

Other cash flow movements relate primarily to movements in demerger reserves and loans to and from related parties.

(b)       Joint ventures — the Best Buy Europe Group

	Year ended	Year ended
	29 March	31 March
	2008	2007
	£m	£m
Headline EBITDA	211	201
Working capital	2	(35)
Capital expenditure	(107)	(109)
Operating free cash flow	106	57

Best Buy Europe saw an inflow on operating free cash flow of £106 million (2007: £57 million). This uplift reflected an improvement in working capital from an outflow of £35 million to an inflow of £2 million in the financial year ended 29 March 2008 with the change primarily reflecting cut-off differences.

(c)       Joint ventures — Virgin Mobile France

	Year ended
	29 March	31 March
	2008	2007
	£m	£m
EBITDA	(16)	(23)
Working capital	10	8
Capital expenditure	(5)	(1)
Operating free cash flow	(11)	(16)

Virgin Mobile France saw an operating free cash outflow of £11 million in the financial year ended 29 March 2008 (2007: outflow of £16 million) principally reflecting a reduction in EBITDA losses.

Capital expenditure increased from £1 million in the year ended 31 March 2007 to £5 million in the year ended 29 March 2008, reflecting significant investment in IT in the later year.

8.        Contractual obligations and commitments at 30 September 2009

The New Carphone Warehouse Group had no contractual obligations or commitments at 30 September 2009, other than those funding obligations described in paragraph 11 below.

9.        Treasury

Prior to the Demerger, the New Carphone Warehouse Group’s treasury requirements have been serviced centrally by the Carphone Warehouse Group. The New Carphone Warehouse Group operates in accordance with the Carphone Warehouse Group treasury policies and procedures, which are periodically reviewed by the Carphone Warehouse Group and are subject to regular internal audit reviews.

Further information on the New Carphone Warehouse Group’s historical funding arrangements and management of foreign exchange, interest, credit and liquidity risk is set out in notes 17 and 18 of Section B of Part V of this document.

10.      Critical accounting estimates and assumptions

Estimates and assumptions used in the preparation of the financial information are continually reviewed and revised as necessary. Whilst every effort is made to ensure that such estimates and assumptions are reasonable, by their nature they are uncertain, and as such changes in estimates and assumptions may have a material impact on results. The principal balances in the financial information where changes in estimates and assumptions may have a material impact are as follows:

10.1   The New Carphone Warehouse Group

(a)       Recoverable amount of non-current assets

The non-current assets held by the New Carphone Warehouse Group are reviewed for potential impairment using estimates of the future economic benefits attributable to them. Any estimates of future economic benefits made in relation to non-current assets may differ from the benefits that ultimately arise, and materially affect the recoverable value of the asset.

(b)       Provisions

Provisions relate primarily to tax and other warranties provided in relation to the Best Buy Europe Joint Venture Transaction, and are based on the best information available to management at the balance sheet date. However, the ultimate value of any claims under these warranties may differ from the amounts provided.

10.2   The Best Buy Europe Group

(a)       Recoverable amount of non-current assets

All non-current assets, including goodwill, are reviewed for potential impairment using estimates of the future economic benefits attributable to them. Any estimates of future economic benefits made in relation to non-current assets may differ from the benefits that ultimately arise, and materially affect the recoverable value of the asset.

(b)       Trade and other receivables

Provisions for irrecoverable receivables are based on extensive historical evidence, and the best available information in relation to specific issues, but are unavoidably dependent on future events. Commission receivable within the Best Buy Europe Group depends for certain transactions on customer behaviour after the point of sale. Assumptions are therefore required, particularly in relation to levels of customer default within the contract period, and minimum levels of customer spend. Such assumptions are based on extensive historical evidence, and provision is made for the risk of potential changes in customer behaviour, but they are nevertheless inherently uncertain.

(c)       Current taxation

The complex nature of tax legislation across the tax jurisdictions in which the Best Buy Europe Group operates necessitates the use of many estimates and assumptions, where the outcome may differ from that assumed.

(d)       Deferred taxation

The extent to which tax losses can be utilised depends on the extent to which taxable profits are generated in the relevant jurisdictions in the foreseeable future, and on the tax legislation then in force, and as such the value of associated deferred tax assets is uncertain.

(e)       Provisions

The Best Buy Europe Group’s reorganisation and store disposal provisions are based on the best information available to management at the balance sheet date. However, the future costs assumed are inevitably only estimates, which may differ from those ultimately incurred. Sales provisions are based on historical patterns: of redemption for promotions, product return rates for returns and warranties, and penalty rates from network operators. The Best Buy Europe Group has extensive data in all areas; however, if the historical patterns on which the provisions are based change significantly in the future, results may be materially impacted.

10.3   Virgin Mobile France

(a)       Trade and other receivables

Provisions for irrecoverable receivables are based on the best available information in relation to specific issues, but are unavoidably dependent on future events. Such assumptions are based on extensive historical evidence, and provision is made for the risk of potential changes in customer behaviour, but they are nevertheless inherently uncertain.

(b)       Deferred taxation

The extent to which tax losses can be utilised depends on the extent to which taxable profits are generated in the foreseeable future, and on the tax legislation then in force, and as such the value of associated deferred tax assets is uncertain.

11.      Funding arrangements

New Carphone Warehouse had investments of £12,000 in government securities and no cash as at 31 December 2009. As at this date, it had borrowings of £262 million, all of which were provided through loans from Carphone Warehouse. Since this date, New Carphone Warehouse’s borrowings have reduced significantly.

Prior to Completion, net cash of £100 million will be provided to the New Carphone Warehouse Group by way of dividends from Carphone Warehouse. Additional dividends will also be provided to enable the New Carphone Warehouse Group to repay all loans from Carphone Warehouse. Based on pro forma net assets at 30 September 2009, dividends of £204 million would be paid, £104 million of which would be used to settle intercompany funding from Carphone Warehouse to the New Carphone Warehouse Group. Additionally, from Completion, New Carphone Warehouse will have a committed revolving credit facility of £50 million, provided by Royal Bank of Scotland and expiring in July 2012. The interest rate payable under this facility is at a margin over LIBOR and a non-utilisation fee is payable in respect of undrawn amounts.

These resources are available to cover the main funding requirements of the New Carphone Warehouse Group including its share of the funding of the Best Buy Europe Group and Virgin Mobile France. Loans to joint ventures bear interest at arm’s length rates and any unutilised surpluses will be invested across a wide range of financial institutions to minimise counterparty credit exposure.

The Best Buy Europe Group is principally funded by the Receivables Financing Agreement, which matures in July 2012. The agreement allows the Best Buy Europe Group to borrow up to £350 million against certain trade receivables, and as such the borrowings are legally secured over these receivables. The facility is provided by HSBC, Barclays Bank, Royal Bank of Scotland, Lloyds Banking Group and Credit Suisse. In addition, Best Buy Europe has a revolving credit facility of £125 million, which is provided equally by the New Carphone Warehouse Group and Best Buy and matures in March 2013.

New Carphone Warehouse will assume the obligations of Carphone Warehouse under the Carphone Warehouse Support Letter by entering into a new support letter on substantially the same terms and in replacement of the Carphone Warehouse Support Letter and under which it will be committed to provide further financial support to Best Buy Europe up to a maximum value of £50 million. New Carphone Warehouse expects to be able to meet its obligations under the revolving credit facility and the support letter out of cash and bank facilities that will be available on Demerger.

Virgin Mobile France is funded by equity and shareholder loans, which are provided equally by its shareholders. At 31 December 2009, loans from the New Carphone Warehouse Group to Virgin Mobile France totalled £52 million. It is not expected that Virgin Mobile France will require further funding, but if such funding is required, New Carphone Warehouse’s share of it will be financed by the New Carphone Warehouse Group resources set out above.

PART IV

CAPITALISATION AND INDEBTEDNESS

The following table shows the total debt and net financial indebtedness of the New Carphone Warehouse Group as at 31 December 2009.

£m
Non-current loans and other borrowings
Loans from related parties	(262)
Total debt	(262)

Non-current loans and other borrowings
Loans from related parties	(262)
Net financial indebtedness	(262)

(1)	This information is unaudited.

(2)	The New Carphone Warehouse Group has not in the past formed a separate legal group and therefore it is not meaningful to show share capital or an analysis of reserves.

(3)	Loans from related parties are provided by the TalkTalk Group and will be settled in full prior to Completion as described in Part VII of this document.

(4)	The New Carphone Warehouse had no cash or cash equivalents at 31 December 2009.

(5)	Loans from related parties are unsecured and are not guaranteed.

(6)

The increase in loans from related parties since 30 September 2009 reflects the acquisition by Virgin Mobile France of Tele2, together with additional funding to the Best Buy Europe Group during its peak trading period.

PART V

HISTORICAL CONSOLIDATED FINANCIAL INFORMATION RELATING TO THE NEW CARPHONE WAREHOUSE GROUP

Basis of financial information

Following Completion, the New Carphone Warehouse Group will comprise investments in two joint ventures, the Best Buy Europe Group and Virgin Mobile France, and various other investments, including freehold properties.

The financial information has been prepared with the objective of presenting the results, net assets and cash flows of the New Carphone Warehouse Group in the form that will arise on Completion, as if it had been a standalone business throughout the financial periods covered.

Full details of the basis of preparation of the financial information are provided in note 1 of Section B to the financial information for the New Carphone Warehouse Group for the years ended 31 March 2009, 29 March 2008 and 31 March 2007.

The following pages set out the audited consolidated financial information of the New Carphone Warehouse Group for the financial years ended 31 March 2009, 29 March 2008 and 31 March 2007 and the unaudited interim financial information for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008.

The financial information contained in this Part V does not constitute statutory accounts within the meaning of section 434 of the Act.

SECTION A: HISTORICAL CONSOLIDATED FINANCIAL INFORMATION FOR THE NEW CARPHONE WAREHOUSE GROUP FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2009 AND THE 26 WEEKS ENDED 27 SEPTEMBER 2008.

Consolidated income statement

For the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008

				Before			After
				exceptional		Exceptional	exceptional
		Total		items		items	items
	Notes	2009		2008		2008	2008
		£m		£m		£m	£m
Revenue	2	3		3		—	3
Cost of sales		—		—		—	—
Gross profit		3		3		—	3
Operating expenses		(3)		(4)		—	(4)
Share of results of joint ventures and associates	2, 4	8		8		(14)	(6)
Profit (loss) before interest and taxation		8		7		(14)	(7)
Interest expense		(3)		(8)		—	(8)
Interest income		2		6		—	6
Profit (loss) before taxation		7		5		(14)	(9)
Taxation	5	—		1		—	1
Net profit (loss) for the period		7		6		(14)	(8)

Earnings per share
Basic	8	0.8	p	0.7	p		(0.9	)p
Diluted	8	0.8	p	0.7	p		(0.9	)p

A reconciliation of Headline results to statutory results is provided in note 7 to the financial information.

The accompanying notes are an integral part of this consolidated income statement. All amounts relate to continuing operations.

Consolidated statement of comprehensive income

For the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008

	2009	2008
	£m	£m
Net profit (loss) for the period	7	(8)
Currency translation and cash flow hedges	(1)	—
Total recognised income and expense for the period	6	(8)

The accompanying notes are an integral part of this consolidated statement of comprehensive income.

Consolidated statement of changes in equity

For the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008

	2009	2008
	£m	£m
At the beginning of the period	414	426
Total recognised income and expense for the period	6	(8)
Movements in demerger reserves	3	(29)
At the end of the period	423	389

The accompanying notes are an integral part of this consolidated statement of changes in equity.

Consolidated balance sheet

As at 30 September 2009 and 27 September 2008

	Notes	2009	2008
		£m	£m
Non-current assets
Property, plant and equipment		66	66
Non-current asset investments		—	4
Loans to related parties		—	206
Interests in joint ventures and associates	3	480	419
		546	695
Current assets
Trade and other receivables		1	1
		1	1
Total assets		547	696
Current liabilities
Trade and other payables		(4)	(2)
Provisions		(16)	(16)
		(20)	(18)
Non-current liabilities
Loans from related parties		(104)	(289)
		(104)	(289)
Total liabilities		(124)	(307)
Net assets		423	389
Equity
Invested capital		423	389
Funds attributable to equity shareholders		423	389

The accompanying notes are an integral part of this consolidated balance sheet.

Consolidated cash flow statement

For the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008

	Notes	2009	2008
		£m	£m
Operating activities
Profit (loss) before interest and taxation		8	(7)
Adjustments for non-cash items:
Non-cash movements on joint ventures and associates		(8)	6
Operating cash flows before movements in working capital		—	(1)
Increase in trade and other payables		1	—
Increase in trade and other receivables		—	(1)
Cash flows from operating activities		1	(2)
Investing activities
Interest received		2	6
Investment in joint ventures and associates		(3)	(25)
Cash flows from investing activities		(1)	(19)
Financing activities
Movements on loans from the TalkTalk Group	9	(293)	276
Movement on loans to the Best Buy Europe Group	9	293	(273)
Interest paid		(3)	(8)
Cash flows relating to movements in demerger reserves		3	26
Cash flows from financing activities		—	21
Net movement on cash and cash equivalents		—	—
Cash and cash equivalents at the start of the period		—	—
Cash and cash equivalents at the end of the period		—	—

The accompanying notes are an integral part of this consolidated cash flow statement.

Notes to the financial information

For the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008

1.                                      Accounting policies and basis of preparation

The interim condensed financial information for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008 has been prepared on a going concern basis using the basis of preparation, accounting policies and methods of computation set out in Section B on pages 92 to 101. Where note 1u of Section B states that a standard or interpretation will be adopted by the New Carphone Warehouse Group in the year ended 31 March 2010, such standards and interpretations have duly been adopted in the period ended 30 September 2009. The financial information for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008 has not been subject to audit or review by New Carphone Warehouse’s auditors.

2.                                      Segmental reporting

Continuing operations are analysed as follows:

	Best Buy	Virgin	Carphone	New
	Europe	Mobile	Property and	Carphone
	Group	France	central	Warehouse
	(see note 3)	(see note 3)	functions	Group
	£m	£m	£m	£m
2009
Revenue	—	—	3	3
EBIT before share of results of joint ventures and associates	—	—	—	—
Share of results of joint ventures and associates	15	(7)	—	8
Headline and Statutory EBIT (segment results)	15	(7)	—	8

	Best Buy	Virgin	Carphone	New
	Europe	Mobile	Property and	Carphone
	Group	France	central	Warehouse
	(see note 3)	(see note 3)	functions	Group
	£m	£m	£m	£m
2008
Revenue	—	—	3	3
Headline EBIT before share of results of joint ventures and associates	—	—	(1)	(1)
Headline share of results of joint ventures and associates	11	(3)	—	8
Headline EBIT	11	(3)	(1)	7
Exceptional items (see note 4)	(14)	—	—	(14)
Statutory EBIT (segment results)	(3)	(3)	(1)	(7)

Transactions between segments are on an arm’s length basis.

3.     Interests in joint ventures and associates

Interests in joint ventures and associates are as follows:

Business	Principal activities	2009	2008

Best Buy Europe Group	Retail, distribution, insurance, MVNO	50.0%	50.0%
Virgin Mobile France	MVNO	48.5%	48.5%

				Net
	Net assets	Goodwill	Loans	investment
	£m	£m	£m	£m
2009
Opening balance	339	109	22	470
Additions	1	—	—	1
Loans provided (net)	—	—	2	2
Share of results	8	—	—	8
Foreign exchange	(1)	—	—	(1)
Closing balance	347	109	24	480
Best Buy Europe Group	369	109	—	478
Virgin Mobile France	(22)	—	24	2
Closing balance	347	109	24	480

				Net
	Net assets	Goodwill	Loans	investment
	£m	£m	£m	£m
2008
Opening balance	333	96	12	441
Additions	25	—	—	25
Share of results	(6)	—	—	(6)
Share of movements in demerger reserves	(41)	—	—	(41)
Closing balance	311	96	12	419
Best Buy Europe Group	324	96	—	420
Virgin Mobile France	(13)	—	12	(1)
Closing balance	311	96	12	419

During the period ended 30 September 2009, standalone banking facilities were put in place for the Best Buy Europe Group and the Carphone Warehouse Group’s revolving credit facility (“RCF”) to Best Buy Europe was reduced from £475 million to £230 million. At 30 September 2009 no amounts were drawn by Best Buy Europe under the RCF (2008: £206 million).

Loans are provided to Virgin Mobile France under a shareholder agreement under which funding is provided in equal proportion to each party’s shareholding.

The New Carphone Warehouse Group’s share of the results, assets and liabilities of its joint ventures and associates is as follows:

(a) Shares of results

	2009	2008
	£m	£m
Best Buy Europe Group
Revenue	1,674	1,617
Headline EBITDA	79	71
Depreciation and amortisation	(47)	(39)
Headline EBIT	32	32
Net interest expense	(6)	(5)
Taxation on Headline results	3	(5)
Headline profit after taxation	29	22
Exceptional items (see note 4)	—	(38)
Taxation on exceptional items (see note 4)	—	10
Profit (loss) after taxation	29	(6)
New Carphone Warehouse Group share
Share of revenue	837	809
Share of costs and expenses	(824)	(814)
Share of profit (loss) before taxation	13	(5)
Share of taxation	2	2
Share of profit (loss) after taxation	15	(3)

	2009	2008
	£m	£m
Virgin Mobile France
Revenue	110	93
EBITDA	(17)	(8)
Depreciation and amortisation	(2)	(1)
EBIT	(19)	(9)
Net interest expense	(1)	(1)
Taxation	6	3
Loss after taxation	(14)	(7)
New Carphone Warehouse Group share
Share of revenue	53	45
Share of costs and expenses	(63)	(49)
Share of loss before taxation	(10)	(4)
Share of taxation	3	1
Share of loss after taxation	(7)	(3)

Total New Carphone Warehouse Group share of results of joint ventures and associates	8	(6)

(b) Shares of assets and liabilities

	2009	2008
	£m	£m
Best Buy Europe Group
Non-current assets	570	532
Cash and overdrafts (net)	97	114
Loans from the New Carphone Warehouse Group	—	(206)
Other borrowings	(226)	(10)
Other assets and liabilities (net)	297	217
Net assets	738	647
New Carphone Warehouse Group share
Non-current assets	285	266
Cash and overdrafts (net)	48	57
Loans from the New Carphone Warehouse Group	—	(103)
Other borrowings	(113)	(5)
Other assets and liabilities (net)	149	109
Share of net assets	369	324

	2009	2008
	£m	£m
Virgin Mobile France
Non-current assets	41	28
Cash and overdrafts (net)	—	7
Loans from the New Carphone Warehouse Group	(24)	(12)
Other borrowings	(25)	(12)
Other assets and liabilities (net)	(37)	(37)
Net liabilities	(45)	(26)
New Carphone Warehouse Group share
Non-current assets	20	14
Cash and overdrafts (net)	—	3
Loans from the New Carphone Warehouse Group	(12)	(6)
Other borrowings	(12)	(6)
Other assets and liabilities (net)	(18)	(18)
Share of net liabilities	(22)	(13)
Total New Carphone Warehouse Group share of net assets (liabilities) of joint ventures and associates	347	311

4.     Exceptional items

The following items have been disclosed separately in the period ended 27 September 2008 given their size and one-off nature:

					New	New
					Carphone	Carphone
					Warehouse	Warehouse
		Pre-tax	Taxation	Post-tax	Group	Group
	Note	loss	credit	loss	share	share
		£m	£m	£m	%	£m
Results of joint ventures and associates
Best Buy Europe Group divisionalisation costs	a	(12)	3	(9)	50%	(4)
Best Buy Europe Group store closure and stock de-ranging costs	b	(26)	7	(19)	50%	(10)
		(38)	10	(28)		(14)

(a)         Best Buy Europe Group divisionalisation costs

Early in 2009, the Carphone Warehouse Group undertook a comprehensive reorganisation of its central support structures to provide greater divisional autonomy and efficiency. This reorganisation resulted in redundancy and other restructuring costs of £12 million against which a tax credit of £3 million was recognised.

(b)         Best Buy Europe Group store closure and stock de-ranging costs

Following the divisionalisation process described above, the Best Buy Europe Group commenced the disposal of approximately 100 stores, primarily in the UK and France. Costs of £18 million were recognised in relation to the disposal programme, comprising fixed asset write downs of £7 million and provision for disposal costs of £11 million. The Best Buy Europe Group also accelerated a shift in its range of retail stock away from mobile phones towards laptops and other non-mobile products, resulting in an exceptional clearance exercise. Losses of £8 million were incurred in disposing of the products that were removed from the sales range. A tax credit of £7 million was recognised in respect of these charges.

5.              Taxation

The tax charge in both periods reflects an effective tax rate of 28 per cent on profit before taxation, excluding profits or losses from joint ventures and associates, which are recorded net of tax.

6.              Equity dividends

No dividends have been paid or declared by New Carphone Warehouse in the periods covered by this financial information.

7.              Reconciliation of Headline results to statutory results

	Profit (loss)
	before interest	Profit (loss)	Net profit (loss)
	and taxation	before taxation	for the period
	£m	£m	£m
2008
Headline results	7	5	6
Exceptional items (see note 4)	(14)	(14)	(14)
Statutory results	(7)	(9)	(8)

There is no difference between Headline results and statutory results for the six months ended 30 September 2009.

8.     Earnings per share

	2009	2008
	£m	£m
Headline earnings (£ millions)	7	6
Statutory earnings (£ millions)	7	(8)
Weighted average number of shares (millions):
Average shares in issue	914	914
Less average holding by the Carphone Warehouse Employee Benefit Trust	(17)	(21)
For basic earnings per share	897	893
Dilutive effect of share options	18	24
For diluted earnings per share	915	917

	2009	2008
Basic pence per share
Headline	0.8	0.7
Statutory	0.8	(0.9)

	2009	2008
Diluted pence per share
Headline	0.8	0.7
Statutory	0.8	(0.9)

The weighted average number of shares for Carphone Warehouse has been applied for illustrative purposes in calculating earnings per share. This is not necessarily representative of the weighted average number of shares that will apply for New Carphone Warehouse following the Demerger.

9.     Analysis of changes in loans to and from related parties

	Opening	Cash flow	Closing
	£m	£m	£m
2009
Loans from the TalkTalk Group	(397)	293	(104)
Loans to the Best Buy Europe Group	293	(293)	—
	(104)	—	(104)
2008
Loans from the TalkTalk Group	(13)	(276)	(289)
Loans (from) to the Best Buy Europe Group	(67)	273	206
	(80)	(3)	(83)

As the New Carphone Warehouse Group does not hold any cash or cash equivalents, cash flows above solely reflect changes in loans to or from related parties.

10.  Related party transactions

During the period, the New Carphone Warehouse Group had the following disclosable transactions with related parties:

		Best Buy	Virgin
	TalkTalk	Europe	Mobile
	Group	Group	France
	£m	£m	£m
2009
Revenue for services provided	1	2	—
Net interest income (expense)	(3)	2	—
Loans owed to (by) New Carphone Warehouse Group	(104)	—	24

		Best Buy	Virgin
	TalkTalk	Europe	Mobile
	Group	Group	France
	£m	£m	£m
2008
Revenue for services provided	1	2	—
Net interest income (expense)	(8)	6	—
Loans owed to (by) New Carphone Warehouse Group	(289)	206	12

All products and services were provided at market rates.

11.  Post balance sheet events

On 10 December 2009, Financom S.A.S. subscribed for 709,491 new shares in Virgin Mobile France to take its shareholding to 5 per cent. As a result, the New Carphone Warehouse Group’s share of Virgin Mobile France was reduced to 47.5 per cent.

On 14 December 2009, Virgin Mobile France completed the acquisition of Tele2 for a cash consideration of £56 million.

SECTION B: HISTORICAL CONSOLIDATED FINANCIAL INFORMATION FOR THE NEW CARPHONE WAREHOUSE GROUP FOR THE FINANCIAL YEARS ENDED 31 MARCH 2009, 29 MARCH 2008 AND 31 MARCH 2007

Consolidated income statement

For the years ended 31 March 2009, 29 March 2008 and 31 March 2007

		Before			After
		exceptional		Exceptional	exceptional
		items		items	items		Total		Total
	Notes	2009		2009	2009		2008		2007
		£m		£m	£m		£m		£m
Revenue	2	5		—	5		5		4
Cost of sales		—		—	—		—		—
Gross profit		5		—	5		5		4
Operating expenses	3,4	(5)		(5)	(10)		(5)		(5)
Share of results of joint ventures and associates	2	20		(23)	(3)		61		50
Profit (loss) before interest and taxation	2,3	20		(28)	(8)		61		49
Interest expense	7	(16)		—	(16)		(9)		(25)
Interest income	7	13		—	13		5		22
Profit (loss) before taxation		17		(28)	(11)		57		46
Taxation	8	1		—	1		1		1
Net profit (loss) for the year		18		(28)	(10)		58		47
Earnings per share
Basic	11	2.0	p		(1.1	)p	6.4	p	5.3	p
Diluted	11	2.0	p		(1.1	)p	6.2	p	5.1	p

A reconciliation of Headline results to statutory results is provided in note 10 to the financial information.

The accompanying notes are an integral part of this consolidated income statement. All amounts relate to continuing operations.

Consolidated statement of comprehensive income

For the years ended 31 March 2009, 29 March 2008 and 31 March 2007

	2009	2008	2007
	£m	£m	£m
Net (loss) profit for the year	(10)	58	47
Currency translation and cash flow hedges	22	14	(1)
Net change in available-for-sale investments	1	(1)	(1)
Total recognised income and expense for the year	13	71	45

The accompanying notes are an integral part of this consolidated statement of comprehensive income.

Consolidated statement of changes in equity

For the years ended 31 March 2009, 29 March 2008 and 31 March 2007

	2009	2008	2007
	£m	£m	£m
At the beginning of the year	426	396	269
Total recognised income and expense for the year	13	71	45
Net cost of share-based payments	1	1	1
Share of other reserves movements on joint ventures and associates	2	—	6
Movements in demerger reserves	(28)	(42)	75
At the end of the year	414	426	396

The accompanying notes are an integral part of this consolidated statement of changes in equity.

Consolidated balance sheet

As at 31 March 2009, 29 March 2008 and 31 March 2007

	Notes	2009	2008	2007
		£m	£m	£m
Non-current assets
Property, plant and equipment	12	66	66	59
Non-current asset investments	13	—	4	5
Loans to related parties	17	293	—	82
Interests in joint ventures and associates	14	470	441	402
		829	511	548
Current assets
Trade and other receivables	15	1	—	—
		1	—	—
Total assets		830	511	548
Current liabilities
Trade and other payables	16	(3)	(2)	(3)
Provisions	19	(16)	(3)	(3)
		(19)	(5)	(6)
Non-current liabilities
Loans from related parties	17	(397)	(80)	(146)
		(397)	(80)	(146)
Total liabilities		(416)	(85)	(152)
Net assets		414	426	396
Equity
Invested capital	20	414	426	396
Funds attributable to equity shareholders		414	426	396

The accompanying notes are an integral part of this consolidated balance sheet.

Consolidated cash flow statement

For the years ended 31 March 2009, 29 March 2008 and 31 March 2007

	Notes	2009	2008	2007
		£m	£m	£m
Operating activities
(Loss) profit before interest and taxation		(8)	61	49
Adjustments for non-cash items:
Share-based payments		1	1	1
Non-cash movements on joint ventures and associates		3	(61)	(50)
Depreciation		1	1	1
Impairment of non-current asset investments		5	—	—
Operating cash flows before movements in working capital		2	2	1
Increase in trade and other receivables		(1)	—	—
Increase (decrease) in trade and other payables		1	(1)	—
Cash flows from operating activities		2	1	1

Investing activities
Interest received		13	5	22
Acquisition of property, plant and equipment		(1)	(8)	(15)
Investment in joint ventures and associates		(47)	(7)	(8)
Cash flows from investing activities		(35)	(10)	(1)

Financing activities
Movements on loans from the TalkTalk Group	21	384	95	(238)
Movements on loans to the Best Buy Europe Group	21	(360)	(79)	265
Interest paid		(16)	(9)	(25)
Cash flows relating to movements in demerger reserves		25	2	(2)
Cash flows from financing activities		33	9	—
Net movement on cash and cash equivalents		—	—	—
Cash and cash equivalents at the start of the year		—	—	—
Cash and cash equivalents at the end of the year		—	—	—

The accompanying notes are an integral part of this consolidated cash flow statement.

Notes to the financial information

For the years ended 31 March 2009, 29 March 2008 and 31 March 2007

1.                                      Accounting policies

(a)                                 Basis of preparation

This non-statutory  historical financial information has been prepared on a going concern basis in accordance with the requirements of the Prospectus Directive Regulation and in accordance with this basis of preparation. The basis of preparation describes how the financial information has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union except as described below. References to “IFRS” hereafter should be construed as references to IFRS as adopted by the EU.

IFRS does not provide for the presentation of the current New Carphone Warehouse Group structure throughout the reporting period and, accordingly, in preparing the combined historical financial information, certain accounting conventions commonly used for the preparation of historical financial information for inclusion in investment circulars as described in Annexure SIR 2000 ‘Investment Reporting Standard applicable to public reporting engagements on historical financial information’ issued by the UK Auditing Practices Board have been applied. The application of these conventions results in the material departures from IFRS described in the two bullet points below. In all other material respects IFRS has been applied.

•                  As explained above, the historical financial information is prepared as though Best Buy Europe has been a 50 per cent. joint venture of New Carphone Warehouse throughout the reporting period, whereas it was a 100 per cent. subsidiary until 30 June 2008, and therefore does not comply with the requirements of IAS 27 ‘Consolidated and Separate Financial Statements’. In order to provide a meaningful and comparable track record for investors the financial information has been presented as though it had been a 50 per cent. joint venture throughout the reporting period reflecting the ongoing structure of the New Carphone Warehouse Group.

•                  Carphone Warehouse held net investment hedges in respect of certain companies that after the Best Buy Europe Joint Venture Transaction formed part of the Best Buy Europe Group. Documentation in relation to these hedges did not refer to the specific entity which became the holding company for Best Buy Europe’s subsidiaries, joint ventures and associates as required by IAS 39 ‘Financial Instruments: Recognition and Measurement’. However, since the hedges were effective in all other respects and since the relevant hedge documentation was effective immediately following the Best Buy Joint Venture Transaction, the net investment hedges have been treated as effective in this financial information to avoid a materially distortive income statement movement which is not related to underlying trading or the hedging activities of the ongoing Best Buy Europe Group.

The consolidated financial information has been prepared on the historical cost basis, except for the revaluation of certain financial instruments and investments. The principal accounting policies adopted are set out below.

Presentation of the New Carphone Warehouse Group — general:

Following the completion of the Proposals, the New Carphone Warehouse Group will comprise investments in two joint ventures, Best Buy Europe and Virgin Mobile France, and various other investments, including freehold properties.

The consolidated financial information has been prepared with the objective of presenting the results, net assets and cash flows of the New Carphone Warehouse Group in the form that will arise on completion of the Proposals, as if it had been a standalone business during the years ended 31 March 2009, 29 March 2008 and 31 March 2007 (the “Reporting Period”).

The consolidated financial information has been prepared by aggregating the financial accounts of the companies and assets that will comprise the New Carphone Warehouse Group following the Proposals. Any assets and liabilities held within the consolidation of the Carphone Warehouse Group that relate to the New Carphone Warehouse Group have been reflected in the consolidated financial information, as though they had always formed part of the New Carphone Warehouse Group. The principles of IAS 27 ‘Consolidated and Separate Financial Statements’, SIC 12 ‘Consolidation — Special Purpose Entities’ and SIR 2000 ‘Investment Reporting Standards applicable to Public Reporting Engagements on Historical Financial

Information’ have been applied in determining the companies and assets to be combined and the principles to be followed.

Certain operating expenses relating to the New Carphone Warehouse Business arose in companies that will not form part of the New Carphone Warehouse Group on completion of the Proposals. Included within such costs are certain operating expenses that were borne by Carphone Warehouse, which will form part of the TalkTalk Group, during the Reporting Period. A proportion of these costs have been allocated to the New Carphone Warehouse Group using a basis of allocation consistent with the nature of the cost. In particular, the costs of the Carphone Warehouse Board and key management have been allocated between TalkTalk Group and the New Carphone Warehouse Group to reflect as far as possible the split of management responsibilities following the completion of the Proposals. These allocations do not necessarily reflect the results that the New Carphone Warehouse Group might have had if it had been a separate, standalone group during this time. As any such cost allocations did not result in cash payments, they are offset by an entry in equity, as “movements in demerger reserves”, and are reflected in the cash flow statement within “cash flows relating to movements in demerger reserves”.

During the Reporting Period, various services were provided to the New Carphone Warehouse Group by other companies within the Carphone Warehouse Group, and vice versa. The charges for these services might have been different had the New Carphone Warehouse Group existed on a standalone basis during the Reporting Period and therefore the consolidated financial information for the Reporting Period does not necessarily reflect the results, net assets and cash flows that the New Carphone Warehouse Group might have had if it had been a separate, standalone group during this time. Details of transactions with other companies within the Carphone Warehouse Group are set out in note 22.

Additionally, as the New Carphone Warehouse Group was not a standalone business during the Reporting Period, certain cash flows that relate to the New Carphone Warehouse Business actually arose in companies that will form part of the TalkTalk Group following completion of the Proposals. As such cash flows are not reflected in the companies that comprise the New Carphone Warehouse Group, they are also reflected within “cash flows relating to movements in demerger reserves”.

Dividends to or from other entities in the Carphone Warehouse Group have been eliminated with the corresponding entry recorded in equity. Such dividends would not have been applicable had the operations been independent during the Reporting Period and are not representative of the future position of the New Carphone Warehouse Group. Such payments are recorded in “cash flows relating to movements in demerger reserves”.

As the New Carphone Warehouse Group did not exist as a separate legal group during the Reporting Period, it is not meaningful to show share capital or an analysis of separate equity accounts. Instead, movements in the cumulative investment in the New Carphone Warehouse Group are presented as “invested capital”.

Presentation of the New Carphone Warehouse Group — financing arrangements:

During the Reporting Period, Carphone Warehouse provided funding to various companies within the Carphone Warehouse Group. The financial information reflects the historical loans and deposits within the New Carphone Warehouse Group, adjusted where necessary for transactions required to form the New Carphone Warehouse Group. Generally, such loans or deposits were provided on a short-term basis. They have been presented as non-current in the financial information to reflect the ongoing arrangements that are expected to apply following completion of the Proposals. Adjustment has also been made to present the funding of New Carphone Warehouse’s joint ventures as though it had been made via New Carphone Warehouse, to reflect the ongoing structure of their funding, although the funding was in fact provided directly by Carphone Warehouse.

Where such adjustments have been made, interest income and expense has only been adjusted for the interest on joint venture loans so as to recognise this in the New Carphone Warehouse, and will therefore not necessarily be representative of the interest income and expense that would have arisen had the New Carphone Warehouse Group been a separate, standalone group during this time.

Presentation of the New Carphone Warehouse Group — other:

Throughout the Reporting Period, IT functions were provided to various businesses within the Carphone Warehouse Group by a central IT company. This company formed part of the Best Buy Europe Group following the Best Buy Europe Joint Venture Transaction. Prior to this, the costs of the IT company, including depreciation, amortisation, other operating expenses and capital expenditure, were allocated to each part of the Carphone Warehouse Group based on the services provided. The allocation was applied in the financial statements of the Carphone Warehouse Group up until the date of the Best Buy Europe Joint Venture Transaction, from which time it was replaced by a different charge-out structure. To the extent that the allocation before the Best Buy Europe Joint Venture Transaction did not equal the cash consideration paid for these services, the difference has been recorded in equity.

Carphone Warehouse has issued equity settled share-based payments to certain employees of its subsidiaries and of the Best Buy Europe Group. The share option expense arising in relation to these employees has been allocated between TalkTalk Group, New Carphone Warehouse and the Best Buy Europe Group based on the businesses that benefited from the incentives.

Taxation has been allocated in the income statements of the New Carphone Warehouse Group, the TalkTalk Group and the Best Buy Europe Group to reflect as far as possible the underlying tax position in each business. Any group relief provided between companies in the Carphone Warehouse Group is therefore treated as having been charged, even if such charges were not made. As the New Carphone Warehouse Group did not exist in the Reporting Period on a separate, standalone basis, the taxation reflected in the financial information is not necessarily representative of the position if it had been, or of the position in the future.

EPS information has been provided based on the share capital of Carphone Warehouse in each year and the share holdings of the Carphone Warehouse Employee Benefit Trust, as New Carphone Warehouse did not exist during the years presented. Diluted EPS has been calculated using the Carphone Warehouse dilution adjustments.

Presentation of the Best Buy Europe Group:

The Best Buy Europe Joint Venture Transaction on 30 June 2008 reduced the Carphone Warehouse Group’s stake in the Best Buy Europe Group from 100 per cent. to 50 per cent. Periods prior to this date have been restated to present the results, cash flows and net assets of the Best Buy Europe Group as if it had been a 50 per cent. joint venture throughout the Reporting Period, to reflect the ongoing structure of the New Carphone Warehouse Group. This restatement has been recorded directly in equity as “movements in demerger reserves”. Costs and potential liabilities arising in the New Carphone Warehouse Group from the Best Buy Joint Venture Transaction have similarly been recorded as “movements in demerger reserves”.

Goodwill that related to the Best Buy Europe Group, but arose on investments held directly by Carphone Warehouse, was de-recognised as a result of the Best Buy Europe Joint Venture Transaction. Prior periods have been restated to present the financial position of the Best Buy Europe Group as though this goodwill did not exist throughout the Reporting Period. This restatement has been recorded directly in equity as “movements in demerger reserves”.

As part of the Best Buy Europe Joint Venture Transaction, certain companies and assets were transferred out of Best Buy Europe Group, as they did not form part of and were not controlled by the retail and distribution business of the Carphone Warehouse Group. Such companies and assets have been treated as though they were never part of the Best Buy Europe Group. Accordingly, any profits or losses arising on the transfers have been excluded from the results of the Best Buy Europe Group in the Reporting Period.

Carphone Warehouse held net investment hedges in respect of certain companies that after the Best Buy Europe Joint Venture Transaction formed part of the Best Buy Europe Group. Documentation in relation to these hedges did not exist in the form in which this financial information is presented, but since the hedges were effective in the legal form of the Carphone Warehouse Group at that time, they have been treated as effective in this financial information.

Joint ventures and associates:

Where necessary, adjustments are made to the financial statements of subsidiaries, joint ventures and associates to bring accounting policies used into line with those used by the New Carphone Warehouse Group.

The accounting policies detailed below also relate to those used by joint ventures and associates of the New Carphone Warehouse Group.

(b)                                 Basis of consolidation

The financial information reflects the results of the New Carphone Warehouse Group for the year from 30 March 2008 to 31 March 2009, the 52 week period ended 29 March 2008, and the 52 week period ended 31 March 2007 (each described as “the year”). The New Carphone Warehouse Group used to report using a weekly financial (“retail”) calendar under which the financial statements were drawn up to the closest Saturday to 31 March. Following the Best Buy Europe Joint Venture Transaction, New Carphone Warehouse Group elected to move to a fixed year end of 31 March. The Best Buy Europe Group continues to report to a retail calendar and its results for the year ended 31 March 2009 were drawn up to 4 April 2009.

The results of subsidiaries and joint ventures and associates acquired or sold during the Reporting Period are included from or to the date on which control or significant influence passed, except as noted in note 1(a). Intercompany transactions and balances between subsidiaries are eliminated on consolidation.

(c)                                  Foreign currency translation and transactions

Material transactions in foreign currencies are hedged using forward purchases or sales of the relevant currencies and are recognised in the financial information at the exchange rates thus obtained. Unhedged transactions are recorded at the exchange rate on the date of the transaction. Material monetary assets and liabilities denominated in foreign currencies are hedged, mainly using forward foreign exchange contracts to create matching liabilities and assets, and are retranslated at each balance sheet date. Hedge accounting as defined by IAS 39 ‘Financial Instruments: Recognition and Measurement’ has been applied by marking to market the relevant financial instruments at the balance sheet date and recognising the gain or loss in equity in respect of cash flow hedges, and through the income statement in respect of fair value hedges.

Financial instruments are also used for the purposes of net investment hedging. Hedges of net investments in foreign operations are accounted for similarly to cash flow hedges in that the gain or loss on the effective portion of the hedges is recognised in equity, while any gains or losses on any ineffective portion is recognised immediately in the income statement.

The results of overseas operations are translated at the average foreign exchange rates for the year, and their balance sheets are translated at the rates prevailing at the balance sheet date. Goodwill is held in the currency of the operations to which it relates. Exchange differences arising on the translation of opening net assets, goodwill and results of overseas operations are recognised in equity. All other exchange differences are included in the income statement.

The principal exchange rates against UK Sterling used in these financial statements are as follows:

	Average			Closing
	2009	2008	2007	2009	2008	2007
Euro	1.21	1.41	1.47	1.08	1.26	1.47
Swedish Krona	12.08	13.19	13.60	11.85	11.85	13.76
Swiss Franc	1.89	2.32	2.34	1.63	1.99	2.39
United States Dollar	1.73	2.01	1.90	1.43	1.99	1.96

Where a foreign operation is sold, the gain or loss on disposal recognised in the income statement is determined after taking into account the cumulative currency translation differences that are attributable to the operation.

(d)                                 Revenue

Revenue is stated net of VAT and other sales related taxes, and comprises rental income on investment properties. All such revenue is recognised as the services are provided.

The following accounting policies are applied to revenue by the New Carphone Warehouse Group’s joint ventures:

•                  revenue arising on the sale of mobile and other products and services is recognised when the relevant products or services are provided;

•                  commission receivable on sales, being commission which is contractually committed, and for which there are no ongoing performance criteria, is recognised when the sales to which the commission relates are made, net of any provision for promotional offers and network operator performance penalties. Commission includes a share of customer airtime spend, to the extent that it can be reliably measured and there are no ongoing service obligations;

•                  other ongoing revenue, including customer retention and customer spend bonuses, is recognised as it is earned over the lives of the relevant customers;

•                  volume bonuses receivable from network operators are recognised when the conditions on which they are earned have been met;

•                  volume bonuses received from suppliers of products are recognised as an offset to product cost when the conditions on which they are earned have been met, and are recognised within cost of sales when the products to which the volume bonuses relate have been sold;

•                  insurance premiums are typically paid monthly or quarterly in advance. Initial administration fees, which are specified in the contract, are recognised at the point of sale; insurance premium income is recognised over the lives of the relevant policies;

•                  revenue from the sale of prepaid credits is deferred until the customer uses the airtime or the credit expires;

•                  revenue generated from the provision of fixed and mobile network services is recognised as it is earned over the lives of the relevant customers; and

•                  all other revenue is recognised when the relevant goods or services are provided.

(e)                                  Share-based payments

Carphone Warehouse has issued equity settled share-based payments to certain employees of New Carphone Warehouse and the Best Buy Europe Group. Equity settled share-based payments are measured at fair value at the date of grant, and expensed over the vesting period, based on an estimate of the number of shares that will eventually vest.

Fair value is measured by use of a Binomial model for share-based payments with internal performance criteria (such as Earnings Per Share targets) and a Monte Carlo model for those with external performance criteria (such as Total Shareholder Return targets).

For schemes with internal performance criteria, the number of options expected to vest is recalculated at each balance sheet date, based on expectations of performance against target and of leavers prior to vesting. The movement in cumulative expense since the previous balance sheet is recognised in the income statement, with a corresponding entry in reserves.

For schemes with external performance criteria, the number of options expected to vest is adjusted only for expectations of leavers prior to vesting. The movement in cumulative expense since the previous balance sheet is recognised in the income statement, with a corresponding entry in reserves.

If a share-based payment scheme is cancelled, any remaining part of the fair value of the scheme is expensed through the income statement. If a share-based payment scheme is forfeited, no further expense is recognised and any charges previously recognised through the income statement are reversed.

(f)                                    Pensions

Contributions to defined contribution schemes are charged to the income statement as they become payable in accordance with the rules of the schemes.

(g)                                 Dividends

Dividend income is recognised when payment has been received. Final dividend distributions are recognised as a liability in the financial information in the year in which they are approved by the relevant shareholders. Interim dividends are recognised in the year in which they are paid.

(h)                                 Leases

Rental payments under operating leases are charged to the income statement on a straight-line basis over the period of the lease. Lease incentives and rent-free periods are amortised through the income statement over the period of the lease.

Gains or losses from sale and leaseback transactions are deferred over the life of the new lease to the extent that the rentals are considered to be above or below market rentals. The remaining gain or loss is recognised within operating expenses in the year in which the sale is completed.

(i)                                    Taxation

Current tax, including United Kingdom corporation tax and overseas tax, is provided at amounts expected to be paid or recovered using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is provided in full on temporary differences between the carrying amount of an asset or liability in the balance sheet and its tax base.

Deferred tax liabilities represent tax payable in future periods in respect of taxable temporary differences. Deferred tax assets represent tax recoverable in future periods in respect of deductible temporary differences, and the carry-forward of unused tax losses and credits. Deferred tax is determined using the tax rates that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax is provided on the unremitted earnings of overseas subsidiaries where incremental tax is expected to arise on their remittance, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Current and deferred tax is recognised in the income statement except where it relates to an item recognised directly in reserves, in which case it is recognised directly in reserves.

Deferred tax assets and liabilities are offset where there is a legal right to do so in the relevant jurisdictions.

(j)                                    Intangible assets

Goodwill:

Goodwill arising on the acquisition of subsidiary undertakings and businesses, representing the excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is recognised initially as an asset at cost and is subsequently measured at cost less any accumulated impairment losses. At the acquisition date, goodwill is allocated to each of the cash-generating units expected to benefit from the combination and held in the currency of the operations to which the goodwill relates. Goodwill is reviewed at least annually for impairment, or more frequently where there is an indication that goodwill may be impaired. Impairment is determined by assessing the future cash flows of the cash-generating units to which the goodwill relates. Where the future cash flows are less than the carrying value of goodwill, an impairment charge is recognised in the income statement.

On disposal of a subsidiary undertaking, the relevant goodwill is included in the calculation of the profit or loss on disposal.

Software and licences:

Software and licences includes internal infrastructure and design costs incurred in the development of software for internal use. Internally generated software is recognised as an intangible asset only if it can be separately identified, it is probable that the asset will generate future economic benefits, and the development cost can be measured reliably. Where these conditions are not met, development expenditure is recognised as an expense in the year in which it is incurred. Software and licences are amortised on a straight-line basis over their estimated useful economic lives of up to 8 years.

Key money:

Key money paid to enter a property is stated at cost, net of amortisation and any provision for impairment. Amortisation is provided on key money at rates calculated to write off the cost, less estimated residual value, on a straight-line basis over 10 years or the lease term if less.

(k)                                 Property, plant and equipment

Property, plant and equipment, principally for the New Carphone Warehouse Group comprising investment property (property held to earn rental income and/or capital appreciation) is stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all property, plant and equipment except for land at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life from the date it is brought into use, as follows:

Freehold buildings (including investment property)	2-4% per annum

Rates applied by joint ventures and associates:
Short leasehold costs	10% or the lease term if less than 10 years
Network equipment and computer hardware	12.5-50% per annum
Fixtures and fittings	20-25% per annum
Motor vehicles	25% per annum

(l)                                    Recoverable amount of non-current assets

At each reporting date, the New Carphone Warehouse Group assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the New Carphone Warehouse Group makes a formal estimate of the asset’s recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered to be impaired and is written down through an accelerated amortisation charge to its recoverable amount. The recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use, and is determined for an individual asset, unless the asset does not generate cash flows that are largely independent of those from other assets or groups of assets.

(m)                              Investments

Investments, other than subsidiaries and joint ventures and associates, are initially recognised at cost, being the fair value of the consideration given plus any transaction costs associated with the acquisition. Investments are categorised as available-for-sale and are then recorded at fair value. Changes in fair value, together with any related taxation, are taken directly to reserves, and recycled to the income statement when the investment is sold or determined to be impaired.

(n)                                 Interests in joint ventures and associates

Interests in joint ventures and associates are accounted for using the equity method. The consolidated income statement includes the New Carphone Warehouse Group’s share of the post-tax profits or losses of the joint ventures and associates based on their financial statements for the year. In the consolidated balance sheet, the New Carphone Warehouse Group’s interests in joint ventures and associates are shown as a non-current asset, representing the New Carphone Warehouse Group’s investment in the share capital of the joint ventures and associates, as adjusted by post-acquisition changes in the New Carphone Warehouse Group’s share of the net assets or liabilities, less provision for any impairment. Any associated goodwill is included within the carrying value of the investment and is assessed for impairment as part of that investment.

Where a joint venture has net liabilities, any loans advanced to the venture are included in the New Carphone Warehouse Group’s equity-accounted investment in it. Where a venture has net assets, any loans advanced to it are shown separately in the balance sheet, as a receivable to the New Carphone Warehouse Group.

(o)                                 Stock

Stock is stated at the lower of cost and net realisable value. Cost, net of discounts and volume bonuses from product suppliers (see note 1d), includes all direct costs incurred in bringing stock to its present location and condition and represents finished goods and goods for resale. Net realisable value is based on estimated selling price, less further costs expected to be incurred to disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

(p)                                 Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash.

(q)                                 Loans and other borrowings

Loans represent loans to and from related parties, while other borrowings in the balance sheets of joint ventures represent committed and uncommitted bank loans and bank overdrafts, and loans from shareholders other than the New Carphone Warehouse Group.

Bank fees and legal costs associated with the securing of external financing are capitalised and amortised over the term of the relevant facility.

(r)                                   Provisions

Provisions are recognised when a legal or constructive obligation exists as a result of past events and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are discounted where the time value of money is considered to be material.

Provisions in the New Carphone Warehouse Group relate to tax and other warranties provided in relation to the Best Buy Europe Joint Venture Transaction. Provisions in the Best Buy Europe Group include the following categories:

Sales:

Sales provisions relate to “cash-back” and similar promotions, product warranties, product returns, and network operator performance penalties. The anticipated costs of these items are assessed by reference to historical trends and any other information that is considered to be relevant.

Insurance:

Full provision is made for the estimated cost of all claims notified but not settled at the balance sheet date. Provision is also made for the estimated cost of claims incurred but not reported at the balance sheet date, based on historical experience of the value of such claims. Any differences between original claims provisions and subsequent settlements are reflected in the income statement in the relevant year.

Reorganisation:

Reorganisation provisions relate principally to redundancy costs and are only recognised where plans are demonstrably committed and where appropriate communication to those affected has been undertaken at the balance sheet date. Provisions are not recognised in respect of future operating losses.

Other:

Other provisions relate to dilapidations and similar property costs, and all other provisions, principally being the anticipated costs of unresolved tax issues and legal disputes, and costs associated with onerous contracts. All such provisions are assessed by reference to the best available information at the balance sheet date.

(s)                                   Headline results

Headline results are stated before goodwill expense and any exceptional items that are considered to be one-off and so material that they require separate disclosure to avoid distortion of underlying performance.

(t)                                    Use of critical accounting estimates and assumptions

Estimates and assumptions used in the preparation of the financial information are continually reviewed and revised as necessary. Whilst every effort is made to ensure that such estimates and assumptions are reasonable, by their nature they are uncertain, and as such, changes in estimates and assumptions may have a material impact.

The principal items in the financial information where changes in estimates and assumptions may have a material impact are as follows:

Recoverable amount of non-current assets:

All non-current assets, including goodwill and other intangible assets, are reviewed for potential impairment using estimates of the future economic benefits attributable to them. Any estimates of future economic benefits made in relation to non-current assets may differ from the benefits that ultimately arise, and materially affect the recoverable value of the asset.

Trade and other receivables:

Provisions for irrecoverable receivables are based on extensive historical evidence, and the best available information in relation to specific issues, but are unavoidably dependent on future events.

Current taxation:

The complex nature of tax legislation across the tax jurisdictions in which the New Carphone Warehouse Group and its joint venture investments operate necessitates the use of many estimates and assumptions, where the outcome may differ from that assumed.

Deferred taxation:

The extent to which tax losses can be utilised depends on the extent to which taxable profits are generated in the relevant jurisdictions in the foreseeable future, and on the tax legislation then in force, and as such the value of associated deferred tax assets is uncertain.

Provisions:

The New Carphone Warehouse Group’s tax and other warranty provisions are based on the best information available to management at the balance sheet date. However, the future costs assumed are inevitably only estimates, which may differ from those ultimately incurred.

(u)                                 Recent accounting developments

The following standards or interpretations became effective during the year ending 31 March 2010 and have been applied in this financial information:

•                  IFRS 8 ‘Operating Segments’ updated segmental reporting requirements;

•                  IAS 1 (Amendment) ‘Presentation of Financial Statements’ has changed the presentation of the statement of changes in equity and introduced a statement of comprehensive income.

The following interpretation was adopted for the year ended 31 March 2009:

•                  IFRIC 11 ‘IFRS 2 — Group and Treasury Share Transactions’ states that when an entity buys its own instruments to settle a share-based payment obligation it should be accounted for as an equity-settled award.

The following standards, amendments and interpretations (none of which is expected to have a material impact on the New Carphone Warehouse Group’s results or financial information except where noted) had been adopted by the European Union but have not been applied by the New Carphone Warehouse Group in this financial information:

•                  IFRS 1 (Amendment) ‘First-time Adoption of International Financial Reporting Standards’ and IAS 27 (Amendment) ‘Consolidated and separate financial statements’ on the ‘Cost of an investment in a subsidiary, jointly controlled entity or associate. The New Carphone Warehouse Group will adopt the amendments for the year ending 31 March 2011;

•                  IFRS 2 (Amendment) ‘Share-based Payment’ clarifies the treatment of certain conditions when accounting for share-based payments. The New Carphone Warehouse Group will adopt the amendments for the year ending 31 March 2010;

•                  IAS 23 (Amendment) ‘Borrowing Costs’ requires the capitalisation of borrowing costs directly attributable to a qualifying asset as part of the cost of that asset. The New Carphone Warehouse Group will adopt the amendments for the year ending 31 March 2010;

•                  IAS 32 (Amendment) ‘Financial Instruments: Presentation’ and IAS 1 (Amendment) ‘Presentation of financial statements’ on ‘Puttable financial instruments and obligations arising on liquidation’. The New Carphone Warehouse Group will adopt the amendments for the year ending 31 March 2010;

•                  IAS 39 (Amendment) ‘Financial Instruments: Recognition and Measurement’, and IFRS 7 (Amendment) ‘Financial Instruments: Disclosures’, on the ‘Reclassification of financial assets’ allows the reclassification of certain financial assets previously classified as ‘held-for-trading’ or ‘available-for-sale’ to another category under limited circumstances. The New Carphone Warehouse Group will adopt the amendment for the year ending 31 March 2010;

•                  IFRIC 12 ‘Service Concession Arrangements’ applies to contractual arrangements whereby a private sector operator participates in the development, financing, operation and maintenance of infrastructure for public sector services and will have no impact on the New Carphone Warehouse Group;

•                  IFRIC 13 ‘Customer Loyalty Programmes’ requires that where goods or services are sold with a customer loyalty incentive, the consideration receivable from the customer should be allocated between the components of the arrangement in proportion to their fair values. The New Carphone Warehouse Group will adopt the amendments for the year ending 31 March 2010;

•                  IFRIC 14 ‘IAS 19 — The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction’ will have no impact on the New Carphone Warehouse Group as it does not operate any defined benefit pension schemes. The New Carphone Warehouse Group will adopt the interpretation for the year ending 31 March 2010; and

•                  ‘Improvements to IFRSs 2008’ amends existing standards resulting in changes to presentation, recognition and measurement plus terminology and editorial changes. The New Carphone Warehouse Group will adopt the amendment for the year ending 31 March 2010.

Standards, amendments and interpretations which have not yet been approved by the European Union and as such cannot be early adopted by the New Carphone Warehouse Group are as follows:

•                  IFRS 1 (Revised) ‘First-time  Adoption of International Financial Reporting Standards’ effective for the year ending 31 March 2011;

•                  IFRS 3 (Revised) ‘Business Combinations’ effective for the year ending 31 March 2011;

•                  IFRS 7 (Amendment) ‘Financial Instruments: Disclosures’ effective for the year ending 31 March 2010;

•                  IAS 27 (Revised) ‘Consolidated and Separate Financial Statements’ effective for the year ending 31 March 2011;

•                  IAS 39 (Amendment) ‘Financial Instruments: Recognition and Measurement’ on ‘Eligible hedged items’ effective for the year ending 31 March 2011;

•                  IFRIC 9 (Amendment) ‘Reassessment of Embedded Derivatives’ and IAS 39 ‘Financial Instruments: Recognition and Measurement’ on ‘embedded derivatives’ effective for the year ending 31 March 2010;

•                  IFRIC 15 ‘Agreements for Construction of Real Estate’ effective for the year ending 31 March 2010;

•                  IFRIC 16 ‘Hedges of a Net Investment in a Foreign Operation’ effective for the year ending 31 March 2010;

•                  IFRIC 17 ‘Distributions of Non-cash  Assets to Owners’ effective for the year ending 31 March 2011;

•                  IFRIC 18 ‘Transfer of Assets from Customers’ effective for the year ending 31 March 2011; and

•                  ‘Improvements to IFRSs 2009’ effective for the year ending 31 March 2010.

2.             Segmental reporting

Segmental results are analysed as follows:

			Carphone
	Best Buy	Virgin	Property	New
	Europe	Mobile	and	Carphone
	Group	France	central	Warehouse
	(see note 14)	(see note 14)	functions	Group
	£m	£m	£m	£m
2009
Revenue	—	—	5	5
Headline EBIT before share of results of joint ventures and associates	—	—	—	—
Headline share of results of joint ventures and associates	28	(8)	—	20
Headline EBIT	28	(8)	—	20
Exceptional items (see note 4)	(23)	—	(5)	(28)
Statutory EBIT (segment results)	5	(8)	(5)	(8)
Assets	757	6	67	830
Liabilities	—	—	(416)	(416)
Net assets (liabilities)	757	6	(349)	414

2008
Revenue	—	—	5	5
EBIT before share of results of joint ventures and associates	—	—	—	—
Share of results of joint ventures and associates	67	(6)	—	61
Headline and Statutory EBIT (segment results)	67	(6)	—	61
Assets	438	3	70	511
Liabilities	(67)	—	(18)	(85)
Net assets	371	3	52	426

2007
Revenue	—	—	4	4
EBIT before share of results of joint ventures and associates	—	—	(1)	(1)
Share of results of joint ventures and associates	58	(8)	—	50
Headline and Statutory EBIT (segment results)	58	(8)	(1)	49
Assets	399	3	146	548
Liabilities	(146)	—	(6)	(152)
Net assets	253	3	140	396

Transactions between segments are on an arm’s length basis

3.             Profit (loss) before interest and taxation

Profit (loss) before interest and taxation is stated after charging (crediting):

	2009	2008	2007
	£m	£m	£m
Depreciation of property, plant and equipment	1	1	1
Investment property rental income	(5)	(5)	(4)
Impairment of non-current asset investments	5	—	—
Share-based payments	1	1	1
Other employee costs	3	4	4

4.          Exceptional items

The following items have been disclosed separately in the year ended 31 March 2009 given their size and one-off nature:

					New	New
					Carphone	Carphone
					Warehouse	Warehouse
		Pre-tax	Taxation	Post-tax	Group	Group
	Note	loss	credit	loss	share	share
		£m	£m	£m	%	£m
Operating expenses
Impairment of non-current asset investments	(a)	(5)	—	(5)	100%	(5)
Results of joint ventures and associates
Best Buy Europe Group divisionalisation costs	(b)	(12)	3	(9)	50%	(5)
Best Buy Europe Group store closure and stock de-ranging costs	(c)	(27)	4	(23)	50%	(11)
Best Buy Europe Group reorganisation costs	(d)	(18)	4	(14)	50%	(7)
		(57)	11	(46)		(23)

(a)           Impairment of non-current asset investments

The New Carphone Warehouse Group’s wireless internet investments were fully impaired in the year ended 31 March 2009, resulting in a charge of £5 million through exceptional operating expenses.

(b)           Best Buy Europe Group divisionalisation costs

Early in 2009, the Carphone Warehouse Group undertook a comprehensive reorganisation of its central support structures to provide greater divisional autonomy and efficiency. This reorganisation resulted in redundancy and other restructuring costs of £12 million against which a tax credit of £3 million was recognised.

(c)           Best Buy Europe Group store closure and stock de-ranging costs

Following the divisionalisation process, described above, the Best Buy Europe Group commenced the disposal of approximately 100 stores, primarily in the UK and France. Costs of £19 million were recognised in relation to the disposal programme, comprising fixed asset write downs of £7 million and provision for disposal costs of £12 million. The Best Buy Europe Group also accelerated a shift in its range of retail stock away from mobile phones towards laptops and other non-mobile products, resulting in an exceptional clearance exercise. Losses of £8 million were incurred in disposing of the products that were removed from the sales range. A tax credit of £4 million was recognised in respect of these charges.

(d)           Best Buy Europe Group reorganisation costs

Later in the year, the Best Buy Europe Group undertook a comprehensive reorganisation of its structure and operations, which resulted in redundancy and other restructuring costs of £18 million, against which a tax credit of £4 million was recognised.

5.             Employee costs

Compensation earned by key management, comprising the New Carphone Warehouse executive committee and an allocation of Carphone Warehouse Directors, was as follows:

	2009	2008	2007
	£m	£m	£m
Salaries and fees	1.3	1.4	1.4
Performance bonuses	0.6	0.9	1.1
Benefits	—	0.1	0.1
Pension costs	—	0.1	—
Share-based payments	0.3	0.5	0.5
	2.2	3.0	3.1

Amounts of £0.4 million were paid to HMRC during the financial year ended 31 March 2009 on behalf of a number of key management; these amounts were outstanding at 31 March 2009. Interest is charged on these loans at a market rate, and the loans are repayable in the financial year ending 31 March 2011. There were no loans outstanding from New Carphone Warehouse Group executives at 29 March 2008 or 31 March 2007.

6.             Share-based payments

Carphone Warehouse has historically issued share options to certain employees of the Carphone Warehouse Group. As explained in Part X of this document, options and awards granted under the Carphone Warehouse Discretionary Share Schemes will generally be exchanged for replacement options and awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares, so that an option-holder in Carphone Warehouse would become an option-holder in both New Carphone Warehouse and TalkTalk. Since generally all Carphone Warehouse options are therefore relevant to the New Carphone Warehouse Group, for simplicity of presentation the analysis in this financial information reflects all options for the Carphone Warehouse share schemes.

Carphone Warehouse had the following schemes during the Reporting Period:

(a)           Performance Plan

Carphone Warehouse has a Performance Plan which has used share options to provide long-term incentives to senior management of the Carphone Warehouse Group. Awards made under the Performance Plan in the years ended 29 March 2008 and 31 March 2007 are subject to Total Shareholder Return (“TSR”) performance targets and are measured over an initial performance period to 4 June 2010 and a subsequent performance period to 4 June 2011.

Awards made in earlier years were subject to a mixture of Carphone Warehouse Headline EPS and TSR performance targets measured over a three or four year performance period. The performance period for all such awards has been completed and where targets have been met the relevant share options have vested.

The following table summarises the number and weighted average exercise prices (“WAEP”) of share options for the scheme. The WAEP used throughout this analysis is that of the share options as exercised and takes no account of the adjustments to the exercise price of unexercised share options that may take place following the Demerger. The WAEP is therefore not necessarily representative of the WAEP that might apply on an ongoing basis.

	2009		2008		2007
	Number	WAEP	Number	WAEP	Number	WAEP
	million	£	million	£	million	£
Outstanding at the beginning of the year	43	—	52	—	29	—
Granted during the year	—	—	2	—	25	—
Forfeited during the year	(15)	—	(6)	—	(2)	—
Exercised during the year	(6)	—	(5)	—	—	—
Outstanding at the end of the year	22	—	43	—	52	—
Exercisable at the end of the year	13	—	6	—	—	—

The options outstanding at 31 March 2009 had a weighted average remaining contractual life of 7.3 years (2008: 8.3 years; 2007: 9.0 years). The options exercised during the year ended 31 March 2009 were exercised at a weighted average market price of £1.54 (2008: £3.51; 2007: no options were exercised).

(b)           ESOS

Carphone Warehouse has an ESOS under which share options have been issued at market value. All ESOS options have already vested. The following table summarises the number and WAEP of share options for the scheme:

	2009		2008		2007
	Number	WAEP	Number	WAEP	Number	WAEP
	million	£	million	£	million	£
Outstanding at the beginning of the year	9	1.02	21	1.11	32	1.05
Exercised during the year	(1)	0.89	(12)	1.17	(11)	0.93
Outstanding at the end of the year	8	1.04	9	1.02	21	1.11
Exercisable at the end of the year	8	1.04	9	1.02	21	1.11

The options outstanding at 31 March 2009 had a weighted average remaining contractual life of 2.5 years (2008: 3.6 years; 2007: 4.5 years). The options exercised during the year ended 31 March 2009 were exercised at a weighted average market price of £1.64 (2008: £3.31; 2007: £3.09) .

The summary above includes 5 million (2008: 5 million; 2007: 14 million) options that were granted before 7 November 2002. In accordance with IFRS 2 ‘Share-based Payment’, no cost has been recognised in respect of these options.

(c)           Retail Share Option Scheme

Prior to the Best Buy Europe Joint Venture Transaction, Carphone Warehouse operated a Retail Share Option Scheme, which provided market priced share options to senior employees in the UK retail and distribution business. Following the Best Buy Europe Joint Venture Transaction, all unvested options were allowed by the Carphone Warehouse Remuneration Committee to vest early and the scheme was terminated. The expiry dates of these options were changed to the later of three years from the last date of exercise, where an option-holder had previously exercised under the scheme, and 31 December 2008.

The following table summarises the number and WAEP of share options for the scheme:

	2009		2008		2007
	Number	WAEP	Number	WAEP	Number	WAEP
	million	£	million	£	million	£
Outstanding at the beginning of the year	6	2.90	4	1.82	7	1.67
Granted during the year	—	—	3	3.56	—	3.10
Forfeited during the year	(4)	3.03	—	2.14	(1)	1.66
Exercised during the year	—	1.72	(1)	1.53	(2)	1.45
Outstanding at the end of the year	2	2.73	6	2.90	4	1.82
Exercisable at the end of the year	2	2.73	2	1.61	2	1.44

The options outstanding at 31 March 2009 had a weighted average remaining contractual life of 4.5 years (2008: 8.5 years; 2007: 7.7 years). The options exercised during the year ended 31 March 2009 were exercised at a weighted average market price of £2.41 (2008: £3.07; 2007: £3.14) .

(d)           Share gift

In December 2008, 3.6 million shares were gifted by Carphone Warehouse’s Employee Benefit Trust to certain Carphone Warehouse Group employees. The shares are restricted until 30 June 2010, and will be forfeited if various internal performance conditions, principally in relation to earnings and cash generation, are not met.

(e)           Other employee share option schemes

Carphone Warehouse has an SAYE scheme which permits the grant to employees of options linked to a bank save-as-you-earn contract for a term of three or five years with contributions from employees of between £5 and £250 per month. Options may be exercised at the end of the three or five year period at a subscription price not less than 80 per cent. of the middle market quotation on the date of grant.

In addition, options were granted to UK employees of Carphone Warehouse at the time of admission to the London Stock Exchange.

Market priced options were also granted during the year ended 31 March 2009 to certain Carphone Warehouse Group employees. These awards are subject to internal performance conditions, principally in relation to earnings and cash generation, over a period to June 2010.

The following table summarises the number and WAEP of share options for the scheme:

	2009		2008		2007
	Number	WAEP	Number	WAEP	Number	WAEP
	million	£	million	£	million	£
Outstanding at the beginning of the year	8	2.00	9	1.60	9	1.09
Granted during the year	7	0.88	3	2.59	3	2.66
Forfeited during the year	(4)	2.38	(2)	2.26	(1)	1.76
Exercised during the year	(2)	1.24	(2)	1.07	(2)	0.78
Outstanding at the end of the year	9	1.08	8	2.00	9	1.60
Exercisable at the end of the year	1	0.92	1	0.88	1	0.87

The options outstanding at 31 March 2009 had a weighted average remaining contractual life of 8.2 years (2008: 2.1 years; 2007: 2.2 years). The options exercised during the year were exercised at a weighted average market price of £1.87 (2008: £3.33; 2007: £2.81) .

The summary above includes 1 million (2008: 1 million; 2007: 1 million) options that were granted before 7 November 2002. In accordance with IFRS 2, no cost has been recognised in respect of these options.

(f)            Fair value models

Nil cost options with internal performance targets were valued using the market price of a share at the date of grant, discounted for expected future dividends to the date of exercise. The fair values of other options with internal performance targets were estimated at the date of grant using a Binomial model. The inputs into the Binomial model were as follows:

	2009	2008	2007
Expected volatility (%)	35.0	29.2	28.6
Risk free rate (%)	3.1	5.8	5.3
Dividend yield (%)	2.0	2.0	2.0

Expected volatility was arrived at by using the historical volatility of Carphone Warehouse’s share price, and the volatility of the share price of similar companies, whose shares had been listed for longer than those of Carphone Warehouse, over a period comparable with the expected lives of the options. The assumptions made in relation to the timing of exercises were based on historical exercise patterns for each option scheme.

The fair values of options with external performance targets were estimated at the date of grant using a Monte Carlo model. The model combines the market price of a share at the date of grant with the probability of meeting performance criteria, based on the historical performance of Carphone Warehouse’s shares. The historical performance period reflects a volatility of 27.4 per cent. A dividend yield of 2.0 per cent. was assumed in the model.

(g)           Charge to income statement

Certain employees of New Carphone Warehouse hold share options in Carphone Warehouse. During the year ended 31 March 2009, New Carphone Warehouse recognised a charge of £1 million (2008: £1 million; 2007: £1 million) in respect of equity settled share-based payments.

Certain employees of the Best Buy Europe Group hold share options in Carphone Warehouse. The New Carphone Warehouse Group’s share of this charge was £1 million in the year ended 31 March 2009 (2008: £3 million, 2007: £4 million) and is included in “Share of results of joint ventures and associates” in the income statement and “Share of other reserves movements on joint ventures and associates” in invested capital.

7.             Interest expense and income (finance costs)

Interest expense is analysed as follows:

	2009	2008	2007
	£m	£m	£m
Interest on loans from related parties	16	9	25
	16	9	25

Interest income is analysed as follows:

	2009	2008	2007
	£m	£m	£m
Interest on loans to joint ventures and associates	13	5	22
	13	5	22

8.             Taxation

The tax credit comprises:

	2009	2008	2007
	£m	£m	£m
Current tax:
UK corporation tax	1	1	1
Total tax credit	1	1	1

The principal differences between the tax credit shown above and the amount calculated by applying the standard rate of UK corporation tax of 28 per cent. (2008: 30 per cent.; 2007: 30 per cent.) to profit or loss before taxation are as follows:

	2009	2008	2007
	£m	£m	£m
(Loss) profit before taxation	(11)	57	46
(Loss) profit before taxation at 28% (2008: 30%; 2007: 30%)	(3)	17	14
Items attracting no tax relief or liability	4	(16)	(13)
Total tax credit	1	1	1

Taxation associated with the New Carphone Warehouse Group’s interests in joint ventures is recognised within their results.

9.             Equity dividends

No dividends have been paid or declared by New Carphone Warehouse in the Reporting Period.

10.          Reconciliation of Headline results to statutory results

	Profit (loss)
	before interest	Profit (loss)	Net profit (loss)
	and taxation	before taxation	for the year
	£m	£m	£m
2009
Headline results	20	17	18
Exceptional items (see note 4)	(28)	(28)	(28)
Statutory results	(8)	(11)	(10)

There is no difference between Headline results and statutory results for the New Carphone Warehouse Group in the years ended 29 March 2008 and 31 March 2007.

11.          Earnings per share

	2009	2008	2007
	£m	£m	£m
Headline earnings (£ millions)	18	58	47
Statutory earnings (£ millions)	(10)	58	47
Weighted average number of shares (millions):
Average shares in issue	914	906	892
Less average holding by the Carphone Warehouse Employee Benefit Trust	(22)	(6)	(12)
For basic earnings per share	892	900	880
Dilutive effect of share options	20	40	49
For diluted earnings per share	912	940	929

The number of shares that could be issued but that are not considered to be dilutive at 31 March 2009 was 21 million (2008: 26 million; 2007: 37 million).

	2009	2008	2007
Basic pence per share
Headline	2.0	6.4	5.3
Statutory	(1.1)	6.4	5.3

	2009	2008	2007
Diluted pence per share
Headline	2.0	6.2	5.1
Statutory	(1.1)	6.2	5.1

The weighted average number of shares for Carphone Warehouse has been applied for illustrative purposes in calculating earnings per share. This is not necessarily representative of the weighted average number of shares that will apply for New Carphone Warehouse following the Demerger.

Headline earnings per share is provided because the New Carphone Warehouse Directors consider that it provides assistance in understanding underlying performance.

12.          Property, plant and equipment

	2009	2008	2007
	£m	£m	£m
Opening balance	66	59	45
Additions	1	8	15
Depreciation	(1)	(1)	(1)
Closing balance	66	66	59
Cost (gross carrying amount)	69	68	60
Accumulated depreciation	(3)	(2)	(1)
Net carrying amount	66	66	59

Property, plant and equipment held by the New Carphone Warehouse Group principally comprises investment property. The fair value of the investment property at 31 March 2009 was £72 million

(2008: £85 million, 2007: £80 million). The valuation, which conforms to International Valuation Standards, was performed by a qualified valuer by reference to appropriate yield rates and market evidence of recent transactions.

At the balance sheet date, the New Carphone Warehouse Group had contracted with tenants for the following future minimum lease payments:

	2009	2008	2007
	£m	£m	£m
Within one year	5	3	3
In two to five years	20	13	12
After five years	42	39	42
	67	55	57

13.          Non-current investments

	2009	2008	2007
	£m	£m	£m
Opening balance	4	5	6
Changes in fair value	(4)	(1)	(1)
Closing balance	—	4	5

The New Carphone Warehouse Group’s interest in Frontiers Capital II LP, an independently managed wireless investment fund, was fully impaired during the year ended 31 March 2009.

Principal New Carphone Warehouse investments

New Carphone Warehouse has investments in the following subsidiary undertakings, which principally affected the profits or losses or net assets of the New Carphone Warehouse Group. To avoid a statement of excessive length, details of investments which are not significant have been omitted. All holdings are in equity share capital and give the New Carphone Warehouse Group an effective holding of 100 per cent. on consolidation.

Name	Country of incorporation or registration	Nature of business
CPW Acton One Limited	Isle of Man	Property holding company
CPW Acton Five Limited	England and Wales	Property holding company
CPW Tulketh Mill Limited	England and Wales	Property holding company
CPW Irlam Limited	England and Wales	Property holding company
CPW Retail	England and Wales	Investment holding company

14.          Interests in joint ventures and associates

Interests in joint ventures and associates are as follows:

		Country of	2009	2008	2007
Business	Principal activities	incorporation	interest	interest	interest
Best Buy Europe	Retail, distribution, insurance, MVNO	England and Wales	50.0%	50.0%	50.0%
Virgin Mobile France	MVNO	England and Wales	48.5%	48.5%	48.5%

				Net
	Net assets	Goodwill	Loans	investment
	£m	£m	£m	£m
2009
Opening balance	333	96	12	441
Additions	38	—	—	38
Loans provided (net)	—	—	9	9
Share of results	(3)	—	—	(3)
Share of movements in demerger reserves	(37)	—	—	(37)
Share of movements in other reserves	2	—	—	2
Foreign exchange	6	13	1	20
Closing balance	339	109	22	470
Best Buy Europe Group	355	109	—	464
Virgin Mobile France	(16)	—	22	6
Closing balance	339	109	22	470

				Net
	Net assets	Goodwill	Loans	investment
	£m	£m	£m	£m
2008
Opening balance	311	84	7	402
Additions	3	—	—	3
Loans provided (net)	—	—	4	4
Share of results	61	—	—	61
Share of movements in demerger reserves	(43)	—	—	(43)
Foreign exchange	1	12	1	14
Closing balance	333	96	12	441
Best Buy Europe Group	342	96	—	438
Virgin Mobile France	(9)	—	12	3
Closing balance	333	96	12	441

				Net
	Net assets	Goodwill	Loans	investment
	£m	£m	£m	£m
2007
Opening balance	176	86	—	262
Additions	4	—	—	4
Loans provided (net)	—	—	7	7
Share of results	50	—	—	50
Share of movements in demerger reserves	74	—	—	74
Share of movements in other reserves	6	—	—	6
Foreign exchange	1	(2)		(1)
Closing balance	311	84	7	402
Best Buy Europe Group	315	84	—	399
Virgin Mobile France	(4)	—	7	3
Closing balance	311	84	7	402

Additions to joint ventures in the year ended 31 March 2007 include a non-cash contribution of £3 million relating to the transfer of the trade and assets of Omer Telecom S.A.S., a former subsidiary of the Best Buy Europe Group, into Virgin Mobile France.

Movements in other reserves relate to share-based payments and adjustments to the fair value of available-for-sale investments in the Best Buy Europe Group.

Loans were provided to Best Buy Europe under a revolving credit facility which was due to mature in March 2013. At 31 March 2009, the facility had a maximum value of £475 million. Arrangements for funding the Best Buy Europe Group after the Demerger are detailed in paragraph 11 of Part III of this document. Loans are provided to Virgin Mobile France under a shareholder agreement under which funding is provided in equal proportion to each party’s shareholding.

The New Carphone Warehouse Group’s share of the results, assets and liabilities of its joint ventures and associates are as follows:

(a)           Share of results

	2009	2008	2007
	£m	£m	£m
Best Buy Europe Group
Revenue	3,563	3,091	2,886
Headline EBITDA	185	211	201
Depreciation and amortisation	(87)	(65)	(54)
Share of results of joint ventures and associates	—	(1)	—
Headline EBIT	98	145	147
Net interest (expense) income	(12)	3	(16)
Taxation on Headline results	(29)	(14)	(15)
Headline profit after taxation	57	134	116
Goodwill expense	—	(1)	(1)
Exceptional items (see note 4)	(57)	—	—
Taxation on exceptional items (see note 4)	11	—	—
Profit after taxation	11	133	115
New Carphone Warehouse Group share
Share of revenue	1,782	1,546	1,443
Share of costs and expenses	(1,768)	(1,472)	(1,377)
Share of profit before taxation	14	74	66
Share of taxation	(9)	(7)	(8)
Share of profit after taxation	5	67	58

	2009	2008	2007
	£m	£m	£m
Virgin Mobile France
Revenue	210	147	45
EBITDA	(20)	(16)	(23)
Depreciation and amortisation	(3)	(1)	—
EBIT	(23)	(17)	(23)
Net interest expense	(1)	(1)	(1)
Taxation	7	6	7
Loss after taxation	(17)	(12)	(17)
New Carphone Warehouse Group share
Share of revenue	102	71	23
Share of costs and expenses	(113)	(80)	(34)
Share of loss before taxation	(11)	(9)	(11)
Share of taxation	3	3	3
Share of loss after taxation	(8)	(6)	(8)

Total New Carphone Warehouse Group share of results of joint ventures and associates	(3)	61	50

(b)           Share of net assets and liabilities

	2009	2008	2007
	£m	£m	£m
Best Buy Europe Group
Non-current assets	583	511	424
Cash and overdrafts (net)	246	70	86
Loans (from) to the New Carphone Warehouse Group	(293)	67	146
Other assets and liabilities (net)	174	35	(27)
Net assets	710	683	629
New Carphone Warehouse Group share
Non-current assets	292	256	212
Cash and overdrafts (net)	123	35	43
Loans (from) to the New Carphone Warehouse Group	(147)	33	73
Other assets and liabilities (net)	87	18	(13)
Net assets	355	342	315

	2009	2008	2007
	£m	£m	£m
Virgin Mobile France
Non-current assets	36	23	13
Cash and overdrafts (net)	16	9	2
Loans from the New Carphone Warehouse Group	(22)	(12)	(7)
Other borrowings	(23)	(13)	(7)
Other assets and liabilities (net)	(40)	(27)	(9)
Net liabilities	(33)	(20)	(8)
New Carphone Warehouse Group share
Non-current assets	17	12	6
Cash and overdrafts (net)	8	4	1
Loans from the New Carphone Warehouse Group	(11)	(6)	(3)
Other borrowings	(11)	(6)	(4)
Other assets and liabilities (net)	(19)	(13)	(4)
Net liabilities	(16)	(9)	(4)

Total New Carphone Warehouse Group share of net assets (liabilities) of joint ventures and associates	339	333	311

There are no material contingent liabilities in relation to the New Carphone Warehouse Group’s joint ventures and associates. Best Buy Europe Group had capital commitments at 31 March 2009 of £8 million (2008: £15 million; 2007: £13 million).

Within cash and overdrafts of the Best Buy Europe Group, £108 million (2008: £42 million, 2007: £46 million) is held by its insurance business to cover regulatory reserve requirements; these funds are not available to offset other Best Buy Europe Group borrowings.

The New Carphone Warehouse Group’s principal cash generating units (“CGUs”) include its joint venture investments, which are tested annually for impairment or more frequently if there are indications that they might be impaired.

The recoverable amounts of the CGUs are determined from value in use calculations. The New Carphone Warehouse Group prepares cash flow forecasts derived from the most recent financial budgets approved by management for the next three years and extrapolates cash flows in perpetuity based on a country-specific growth rates of between zero and 2.3 per cent. The average pre-tax rate used to discount the forecast cash flows is 9.7 per cent. (2008: 10.0 per cent.; 2007: 10.0 per cent.).

The key assumptions for the value in use calculations are those in relation to the discount rates, growth rates and expected changes to selling prices and direct costs during the year, all of which are based on historical patterns and expectations of future market developments. Management estimates discount rates using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the CGUs.

15.          Trade and other receivables

	2009	2008	2007
	£m	£m	£m
Trade and other receivables	1	—	—
	1	—	—

The New Carphone Warehouse Group’s trade and other receivables are entirely denominated in UK Sterling and are expected to be fully recovered.

16.          Trade and other payables

	2009	2008	2007
	£m	£m	£m
Current
Accruals and deferred income	3	2	3
	3	2	3

The Directors consider that the carrying amount of trade and other payables approximates to their fair value.

17.          Loans to and from related parties

Loans to related parties comprise:

	2009	2008	2007
	£m	£m	£m
Loans to the TalkTalk Group	—	—	82
Loans to the Best Buy Europe Group	293	—	—
	293	—	82

Loans from related parties comprise:

	2009	2008	2007
	£m	£m	£m
Loans from the TalkTalk Group	397	13	—
Loans from the Best Buy Europe Group	—	67	146
	397	80	146

Loans to and from the TalkTalk Group during the Reporting Period were provided on an uncommitted basis and were repayable on demand, but have been presented as non-current for consistency with the ongoing arrangements for the funding of joint ventures and associates, which are described in note 14.

Fair value of borrowings:

The book value and fair value of the New Carphone Warehouse Group’s loans and other borrowings are as follows:

	Book and fair value
	2009	2008	2007
	£m	£m	£m
Loans to the TalkTalk Group	—	—	82
Loans to the Best Buy Europe Group	293	—	—
Loans from the TalkTalk Group	(397)	(13)	—
Loans from the Best Buy Europe Group	—	(67)	(146)
	(104)	(80)	(64)

Securities and guarantees:

None of the borrowings are secured over New Carphone Warehouse Group assets. Although some guarantees are given by New Carphone Warehouse Group companies, these guarantees are to cover commercial obligations and, as such, create no additional credit risk.

Functional currency:

Throughout the Reporting Period, all of the New Carphone Warehouse Group’s subsidiaries prepared accounts in UK Sterling.

18.          Financial risk management and derivative financial instruments

The book value and fair value of the New Carphone Warehouse Group’s financial assets, liabilities and derivative financial instruments, excluding the New Carphone Warehouse Group’s loans and other borrowings shown above, are as follows:

	Book and fair value
	2009	2008	2007
	£m	£m	£m
Trade and other receivables	1	—	—
Non-current asset investments	—	4	5
Trade and other payables	(3)	(2)	(3)

The fair value of non-current asset investments at 29 March 2008 and at 31 March 2007 was provided by third-party fund managers. Other fair values have been arrived at by discounting future cash flows, assuming no early redemption, or by revaluing forward currency contracts to year-end market rates or rates as appropriate to the instrument.

Forward currency contracts:

The New Carphone Warehouse Group uses forward currency contracts to hedge investments in joint ventures where relevant and also for short-term liquidity management. The New Carphone Warehouse Group currently holds no currency option contracts.

Embedded derivatives:

No contracts with embedded derivatives have been identified and accordingly no such derivatives have been accounted for separately.

Financial instruments:

The New Carphone Warehouse Group’s activities expose it to a variety of financial risks including market risk (such as currency risk and interest rate risk), credit risk and liquidity risk. The New Carphone Warehouse Group has used the Carphone Warehouse treasury function, which operates under approved treasury policies, to mitigate potential adverse effects on the New Carphone Warehouse Group’s financial performance from these risks. The Carphone Warehouse treasury function uses certain financial instruments to achieve this, primarily consisting of bank loans and deposits, spot and forward foreign exchange contracts, and foreign exchange swaps. Other products, such as interest rate swaps and currency options, can also be used depending on the risks to be covered. Neither Carphone Warehouse nor the New Carphone Warehouse Group speculates in any financial instruments.

Foreign exchange risk:

The New Carphone Warehouse Group is exposed to limited cross-border transactional commitments and, where significant, these are hedged at inception using forward currency contracts. The New Carphone Warehouse Group’s foreign exchange position is calculated daily and any positions are closed out immediately unless the exposure is immaterial. The New Carphone Warehouse Group policy permits the use of long-term derivative treasury products (such as cross-currency swaps) for the management of currency risk although none are currently held.

Translational currency risk arises through investments in joint ventures holding net assets denominated in foreign currencies. Any changes in the value of currency assets would not be expected to have an impact in the income statement.

Currency loans which are hedged by the non-UK Sterling denominated assets of joint venture investments are sensitive to changes in the exchange rate and such movements are recognised in equity. A 10 per cent. movement in the UK Sterling/Euro exchange rate at 31 March 2009 would have resulted in a £5 million movement in equity while at 31 March 2007 and 29 March 2008 such a movement in the exchange rate would have had an immaterial impact on equity.

Funding to joint ventures and associates is ordinarily denominated in their functional currency, and is hedged as appropriate.

Interest rate risk:

The New Carphone Warehouse Group’s interest rate risk arises primarily from borrowings, all of which are at floating rates of interest linked to LIBOR and thus expose the New Carphone Warehouse Group to cash flow interest rate risk. New Carphone Warehouse Group policy permits the use of long-term interest rate derivatives in managing the risks associated with movements in interest rates although the New Carphone Warehouse Group holds none of these products at present.

Since all borrowings are at floating rates of interest, no further disclosure on the effect of interest rate derivative products has been provided.

Borrowings are sensitive to movements in interest rates and such movements have been analysed in the chart below by calculating the effect on the income statement and equity of 1 per cent. movements in the interest rate for the currencies in which most of the New Carphone Warehouse Group borrowings are denominated. Funding to joint ventures and associates has been offset against gross borrowings in calculating these sensitivities. This analysis has been prepared on the assumption that the year-end positions prevail throughout the year, and therefore may not be representative of fluctuations in levels of borrowings.

	2009	2008	2007
	£m	£m	£m
1% movement in the UK Sterling interest rate
Income statement movement	1	1	1
Other equity movement	—	—	—

Liquidity risk:

The New Carphone Warehouse Group manages its exposure to liquidity risk by regularly reviewing the long- and short-term cash flow projections for the business against facilities and other resources available to it. Headroom is assessed based on historical experience as well as by assessing current business risks, including foreign exchange movements.

Credit risk:

The New Carphone Warehouse Group’s exposure to credit risk is monitored regularly.

19.          Provisions

	2009	2008	2007
	£m	£m	£m
Opening balance	3	3	3
Charge to demerger reserves	13	—	—
Closing balance	16	3	3

Provisions relate principally to tax and other warranties provided in relation to the Best Buy Europe Joint Venture Transaction, and were recognised in the year ended 31 March 2009. As described in the basis of preparation in note 1a, this has been recognised directly through equity.

20.          Invested capital

	2009	2008	2007
	£m	£m	£m
Opening balance	426	396	269
Net (loss) profit for the year	(10)	58	47
Currency translation and cash flow hedges	22	14	(1)
Net change in available-for-sale investments	1	(1)	(1)
Net cost of share-based payments	1	1	1
Share of other reserves movements on joint ventures and associates	2	—	6
Movements in demerger reserves	(28)	(42)	75
Closing balance	414	426	396

21.          Analysis of changes in loans to and from related parties

	Opening	Cash flow	Closing
	£m	£m	£m
2009
Loans from the TalkTalk Group	(13)	(384)	(397)
Loans (from) to the Best Buy Europe Group	(67)	360	293
	(80)	(24)	(104)
2008
Loans to (from) the TalkTalk Group	82	(95)	(13)
Loans from the Best Buy Europe Group	(146)	79	(67)
	(64)	(16)	(80)
2007
Loans (from) to the TalkTalk Group	(156)	238	82
Loans to (from) the Best Buy Europe Group	119	(265)	(146)
	(37)	(27)	(64)

As New Carphone Warehouse does not hold any cash or cash equivalents, cash flows above solely reflect changes in loans to or from related parties.

22.          Related party transactions

During the Reporting Period, the New Carphone Warehouse Group had the following disclosable transactions with related parties:

		Best Buy	Virgin
	TalkTalk	Europe	Mobile
	Group	Group	France
	£m	£m	£m
2009
Revenue for services provided	1	4	—
Net interest (expense) income	(16)	12	1
Loans owed (from) to the New Carphone Warehouse Group	(397)	293	22

		Best Buy	Virgin
	TalkTalk	Europe	Mobile
	Group	Group	France
	£m	£m	£m
2008
Revenue for services provided	1	4	—
Net interest (expense) income	(9)	4	1
Loans owed (from) to the New Carphone Warehouse Group	(13)	(67)	12

		Best Buy	Virgin
	TalkTalk	Europe	Mobile
	Group	Group	France
	£m	£m	£m
2007
Revenue for services provided	1	3	—
Net interest (expense) income	(25)	22	—
Loans owed to (from) the New Carphone Warehouse Group	82	(146)	7

All products and services were provided at market rates.

23.          Post balance sheet events

On 10 December 2009, Financom S.A.S. subscribed for 709,491 new shares in Virgin Mobile France to take its shareholding to 5 per cent. As a result, the New Carphone Warehouse Group’s share in Virgin Mobile France was reduced to 47.5 per cent.

On 14 December 2009, Virgin Mobile France completed the acquisition of Tele2 for a cash consideration of €56 million.

SECTION C: REPORTING ACCOUNTANTS’ REPORT ON THE HISTORICAL
CONSOLIDATED FINANCIAL INFORMATION SET OUT IN SECTION B
OF PART V OF THIS DOCUMENT

Deloitte LLP 2 New Street Square London EC4A 3BZ Tel: +44 (0) 20 7936 3000 Fax: +44 (0) 20 7583 1198 LDE: DX 599 www.deloitte.co.uk

The Board of Directors
on behalf of New Carphone Warehouse PLC
1 Portal Way
London
W3 6RS

29 January 2010

Dear Sirs

New Carphone Warehouse PLC (“New Carphone Warehouse”)

We report on the financial information set out in Section B of Part V of the prospectus dated 29 January 2010 of New Carphone Warehouse and together with its subsidiaries and interests in joint ventures and associates (the “New Carphone Warehouse Group”) (the “Prospectus”). This financial information has been prepared for inclusion in the Prospectus on the basis of the accounting policies set out in note 1 of Section B of the financial information. This report is required by Annex I item 20.1 of Commission Regulation (EC) No 809/2004 (the “Prospectus Directive Regulation”) and is given for the purpose of complying with that requirement and for no other purpose.

Responsibilities

The Directors of New Carphone Warehouse are responsible for preparing the financial information on the basis of preparation set out in note 1 of Section B of the financial information.

It is our responsibility to form an opinion as to whether the financial information gives a true and fair view, for the purposes of the Prospectus, and to report our opinion to you.

Save for any responsibility arising under Prospectus Rule 5.5.3R(2)(f) to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in accordance with this report or our statement, required by and given solely for the purposes of complying with Annex I item 23.1 of the Prospectus Directive Regulation, consenting to its inclusion in the Prospectus.

Basis of opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included an assessment of evidence relevant to the amounts and disclosures in the financial information. It also included an assessment of significant estimates and judgments made by those responsible for the preparation of the financial information and whether the accounting policies are appropriate to the New Carphone Warehouse Group’s circumstances, consistently applied and adequately disclosed.

We planned and performed our work so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial information is free from material misstatement whether caused by fraud or other irregularity or error.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the financial information gives, for the purposes of the Prospectus, a true and fair view of the state of affairs of the New Carphone Warehouse Group as at the dates stated and of its profits or losses, cash flows and changes in equity for the periods then ended in accordance with the basis of preparation set out in note 1 of Section B of the financial information.

We express no opinion on the financial information for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008 set out in Section A of Part V of this document.

Declaration

For the purposes of Prospectus Rule 5.5.3R(2)(f), we are responsible for this report as part of the Prospectus and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the Prospectus in compliance with Annex I item 1.2 and Annex III item 1.2 of the Prospectus Directive Regulation.

Yours faithfully

Deloitte LLP

Chartered Accountants

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 2 New Street Square, London EC4A 3BZ, United Kingdom. Deloitte LLP is the United Kingdom member firm of Deloitte Touche Tohmatsu (‘DTT’), a Swiss Verein, whose member firms are legally separate and independent entities. Please see www.deloitte.co.uk/about for a detailed description of the legal structure of DTT and its member firms.

PART VI

PROFIT FORECAST

1.             Profit forecast for the New Carphone Warehouse Group

The slides accompanying Carphone Warehouse’s analysts’ day presentation on 22 April 2009 guided for post-tax income from joint ventures and associates for the year to 31 March 2010 of £30 million to £40 million in respect of the Best Buy Europe Group and negative £8 million to £10 million in respect of Virgin Mobile France.

In respect of the Best Buy Europe Group, this statement was updated in Carphone Warehouse’s trading update published on 19 January 2010, which stated that the “[New Carphone Warehouse Group’s] share of net income to March 2010 [is expected] to be £40 million to £45 million”.

In respect of Virgin Mobile France, the guidance of 22 April 2009 was updated in Carphone Warehouse’s preliminary half year results release published on 27 November 2009, which stated “We remain confident that the business will break even towards the end of the year, and that it will be EBITDA positive in the financial year to March 2011.”

The profit forecast as stated above (the “Profit Forecast”) is correct as at the date of publication of this document and is supported by latest available internal forecasts. The basis of preparation and assumptions underlying the Profit Forecast are set out below.

The Profit Forecast covered the New Carphone Warehouse Group’s share of post-tax profit or losses from joint ventures rather than profit before taxation because, at the time of issue, the directors of Carphone Warehouse considered that this guidance was of particular interest to investors. The tax rates applied to joint ventures reflect the rates expected to prevail in the various jurisdictions in which these businesses operate, adjusted where relevant for uncertainties and the resolution of historical issues.

2.             Basis of preparation

The Profit Forecast has been prepared on a basis consistent with the accounting policies adopted by the New Carphone Warehouse Group in the financial information set out in Part V of this document. The Profit Forecast has been prepared on the basis of IFRS.

3.             Principal assumptions

The Profit Forecast has been prepared by the New Carphone Warehouse Directors on the basis of the assumptions below.

The assumptions that are exclusively outside the influence of the New Carphone Warehouse Directors include:

•      no material change in tax laws or interpretations; and

•      no material change in foreign exchange rates.

The assumptions that the New Carphone Warehouse Directors can influence include:

•      no material change in the terms of trade with mobile network operators; and

•      no material deterioration in trading performance in the Best Buy Europe Group and Virgin Mobile France.

4.             Reporting Accountants’ report in respect of the Profit Forecast for the New Carphone Warehouse Group for the year ending 31 March 2010

Deloitte LLP 2 New Street Square London EC4A 3BZ Tel: +44 (0) 20 7936 3000 Fax: +44 (0) 20 7583 1198 LDE: DX 599 www.deloitte.co.uk

The Board of Directors
on behalf of New Carphone Warehouse PLC
1 Portal Way
London
W3 6RS

29 January 2010

Dear Sirs

New Carphone Warehouse PLC (“New Carphone Warehouse”)

We report on the profit forecast comprising forecast profit after tax resulting from New Carphone Warehouse’s investment in Best Buy Europe Distributions Limited and its subsidiaries and the forecast loss after tax resulting from New Carphone Warehouse’s investment in Omer Telecom Limited (trading as Virgin Mobile France) for the year ending 31 March 2010 (the “Profit Forecast”). The Profit Forecast, and the material assumptions upon which it is based, are set out in Part VI of the Prospectus issued by New Carphone Warehouse on 29 January 2010 (the “Prospectus”). This report is required by Annex I item 13.2 of Commission Regulation (EC) No 809/2004 (the “Prospectus Directive Regulation”) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of New Carphone Warehouse (the “Directors”) to prepare the Profit Forecast in accordance with the requirements of the Prospectus Directive Regulation.

It is our responsibility to form an opinion as required by the Prospectus Directive Regulation as to the proper compilation of the Profit Forecast and to report that opinion to you.

Save for any responsibility arising under Prospectus Rule 5.5.3R(2)(f) to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in accordance with this report or our statement, required by and given solely for the purposes of complying with Annex I item 23.1 of the Prospectus Directive Regulation, consenting to its inclusion in the Prospectus.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in Part VI of the Prospectus and is based on the unaudited interim financial results for the six months ended 30 September 2009, the unaudited management accounts for the three months ended 31 December 2009 and a forecast for the three months to 31 March 2010. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of New Carphone Warehouse and its subsidiaries and joint ventures and associates (the “New Carphone Warehouse Group”).

Basis of opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the New Carphone Warehouse Group. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis stated and the basis of accounting used is consistent with the accounting policies of the New Carphone Warehouse Group.

Declaration

For the purposes of Prospectus Rule 5.5.3R(2)(f) we are responsible for this report as part of the Prospectus and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the Prospectus in compliance with Annex I item 1.2 of the Prospectus Directive Regulation.

Yours faithfully

Deloitte LLP

Chartered Accountants

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 2 New Street Square, London EC4A 3BZ, United Kingdom. Deloitte LLP is the United Kingdom member firm of Deloitte Touche Tohmatsu (‘DTT’), a Swiss Verein, whose member firms are legally separate and independent entities. Please see www.deloitte.co.uk/about for a detailed description of the legal structure of DTT and its member firms.

PART VII

UNAUDITED PRO FORMA FINANCIAL INFORMATION

SECTION A: UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited consolidated pro forma statement of net assets set out below has been prepared to illustrate the effect of the Demerger as if it had taken place as at 30 September 2009. The information, which is produced for illustrative purposes only, by its nature addresses a hypothetical situation and, therefore, does not represent the New Carphone Warehouse Group’s actual financial position or results. The unaudited consolidated pro forma statement of net assets is compiled on the basis set out in the notes below.

	New
	Carphone
	Warehouse
	Group			Pro
	net assets	Adjustments		forma
	Note 1	Note 2		net assets
	£m	£m		£m
Non-current assets
Property, plant and equipment	66	—		66
Interests in joint ventures and associates	480	—		480
	546	—		546
Current assets
Trade and other receivables	1	—		1
Cash and cash equivalents	—	100	(i)(ii)	100
	1	100		101
Total assets	547	100		647
Current liabilities
Trade and other payables	(4)	—		(4)
Provisions	(16)	—		(16)
	(20)	—		(20)
Non-current liabilities
Loans from related parties	(104)	104	(ii)	—
	(104)	104		—
Total liabilities	(124)	104		(20)
Net assets	423	204		627

Notes

(1)   The financial information has been extracted, without material adjustment, from the financial information of the New Carphone Warehouse Group for the six months ended 30 September 2009 as set out in Part V of this document.

(2)   Represents: (i) cash dividends of £204 million from the TalkTalk Group to the New Carphone Warehouse Group and (ii) the settlement by the New Carphone Warehouse Group of net intercompany loan balances of £104 million. No Demerger costs are reflected in the pro forma net assets of the New Carphone Warehouse Group as any such costs will be borne in their entirety by the TalkTalk Group.

(3)   No adjustment has been made to reflect the trading results of the New Carphone Warehouse Group since 30 September 2009.

SECTION B: REPORTING ACCOUNTANTS’ REPORT ON UNAUDITED PRO FORMA FINANCIAL
INFORMATION

Deloitte LLP 2 New Street Square London EC4A 3BZ Tel: +44 (0) 20 7936 3000 Fax: +44 (0) 20 7583 1198 LDE: DX 599 www.deloitte.co.uk

The Board of Directors
on behalf of New Carphone Warehouse PLC
1 Portal Way
London
W3 6RS

29 January 2010

Dear Sirs,

New Carphone Warehouse PLC (“New Carphone Warehouse”)

We report on the pro forma financial information (the “Pro forma financial information”) set out in Part VII of the prospectus dated 29 January 2010 (the “Prospectus”), which has been prepared on the basis described in notes 1 to 3 of Section A of Part VII of the Prospectus, for illustrative purposes only, to provide information about how the Demerger might have affected the financial information presented on the basis of the accounting policies adopted by New Carphone Warehouse and its subsidiaries and joint ventures and associates (the “New Carphone Warehouse Group”) in preparing the financial statements for the period ended 30 September 2009. This report is required by Annex I item 20.2 of Commission Regulation (EC) No 809/2004 (the “Prospectus Directive Regulation”) and is given for the purpose of complying with that requirement and for no other purpose.

Responsibilities

It is the responsibility of the directors of New Carphone Warehouse (the “Directors”) to prepare the Pro forma financial information in accordance with Annex I item 20.2 and Annex II items 1 to 6 of the Prospectus Directive Regulation.

It is our responsibility to form an opinion, in accordance with Annex I item 20.2 of the Prospectus Directive Regulation, as to the proper compilation of the Pro forma financial information and to report that opinion to you in accordance with Annex II item 7 of the Prospectus Directive Regulation.

Save for any responsibility arising under Prospectus Rule 5.5.3R (2)(f) to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in accordance with this report or our statement, required by and given solely for the purposes of complying with Annex I item 23.1 of the Prospectus Directive Regulation, consenting to its inclusion in the prospectus.

In providing this opinion we are not updating or refreshing any reports or opinions previously made by us on any financial information used in the compilation of the Pro forma financial information, nor do we accept responsibility for such reports or opinions beyond that owed to those to whom those reports or opinions were addressed by us at the dates of their issue.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. The work that we performed for the purpose of making this report, which involved no independent examination of any of the underlying financial information, consisted primarily of comparing the unadjusted financial information with the source documents, considering the evidence supporting the adjustments and discussing the Pro forma financial information with the Directors.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Pro forma financial information has been properly compiled on the basis stated and that such basis is consistent with the accounting policies of the New Carphone Warehouse Group.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards or practices.

Opinion

In our opinion:

(a)           the Pro forma financial information has been properly compiled on the basis stated; and

(b)           such basis is consistent with the accounting policies of the New Carphone Warehouse Group.

Declaration

For the purposes of Prospectus Rule 5.5.3R(2)(f) we are responsible for this report as part of the Prospectus and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the Prospectus in compliance with Annex I item 1.2 of the Prospectus Directive Regulation.

Yours faithfully

Deloitte LLP

Chartered Accountants

Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 2 New Street Square, London EC4A 3BZ, United Kingdom. Deloitte LLP is the United Kingdom member firm of Deloitte Touche Tohmatsu (‘DTT’), a Swiss Verein, whose member firms are legally separate and independent entities. Please see www.deloitte.co.uk/about for a detailed description of the legal structure of DTT and its member firms.

PART VIII

UNITED KINGDOM TAXATION CONSIDERATIONS

The following paragraphs, which are intended as a general guide only, are based on current UK tax law and published HMRC practice in force at the date of this document, either of which is subject to change at any time, possibly with retrospective effect. They summarise certain limited aspects of the UK taxation consequences of the implementation of the Proposals and relate only to the position of Carphone Warehouse Shareholders who hold their Carphone Warehouse Shares beneficially as an investment, unless otherwise indicated, and who are resident, and in the case of individuals ordinarily resident, in (and only in) the UK for taxation purposes at all relevant times. The tax position of certain categories of Carphone Warehouse Shareholders who are subject to special rules (such as dealers in securities, broker-dealers, insurance companies, collective investment schemes and persons who have acquired (or are deemed for tax purposes to have acquired) their Carphone Warehouse Shares by reason of an office or employment) is not considered.

If you are in any doubt as to your taxation position or if you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriate professional adviser without delay.

1.             Taxation of chargeable gains

1.1          Cancellation of Carphone Warehouse Shares and receipt of New Carphone Warehouse Ordinary Shares and New Carphone Warehouse Cancellation Shares pursuant to the Scheme

Carphone Warehouse Shareholders should not be treated as making a disposal or part disposal of their Carphone Warehouse Shares as a result of receiving New Carphone Warehouse Ordinary Shares and New Carphone Warehouse Cancellation Shares in exchange for Carphone Warehouse Shares pursuant to the Scheme, and so no chargeable gain or allowable loss should arise. New Carphone Warehouse Ordinary Shares and New Carphone Warehouse Cancellation Shares should be treated as having been acquired at the same time and for the same consideration, as those Carphone Warehouse Shares from which they are derived.

1.2          Issue of TalkTalk Shares pursuant to the New Carphone Warehouse Demerger Reduction

New Carphone Warehouse Cancellation Shareholders should not be treated as making a disposal or part disposal of their New Carphone Warehouse Cancellation Shares as a result of receiving TalkTalk Shares in exchange for New Carphone Warehouse Cancellation Shares pursuant to the New Carphone Warehouse Demerger Reduction and so no chargeable gain or allowable loss should arise. TalkTalk Shares should be treated as having been acquired at the same time and for the same consideration, as the New Carphone Warehouse Cancellation Shares that were cancelled pursuant to the New Carphone Warehouse Demerger Reduction.

1.3          Combined effect of the Proposals

In summary, the New Carphone Warehouse Ordinary Shares and the TalkTalk Shares (together, the “Post Demerger Shares”) that will be held by a Carphone Warehouse Shareholder following the Demerger (a “Post Demerger Shareholder”) should collectively be treated as the same asset, and having been acquired at the same time and for the same consideration, as Carphone Warehouse Shares.

Accordingly, following the Demerger, a Carphone Warehouse Shareholder’s original base cost in its Carphone Warehouse Shares would be apportioned between its New Carphone Warehouse Ordinary Shares and its TalkTalk Shares by reference to the market quotations of New Carphone Warehouse Ordinary Shares and TalkTalk Shares respectively on the first day of dealings in each of the respective shareholdings.

1.4          Sections 137 and 138 of the Taxation of Chargeable Gains Act 1992

For a Carphone Warehouse Shareholder who, alone or together with persons connected with him, holds more than five per cent. of, or any class of, shares in or debentures of Carphone Warehouse, it is a condition for the treatment described in the paragraphs immediately above that the Proposals are being effected for bona fide commercial reasons and do not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is an avoidance of liability to UK corporation tax or capital gains tax. Carphone Warehouse Shareholders are advised that tax clearance under section 138 of the Taxation of Chargeable Gains Act 1992 has been obtained from HMRC that it is satisfied that this condition has been met.

1.5          Transactions in securities

In certain circumstances, section 703 of the Income and Corporation Taxes Act 1988 (“ICTA 1988”) and Chapter 1 Part 13 of the Income Tax Act 2007 (“ITA 2007”) may apply where a person obtains a tax advantage as a consequence of a “transaction in securities”. Tax clearance has been obtained from HMRC under section 707 of ICTA 1988 and section 701 of ITA 2007 confirming that no notice under section 703 of ICTA 1988 or section 698 of ITA 2007, respectively, should be served in respect of the Proposals.

1.6          Subsequent disposal of Post Demerger Shares

A subsequent disposal or deemed disposal of Post Demerger Shares by a Post Demerger Shareholder who is resident or, in the case of individuals, ordinarily resident in the UK for tax purposes may, depending on individual circumstances (including the availability of exemptions and reliefs), give rise to a chargeable gain or allowable loss for the purposes of UK taxation on chargeable gains.

A Post Demerger Shareholder who is neither resident nor, in the case of individuals, ordinarily resident in the UK for tax purposes and who does not return to the UK within five years of the disposal will not be liable for UK tax on chargeable gains on a subsequent disposal or deemed disposal of Post Demerger Shares unless that Post Demerger Shareholder carries on a trade, profession or vocation in the UK through a branch or agency or, in the case of a company, a permanent establishment and the Post Demerger Shares have been used, held or acquired for the purpose of such branch, agency or permanent establishment. Such Post Demerger Shareholders may be subject to foreign taxation on any gain under local law.

2.             Taxation of dividends

Under current UK tax law, no tax will be withheld from dividend payments made by New Carphone Warehouse or TalkTalk in respect of the Post Demerger Shares.

An individual who holds Post Demerger Shares, who is resident in the UK for tax purposes and who receives a dividend from the shares will be entitled to a tax credit which may be set off against his total income tax liability on the dividend. The tax credit will be equal to 10 per cent. of the aggregate of the dividend and the tax credit (the “gross dividend”), which is also equal to one-ninth of the amount of the net cash dividend received.

The tax credit will be treated as discharging the individual’s liability to income tax in respect of the gross dividend, unless and except to the extent that the gross dividend, when added to all other income of the Post Demerger Shareholder in the relevant tax year, falls above the threshold for the higher rate of income tax. In this case, the individual will, if the dividend is received prior to 6 April 2010, to that extent, pay tax calculated as 32.5 per cent. of the gross dividend less the related tax credit. So, for example, a dividend of £90 will carry a tax credit of £10 and the income tax payable on the dividend by an individual liable to income tax at the higher rate would be 32.5 per cent. of £100, namely £32.50, less the tax credit of £10, leaving a net tax charge of £22.50 (which is 25 per cent. of the net cash dividend received).

With effect from 6 April 2010, to the extent that an individual receives a dividend falling above the threshold for higher rate tax, the individual will be subject to tax on the gross dividend exceeding the threshold at the rate of 42.5 per cent. Taking into account the related tax credit, the effective rate of tax on the net cash dividend received will be 36.1 per cent.

An individual who holds Post Demerger Shares, who is resident in the UK for tax purposes and is not liable to income tax in respect of the gross dividend will not be entitled to any payment from HMRC in respect of any part of the tax credit.

Subject to the provisions of any double tax agreement between the UK and its country of residence, a Post Demerger Shareholder who is not resident in the UK for tax purposes will not generally be entitled to claim repayment of the tax credit attaching to any dividend paid on the Post Demerger Shares. Persons who are not resident in the UK should consult their own professional advisers as to whether they are entitled to claim any part of the tax credit, the procedure for doing so and what relief for credit may be claimed in the jurisdiction in which they are resident for tax purposes in respect of such tax credit. A Post Demerger Shareholder resident (or otherwise subject to tax) outside the UK may also be subject to local taxation on dividend income under the law of that other jurisdiction.

A corporate shareholder who holds Post Demerger Shares and who is resident in the UK for tax purposes will not normally be liable to corporation tax in respect of any dividend on the shares.

Such corporate shareholders will not be able to claim repayment of the tax credit attaching to such dividend.

3.             Inheritance tax

The Post Demerger Shares are UK assets for the purposes of UK inheritance tax. A gift of such shares by, or on the death of, an individual Post Demerger Shareholder may (subject to certain exemptions and reliefs) give rise to a liability to UK inheritance tax even if the Post Demerger Shareholder is neither domiciled nor deemed to be domiciled in the UK for tax purposes.

4.             Stamp duty and SDRT

No stamp duty or SDRT should be payable by Carphone Warehouse Shareholders as a result of the cancellation of Carphone Warehouse Shares and the issue of New Carphone Warehouse Ordinary Shares and New Carphone Warehouse Cancellation Shares under the Scheme or as a result of the cancellation of the New Carphone Warehouse Cancellation Shares and the issue of TalkTalk Shares under the New Carphone Warehouse Demerger Reduction.

Subject to an exemption for certain low value transactions, any subsequent conveyance or transfer on sale of Post Demerger Shares held in certificated form will be subject to stamp duty at the rate of 0.5 per cent. of the amount or value of the consideration given for the transaction (rounded up to the next multiple of £5). A charge to SDRT at the rate of 0.5 per cent. of the amount or value of the consideration given will also arise on an unconditional agreement to transfer such shares, although that liability, including any interest (but not penalties), will be cancelled and any SDRT already paid will be repaid if, within six years of the SDRT liability arising, a transfer is executed pursuant to the agreement and stamp duty is duly paid on that transfer.

Where Post Demerger Shares are held in uncertificated form within CREST, a paperless transfer of shares within CREST will generally be subject to SDRT at the rate of 0.5 per cent. of the amount or value of the consideration given. CREST is obliged to collect and account for SDRT to HMRC on relevant transactions settled within the system, such SDRT generally being payable by the transferee or purchaser. Special rules apply in connection with clearance services and depositary receipts systems.

The above statements are intended to summarise the current position and are intended as a general guide only. Transfers to certain categories of person are not liable to stamp duty or SDRT and others may be liable at a higher rate or may, although not primarily liable for SDRT, be required to notify and account for it. In particular, the above statements do not apply to certain intermediaries or to persons connected with depositary arrangements or clearance services. Investors other than those to which the above general advice applies are strongly recommended to consult their own professional tax advisers.

PART IX

DIRECTORS, RESPONSIBLE PERSONS, CORPORATE GOVERNANCE AND EMPLOYEES

1.                                     Responsibility

The New Carphone Warehouse Directors, whose names appear at paragraph 2.1 below, and New Carphone Warehouse accept responsibility for the information contained in this document. To the best of the knowledge of the New Carphone Warehouse Directors and New Carphone Warehouse (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and contains no omission likely to affect the import of such information.

2.                                     New Carphone Warehouse Directors

2.1                              The following table sets out information relating to each of the New Carphone Warehouse Directors as at the date of this document:

Name	Age	Position
Charles Dunstone	45	Chairman
John Gildersleeve	65	Non-executive deputy chairman
Roger Taylor	45	Chief executive officer
Nigel Langstaff	41	Chief financial officer
John Allwood	58	Non-executive director
Baroness Morgan of Huyton	50	Non-executive director

2.2                              The business address of the New Carphone Warehouse Directors is 1 Portal Way, London W3 6RS.

2.3                              Set out below are the business experience and principal business activities performed outside of New Carphone Warehouse by the New Carphone Warehouse Directors, as well as the dates of their initial appointment as directors of New Carphone Warehouse where applicable.

Charles Dunstone is currently chief executive officer of Carphone Warehouse and is chairman of New Carphone Warehouse. Charles is the founder of Carphone Warehouse and as chief executive officer since 1989 has led the growth of Carphone Warehouse both before and after its flotation on the London Stock Exchange in 2000 to become one of Europe’s largest independent retailers of mobile phones. He was also instrumental in constructing Carphone Warehouse’s transactions with Best Buy including the successful growth of Best Buy Mobile in the United States since 2006 and the Best Buy Joint Venture. He will continue to be a director of Best Buy Europe. Following the Demerger, he will also be chairman of TalkTalk. He is chairman of the Prince’s Trust and a non-executive director of The Daily Mail and General Trust Plc and Independent Media Distribution Plc. Charles has been a New Carphone Warehouse Director since 28 January 2010.

John Gildersleeve is non-executive deputy chairman of New Carphone Warehouse. John joined the Carphone Warehouse Board in June 2000 and became non-executive chairman in July 2005. He was appointed a non-executive director of The British Land Company PLC in September 2008. Previously, he was an executive director of Tesco plc until he retired in February 2004. He was chairman of Gallaher Group PLC until April 2007 and chairman of EMI Group PLC until September 2007. Prior to this he was a non- executive director of Vodafone Group Plc from 1998 to 2000. Following the Demerger, he will also be a non- executive director of TalkTalk. He has been a New Carphone Warehouse Director since 28 January 2010.

Roger Taylor is currently chief financial officer of Carphone Warehouse and is chief executive officer of New Carphone Warehouse. Roger has been in his current role since January 2000 and after leading the flotation of Carphone Warehouse in July 2000, he has played a key role in the growth of Carphone Warehouse across Europe and in recent years constructing and completing the successful transactions with Best Buy. In his new role he will remain responsible for the corporate development and strategic initiatives of New Carphone Warehouse and its underlying investments in particular those in Best Buy Europe and Virgin Mobile France where he will remain a director of both. Following the Demerger, he will also be non- executive deputy chairman of TalkTalk. Roger has been a New Carphone Warehouse Director since 28 January 2010.

Nigel Langstaff has been with Carphone Warehouse since 1997, after four years with Arthur Andersen, and is currently group director of finance. He is chief financial officer of New Carphone Warehouse, with responsibility for the New Carphone Warehouse Group’s finance functions. Nigel has considerable experience and in depth knowledge of all of the New Carphone Warehouse Group’s businesses and has played a key role in the growth of Carphone Warehouse to date. He is also a director of Virgin Mobile France. He has been a New Carphone Warehouse Director since 28 January 2010.

John Allwood is a non-executive director of New Carphone Warehouse. John was previously chief operating officer and latterly group finance director of Mecom Group plc. Prior to this, he was managing director of Telegraph Media Group Limited. Formerly, he was chief executive of Orange UK and also chief executive of Mirror Group plc. John is currently a member of Exeter University Council and chairman of Market Evolution Limited, a specialist media consultancy. He is also a non-executive director of TalkTalk. John has been a New Carphone Warehouse Director since 28 January 2010.

Baroness Morgan of Huyton is a non-executive director of New Carphone Warehouse. She joined the Carphone Warehouse Board in November 2005. From November 2001 until May 2005, she was director of government relations at 10 Downing Street. Prior to this, she was political secretary to the Prime Minister from 1997 to 2001 and was appointed Minister for Women and Equalities in 2001. In 2006, she was appointed as a board member of the Olympic Delivery Authority and was also appointed as a non-executive director of Southern Cross Healthcare Group plc. She is an adviser to the board of the children’s charity ARK and a member of the Lloyds Pharmacy Advisory Panel. She has been a New Carphone Warehouse Director since 28 January 2010.

3.                                     New Carphone Warehouse Directors’ interests

3.1                              The direct and indirect interests (all of which are beneficial) of the New Carphone Warehouse Directors in Carphone Warehouse as at 28 January 2010 (being the latest practicable date prior to the publication of this document) and the interests of the New Carphone Warehouse Directors in Carphone Warehouse as expected to subsist immediately following New Carphone Warehouse Admission are set out in the following table:

			Interests in Carphone Warehouse immediately
	Interests in Carphone Warehouse		following New Carphone Warehouse
	as at 28 January 2010		Admission
	Number of voting	Percentage of	Number of voting	Percentage of
	rights in respect	issued share	rights in respect	issued share
New Carphone	of Carphone	capital of Carphone	of Carphone	capital of Carphone
Warehouse Director	Warehouse Shares	Warehouse	Warehouse Shares	Warehouse
Charles Dunstone	296,144,535	32.40	—	—
John Gildersleeve	246,000	0.03	—	—
Roger Taylor	978,678	0.11	—	—
Nigel Langstaff	1,000,000	0.11	—	—
Baroness Morgan	1,982	0.0002	—	—

3.2                              The direct and indirect interests (all of which are beneficial) of the New Carphone Warehouse Directors in New Carphone Warehouse as at 28 January 2010 (being the latest practicable date prior to the publication of this document) and the interests of the New Carphone Warehouse Directors in New Carphone Warehouse as expected to subsist immediately following New Carphone Warehouse Admission are set out in the following table:

			Interests in New Carphone Warehouse
	Interests in New Carphone Warehouse		immediately following New Carphone
	as at 28 January 2010		Warehouse Admission
	Number of voting	Percentage of	Number of voting	Percentage of
	rights in respect	issued share	rights in respect	issued share
	of New Carphone	capital of	of New Carphone	capital of
New Carphone	Warehouse	New Carphone	Warehouse	New Carphone
Warehouse Director	Ordinary Shares	Warehouse	Ordinary Shares	Warehouse
Charles Dunstone	—	—	148,072,267	32.40
John Gildersleeve	—	—	123,000	0.03
Roger Taylor	—	—	489,339	0.11
Nigel Langstaff	—	—	500,000	0.11
Baroness Morgan	—	—	991	0.0002

3.3                              The direct and indirect interests (all of which are beneficial) of the New Carphone Warehouse Directors in CPW Retail as at 28 January 2010 (being the latest practicable date prior to the publication of this document) and the interests of the New Carphone Warehouse Directors in CPW Retail (for the purposes of the

CPWG VES) as they are expected to subsist immediately following New Carphone Warehouse Admission are set out in the following table:

	Interests in CPW Retail	Interests in CPW Retail following
	as at 28 January 2010	New Carphone Warehouse Admission
New Carphone	Number of A ordinary shares of 1 pence	Number of A ordinary shares of 1 pence
Warehouse Director	each in the capital of CPW Retail	each in the capital of CPW Retail
Roger Taylor*	1,070	1,070
Nigel Langstaff*	376	376

*                Each of Roger Taylor and Nigel Langstaff has been granted awards under the CPWG VES in respect of these A ordinary shares in CPW Retail although the shares have not yet been issued. The subscription monies for these subscriptions for A ordinary shares in CPW Retail will be loaned to Roger Taylor and Nigel Langstaff by CPW Retail.

3.4                              The direct and indirect interests (all of which are beneficial) of the New Carphone Warehouse Directors in TTGL (for the purposes of the TTG VES) as at 28 January 2010 (being the latest practicable date prior to the publication of this document) and the interests of the New Carphone Warehouse Directors in TTGL as they are expected to subsist immediately following New Carphone Warehouse Admission are set out in the following table:

	Interests in TTGL	Interests in TTGL immediately following
	as at 28 January 2010	New Carphone Warehouse Admission
New Carphone	Number of C ordinary shares of 1 pence	Number of C ordinary shares of 1 pence
Warehouse Director	each in the capital of TTGL	each in the capital of TTGL
Roger Taylor*	1,070	1,070
Nigel Langstaff*	376	376

*                The subscription monies for these subscriptions for C ordinary shares in TTGL were loaned to Roger Taylor and Nigel Langstaff by CPW Retail.

3.5                              Taken together, the combined percentage interest of the New Carphone Warehouse Directors in voting rights in respect of the issued ordinary share capital of Carphone Warehouse as at 28 January 2010 (being the latest practicable date prior to the publication of this document) was approximately 32.64 per cent.

3.6                              Taken together, the combined percentage interest of New Carphone Warehouse Directors in voting rights in respect of the issued ordinary share capital of New Carphone Warehouse immediately following New Carphone Warehouse Admission will be approximately 32.64 per cent.

3.7                              Details of options over Carphone Warehouse Shares held by the New Carphone Warehouse Directors as at 28 January 2010 (being the latest practicable date prior to publication of this document) are set out below.  They are not included in the interests of the New Carphone Warehouse Directors shown in the table in paragraph 3.1 above.

	No. of Carphone		Date from which
Option holder	Warehouse Shares	Exercise price (£)	exercisable	Expiry date
Roger Taylor	200,000	1.50	19/05/2002	19/05/2010
Roger Taylor	200,000	2.00	19/05/2002	19/05/2010
Roger Taylor	240,000	1.25	21/05/2004	21/05/2011
Roger Taylor	500,000	0.83	11/06/2005	11/06/2012
Roger Taylor	444,444	0.90	06/06/2006	06/06/2013
Roger Taylor	675,000	—	28/07/2007	28/07/2014
Roger Taylor	675,000	—	28/07/2008	28/07/2014
Roger Taylor	482,537	—	04/06/2010	04/12/2016
Roger Taylor	482,538	—	04/06/2011	04/12/2016
Total for Roger Taylor	3,899,519
Nigel Langstaff	140,000	0.90	06/06/2006	06/06/2013
Nigel Langstaff	175,001	—	28/07/2008	28/07/2014
Nigel Langstaff	198,529	—	04/06/2010	04/12/2016
Nigel Langstaff	198,530	—	04/06/2011	04/12/2016
Total for Nigel Langstaff	712,060
Overall Total	4,611,579

3.8                               Save as disclosed in this paragraph 3, no New Carphone Warehouse Director nor their immediate families, nor any person connected with any New Carphone Warehouse Director within the meaning of section 252 of the Act has any interests (beneficial or non-beneficial) in the share capital of Carphone Warehouse, New Carphone Warehouse or any of their respective subsidiaries.

3.9                               Save as disclosed in this paragraph 3, no other person involved in the New Carphone Warehouse Admission has an interest which is material to the New Carphone Warehouse Admission.

4.                                      New Carphone Warehouse Directors’ remuneration and pensions

4.1                               Remuneration

The remuneration (excluding pension contributions) of the New Carphone Warehouse Directors for the financial year ended 31 March 2009 (in their capacity as Carphone Warehouse Directors or employees), is set out in the table below:

	Basic	Taxable	Annual
New Carphone Warehouse Director	salary/fees	benefits	bonuses*	Total
	£000	£000	£000	£000
Charles Dunstone	588	—	—	588
John Gildersleeve	400	—	—	400
Roger Taylor	388	14	—	402
Nigel Langstaff	210	11	224	445
Baroness Morgan	59	—	—	59

* Includes bonuses paid in relation to the successful completion of the Best Buy Europe Joint Venture Transaction.

The Carphone Warehouse Group provided a loan to Nigel Langstaff in the year ended 31 March 2009 to settle tax liabilities arising on a share gift. This loan was outstanding at 31 March 2009. Interest is charged on the loan at market rates and the loan is repayable in the year ending 31 March 2011.

4.2                               Pensions

The payments made by the Carphone Warehouse Group to defined contribution pension schemes on behalf of executive New Carphone Warehouse Directors (in their capacity as Carphone Warehouse Directors or employees) for the financial year ended 31 March 2009 are set out in the table below:

New Carphone Warehouse Director	Pension contribution
£000
Roger Taylor	19
Nigel Langstaff	11

5.                                      Service contracts of the New Carphone Warehouse Directors

5.1                               Executive New Carphone Warehouse Directors’ service agreements

New Carphone Warehouse has entered into the following service agreements with the executive New Carphone Warehouse Directors:

New Carphone Warehouse Director	Date of Agreement
Charles Dunstone	28 January 2010
Roger Taylor	28 January 2010
Nigel Langstaff	28 January 2010

Charles Dunstone is employed as chairman pursuant to the terms of a service agreement with New Carphone Warehouse dated 28 January 2010, the terms of which take effect from New Carphone Warehouse Admission. Under the terms of the agreement, Charles is paid a basic annual salary of £240,000 and is eligible to receive a discretionary annual bonus based on both individual and company performance. In addition, he is entitled to a pension scheme contribution of five per cent. of his basic annual salary. Charles’s appointment is terminable by either party on not less than 12 months’ written notice. Charles is subject to certain non-competition and non-solicitation covenants for a period of 12 months following the termination of his employment. The agreement is governed by English law.

Roger Taylor is employed as chief executive officer pursuant to the terms of a service agreement with New Carphone Warehouse dated 28 January 2010, the terms of which take effect from New Carphone

Warehouse Admission. Under the terms of the agreement, Roger is paid a basic annual salary of £440,000 and is eligible to receive a discretionary annual bonus based on both individual and company performance. In addition, he is entitled to contributions towards a health insurance scheme, life assurance cover, payment of private medical insurance subscriptions and a pension scheme contribution of five per cent. of his salary. Roger is also entitled to a monthly car allowance. Roger’s appointment is terminable by either party on not less than six months’ written notice. Roger is subject to certain non-competition and non-solicitation covenants for a period of 12 months following the termination of his employment. The agreement is governed by English law.

Nigel Langstaff is employed as chief financial officer pursuant to the terms of a service agreement with New Carphone Warehouse dated 28 January 2010 the terms of which take effect from New Carphone Warehouse Admission. Under the terms of the agreement, Nigel is paid a basic annual salary of £275,000 and is eligible to receive a discretionary annual bonus based on both individual and company performance. In addition, he is entitled to contributions towards a health insurance scheme, life assurance cover, payment of private medical insurance subscriptions and a pension scheme contribution of five per cent. of his salary. Nigel is also entitled to a monthly car allowance. Nigel’s appointment is terminable by either party on not less than six months’ written notice. Nigel is subject to certain non-competition and non-solicitation covenants for a period of 12 months following the termination of his employment. The agreement is governed by English law.

5.2                               Non-executive New Carphone Warehouse Directors’ letters of appointment

John Gildersleeve agreed to serve as non-executive deputy chairman of New Carphone Warehouse for an annual fee of £79,000 pursuant to the terms of a letter of engagement with New Carphone Warehouse dated 28 January 2010. It can be terminated by either party on three months’ notice and will terminate automatically if John is removed from office by a resolution of New Carphone Warehouse Shareholders or is not re-elected to office. If the Demerger does not become effective by the Demerger Long Stop Date, New Carphone Warehouse may terminate the appointment with immediate effect.

John Allwood agreed to serve as non-executive director of New Carphone Warehouse for an annual fee of £62,000 pursuant to the terms of a letter of engagement with New Carphone Warehouse dated 28 January 2010. It can be terminated by either party on three months’ notice and will terminate automatically if John is removed from office by a resolution of New Carphone Warehouse Shareholders or is not re-elected to office. If the Demerger does not become effective by the Demerger Long Stop Date, New Carphone Warehouse may terminate the appointment with immediate effect.

Baroness Morgan of Huyton agreed to serve as a non-executive director of New Carphone Warehouse. She is paid an annual fee of £55,000 pursuant to the terms of a letter of engagement with New Carphone Warehouse dated 28 January 2010. This appointment can be terminated by either party on three months’ notice and will terminate automatically if she is removed from office by a resolution of New Carphone Warehouse Shareholders or is not re-elected to office after serving an expected three-year term. If the Demerger does not become effective by the Demerger Long Stop Date, New Carphone Warehouse may terminate the appointment with immediate effect.

6.                                      Corporate governance

6.1                               Corporate governance overview

New Carphone Warehouse is committed to high standards of corporate governance. As at the date of this document, New Carphone Warehouse is not required to and does not comply with the Combined Code. However, save as disclosed in paragraph 6.2 below, New Carphone Warehouse will comply with the Combined Code from New Carphone Warehouse Admission.

6.2                               The New Carphone Warehouse Board

The New Carphone Warehouse Board comprises three executive New Carphone Warehouse Directors and three non-executive New Carphone Warehouse Directors.

Charles Dunstone is the chairman and John Gildersleeve is non-executive deputy chairman. John Gildersleeve is the senior independent non-executive director. Roger Taylor is the chief executive officer and Nigel Langstaff is the chief financial officer. John Allwood and Baroness Morgan are non-executive New Carphone Warehouse Directors.

Charles Dunstone is not considered to be independent on his appointment as chairman primarily because of the size of his shareholding in New Carphone Warehouse following completion of the Proposals and because he was previously chief executive officer of Carphone Warehouse. In this regard, the New Carphone Warehouse Board is not compliant with the Combined Code. However, the New Carphone Warehouse Board believes that the appointment benefits the New Carphone Warehouse Group given that Charles Dunstone is the founder of Carphone Warehouse and his knowledge of the New Carphone Warehouse Group’s businesses is important to the future development of New Carphone Warehouse. There will also be a clear division of responsibilities between the chairman and the chief executive officer. In accordance with the Combined Code, Carphone Warehouse has consulted major shareholders in Carphone Warehouse regarding Charles Dunstone’s proposed appointment as chairman following completion of the Proposals and such appointment received unanimous support.

All of the non-executive New Carphone Warehouse Directors are considered to be independent. Although John Gildersleeve was a non-executive director of Carphone Warehouse for more than nine years, the New Carphone Warehouse Board does not believe this affects his independence given he satisfies all of the other tests of independence set out in the Combined Code and that New Carphone Warehouse is a new company completely separate to Carphone Warehouse.

Therefore, more than half of the New Carphone Warehouse Board excluding the chairman are independent non-executive New Carphone Warehouse Directors in compliance with the Combined Code. The New Carphone Warehouse Board believes that this provides further balance within the board composition to support Charles Dunstone being chairman. New Carphone Warehouse may appoint additional independent non-executive New Carphone Warehouse Directors in the future.

6.3                               Board meetings

The New Carphone Warehouse Board will meet formally at least six times a year, with additional meetings as required. All board papers will be sent out on a timely basis with sufficient information for the New Carphone Warehouse Directors to be able to discharge their duties. The company secretary will ensure that all board papers are sent out to non-attending New Carphone Warehouse Directors and that, where possible, any comments they have are received beforehand, so that they can be expressed at the meeting.

There will be a clear and documented division of responsibilities between the roles of the chairman and the chief executive officer. There will also be documented schedules of matters reserved to the New Carphone Warehouse Board and matters delegated to committees of the New Carphone Warehouse Board. Such reserved matters will include decisions on strategic and policy issues, the approval of published financial statements and major acquisitions and disposals, authority levels for expenditure, treasury and risk management policies.

6.4                               Board committees

There will be three key New Carphone Warehouse Board committees: audit, remuneration and nomination. The committees will be provided with sufficient resources via the company secretary and, where necessary, will have direct access to independent professional advisers to undertake their duties.

New Carphone Warehouse Audit Committee

The New Carphone Warehouse Audit Committee will comprise the following independent non-executive New Carphone Warehouse Directors: John Gildersleeve, Baroness Morgan and John Allwood. John Allwood will act as chairman.

All of the committee members have extensive commercial experience. The New Carphone Warehouse Audit Committee will meet at least twice during the year.

The chairman of the New Carphone Warehouse Audit Committee will update the New Carphone Warehouse Board on any significant issues that may have arisen at the New Carphone Warehouse Audit Committee meeting following each New Carphone Warehouse Audit Committee meeting.

The chief financial officer and other senior management will attend New Carphone Warehouse Audit Committee meetings by invitation of the New Carphone Warehouse Audit Committee. Representatives of the external auditors and other senior executives will also attend these meetings by invitation of the committee. The external and internal auditors will have direct access to the New Carphone Warehouse Audit Committee during formal meetings and time will be set aside for them to have private discussions with the New Carphone Warehouse Audit Committee, in the absence of management.

The terms of reference under which the New Carphone Warehouse Audit Committee will operate set out the following key duties of the New Carphone Warehouse Audit Committee:

•                  to monitor the integrity of the financial statements of New Carphone Warehouse and any formal announcements relating to New Carphone Warehouse’s financial performance, reviewing significant financial reporting judgements contained in them;

•                  to review New Carphone Warehouse’s internal financial controls and, unless expressly addressed by a separate risk committee of the New Carphone Warehouse Board composed of independent New Carphone Warehouse Directors, or by the New Carphone Warehouse Board itself, to review New Carphone Warehouse internal control and risk management systems and approve the appointment or termination of appointment of the head of internal audit;

•                  to monitor and review the effectiveness of New Carphone Warehouse’s internal audit function;

•                  to make recommendations to the New Carphone Warehouse Board in relation to the appointment, re- appointment and removal of the external auditor and to approve the remuneration and terms of engagement of the external auditor, for the New Carphone Warehouse Board to put to the New Carphone Warehouse Shareholders for their approval in general meeting;

•                  to review and monitor the external auditor’s independence and objectivity and the effectiveness of the audit process, taking into consideration relevant UK professional and regulatory requirements;

•                  to develop and implement policy on the engagement of the external auditor to supply non-audit services, taking into account relevant ethical guidance regarding the provision of non-audit services by the external audit firm; and to report to the New Carphone Warehouse Board, identifying any matters in respect of which it considers that action or improvement is needed and making recommendations as to the steps to be taken;

•                  to consider the major findings of internal investigations and management’s response;

•                  to consider other topics, as defined by the New Carphone Warehouse Board; and

•                  to refer matters to the New Carphone Warehouse Board which, in its opinion, should be addressed at a meeting of the New Carphone Warehouse Board.

The New Carphone Warehouse Board will make funds available to the New Carphone Warehouse Audit Committee to enable it to take independent legal, accounting or other advice when the New Carphone Warehouse Audit Committee reasonably believes it necessary to do so.

The terms of reference also state that the New Carphone Warehouse Audit Committee should review arrangements by which employees of the New Carphone Warehouse Group may, in confidence, raise concerns about possible improprieties in matters of financial reporting or other matters.

New Carphone Warehouse Remuneration Committee

The New Carphone Warehouse Remuneration Committee will comprise the following independent non-executive New Carphone Warehouse Directors: John Gildersleeve, Baroness Morgan and John Allwood. John Gildersleeve will act as chairman.

The New Carphone Warehouse Remuneration Committee will meet at least twice a year. Other New Carphone Warehouse Directors, the company secretary, representatives from the human resources teams, and advisers will attend by invitation only.

The terms of reference under which the New Carphone Warehouse Remuneration Committee will operate state that the New Carphone Warehouse Remuneration Committee is authorised by the New Carphone Warehouse Board:

•                  to investigate the remuneration paid to the directors and senior management of other companies of a similar size in a comparable industry sector in the UK and the relative performance of such companies;

•                  to obtain information on the remuneration of any employee of the New Carphone Warehouse Group;

•                  to seek advice from the company secretary and the in-house legal and human resources departments and to obtain legal, human resources and other independent professional advice;

•                  to secure the attendance of any person with relevant experience and expertise at committee meetings if it considers this appropriate;

•                  to determine remuneration packages, including salaries, pensions, bonuses, share options or other long term incentive arrangements and all other terms and conditions of service and termination payments of executive board directors within the New Carphone Warehouse Group and the chairman of New Carphone Warehouse;

•                  to recommend and monitor the level and structure of remuneration including pensions and compensation payments for senior management;

•                  to approve any new contract of employment within the New Carphone Warehouse Group where the total remuneration and benefits payable to the employee in respect of salary, including bonuses, would exceed £500,000 (or its equivalent) per annum or the gross amount of compensation (ignoring mitigating or any other factors reducing the amount payable) on termination of any such contract would exceed £500,000 (or its equivalent);

•                  to approve any contract of employment within the New Carphone Warehouse Group which has an original fixed term of two years or more taking into account any period of notice required to terminate such contract;

•                  to approve any contract of employment within the New Carphone Warehouse Group requiring more than 12 months’ notice to determine;

•                  to approve the confirmation of the employment of New Carphone Warehouse Directors beyond the normal retirement age of 65;

•                  to act as the sole body instructed and authorised to exercise any power or discretion vested in the New Carphone Warehouse Board under any share option or bonus or incentive schemes of whatever nature established for the benefit of employees of the New Carphone Warehouse Group;

•                  to agree the policy for authorising claims for expenses from the chief executive and chairman of New Carphone Warehouse;

•                  to be aware of and advise on any major changes in employee benefits structures throughout New Carphone Warehouse;

•                  to be exclusively responsible for establishing the selection criteria, selecting, appointing and setting the terms of reference for any remuneration consultants who advise the New Carphone Warehouse Remuneration Committee;

•                  to report the frequency of, and attendance by members at, New Carphone Warehouse Remuneration Committee meetings in New Carphone Warehouse’s annual reports;

•                  to make available the New Carphone Warehouse Remuneration Committee’s terms of reference in accordance with the Combined Code, review the same and, where necessary, update them annually;

•                  to produce each year a remuneration report, including pensions, on behalf of New Carphone Warehouse; and

•                  to review and/or determine other matters that may be delegated by the New Carphone Warehouse Board to the New Carphone Warehouse Remuneration Committee from time to time.

New Carphone Warehouse Nomination Committee

The New Carphone Warehouse Nomination Committee will comprise the following New Carphone Warehouse Directors: John Gildersleeve and Baroness Morgan. John Gildersleeve will act as chairman. The New Carphone Warehouse Nomination Committee will meet as and when required to discuss succession planning and consideration of appropriate appointments to the New Carphone Warehouse Board and not less than twice a year. The New Carphone Warehouse Nomination Committee will be responsible for succession planning at New Carphone Warehouse Board level, overseeing the selection and appointment of New Carphone Warehouse Directors, regularly reviewing the structure, size and composition of the New Carphone Warehouse Board and making its recommendations to the New Carphone

Warehouse Board. It will assist in evaluating the commitments of individual New Carphone Warehouse Directors and the balance of skills, knowledge and experience on the New Carphone Warehouse Board.

The key duties of the New Carphone Warehouse Nomination Committee set out in its terms of reference are:

•                  to carry out a formal selection process of candidates and then propose to the New Carphone Warehouse Board and make recommendations regarding appointments to the New Carphone Warehouse Board;

•                  to be responsible for identifying and nominating for the approval of the New Carphone Warehouse Board, candidates to fill vacancies as and when they arise;

•                  to evaluate the balance of skills, knowledge and experience on the New Carphone Warehouse Board and, in the light of this evaluation, prepare a description of the role and capabilities required for a particular appointment;

•                  to review annually the time required from a non-executive New Carphone Warehouse Director and assess whether the non-executive New Carphone Warehouse Director is spending enough time to fulfil his or her duties;

•                  to consider candidates from a wide range of backgrounds;

•                  to give full consideration to succession planning in the course of its work, taking into account the challenges and opportunities facing New Carphone Warehouse;

•                  to regularly review the structure, size and composition (including the skills, knowledge and experience) of the New Carphone Warehouse Board and make recommendations to the New Carphone Warehouse Board with regard to any changes;

•                  to keep under review the leadership needs of the organisation, both executive and non-executive,  with a view to ensuring the continued ability of the organisation to compete effectively in the marketplace;

•                  to make a statement in the annual report about its activities; the process used for appointments and explain if external advice or open advertising has not been used; the membership of the New Carphone Warehouse Nomination Committee, number of New Carphone Warehouse Nomination Committee meetings and attendance over the course of the year;

•                  to make available its terms of reference, explaining clearly its role and the authority delegated to it by the New Carphone Warehouse Board; and

•                  to ensure that on appointment to the New Carphone Warehouse Board, non-executive New Carphone Warehouse Directors receive a formal letter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside New Carphone Warehouse Board meetings.

6.5                               Risk management and internal control

New Carphone Warehouse has established a risk management programme that will assist management throughout the New Carphone Warehouse Group to identify, assess and mitigate business, financial, operational and compliance risks. The New Carphone Warehouse Board views management of risk as integral to good business practice. The programme is designed to support management’s decision making and to improve the reliability of business performance.

6.6                               Model Code

New Carphone Warehouse has established and, following New Carphone Warehouse Admission, intends to comply with, a code of securities dealing equivalent to the Model Code published in the Listing Rules. The code applies to the New Carphone Warehouse Directors and relevant employees of the New Carphone Warehouse Group.

7.                                      Employees

7.1                               The average numbers of employees of the New Carphone Warehouse Business for the three financial years ended 31 March 2009, 29 March 2008 and 31 March 2007 is set out below:

Average
number of
employees
2009	16,469
2008	17,272
2007	16,417

7.2                               As at 31 December 2009 (being the latest practicable date prior to the date of this document), approximately 16,000 people were employed in the New Carphone Warehouse Business. Of these employees, approximately 48 per cent. were located in the United Kingdom and 52 per cent. were located overseas.

8.                                      New Carphone Warehouse Directors’ confirmations

None of the New Carphone Warehouse Directors has, during the five years prior to the date of this document:

(a)                               been convicted in relation to a fraudulent offence;

(b)                               been associated with any bankruptcy, receivership or liquidation while acting in the capacity of a member of the administrative, management or supervisory body or of senior manager of any company;

(c)                                been subject to any official public incrimination and/or sanction by statutory or regulatory authorities (including designated professional bodies); or

(d)                               been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of any issuer or from acting in the management or conduct of the affairs of any issuer.

9.                                      Conflicts of interest

9.1                               Save as disclosed in this paragraph 9.1, in respect of any New Carphone Warehouse Director, there are no actual or potential conflicts of interests between any duties they have to New Carphone Warehouse, and the private interests and/or other duties they may also have and there are no interests, including conflicting ones:

(a)                               each of Charles Dunstone, John Gildersleeve, Roger Taylor, Nigel Langstaff and Baroness Morgan has an interest in Carphone Warehouse Shares and, with effect from the Scheme Effective Date, will have an interest in New Carphone Warehouse Ordinary Shares and New Carphone Warehouse Cancellation Shares (for further information refer to paragraphs 3.1 and 3.2 of Part IX of this document);

(b)                               each of Roger Taylor and Nigel Langstaff will have an interest in CPW Retail A ordinary shares and has an interest in TTGL C ordinary shares (for further information refer to paragraphs 3.3 and 3.4 of Part IX of this document);

(c)                                each of Roger Taylor and Nigel Langstaff holds options over Carphone Warehouse Shares (for further information refer to paragraph 3.7 of Part IX of this document);

(d)                               each of Charles Dunstone, Roger Taylor, John Allwood and John Gildersleeve is a TalkTalk Director; and

(e)                                each of Charles Dunstone and Roger Taylor is a director of other companies in the TalkTalk Group (for further information refer to paragraph 10 of Part IX of this document).

9.2                               No New Carphone Warehouse Director was selected to be a director of New Carphone Warehouse pursuant to any arrangement or understanding with any major customer, supplier or other person having a business connection with the New Carphone Warehouse Group.

9.3                               No restrictions have been agreed by any New Carphone Warehouse Director on the disposal within a certain period of time of his holding in New Carphone Warehouse securities, save for 200,000 New Carphone Warehouse Shares which will be held by Nigel Langstaff following New Carphone Warehouse Admission, which are subject to performance conditions and are restricted until June 2010.

9.4                               There are no family relationships between any of the New Carphone Warehouse Directors.

10.                               Directorships and partnerships

10.1                        Save as set out below, the New Carphone Warehouse Directors have not held any directorships of any company, other than those companies in the New Carphone Warehouse Group which are subsidiaries, or been a partner in a partnership at any time in the five years prior to the date of this document:

New Carphone Warehouse Director	Current Directorships/partnerships	Former directorships/partnerships
Charles Dunstone	Acre 1132 Limited	Antika Retail Limited
	Allied Developments Limited	Bank of Scotland plc
	Best Buy Europe	The Carphone Warehouse Limited
	Carphone Warehouse	The Carphone Warehouse Services Limited
	Daily Mail and General Trust plc	The Carphone Warehouse UK Limited
	The Fulwood Academy	Cellcom Limited
	Independent Media Distribution plc	Clareville Capital Partners LLP
	Prince’s Trust Trading Limited	Core Telecommunications Limited
	Royal Parks Foundation	CPW Mobile
	TalkTalk	CPW UK Group Limited
Evergreen Services Holdings Limited
Fresh Telecom Limited
GEAB The Phone House AB
GEAB Teleshop AB
GEAB Telekonsult AB
Halifax Limited
HBOS plc
IMD Media Limited
ISE-NET Solutions Limited
Martin Dawes Switched Services Limited
Mviva Limited
Old Opal Telecom plc
Opal Telecommunications plc
Opal Telecom Limited
Talk Mobile Limited
TTGL
The Phone House Holdings (UK) Limited
Teletext Holdings Limited

John Gildersleeve	The British Land Company plc	EMI Group Limited
	Carphone Warehouse	EMI Group Senior Executive Pension
	EPocket Software 1 LLP	Scheme Trustee Limited
	EPocket Software 2 LLP	EMI Group Senior Executive Pension
	Figleaves Global Trading Limited	Trust Limited
	Markerpost Limited	Gallaher Group Limited
	Runway London Limited	Tower No 5 LLP
	TalkTalk	Tower No 7 LLP
	Tower No 4 LLP	UKFS 6 LLP
WM.Low & Company plc

New Carphone Warehouse Director	Current Directorships/partnerships	Former directorships/partnerships
Roger Taylor	Best Buy Europe	Awardmodel Limited
	Carphone Warehouse	The Carphone Warehouse Limited
	Omer Telecom Limited	The Carphone Warehouse Services Limited
	TalkTalk	The Carphone Warehouse UK Limited
	Wireless Internet Portfolio B.V.	Cellcom Limited
Core Telecommunications Limited
CPW Brands Limited
CPW Broadband Services (Ireland)
Limited
CPW Mobile
CPW Network Services Limited
Fresh Telecom Limited
HSCCPW Limited
The Kellan Group plc
Martin Dawes Switched Services Limited
Mviva Limited
Old Opal Telecom plc
Onetel Limited
Onetel Telecommunications Limited
Opal Telecom Limited
Opal Telecommunications plc
Papertimes Limited
The Phone Warehouse Spain SLU
TTGL
TalkTalk Telecom Limited
The Phone House Holdings (UK) Limited
Telco Holdings Limited
Telecoms Factoring Limited

Nigel Langstaff	Lotuschart Limited	Awardmodel Limited
	Omer Telecom Limited	The Carphone Warehouse Limited
	SRPE Fund One LLP	CPWGCO 1 Limited
	Technikos LLP	CPW Network Services Limited
Evergreen Services Holdings Limited
New Technology Insurance
Onetel Limited
Onetel Telecommunications Limited
Ratebuster Limited
Rednet Limited
Telcia Limited
Telco Global Distribution Limited
Telco Global Limited
Telco Global Networks Limited
Telco Holdings Limited
Telecom Facilities Management Limited
Wavetech Limited

John Allwood	TalkTalk	Berlingske Media A/S
GPC Manchester Limited
Industry in Education Limited
Koninklijke Wegener N.V.
Mecom Finance Limited
Mecom Group Plc
Paper Purchase and Management Limited
Telegraph Media Group Limited
West Ferry Printers Limited

Baroness Morgan	Carphone Warehouse
Future Leaders Charitable Trust Limited
The Mayor’s Fund for London
Southern Cross Healthcare Group plc

PART X

ADDITIONAL INFORMATION

1.                                      New Carphone Warehouse

1.1                               New Carphone Warehouse was incorporated and registered in England and Wales on 15 December 2009 with registered number 07105905 as a public company limited by shares.

1.2                               The principal legislation under which New Carphone Warehouse operates and under which the New Carphone Warehouse Ordinary Shares have been created is the Act and regulations made thereunder.

1.3                               New Carphone Warehouse is domiciled in England and Wales and its registered and head office is 1 Portal Way, London W3 6RS (telephone number: +44 (0) 208 617 6002).

1.4                               Deloitte LLP, whose address is 2 New Street Square, London EC4A 3BZ, is the auditor of New Carphone Warehouse, and has been the only auditor of New Carphone Warehouse since its incorporation and is a member firm of the Institute of Chartered Accountants in England and Wales.

2.                                      Share capital

2.1                               On incorporation, New Carphone Warehouse’s share capital consisted of New Carphone Warehouse Ordinary Shares and Redeemable Preference Shares. New Carphone Warehouse had the following shares in issue:

Number of
Class of share	shares in issue
New Carphone Warehouse Ordinary Shares	1
Redeemable Preference Shares	1

2.2                               At a general meeting of New Carphone Warehouse held on 28 January 2010, it was resolved that:

(a)                               the Scheme be approved and New Carphone Warehouse be authorised to appear by counsel at all necessary court hearings and to undertake to the Court to be bound thereby and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purposes of giving effect to the Scheme;

(b)                               subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, New Carphone Warehouse’s name be changed to “Carphone Warehouse Group plc”;

(c)                                subject to and conditional upon the Scheme becoming effective, new New Carphone Warehouse Articles be approved and adopted for the period between the Scheme Effective Date and New Carphone Warehouse Admission;

(d)                               subject to and conditional upon New Carphone Warehouse Admission, new New Carphone Warehouse Articles (as described in paragraph 3 of this Part X) be approved and adopted;

(e)                                subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, the sum standing to the credit of the merger reserve arising in the books of account of New Carphone Warehouse as a result of the issue of the New Carphone Warehouse Shares pursuant to the Scheme (the “Merger Reserve”) be capitalised and applied in paying up in full at par the New Carphone Warehouse Capitalisation Share which shall be allotted and issued, credited as fully paid, to any person nominated by the New Carphone Warehouse Directors for this purpose at a premium equal to the sum standing to the credit of the Merger Reserve less 0.1 pence;

(f)                                   subject to and conditional upon the Scheme becoming effective and upon the issue of the New Carphone Warehouse Capitalisation Share and with effect from the Demerger Effective Time:

(i)                                  the issued share capital of New Carphone Warehouse be reduced by cancelling and extinguishing all of the New Carphone Warehouse Cancellation Shares in issue as at the New Carphone Warehouse Reduction Record Time on terms that the holders of such New Carphone Warehouse Cancellation Shares shall each receive one TalkTalk Share for every one New Carphone Warehouse Cancellation Share held; and

(ii)                              the issued share capital of New Carphone Warehouse be further reduced by cancelling and extinguishing the New Carphone Warehouse Capitalisation Share in issue at the New

Carphone Warehouse Reduction Record Time on terms that the holder of such New Carphone Warehouse Capitalisation Share shall be paid in cash an amount equal to the nominal value of the New Carphone Warehouse Capitalisation Share held by him; and

(iii)                          the sum standing to the credit of the share premium account of New Carphone Warehouse at the Demerger Effective Time be reduced by cancelling and extinguishing that part of the share premium account equivalent to the amount which represented the proportion of the Merger Reserve which arose on the issue of the New Carphone Warehouse Cancellation Shares, being equivalent to the value of the TalkTalk Business at the Scheme Effective Date, less 0.1 pence;

(g)                               subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, the New Carphone Warehouse Directors be generally and unconditionally authorised:

(i)                                  to exercise all the powers of New Carphone Warehouse to allot shares in New Carphone Warehouse, and grant rights to subscribe for or to convert any security into shares of New Carphone Warehouse (such shares, and rights to subscribe for or to convert any security into shares of New Carphone Warehouse being “relevant securities”):

(A)                              up to a maximum aggregate nominal amount of £1,387,500 as required for the purposes of the Scheme; and

(B)                              up to a maximum aggregate nominal amount of £152,351.38 (representing approximately one third of the expected issued ordinary share capital of New Carphone Warehouse immediately after the Demerger Effective Time and the nominal value of the New Carphone Warehouse Capitalisation Share); and further

(ii)                              to allot equity securities in connection with a rights issue in favour of the holders of New Carphone Warehouse Ordinary Shares in the capital of New Carphone Warehouse, where the equity securities respectively attributable to the interests of all such holders are proportionate (as nearly may be) to the respective number of New Carphone Warehouse Ordinary Shares held by them, up to an aggregate nominal amount of £304,702.75 (representing approximately two thirds of the expected issued ordinary share capital of New Carphone Warehouse immediately after the Demerger Effective Time) (after deducting from such limit any relevant securities allotted under paragraph (i) above);

provided that, unless previously revoked, varied or extended, this authority shall expire at the conclusion of the first annual general meeting of New Carphone Warehouse, except that New Carphone Warehouse may at any time before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the New Carphone Warehouse Directors may allot relevant securities in pursuance of such an offer or agreement as if this authority had not expired;

(h)                               subject to and conditional upon the issue of the New Carphone Warehouse Shares pursuant to the Scheme, the Demerger be approved and, in connection with the Scheme and the Demerger:

(i)                                  the New Carphone Warehouse Directors be authorised and instructed to do or procure to be done all such acts and things on behalf of New Carphone Warehouse and any of its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the Demerger; and

(ii)                              the entry by New Carphone Warehouse into the Separation Agreements and such other documents as the New Carphone Warehouse Directors deem to be necessary or desirable for the purpose of giving effect to the Demerger be and are hereby approved and the New Carphone Warehouse Directors (or a duly authorised committee of the New Carphone Warehouse Directors) be authorised to carry the same into effect;

(i)                                  subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, the New Carphone Warehouse Directors be empowered pursuant to section 570(1) of the Act to allot equity securities of New Carphone Warehouse wholly for cash pursuant to the authority of the New Carphone Warehouse Directors under section 551 of the Act conferred by the resolution in paragraph 2.2(g) above, as if section 561(1) of the Act did not apply to such allotment provided that:

(i)                                  the power conferred by this resolution shall be limited to:

(A)                              the allotment of equity securities in connection with an offer of equity securities to the holders of New Carphone Warehouse Ordinary Shares in proportion as nearly as practicable to their respective holdings of such shares, but subject to such exclusions or other arrangements as the New Carphone Warehouse Directors may deem necessary or expedient to deal with fractional entitlements or legal or practical problems arising under the laws or requirements of any overseas territory or by virtue of shares being represented by depositary receipts or the requirements of any regulatory body or stock exchange or any other matter whatsoever; and

(B)                                the allotment, otherwise than pursuant to sub-paragraph (A) above, of equity securities up to an aggregate nominal value equal to £22,852.17 (representing approximately five per cent. of the expected issued ordinary share capital of New Carphone Warehouse immediately after the Demerger Effective Time); and

(ii)                              unless previously revoked, varied or extended, this power shall expire at the conclusion of the first annual general meeting of New Carphone Warehouse except that New Carphone Warehouse may before the expiry of this power make an offer or agreement which would or might require equity securities to be allotted after such expiry and the New Carphone Warehouse Directors may allot equity securities in pursuance of such an offer or agreement as if this power had not expired;

(j)                                   subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, New Carphone Warehouse be unconditionally and generally authorised for the purposes of section 701 of the Act to make market purchases of New Carphone Warehouse Ordinary Shares provided that:

(i)                                  the maximum number of New Carphone Warehouse Ordinary Shares authorised to be purchased is 45,705,412 (representing approximately 10 per cent. of the expected number of New Carphone Warehouse Ordinary Shares in issue immediately after the Demerger Effective Time);

(ii)                              the minimum price which may be paid for any such New Carphone Warehouse Ordinary Shares is 0.1 pence;

(iii)                          the maximum price which may be paid for a New Carphone Warehouse Ordinary Share shall be an amount equal to 105 per cent. of the average middle market quotations for a New Carphone Warehouse Ordinary Share as derived from the Daily Official List for the five business days immediately preceding the day on which the New Carphone Warehouse Ordinary Share is contracted to be purchased; and

this authority shall, unless previously renewed, revoked or varied, expire at the conclusion of the first annual general meeting, but New Carphone Warehouse may enter into a contract for the purchase of New Carphone Warehouse Ordinary Shares before the expiry of this authority which would or might be completed (wholly or partly) after its expiry;

(k)                               subject to and conditional upon New Carphone Warehouse Admission, a general meeting of New Carphone Warehouse other than an annual general meeting may be called on not less than 14 clear days’ notice;

(l)                                  subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, the Discretionary Share Schemes be adopted for the purpose of making awards over New Carphone Warehouse Ordinary Shares in substitution for awards over Carphone Warehouse Shares that are unexercised at the Share Scheme Deadline and:

(i)                                  the New Carphone Warehouse Directors be authorised to do all things necessary or expedient to carry the Discretionary Share Schemes into effect;

(ii)                              subject to the rules of each of the Discretionary Share Schemes, the New Carphone Warehouse Directors be authorised to make such alteration or addition to the Discretionary

Share Schemes or any of them as may be necessary in order to benefit the administration of the Discretionary Share Schemes at any time; and

(iii)                          the New Carphone Warehouse Directors be authorised to establish further employee share schemes based on the Discretionary Share Schemes but modified to take account of local tax, exchange control or securities laws in any overseas jurisdiction provided that the shares made available under such further employee share schemes are treated as counting towards the limits on participation in each of the Discretionary Share Schemes;

(m)                             subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, the CPWG VES be adopted in respect of awards over shares in companies in the Best Buy Europe Group and:

(i)                                  the New Carphone Warehouse Directors be authorised to do all things necessary or expedient to carry the CPWG VES into effect;

(ii)                              subject to the rules of the CPWG VES, the New Carphone Warehouse Directors be authorised to make such alteration or addition to the CPWG VES as may be necessary in order to benefit the administration of the CPWG VES at any time; and

(iii)                          the New Carphone Warehouse Directors be authorised to establish further employee share schemes based on the CPWG VES but modified to take account of local tax, exchange control or securities laws in any overseas jurisdiction provided that the shares made available under such further employee share schemes are treated as counting towards the limits on participation in the CPWG VES; and

(n)                               subject to and conditional upon the Scheme becoming effective and with effect from the Scheme Effective Date, the New Carphone Warehouse Share Scheme be adopted and:

(i)                                  the New Carphone Warehouse Directors be authorised to make such amendments to the New Carphone Warehouse Share Scheme as may be necessary to obtain HMRC approval to the same and to do all things necessary or expedient to carry the New Carphone Warehouse Share Scheme into effect;

(ii)                              subject to the rules of the New Carphone Warehouse Share Scheme, the New Carphone Warehouse Directors be authorised to make such alteration or addition to the New Carphone Warehouse Share Scheme as may be necessary in order to benefit the administration of the New Carphone Warehouse Share Scheme at any time; and

(iii)                          the New Carphone Warehouse Directors be authorised to establish further employee share schemes based on the New Carphone Warehouse Share Scheme but modified to take account of local tax, exchange control or securities laws in any overseas jurisdiction provided that the shares made available under such further employee share schemes are treated as counting towards the limits on participation in the New Carphone Warehouse Share Scheme.

2.3                               As at 28 January 2010 (being the latest practicable date prior to the date of this document), New Carphone Warehouse had the following shares in issue:

Number of shares
Class of share	in issue
New Carphone Warehouse Ordinary Shares	1
Redeemable Preference Shares	1

2.4                               On the Scheme Effective Date, New Carphone Warehouse will have the following shares in issue (on the assumption that no new Carphone Warehouse Shares will be issued between the date of this document and the Scheme Effective Date):

Number of shares
Class of share	in issue
New Carphone Warehouse Ordinary Shares	457,054,123
New Carphone Warehouse Cancellation Shares	914,108,246
Redeemable Preference Shares	1

2.5                               At the Demerger Effective Time, New Carphone Warehouse will have the following shares in issue (on the assumption that no new Carphone Warehouse Shares will be issued between the date of this document and the Scheme Effective Date):

Number of shares
Class of share	in issue
New Carphone Warehouse Ordinary Shares	457,054,123
Redeemable Preference Shares	1

2.6                               The New Carphone Warehouse Ordinary Shares are in registered form and capable of being held in uncertificated form. Application has been made to Euroclear for the New Carphone Warehouse Ordinary Shares to be enabled for dealings through CREST as a participating security. No temporary documents of title will be issued. The International Securities Identification Number (ISIN) for the New Carphone Warehouse Ordinary Shares is GB00B4Y7R145. The rights attaching to the New Carphone Warehouse Ordinary Shares are set out in paragraph 3.1(b) below.

3.                                      Summary of the New Carphone Warehouse Articles

3.1                               Articles of association

The New Carphone Warehouse Articles, which were adopted conditional on New Carphone Warehouse Admission by a special resolution of New Carphone Warehouse passed on 28 January 2010, contain, inter alia, provisions to the following effect:

(a)                               Objects

Section 31 of the Act provides that the objects of a company are unrestricted unless any restrictions are set out in the articles. There are no such restrictions in the New Carphone Warehouse Articles and the objects of New Carphone Warehouse are therefore unrestricted.

(b)                               Rights attaching to New Carphone Warehouse Ordinary Shares

(i)                                  Voting rights

(A)                              Pursuant to the Act and to the New Carphone Warehouse Articles and to any rights or restrictions as to voting attached to any class of shares, at any general meeting on a show of hands every member who (being an individual) is present in person has one vote. On a vote on a show of hands a proxy appointed by one member has one vote. On a show of hands, a proxy appointed by more than one member has one vote, if instructed to vote in the same way by all those members and is entitled to one vote for and one vote against, if instructed to vote in different ways by those members.

(B)                                On a poll every member present in person or by proxy has one vote for each share of which he is the holder. A member of New Carphone Warehouse shall not be entitled, in respect of any share held by him, to vote (either personally or by proxy) at any general meeting of New Carphone Warehouse unless all amounts payable by him in respect of that share in New Carphone Warehouse have been paid or credited as having been paid.

(ii)                              Joint holders

In the case of joint holders of shares, only the vote of the senior holder who votes (and any proxies duly authorised by him) may be counted. For this purpose, the senior holder of a share shall be determined by the order in which the names of the joint holders stand in the register of members.

(iii)                          Dividends

Subject to the provisions of the Act and of the New Carphone Warehouse Articles and to any special rights attaching to any shares, New Carphone Warehouse may by ordinary resolution declare dividends, but no such dividends shall exceed the amount recommended by the New Carphone Warehouse Board. All dividends shall be apportioned and paid pro rata according to the amounts paid up or credited as paid up (otherwise than in advance of calls) on the shares during any portion or portions of the period in respect of which the dividend is paid. Interim dividends may be paid provided that they appear to the New Carphone Warehouse Board to be justified by the profits available for distribution and the financial position of New

Carphone Warehouse. Unless otherwise provided by the rights attached to any share, no dividends in respect of a share shall bear interest. The New Carphone Warehouse Board may, with the prior authority of an ordinary resolution of New Carphone Warehouse, offer the holders of ordinary shares the right to elect to receive ordinary shares credited as fully paid instead of cash in respect of all or part of any dividend. Any dividend unclaimed after a period of 12 years from the date on which the dividend became due for payment shall (if the New Carphone Warehouse Board so resolves) be forfeited and shall revert to New Carphone Warehouse.

(iv)                            Return of capital

On a winding-up of New Carphone Warehouse, the surplus of assets available for distribution shall be divided among the members in proportion to the amounts paid up on their respective shares at the commencement of the winding-up or, with the sanction of a special resolution of the company, be divided amongst the members in specie in such manner as shall be determined by the liquidator.

(c)                                Rights and restrictions attaching to the Redeemable Preference Shares

(i)                                  Income

Each holder of Redeemable Preference Shares shall be entitled, in priority to all other classes of shares in issue from time to time, to be paid out of profits of New Carphone Warehouse available for distribution a cumulative dividend for each Redeemable Preference Share, payable on 31 December annually, at a rate per annum equal to 1 per cent. of its paid up nominal value (pro rata temporis, in the case of a period of less than a year and provided that no such dividend shall be payable in respect of any period ending on or prior to 31 December 2010).

(ii)                              Capital

On a return of capital on a winding-up or a reduction of capital or otherwise (other than on conversion, redemption or purchase of shares or a capitalisation issue), each Redeemable Preference Share shall confer on the holder of that Redeemable Preference Share the right, before repayment of the capital paid up on other classes of share capital, to repayment of the nominal amount paid up on the Redeemable Preference Share together with any arrears, deficiency or accruals of any dividend, such arrears, deficiency or accruals to be calculated to the date of the return of capital and to be payable whether or not such dividend has been declared or earned. The Redeemable Preference Shares shall not confer any further right to participate in the surplus assets of New Carphone Warehouse.

(iii)                          Voting at general meetings

The Redeemable Preference Shares shall carry no votes and a holder of a Redeemable Preference Share shall not, by virtue of its holding of that Redeemable Preference Share, have any right to receive notice of, attend, speak or vote at any general meeting of New Carphone Warehouse unless a resolution is to be proposed to wind up New Carphone Warehouse or a resolution is to be proposed which varies, modifies, alters or abrogates the rights attaching to the Redeemable Preference Shares.

(iv)                            Redemption

Subject to the provisions of the Act, a Redeemable Preference Share shall be redeemed 100 years from its date of issue or at any time prior thereto at the option of New Carphone Warehouse. The holder of a Redeemable Preference Share which is subject to redemption shall surrender to New Carphone Warehouse on or before the date for redemption the share certificate for such Redeemable Preference Share in order that it may be cancelled and upon cancellation New Carphone Warehouse shall pay to the holder the nominal value of such Redeemable Preference Share together with any arrears, deficiency or accruals of any dividend, such arrears, deficiency or accruals to be calculated to the date of such redemption and to be payable whether or not such dividend has been declared or earned.

(v)                                Cancellation

Redeemable Preference Shares redeemed pursuant to the New Carphone Warehouse Articles shall be cancelled and New Carphone Warehouse shall not be entitled to re-issue the same.

(d)                               Rights and restrictions attaching to the New Carphone Warehouse Cancellation Shares

(i)                                  New Carphone Warehouse Demerger Reduction

(A)                              If the New Carphone Warehouse Demerger Reduction has become effective by the Demerger Long Stop Date, the New Carphone Warehouse Cancellation Shares shall be cancelled and each holder of a New Carphone Warehouse Cancellation Share shall be entitled to receive one TalkTalk Share for every one New Carphone Warehouse Cancellation Share that it holds at the New Carphone Warehouse Reduction Record Time.

(B)                                If the New Carphone Warehouse Demerger Reduction has not become effective and the New Carphone Warehouse Cancellation Shares have not been cancelled by the Demerger Long Stop Date, the New Carphone Warehouse Cancellation Shares shall be reclassified as New Carphone Warehouse Ordinary Shares, such reclassification to become effective upon New Carphone Warehouse Admission.

(ii)                              Income

The New Carphone Warehouse Cancellation Shares shall have no right to dividends or other distributions.

(iii)                          Capital

(A)                              On a return of capital on a winding-up or otherwise, the holders of the New Carphone Warehouse Cancellation Shares shall be entitled to the surplus assets attributable to New Carphone Warehouse’s direct or indirect interest in the TalkTalk Business remaining after payment of the liabilities of the New Carphone Warehouse attributed to its direct or indirect interest in the TalkTalk Business. Such assets shall be distributed among the holders of the New Carphone Warehouse Cancellation Shares in proportion to the amount paid up or credited as paid up on each New Carphone Warehouse Cancellation Share.

(B)                                The New Carphone Warehouse Cancellation Shares shall have no other rights to participate in the profits, income, assets or capital of New Carphone Warehouse.

(iv)                            Transfer

Holders of the New Carphone Warehouse Cancellation Shares shall have no right to transfer any New Carphone Warehouse Cancellation Shares.

(v)                                Voting

(A)                              Unless a resolution to vary the rights of the New Carphone Warehouse Cancellation Shares is proposed, holders of the New Carphone Warehouse Cancellation Shares shall not be entitled to receive notice of nor to attend (either in person or by proxy) any general meeting of New Carphone Warehouse. Holders of the New Carphone Warehouse Cancellation Shares shall have no right to speak or vote at any such meeting.

(B)                                If a resolution to vary the rights of the New Carphone Warehouse Cancellation Shares is proposed, the holders of the New Carphone Warehouse Cancellation Shares shall be entitled to receive notice of and to attend (either in person or by proxy) and vote at the general meeting of New Carphone Warehouse at which such resolution is to be voted upon. Upon a show of hands every such holder who is present in person shall have one vote and upon a poll every such holder who is present in person or by proxy shall have one vote for every New Carphone Warehouse Cancellation Share held by him.

(C)                                The rights conferred upon the holders of the New Carphone Warehouse Cancellation Shares shall not be deemed to be varied by the New Carphone Warehouse Demerger Reduction.

(e)                                Transfer of shares

Save in the case of shares which have become participating securities for the purposes of the CREST Regulations, title to which may be transferred by means of a relevant system such as CREST without a written instrument, all transfers of shares must be effected by an instrument of transfer in writing in any usual form or in any other form approved by the New Carphone Warehouse Board. The instrument of transfer shall be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The New Carphone Warehouse Board may, in its absolute discretion, refuse to register any transfer of certificated shares unless:

(i)                                  it is in respect of a share which is fully paid up;

(ii)                              it is in respect of a share on which New Carphone Warehouse has no lien;

(iii)                          it is in respect of only one class of share;

(iv)                            it is in favour of a single transferee or not more than four joint transferees;

(v)                                it is duly stamped (if required); and

(vi)                            it is lodged at the registered office together with the relevant share certificate(s) and such other evidence as the New Carphone Warehouse Board may reasonably require to show the right of the transferor to make the transfer, provided that the New Carphone Warehouse Board may not exercise such discretion in such a way as to prevent dealing from taking place on an open and proper basis.

The New Carphone Warehouse Board may, in its absolute discretion, refuse to register the transfer of an uncertificated share which is in favour of more than four persons jointly or in any other circumstances permitted by the CREST Regulations (subject to any relevant requirements of any recognised stock exchange(s) to which the shares are admitted).

If the New Carphone Warehouse Board refuses to register a transfer it must, within two months after the date on which the transfer was lodged with New Carphone Warehouse, send notice of the refusal to the transferee together with its reasons for refusal.

(f)                                   Disclosure of interests in shares

The provisions of rule 5 of the Disclosure and Transparency Rules govern the circumstances in which a person may be required to disclose his interests in the share capital of New Carphone Warehouse. Inter alia, this requires a person who is interested in 3 per cent. or more of the voting rights in respect of New Carphone Warehouse’s issued ordinary share capital to notify his interest to New Carphone Warehouse (and above that level, any change in such interest equal to 1 per cent. or more). In addition, the Code contains further provisions pursuant to which a person may be required to disclose his interests in the share capital of New Carphone Warehouse.

Pursuant to the New Carphone Warehouse Articles, if a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to section 793 of the Act and has failed in relation to any shares (the “default shares”) to give New Carphone Warehouse the information thereby required within the prescribed period from the date of the notice, the following sanctions shall apply:

(i)                                     the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(ii)                                  where the default shares represent at least 0.25 per cent. in nominal value of their class:

(A)                              any dividend or other money payable in respect of the shares shall be withheld by New Carphone Warehouse which shall not have any obligation to pay interest on it and the member shall not be entitled to elect in the case of a scrip dividend to receive shares instead of that dividend; and

(B)                                subject, in the case of uncertificated shares to the Uncertificated Regulations no transfer, other than an approved transfer, of any shares held by the member shall be required unless:

•        the member is not himself in default as regards supplying the information required; and

•        the member proves to the satisfaction of the New Carphone Warehouse Board that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer.

The above sanctions shall also apply to any shares in New Carphone Warehouse issued in respect of the default shares (whether on capitalisation, a rights issue or otherwise).

(g)                               Changes in share capital

New Carphone Warehouse may alter its share capital as follows:

(i)                                  it may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger amounts, cancel any shares which have not been taken or agreed to be taken by any person and sub-divide its shares or any of them into shares of smaller amounts;

(ii)                              subject to any consent required by law and to any rights for the time being attached to any shares, it may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or other undistributable reserve in any manner; and

(iii)                          subject to the provisions of the Act and to any rights for the time being attached to any shares it may with the sanction of a special resolution enter into any contract for the purchase of its own shares.

(h)                               Variation of rights

Subject to the provisions of the Act, the special rights attached to any class of share in New Carphone Warehouse may be varied or abrogated in such manner as may be provided by those rights or, in the absence of such provision, either with the consent in writing of the holders of not less than three quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general New Carphone Warehouse meeting of the holders of the shares of the class convened and held as provided in the New Carphone Warehouse Articles (but not otherwise) and may be so varied or abrogated whilst New Carphone Warehouse is a going concern or while New Carphone Warehouse is or is about to be in liquidation. The quorum for such separate general meeting of the holders of the shares of the class shall be at least two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the relevant class (excluding any shares of that class held as treasury shares).

(i)                                  General meetings

Pursuant to the Act, an annual general meeting is required to be held every year at such time and place as may be determined by the New Carphone Warehouse Board. The New Carphone Warehouse Board may convene any other general meeting whenever it thinks fit. General meetings may also be convened on the requisition of members pursuant to the Act.

Pursuant to the Act, 21 clear days’ notice of every annual general meeting and 14 clear days’ notice of every other general meeting is required to be given (unless, at the relevant time, either of the conditions set out in sub-section 307A(2) and sub-section 307A(3) of the Act have not been met by New Carphone Warehouse, in which case at least 21 clear days’ notice will be required). The accidental omission to give notice to, or the non-receipt of such notice by, any person entitled to receive notice of the meeting will not invalidate any resolution passed or proceeding at any such meeting.

No business may be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business. Two persons entitled to attend and vote on the business to be transacted, each being a member present in person or a proxy for a member constitutes a quorum.

With the consent of any meeting at which a quorum is present the chairman may adjourn the meeting. Notice of adjournment or of the business to be transacted at the adjourned meeting is not required unless the meeting is adjourned for 14 days or more. No business may be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

(j)                                   Directors’ interests in contracts

Save as provided below, a New Carphone Warehouse Director shall not vote on, or be counted in the quorum in relation to, any resolution of the New Carphone Warehouse Board or any committee of the New Carphone Warehouse Board in respect of any transaction or arrangement with New Carphone Warehouse in which he has an interest which may reasonably be regarded as likely to give rise to a conflict of interest. A New Carphone Warehouse Director shall be entitled to vote (and be counted in the quorum) (subject to the terms of any authorisation given to that New Carphone Warehouse Director by the New Carphone Warehouse Board) in respect of any resolution at such meeting if the resolution relates to one of the following matters:

(i)                                  the giving to him of any guarantee, security or indemnity in respect of money lent or obligations incurred by him at the request of or for the benefit of New Carphone Warehouse or any of its subsidiary undertakings;

(ii)                              the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of New Carphone Warehouse or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(iii)                          where New Carphone Warehouse or any of its subsidiary undertakings is offering securities in which offer the New Carphone Warehouse Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the New Carphone Warehouse Director is to participate;

(iv)                            relating to another company in which he and any persons connected with him do not to his knowledge hold an interest in shares representing 1 per cent. or more of either any class of the equity share capital, or the voting rights, in such company;

(v)                                relating to an arrangement for the benefit of the employees of New Carphone Warehouse or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(vi)                            concerning insurance which New Carphone Warehouse proposes to maintain or purchase for the benefit of New Carphone Warehouse Directors or for the benefit of persons including New Carphone Warehouse Directors;

(vii)                        the funding of expenditure by one or more New Carphone Warehouse Directors in defending proceedings against them or doing anything to enable such New Carphone Warehouse Directors to avoid incurring such expenditure provided that such funding is consistent with, or no more beneficial than the provisions of the New Carphone Warehouse Articles and is permitted pursuant to the provisions of the relevant legislation; or

(viii)                    the giving of an indemnity or indemnities in favour of one or more New Carphone Warehouse Directors which is/are consistent with, or no more beneficial than any such indemnity provided pursuant to the New Carphone Warehouse Articles (and provided such indemnities are permitted pursuant to the relevant legislation).

A New Carphone Warehouse Director may not vote or be counted in the quorum on any resolution of the New Carphone Warehouse Board or committee of the New Carphone Warehouse Board concerning his own appointment as the holder of any office or place of profit with New Carphone Warehouse or any company in which New Carphone Warehouse is interested (including fixing or varying the terms of such appointment or its termination).

Where proposals are under consideration concerning the appointments (including fixing or varying the terms of the appointment) of two or more New Carphone Warehouse Directors, such proposals may be divided and a separate resolution considered in relation to each New Carphone Warehouse Director. In each case, each such New Carphone Warehouse Director (if not otherwise debarred from voting) is entitled to vote (and be counted in the quorum) in respect of each resolution except that resolution concerning his own appointment.

(k)                               Directors

The aggregate fees which the New Carphone Warehouse Directors shall be entitled to receive for their services in the office of director shall not exceed £500,000 per annum, or such other sum as may from time to time be determined by an ordinary resolution of New Carphone Warehouse. Such sum (unless otherwise directed by the resolution of New Carphone Warehouse by which it is approved) shall be divided among the New Carphone Warehouse Directors in such proportions and in such manner as the New Carphone Warehouse Board may determine or, in default of such determination, equally.

All of the New Carphone Warehouse Directors are entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by them in or about the performance of their duties as directors. If by arrangement with the New Carphone Warehouse Board any New Carphone Warehouse Director performs any special duties or services outside his ordinary duties as a New Carphone Warehouse Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration which may be by a lump sum or by way of salary, commission, participation in profits or otherwise as the New Carphone Warehouse Board may determine.

(l)                                  Pensions and benefits

The New Carphone Warehouse Board may exercise all the powers of New Carphone Warehouse to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for any person who is or who has at any time been a New Carphone Warehouse Director or any director of a subsidiary company of New Carphone Warehouse or allied to or associated with New Carphone Warehouse or any such subsidiary or predecessor in business of New Carphone Warehouse or any such subsidiary (and for any member of his family including a spouse or former spouse or civil partner or former civil partner or any person who is or was dependent on him). For this purpose the New Carphone Warehouse Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums.

(m)                             Borrowing powers

The New Carphone Warehouse Board may exercise all the powers of New Carphone Warehouse to borrow money to guarantee, to indemnify and to mortgage or charge its undertakings, property and assets (present or future) and uncalled capital, or any part or parts thereof and, subject to the provisions of the relevant legislation, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of New Carphone Warehouse or any third party. The aggregate amount for the time being outstanding in respect of monies borrowed by New Carphone Warehouse and its subsidiary undertakings and for the time being owing to persons outside New Carphone Warehouse and its subsidiary undertakings shall not at any time, without the previous sanction of an ordinary resolution of New Carphone Warehouse, exceed a sum equal to five times the aggregate of:

(i)                                  the amount paid up on the issued share capital of New Carphone Warehouse; and

(ii)                              the total of the capital and revenue reserves of the New Carphone Warehouse Group (including any share premium account, capital redemption reserve and credit balance on the profit and loss account) in each case, whether or not such amounts are available for distribution, all as shown in the relevant balance sheet of the New Carphone Warehouse Group but after certain adjustments as set out in the New Carphone Warehouse Articles.

4.                                      Major shareholders

4.1                               In so far as it is known to New Carphone Warehouse, as at 28 January 2010 (being the latest practicable date prior to the publication of this document), the following persons are interested, directly or indirectly, in three per cent. or more of the voting rights in respect of the issued ordinary share capital of Carphone Warehouse:

		Percentage of
	Number of Carphone	issued share capital of
Carphone Warehouse Shareholder	Warehouse Shares	Carphone Warehouse
Charles Dunstone	296,144,535	32.40
David Ross	155,204,845	16.98
Fidelity International Limited	46,087,574	5.04
Jupiter Asset Management Limited	29,570,218	3.23
Government of Singapore Investment Corporation Pte Limited	27,489,275	3.01

4.2                               Save as disclosed above, the New Carphone Warehouse Directors are not aware of any person who is interested, directly or indirectly, in three per cent. or more of the existing issued share capital of Carphone Warehouse.

4.3                               As at 28 January 2010 (being the latest practicable date prior to the publication of this document), Tim Morris, company secretary of New Carphone Warehouse, was the sole shareholder in New Carphone Warehouse and therefore controlled all of the voting rights in New Carphone Warehouse. Following the issue of New Carphone Warehouse Shares pursuant to the Scheme (and on the assumption that no new Carphone Warehouse Shares will be issued between the date of this document and the Scheme Effective Date), it is expected that Tim Morris will be interested in 0.06 per cent. of the voting rights in New Carphone Warehouse.

4.4                               As at 28 January 2010 (being the latest practicable date prior to the publication of this document), New Carphone Warehouse was not aware of any arrangements the operation of which may result in a change in control of New Carphone Warehouse.

4.5                               None of New Carphone Warehouse’s major shareholders has or will have different voting rights attached to the shares they hold in New Carphone Warehouse.

4.6                               As at 28 January 2010 (being the latest practicable date prior to the publication of this document) and in so far as is known to New Carphone Warehouse, the following persons will, directly or indirectly, be interested in three per cent. or more of the issued share capital of New Carphone Warehouse on the date of New Carphone Warehouse Admission (based on the assumption that the holdings of such persons in Carphone Warehouse as at 28 January 2010 do not change and that no other issues of Carphone Warehouse or New Carphone Warehouse Shares occur between the date of this document and New Carphone Warehouse Admission):

	Number of
	New Carphone	Percentage of issued
New Carphone Warehouse Shareholder	Warehouse Shares	share capital
Charles Dunstone	148,072,267	32.40
David Ross	77,602,422	16.98
Fidelity International Limited	23,043,787	5.04
Jupiter Asset Management Limited	14,785,109	3.23
Government of Singapore Investment Corporation Pte Limited	13,744,637	3.01

5.                                      Outstanding options and awards over Carphone Warehouse Shares

Carphone Warehouse has granted the following options pursuant to the Carphone Warehouse Share Schemes which were unexercised at 26 January 2010 (being the latest practicable date prior to the publication of this document):

	Total number of		Exercise price per
	Carphone Warehouse		Carphone Warehouse	Option period
Date of grant	shares under option	Of which vested	Share (pence)	ending*
20/06/1999	223,900	223,900	—	N/A
19/05/2000	406,100	406,100	150	19/05/2010
19/05/2000	200,000	200,000	200	19/05/2010
20/06/2000	311,600	311,600	150	N/A
21/05/2001	1,119,510	1,119,510	125	21/05/2011
11/06/2002	1,226,389	1,226,389	83	11/06/2012
06/06/2003	1,912,960	1,912,960	90	06/06/2013
20/01/2004	120,732	120,732	144	20/01/2014
28/07/2004	7,610,041	7,610,041	—	28/07/2014
01/08/2004	17,060	17,060	115	01/02/2010
19/01/2005	231,250	231,250	171	19/01/2015
12/04/2005	200,000	200,000	—	12/04/2015
07/06/2005	451,534	451,534	—	07/06/2015
01/08/2005	100,090	—	138	01/02/2011
02/02/2006	492,808	247,320	251	02/02/2016
01/08/2006	272,701	272,701	266	01/02/2010
01/08/2006	47,929	—	266	01/02/2012
04/12/2006	7,865,075	—	—	04/12/2016
31/01/2007	112,500	38,529	310	31/01/2017
11/06/2007	350,592	—	—	11/06/2017
01/08/2007	318,324	—	259	01/02/2011
01/08/2007	87,862	—	259	01/02/2013
09/11/2007	418,144	418,144	356	09/11/2017
29/11/2007	101,718	—	—	29/11/2017
23/12/2008	7,000,000	—	88	23/12/2018

* The expiry date of some options is affected by the Demerger as set out in this Part X.

In addition to the options granted under the Carphone Warehouse Share Schemes, Carphone Warehouse has granted options over 1,000,000 Carphone Warehouse Shares as summarised at paragraph 5.8 of this Part X.

Any Carphone Warehouse Shares issued pursuant to the exercise of options or awards under the Carphone Warehouse Share Schemes on or prior to the Scheme Record Time will be subject to the terms of the Scheme. This will include any Carphone Warehouse Shares held by the Carphone Warehouse Employee Benefit Trust on or prior to the Scheme Record Time to enable it to satisfy options and awards under the Carphone Warehouse Share Schemes. The Scheme will not extend to Carphone Warehouse Shares allotted or issued at any time after the Scheme Record Time. Save for the issue of the Post-Scheme Shares to New Carphone Warehouse on the Scheme Effective Date pursuant to the Scheme, Carphone Warehouse will not issue any shares after the Scheme Record Time until after the Scheme Effective Date.

Subject to the consideration of the trustees of the Carphone Warehouse Employee Benefit Trust, the New Carphone Warehouse Ordinary Shares received by the Carphone Warehouse Employee Benefit Trust are expected to be transferred to a new trust, the New Carphone Warehouse Employee Benefit Trust, on Completion.

TalkTalk Shares received by the Carphone Warehouse Employee Benefit Trust will be retained for the future benefit of employees of the TalkTalk Group.

Participants in the Carphone Warehouse Share Schemes will receive separate explanatory letters explaining the effect of the Scheme on their options or awards and what action, if any, they may need to take.

The provisions relating to the outstanding options and awards under the Carphone Warehouse Share Schemes and the effect of the Scheme on them are set out below. The following is a general summary of the position and is subject to modification, where necessary or desirable, on account of local laws or where the implementation of the proposed treatment of participants’ awards would, in the opinion of the Carphone Warehouse Board, be unduly onerous.

Subject to the approval of Carphone Warehouse Shareholders, New Carphone Warehouse proposes to adopt the New Carphone Warehouse Share Scheme, the provisions of which are summarised at paragraph 6.4 below, in order to allow new share awards to be granted to employees of the New Carphone Warehouse Group and the Best Buy Europe Group.

5.1                               Millennium No 1 Scheme

The rules of the Millennium No 1 Scheme do not provide a lapse date. The outstanding Millennium No 1 awards were granted in December 1999 and have been fully vested since 1 January 2001. The Carphone Warehouse Remuneration Committee has determined that the outstanding awards shall lapse at the Share Scheme Deadline.

The Millennium No 1 Scheme will terminate at the Share Scheme Deadline.

5.2                               Millennium No 2 Scheme

All of the outstanding options granted under the Millennium No 2 Scheme are fully vested and may be exercised at any time up to the Share Scheme Deadline; any options that remain unexercised will lapse at that time, conditional upon the Scheme being sanctioned by the Court.

The Millennium No 2 Scheme will terminate on the date of the Share Scheme Deadline, conditional upon the Scheme being sanctioned by the Court.

5.3                               CSOP

Participants will be able to exercise their vested options at any time until the Share Scheme Deadline. Options that are not exercised will lapse at the Share Scheme Deadline, conditional upon the Scheme being sanctioned by the Court.

The CSOP will terminate on the date of the Share Scheme Deadline, conditional upon the Scheme being sanctioned by the Court.

5.4                               SAYE Scheme

Participants will be able to exercise their unvested options, conditional upon the Scheme being sanctioned by the Court, during the period from the date of this document until the Share Scheme Deadline to the extent of the amounts then repayable (or notionally repayable) under the savings contracts related to those options. Any vested or unvested options that are not exercised will lapse at the Share Scheme Deadline, conditional upon the Scheme being sanctioned by the Court.

The SAYE Scheme will terminate on the date of the Share Scheme Deadline, conditional upon the Scheme being sanctioned by the Court.

As a result of the Proposals, the five year options granted in 2005, 2006 and 2007 under the SAYE Scheme and the three year options granted in 2007 under the SAYE Scheme will not reach their maturity dates. The Carphone Warehouse Board has determined that a cash goodwill payment shall be offered to the affected participants in compensation for the early termination of those options granted under the SAYE Scheme which have an exercise price that is less than the market price of Carphone Warehouse Shares at the Share Scheme Deadline.

5.5                               Discretionary Share Schemes

The participants in each of the Discretionary Share Schemes will be able to exercise their vested options and awards at any time until the Share Scheme Deadline. Participants’ unexercised vested options and awards shall be automatically exchanged for replacement options and awards on the following basis:

•                  half their vested options and awards (and will be asked to exchange half their unvested options) for a replacement option or award over New Carphone Warehouse Ordinary Shares on a one for one basis; and

•                  half their vested options and awards (and will be asked to exchange half their unvested options) for a replacement option or award over TalkTalk Shares on a two for one basis.

For every two Carphone Warehouse Shares subject to existing options or awards, the participant will receive options or awards over one New Carphone Warehouse Ordinary Share and two TalkTalk Shares. The

exercise price (if any) will be adjusted such that the replacement options and awards will have a broadly equivalent value to the existing options. The exercise price will be determined by reference to the share price of TalkTalk Shares and New Carphone Warehouse Ordinary Shares over the 60 days following the date of TalkTalk Admission and New Carphone Warehouse Admission respectively. The replacement options and awards will be held on similar terms and conditions to the existing options and awards.

The Demerger will not cause participants to be treated as leavers until they actually cease to be employed by the TalkTalk Group, the New Carphone Warehouse Group or the Best Buy Europe Group as the case may be.

(a)                               ESOS

All of the outstanding awards are vested in full. The participants will be able to exercise their awards at any time until the Share Scheme Deadline. Unexercised awards shall be automatically exchanged for replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares, as outlined above.

(b)                               Unapproved CSOP

Participants will be able to exercise their vested options at any time up to the Share Scheme Deadline. Unexercised vested options shall be automatically exchanged for replacement options over New Carphone Warehouse Ordinary Shares and TalkTalk Shares, as outlined above.

Subject to participant consent, the options granted in December 2008 pursuant to the Unapproved CSOP will not be accelerated. Participants will automatically exchange their unvested options for new options over New Carphone Warehouse Ordinary Shares and TalkTalk Shares, as set out above. Carphone Warehouse Shareholders will be asked to ratify some of the options, which were granted to employees of the Best Buy Europe Group. Replacement options shall be subject to the same performance conditions as those attaching to the existing options.

(c)                                Performance Plan

Participants will be able to exercise their vested awards at any time until the Share Scheme Deadline. Unexercised awards shall automatically be exchanged for replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares, as outlined above.

Replacement awards exchanged for unvested awards granted pursuant to the Performance Plan in December 2006 will be subject to new performance conditions that the Carphone Warehouse Remuneration Committee considers to be equivalent to those applying to the original awards. The replacement awards made in respect of the unvested awards are expected to vest in June 2010 and June 2011, on the same dates as the original awards would have vested.

5.6                               CPWG VES

The outstanding awards will survive the Demerger, subject to adjustments in order to provide awards equivalent to the original awards. The awards will continue to be subject to similar terms and conditions to the original awards.

5.7                               Deferred Bonus Plan

Awards are made up of three elements, two of which have already vested, with the third due to vest in June 2010. The vested parts of the awards may be exercised at any time up to the Share Scheme Deadline. The unvested awards will vest and be exercisable, conditional upon the Scheme being sanctioned by the Court, pro-rata to that part of the vesting period that has elapsed.

The Deferred Bonus Plan will terminate and awards that are not exercised will lapse on the date of the Share Scheme Deadline, conditional upon the Scheme being sanctioned by the Court.

5.8                               Other outstanding options over Carphone Warehouse Shares

In addition to the options granted under the Carphone Warehouse Share Schemes, Carphone Warehouse has granted outstanding and vested options over 1,000,000 Carphone Warehouse Shares to Michael Smith. In exchange for the cancellation of any such unexercised options over Carphone Warehouse Shares, New Carphone Warehouse and TalkTalk intend to grant replacement options to Mr Smith as follows:

•                  an option over 500,000 New Carphone Warehouse Ordinary Shares; and

•                  an option over 1,000,000 TalkTalk Shares.

The exercise price will be adjusted such that the replacement options will have a broadly equivalent value to the existing options. The exercise price will be determined by reference to the share price of the TalkTalk Shares and New Carphone Warehouse Ordinary Shares over the 60 days following the date of TalkTalk Admission and New Carphone Warehouse Admission respectively. The replacement options will be held on similar terms and conditions to the existing options.

6.                                      Carphone Warehouse Share Schemes and the New Carphone Warehouse Share Schemes

6.1                               Effects of the Proposals on the Carphone Warehouse Share Schemes

A summary of the effects of the Proposals on options and awards granted pursuant to the Carphone Warehouse Share Schemes is set out in paragraph 5 of Part X of this document.

Subject to Carphone Warehouse Shareholder approval, TalkTalk and New Carphone Warehouse propose to adopt the Discretionary Share Schemes, the provisions of which are summarised below. Following Completion, the Discretionary Share Schemes will only be used to grant replacement options and awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares in exchange for options and awards over Carphone Warehouse Shares.

Subject to Carphone Warehouse Shareholder approval, TalkTalk and New Carphone Warehouse also propose to adopt the CPWG VES, the provisions of which are summarised below, in order to allow outstanding awards granted under the CPWG VES to survive the Demerger automatically, subject to adjustments in order to provide awards equivalent to the original awards. New Carphone Warehouse also intends to adopt the New Carphone Warehouse Share Scheme.

6.2                               Discretionary Share Schemes

(a)                               ESOS

The principal features of the ESOS that will apply to the grant of replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares in exchange for awards over Carphone Warehouse Shares are outlined below.

(i)                                  Operation

The TalkTalk Board (or a duly authorised committee of the TalkTalk Board) will be responsible for administering the ESOS with regard to replacement awards granted over TalkTalk Shares.

The New Carphone Warehouse Board (or a duly authorised committee of the New Carphone Warehouse Board) will be responsible for administering the ESOS with regard to replacement awards granted over New Carphone Warehouse Ordinary Shares.

(ii)                              Eligibility

Any employee or executive director of a company in the TalkTalk Group, the New Carphone Warehouse Group or the Best Buy Europe Group who holds awards granted under the ESOS prior to the Share Scheme Deadline and who has chosen not to exercise his or her awards and has automatically exchanged his or her existing ESOS awards for replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares.

(iii)                          Grant of awards

Existing awards are a subsisting right to acquire Carphone Warehouse Shares (a “Deferred Right”) upon the payment of such amount as the relevant board may determine (the “Deferred Right Price”).

The Deferred Right Price of the existing ESOS awards will be adjusted such that the replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares will have a broadly equivalent value to the existing awards. The exercise price will be determined by reference to the share price of TalkTalk Shares and New Carphone Warehouse Ordinary Shares over the 60 days following the date of TalkTalk Admission and New Carphone Warehouse Admission respectively.

The replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares will automatically be exchanged within such period as the relevant board may determine following the Share Scheme Deadline. However, at all times, the grant of awards will be subject to the terms of the Model Code for transactions in securities by directors.

Replacement awards may be granted over newly issued shares, treasury shares or shares held in an employee benefit trust.

(iv)                            Limits on the issue of shares

The ESOS is subject to the following overall limits on the number of New Carphone Warehouse Ordinary Shares and TalkTalk Shares which may be issued:

(A)                              in any 10 year period, not more than 10 per cent. of the issued ordinary share capital of New Carphone Warehouse and TalkTalk from time to time may be issued or issuable pursuant to rights acquired under the ESOS and any other employees’ share plans adopted by New Carphone Warehouse and TalkTalk; and

(B)                                in any 10 year period, not more than five per cent. of the issued ordinary share capital of New Carphone Warehouse and TalkTalk from time to time may be issued or issuable pursuant to rights acquired under the ESOS and under any discretionary share plan adopted by New Carphone Warehouse and TalkTalk.

For the purposes of these limits, options or other rights to acquire shares which lapse or have been released, do not count.

(v)                                Exercise of awards

The replacement Deferred Rights to acquire New Carphone Warehouse Ordinary Shares and TalkTalk Shares will normally be exercisable between three and 10 years following the date of grant of the original Deferred Right over Carphone Warehouse Shares.

(vi)                            Leavers

If a participant leaves the employment of the New Carphone Warehouse Group, the Best Buy Europe Group or the TalkTalk Group as the case may be for any reason, his replacement awards may only be exercised at the discretion of the relevant board and within such period as the relevant board may specify.

(vii)                        Change of control

In the event of a takeover, reconstruction or winding up of New Carphone Warehouse or TalkTalk, the replacement awards will become exercisable subject to certain time limits after which awards will lapse. Alternatively, awards shall be exchanged for new equivalent awards, where appropriate.

(viii)                    Rights attaching to shares

Shares allotted or transferred under the ESOS in respect of replacement awards will rank equally with all other New Carphone Warehouse Ordinary Shares or TalkTalk Shares, as appropriate, for the time being in issue (except for rights attaching to such shares by reference to a record date prior to the exercise of the award). New Carphone Warehouse or TalkTalk, as applicable, will apply for any new shares allotted under the ESOS to be admitted to listing on the Official List and to trading on the main market of the London Stock Exchange.

Alternatively, the relevant board may determine that, instead of paying the Deferred Right Price, an exercise of an award is satisfied by the number of shares representing the growth in value of a share between the Deferred Right Price and the market value of a share at exercise. The relevant board may also satisfy awards in cash, provided the participant receives the same economic value as would have been provided by an exercise of the replacement awards.

(ix)                            Variation of capital

In the event that there is a variation of share capital, demerger or other corporate event, the relevant board may make such adjustments as it considers appropriate to the number of shares subject to awards and the price payable on the exercise of awards.

(x)                                Alterations to the ESOS

The ESOS may at any time be altered by the relevant board in any respect. However, any alterations to the advantage of participants to the rules governing eligibility and the number of new shares available under the ESOS, terms of exercise and adjustment of awards must be approved in advance by the relevant shareholders in general meeting unless the alteration or addition is minor in nature and made to benefit the administration of the ESOS, to comply with the provisions of any existing or proposed legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or the New Carphone Warehouse Group, the Best Buy Europe Group or the TalkTalk Group.

(b)          Unapproved CSOP

The principal features of the Unapproved CSOP that will apply to the grant of replacement options over New Carphone Warehouse Ordinary Shares and TalkTalk Shares in exchange for options over Carphone Warehouse Shares are outlined below.

(i)           Operation

The TalkTalk Board (or a duly authorised committee of the TalkTalk Board) will be responsible for administering the Unapproved CSOP with regard to replacement options granted over TalkTalk Shares.

The New Carphone Warehouse Board (or a duly authorised committee of the New Carphone Warehouse Board) will be responsible for administering the Unapproved CSOP with regard to replacement options granted over New Carphone Warehouse Ordinary Shares.

(ii)          Eligibility

Any employee or executive director of a company in the TalkTalk Group, the New Carphone Warehouse Group or the Best Buy Europe Group who holds options granted under the Unapproved CSOP prior to the Share Scheme Deadline and who has chosen not to exercise and has automatically exchanged his or her existing Unapproved CSOP options for replacement options over New Carphone Warehouse Ordinary Shares and TalkTalk Shares.

(iii)         Grant of replacement options

The replacement options over New Carphone Warehouse Ordinary Shares and TalkTalk Shares may only be granted in the six months following the Share Scheme Deadline.

However, at all times, the grant of options will be subject to the terms of the Model Code for transactions in securities by directors.

Replacement options may be granted over newly issued shares, treasury shares or shares held in an employee share trust.

No payment will be required for the grant of an option and options are not transferable (other than on the death of a participant).

(iv)         Option exercise price

The exercise price of the existing Unapproved CSOP options will be adjusted such that the replacement options over New Carphone Warehouse Ordinary Shares and TalkTalk Shares will have a broadly equivalent value to the existing options. The exercise price will be determined by reference to the share price of TalkTalk Shares and New Carphone Warehouse Ordinary Shares over the 60 days following the date of TalkTalk Admission and New Carphone Warehouse Admission respectively.

(v)           Limits on the issue of shares

No option may be granted under the Unapproved CSOP if it would cause the number of New Carphone Warehouse Ordinary Shares and TalkTalk Shares that may be issued or issuable pursuant to options and awards granted in the preceding 10 years, under any share scheme established by New Carphone Warehouse and TalkTalk, to exceed 10 per cent. of the issued ordinary share capital of New Carphone Warehouse and TalkTalk. If awards are to be satisfied by a transfer of existing shares, the percentage limit stated above will not apply.

For the purposes of these limits, options or other rights to acquire shares which lapse or have been released, do not count.

(vi)          Exercise conditions

The exercise of the replacement options granted to participants employed by the TalkTalk Group in exchange for the Unapproved CSOP options over Carphone Warehouse Shares granted in December 2008 will be conditional upon the participants meeting performance conditions related to the performance of the TalkTalk Group.

The exercise of the replacement options granted to participants employed by the New Carphone Warehouse Group and the Best Buy Europe Group in exchange for the Unapproved CSOP options over Carphone Warehouse Shares granted in December 2008 will be conditional on meeting performance conditions related to the performance of the Best Buy Europe Group or the New Carphone Warehouse Group and the TalkTalk Group.

(vii)        Exercise of options

Subject to the participant discharging any relevant tax liability and the satisfaction of the exercise conditions, an option will normally be exercisable between three and 10 years following the date of grant of the original Unapproved CSOP options over Carphone Warehouse Shares.

(viii)       Leavers

If a participant leaves the employment of the New Carphone Warehouse Group, the Best Buy Europe Group or the TalkTalk Group as the case may be for any reason, his or her replacement options may only be exercised at the discretion of the relevant board and within such period as the relevant board may specify.

(ix)         Change of control

In the event of a takeover, reconstruction or winding up of New Carphone Warehouse or TalkTalk, the replacement options will become exercisable subject to certain time limits after which awards will lapse. Alternatively, options shall be exchanged for new equivalent options, where appropriate.

(x)                                Rights attaching to shares

Shares allotted or transferred under the Unapproved CSOP in respect of replacement options will rank equally with all other New Carphone Warehouse Ordinary Shares or TalkTalk Shares, as appropriate, for the time being in issue (except for rights attaching to such shares by reference to a record date prior to the exercise of the option). New Carphone Warehouse or TalkTalk, as applicable, will apply for any new shares allotted under the Unapproved CSOP to be admitted to listing on the Official List and to trading on the main market of the London Stock Exchange.

Alternatively, the relevant board may determine that, instead of paying the exercise price, an exercise of an option is satisfied by the number of shares representing the growth in value of a share between the exercise price and the market value of a share at exercise.

(xi)         Variation of capital

In the event that there is a variation of share capital, demerger or other corporate event, the relevant board may make such adjustments as it considers appropriate to the number of shares subject to options and the price payable on the exercise of options.

(xii)        Alterations to the Unapproved CSOP

The Unapproved CSOP may at any time be altered by the relevant board in any respect. However, any alterations to the advantage of participants to the rules governing eligibility and the number of new shares available under the Unapproved CSOP, terms of exercise and adjustment of options must be approved in advance by the relevant shareholders in general meeting unless the alteration or addition is minor in nature and made to benefit the administration of the Unapproved CSOP, to comply with the provisions of any existing or proposed legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or the New Carphone Warehouse Group, the Best Buy Europe Group or the TalkTalk Group.

(c)                                Performance Plan

The principal features of the Performance Plan that will apply to the grant of replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares in exchange for awards over Carphone Warehouse Shares are outlined below.

(i)           General

Under the Performance Plan, executive directors and selected employees of the Carphone Warehouse Group were granted awards entitling them to a fixed number of Carphone Warehouse Shares at the end of specified periods and subject to performance conditions and continued employment.

All subsisting awards were made in the form of a nil priced option. The participants are, in general, able to exercise their options at any time after vesting until the tenth anniversary of the date of grant.

The TalkTalk Board (or a duly authorised committee of the TalkTalk Board) will be responsible for administering the Performance Plan with regard to replacement options granted over TalkTalk Shares.

The New Carphone Warehouse Board (or a duly authorised committee of the New Carphone Warehouse Board) will be responsible for administering the Performance Plan with regard to replacement options granted over New Carphone Warehouse Ordinary Shares.

(ii)          Eligibility

Any employee or executive of a company in the TalkTalk Group, the New Carphone Warehouse Group or the Best Buy Europe Group who holds unvested awards granted under the Performance Plan prior to Completion or who holds vested awards and has not chosen to exercise his or her vested awards and has automatically exchanged his or her existing Performance Plan awards for replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares.

(iii)         Grant of awards

The replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares may only be granted in the two months (or such other period as the relevant board may determine) following the Share Scheme Deadline. However, at all times, the grant of awards will be subject to the terms of the Model Code for transactions in securities by directors.

Replacement awards may be granted over newly issued shares, treasury shares or shares held in an employee share trust.

Benefits under the Performance Plan are not pensionable.

Awards granted under the Performance Plan may not be transferred (other than on death) without the prior written agreement of the relevant board and if transferred remain subject to all the main terms and conditions of the original awards.

No consideration is required for the grant of the award.

(iv)         Plan limits

No award may be granted under the Performance Plan if it would cause the number of New Carphone Warehouse Ordinary Shares and TalkTalk Shares that may be issued or issuable pursuant to options and awards granted in the preceding 10 years, under any share scheme established by New Carphone Warehouse and TalkTalk, to exceed 10 per cent. of the issued ordinary share capital of New Carphone Warehouse and TalkTalk. If awards are to be satisfied by a transfer of existing shares, the percentage limit stated above will not apply.

For the purposes of these limits, options or other rights to acquire shares which lapse or have been released, do not count.

(v)           Vesting of awards

Awards vest subject to the achievement of performance conditions set at the time of grant and extending over a period which will normally be at least three years.

For awards made in 2006, the performance conditions for the executive directors and senior executives with head office responsibilities are:

(A)          the vesting criteria for 50 per cent. of the award is the Carphone Warehouse Group total shareholder return (“TSR”) performance relative to the constituents of the FTSE 100 index measured at June 2010. The vesting criteria for the remaining 50 per cent. of the award is the Carphone Warehouse Group TSR performance compared to the position at the date of grant measured at June 2010 and June 2011; and

(B)           subject to these performance criteria, shares vest in two equal tranches in June 2010 and June 2011.

The Carphone Warehouse Remuneration Committee has determined that unvested awards granted under the Performance Plan in December 2006 will automatically be exchanged for replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares. The Carphone Warehouse Remuneration Committee has determined that the replacement awards granted in exchange for unvested awards shall be subject to a performance period that will end on the same dates as the performance periods applicable to the old unvested awards and that the replacement awards shall be subject to such performance conditions as the Carphone Warehouse Remuneration Committee determines are equivalent to the performance conditions that applied to the original awards.

Unexercised vested awards will automatically be exchanged for replacement awards over New Carphone Warehouse Ordinary Shares and TalkTalk Shares, as set out above.

(vi)          Leavers

If a participant leaves the employment of the New Carphone Warehouse Group, the Best Buy Europe Group or the TalkTalk Group as the case may be for any reason, his or her replacement awards may only be exercised at the discretion of the relevant board and within such period as the relevant board may specify.

(vii)        Change of control

In the event of a takeover, reconstruction or winding up of New Carphone Warehouse or TalkTalk, the replacement options will become exercisable, subject to certain time limits, after which awards will lapse. Alternatively, options shall be exchanged for new equivalent options where appropriate.

On a change of control, reconstruction, merger, demerger or winding-up of New Carphone Warehouse or TalkTalk, the relevant board, in its absolute discretion, will determine the extent to which awards will become exercisable, subject to certain time limits, after which awards will lapse. Alternatively, if appropriate, awards shall be released (to the extent that they have not lapsed) in consideration for new awards, which are equivalent to the original awards but over shares in the acquiring company or another company.

(viii)       Rights attaching to shares

Shares allotted or transferred under the Performance Plan in respect of replacement awards will rank equally with all other New Carphone Warehouse Ordinary Shares or TalkTalk Shares, as appropriate, for the time being in issue (except for rights attaching to such shares by reference to a record date prior to the exercise of the option). New Carphone Warehouse or TalkTalk, as applicable, will apply for any new shares allotted under the Performance Plan to be admitted to listing on the Official List and to trading on the main market of the London Stock Exchange.

(ix)                            Adjustments to awards

In the event of any rights or capitalisation issue, subdivision, consolidation, demerger, reduction, other variation of share capital, or other exceptional event, the relevant board may make such adjustment to the number of shares subject to awards as it considers appropriate.

(x)                                Alterations to the Performance Plan

The Performance Plan may at any time be altered by the relevant board in any respect.  However, any alterations to the advantage of participants to the rules governing eligibility and the number of new shares available under the Performance Plan, terms of exercise and adjustment of options must be approved in advance by the relevant shareholders in general meeting unless the alteration or addition is minor in nature and made to benefit the administration of the Performance Plan, to comply with the provisions of any existing or proposed legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or the New Carphone Warehouse Group, the Best Buy Europe Group or the TalkTalk Group.

6.3          CPWG VES

The principal features of the CPWG VES are outlined below.

(a)          General

The CPWG VES is designed to enable participants to share in the incremental value of the Carphone Warehouse’s two main operating businesses, being the TalkTalk Group businesses and the Best Buy Europe Group businesses (each being a “Relevant Business”), in excess of an opening valuation of each Relevant Business, as determined by the Carphone Warehouse Remuneration Committee with the first opening valuation being that at the start of the financial year ending 31 March 2010 as increased or decreased from time to time (“opening valuation”).

Each award entitles a participant to hold a fixed number of a separate class of shares in subsidiary companies that hold Carphone Warehouse’s interests in each of the Relevant Businesses (“Participation Shares”).

The TalkTalk Board (or a duly authorised committee of the TalkTalk Board) will be responsible for administering the CPWG VES with regard to Participation Shares in the TalkTalk Group businesses.

The New Carphone Warehouse Board (or a duly authorised committee of the New Carphone Warehouse Board) will be responsible for administering the CPWG VES with regard to Participation Shares in the Best Buy Europe Group businesses.

When the Participation Shares in the TalkTalk Group businesses vest they may be purchased by TalkTalk by the issue of TalkTalk Shares calculated by reference to the opening valuation and subject to the satisfaction of performance conditions and/or on specified events, as determined by the TalkTalk Remuneration Committee, and continued employment.

When the Participation Shares in the Best Buy Europe Group businesses vest they may be purchased by New Carphone Warehouse by the issue of New Carphone Warehouse Ordinary Shares calculated by reference to the opening valuation and subject to the satisfaction of performance conditions and/ or on specified events, as determined by the New Carphone Warehouse Remuneration Committee, and continued employment.

The Participation Shares are initially acquired by participants at market value and such participants are offered a loan from either the TalkTalk Group or the New Carphone Warehouse Group at a commercial rate of interest in order to fund such purchase.

When the awards vest, the Participation Shares will have a value equal to the corresponding percentage they represent of the incremental value (if any) in excess of the opening valuation of each Relevant Business at that time. Any loan made to the participants to acquire Participation Shares will be required to be repaid at that time. New Carphone Warehouse will issue new ordinary shares or procure the transfer of existing ordinary shares for the purpose of purchasing any Participation Shares in the Best Buy Europe Group businesses. TalkTalk will issue new ordinary shares or procure the transfer of existing ordinary shares for the purpose of purchasing any Participation Shares in the TalkTalk Group businesses.

(b)          Eligibility

In respect of awards of Participation Shares in the TalkTalk Group businesses:

•      outstanding awards granted to any employee or executive director of the Carphone Warehouse Group prior to the Share Scheme Deadline will survive the Demerger subject to adjustments in order to provide awards equivalent to the original awards; and

•      new awards may be granted to any executive director or employee of the TalkTalk Group invited to participate in the CPWG VES.

In respect of awards of Participation Shares in the Best Buy Europe Group businesses:

•      outstanding awards granted to any employee or executive director of the Carphone Warehouse Group prior to the Share Scheme Deadline will survive the Demerger subject to adjustments in order to provide awards equivalent to the original awards; and

•      new awards may be granted to any executive director or employee of the New Carphone Warehouse Group or the Best Buy Europe Group invited to participate in the CPWG VES.

(c)           Grant of awards

Awards under the CPWG VES may only be granted within the period of 42 days following:

•      in respect of awards of Participation Shares in the TalkTalk Group businesses, the announcement by TalkTalk of its preliminary or interim results or the results for any other financial period;

•      in respect of awards of Participation Shares in the Best Buy Europe Group businesses, the announcement by New Carphone Warehouse Group of its preliminary or interim results or the results for any other financial period;

•      the commencement of any eligible employee’s employment with a participating company; and

•      any day on which the relevant remuneration committee determines that exceptional circumstances exist which justify the grant of awards.

No awards may be made more than 10 years after the original adoption of the CPWG VES by Carphone Warehouse. Benefits under the CPWG VES will not be pensionable.

Awards may not be transferred (other than on death) without the prior written agreement of the relevant remuneration committee and, if transferred, will remain subject to the main conditions of the original award unless the relevant remuneration committee determines otherwise. No consideration other than participants paying market value for the Participation Shares will be required for the grant of an award.

(d)          Level of award

The level of award granted to each individual will be determined by the relevant remuneration committee, as advised by external advisers, within generally accepted market parameters, recognising different level of awards for performance, including exceptional performance.

(e)           Vesting of awards

Awards will vest, subject to achievement of performance conditions set at the time of grant, with vesting extending in different parts over a period of time that will normally amount to at least three years in total unless early vesting provisions apply.

The relevant remuneration committee will determine an opening valuation of each Relevant Business. It will also decide the regular intervals at which the performance conditions will be measured and the percentage of awards which should vest on such dates.

The opening valuation for the first awards granted prior to the Demerger in respect of the Best Buy Europe Group businesses (as a whole) will be the valuation approved by the Carphone Warehouse Remuneration Committee. The opening valuation for the first awards in respect of the TalkTalk Group businesses granted prior to the Demerger (as a whole) will be the amount of invested capital as at the start of Carphone Warehouse’s financial year ending 31 March 2010 as increased or decreased from time to time.

The performance conditions will be based on the incremental value of each Relevant Business in excess of each opening valuation and beyond an annual rate of return of seven per cent. for each Relevant Business on the amount of invested capital from time to time in each Relevant Business and which will be charged from the opening valuation. In respect of awards of Participation Shares in the TalkTalk Group businesses the performance conditions will also be underpinned by a minimum percentage of total shareholder return for the TalkTalk Shareholders at a compound rate of five per cent. per annum. In respect of awards of Participation Shares in the Best Buy Europe Group businesses the performance conditions will also be underpinned by a minimum percentage of total shareholder return for the New Carphone Warehouse Shareholders at a compound rate of five per cent. per annum.

(f)            Early vesting provisions

The Demerger will not cause participants to be treated as leavers in respect of outstanding awards granted prior to the Share Scheme Deadline until they actually cease to be employed by the TalkTalk Group, the New Carphone Warehouse Group or the Best Buy Europe Group as the case may be.

An unvested award will normally lapse if the participant ceases to be an employee of the New Carphone Warehouse Group, the TalkTalk Group or the Best Buy Europe Group as the case may be.  However, if a participant ceases to be employed in certain circumstances (for example as a result of permanent incapacity, redundancy, a termination of employment without cause or unfair or wrongful dismissal or retirement or if the relevant remuneration committee determines), the rules allow the awards to continue in accordance with the vesting provisions.

In such circumstances and at the request of a participant, the relevant remuneration committee may also determine, at its absolute discretion, the extent to which awards may vest early, having regard to the length of time the awards have been held and the extent to which the performance targets have been satisfied.

If an award lapses when there is no early vesting then the participant will, unless the relevant remuneration committee decides otherwise, be required to transfer back all of his Participation Shares in the Best Buy Europe Group businesses to New Carphone Warehouse and all of his Participation Shares in the TalkTalk Group businesses to TalkTalk at the lower of market value or the amount of any outstanding loan (and any accrued interest) made to the participant or the amount the participant paid for the Participation Shares if no loan was made. If such market value is less than the amount of the outstanding loan (and any accrued interest) then the participant may be required to repay 20 per cent. of the remaining part of the loan subject to the discretion of the relevant remuneration committee.

In respect of awards of Participation Shares in the TalkTalk Group businesses, on a change of control of either TalkTalk or of each Relevant Business an award may vest early if the relevant performance conditions have been achieved. If there is no vesting then all awards will survive.

In respect of awards of Participation Shares in the Best Buy Europe Group businesses, on a change of control of either New Carphone Warehouse or of each Relevant Business an award may vest early if the relevant performance conditions have been achieved. If there is no vesting then all awards will survive.

On a demerger of each Relevant Business, the awards will survive subject to any adjustments to reflect any reorganisation of share capital of any of the Relevant Businesses, New Carphone Warehouse or TalkTalk or any other material terms of the CPWG VES in order to provide awards equivalent to the original awards.

On an initial public offering or sale of each Relevant Business, an award may vest if the relevant performance conditions have been achieved. If there is no vesting then all awards will survive, subject to any necessary adjustments to achieve equivalence to the original awards.

On any other form of reconstruction or winding up of New Carphone Warehouse or TalkTalk, the relevant remuneration committee, at its absolute discretion, will determine the extent to which an award may vest, having regard to the length of time it has been held and the extent to which the performance conditions have been satisfied.

Alternatively, if appropriate, awards may be released (to the extent not lapsed) in consideration for new awards which are equivalent to the original awards but over shares in the new companies. All participants will be entitled to participate in any return of capital to shareholders other than normal interim and final dividends.

(g)                               Plan limits

On vesting, the purchase of Participation Shares in the TalkTalk Group businesses by TalkTalk in return for TalkTalk Shares may be satisfied by the issue of new ordinary shares or the transfer of existing ordinary shares.

On vesting, the purchase of Participation Shares in the Best Buy Europe Group businesses by New Carphone Warehouse in return for New Carphone Warehouse Ordinary Shares may be satisfied by the issue of new ordinary shares or the transfer of existing ordinary shares.

No award may be granted under the CPWG VES if it would cause the number of shares that may be issued or issuable pursuant to options and awards granted in the preceding 10 years under any share scheme established by New Carphone Warehouse or TalkTalk, to exceed 10 per cent. of the issued ordinary share capital of either company. If the awards are to be satisfied out of existing shares, the percentage limit stated above will not apply.

Alternatively, awards may also be satisfied by the transfer of treasury shares in which case the percentage limits set out in the current Association of British Insurers guidelines will apply.

(h)                               Adjustments to awards

In the event of any rights issue or capitalisation, subdivision, consolidation or other variation of share capital or other exceptional event, the relevant remuneration committee may make such adjustments to the awards, as it considers appropriate.

(i)                                  Rights attaching to shares

The Participation Shares will carry no voting rights or rights to interim and annual dividends and their value on sale or liquidation is based on the satisfaction of the performance conditions. Generally, the Participation Shares do not offer any advantage over the rights and/or benefits attaching to New Carphone Warehouse Ordinary Shares or TalkTalk Shares. The relevant remuneration committee will have the flexibility at grant to determine whether a participant will be entitled to receive any other rights in connection with the Participation Shares.

Ordinary shares in New Carphone Warehouse and TalkTalk used for the purpose of the CPWG VES will rank equally alongside the other ordinary shares in each company in issue. Each company will apply to the UK Listing Authority and the London Stock Exchange for any new ordinary shares to be listed and admitted to trading respectively.

(j)                                   Alterations to the CPWG VES

The relevant remuneration committee cannot alter the provisions of the CPWG VES to the material advantage of current participants or eligible participants without the prior approval of the relevant shareholders in general meeting unless such alterations are minor and are to benefit the administration of the CPWG VES, to take account of changes in legislation or to obtain or maintain a favourable taxation, exchange control or regulatory treatment of New Carphone Warehouse, TalkTalk or a Relevant Business, current participant or eligible participant or where failing to make such alteration would result in a current participant or eligible participant being materially disadvantaged, given the purpose for the introduction of the CPWG VES.

The relevant remuneration committee may also establish separate but commercially similar plans or appendices to the CPWG VES for the purpose of granting awards to eligible participants who are employed by non-UK companies or who are or may become primarily liable to tax outside the United Kingdom.

(k)                               Termination

The CPWG VES will terminate on the tenth anniversary of its approval by Carphone Warehouse Shareholders or such earlier time as the relevant remuneration committee may determine but the rights of existing participants will not be affected. Once terminated, no further awards will be granted.

6.4                               New Carphone Warehouse Share Scheme

The principal features of the New Carphone Warehouse Share Scheme are outlined below.

(a)          General

It is proposed to introduce the New Carphone Warehouse Share Scheme as an alternative new reward mechanism for employees of the New Carphone Warehouse Group businesses.

The New Carphone Warehouse Share Scheme will be divided into two parts: the main plan rules will be unapproved for UK tax purposes and will have a greater degree of flexibility than options granted under the addendum, entitled the “UK Approved Addendum”, which has been designed to qualify for approval by HMRC under the CSOP Code of the Income Tax (Earnings & Pensions) Act 2003.

The UK Approved Addendum is intended to enable options to be granted to UK taxpayers in a tax efficient manner. The terms of options granted under the UK Approved Addendum are broadly identical to the terms of options granted under the main part of the New Carphone Warehouse Share Scheme except to the extent necessary to obtain or maintain HMRC approval or as set out below.

(b)          Operation

The New Carphone Warehouse Board (or a duly authorised committee of the New Carphone Warehouse Board, which with regard to executive directors shall be the New Carphone Warehouse Remuneration Committee) is responsible for granting options to and administering the New Carphone Warehouse Share Scheme.

The New Carphone Warehouse Share Scheme is discretionary and will only operate in those years that the New Carphone Warehouse Board determines. Currently, it is expected that options will be granted annually.

(c)           Eligibility

Any employee or executive director of the New Carphone Warehouse Group will be eligible to participate in the New Carphone Warehouse Share Scheme at the discretion of the New Carphone Warehouse Board. In order to be eligible for options granted under the UK Approved Addendum, executive directors will additionally have to work a minimum of 25 hours per week for the New Carphone Warehouse Group.

(d)          Grant of options

Options may be granted within the 42 days following the date of the New Carphone Warehouse Admission. Thereafter, options may normally only be granted in the 42 days following the announcement by New Carphone Warehouse of its results for any period, or following a change in the legislation relating to share option plans or where there are circumstances considered by the New Carphone Warehouse Board to be exceptional. Options may also be granted outside these periods in connection with the commencement of an eligible employee’s employment if this is appropriate.

However, at all times, the grant of options will be subject to the terms of the Model Code for transactions in securities by directors.

No options may be granted later than 10 years after the approval of the New Carphone Warehouse Share Scheme by Carphone Warehouse Shareholders.

Options may be granted over newly issued shares, treasury shares and shares purchased in the market in conjunction with or otherwise held by an employee benefit trust.

The New Carphone Warehouse Board may determine that the number of shares subject to an option shall, at exercise, increase by such number of shares as could have been acquired by reinvesting the dividends which would otherwise have been received on those shares during the vesting period.

No payment will be required for the grant of an option. Options are not transferable (other than on the death of a participant) without the consent of the New Carphone Warehouse Board. Options will not be pensionable.

(e)                                Individual limits

No employee may be granted options under the New Carphone Warehouse Share Scheme in any financial year over shares worth more than 200 per cent. of base salary, unless the New Carphone Warehouse Board determines that exceptional circumstances exist which justify exceeding this limit, in which case options shall not exceed 300 per cent. of base salary.

In applying this limit no account will be taken of shares representing notional reinvestment of dividends on options or shares which have been awarded to ensure that a participant is not financially disadvantaged if he agrees to satisfy the New Carphone Warehouse Group’s social security liability in relation to his option.

Options granted under the UK Approved Addendum are subject to a statutory limit such that no employee may at any one time hold subsisting options over shares worth more than £30,000 (calculated by reference to the market value of shares at the relevant date of grant) granted under the UK Approved Addendum or any other HMRC approved company share option plan established by a New Carphone Warehouse Group company or a company associated with a New Carphone Warehouse Group company.

(f)            Option exercise price

Options may be nil cost options if the New Carphone Warehouse Board so determines. If, however, an exercise price is payable, the price per share on the exercise of an option will not be less than the higher of:

•      where New Carphone Warehouse Ordinary Shares are listed on a recognised stock exchange, the closing middle market quotation for a share for the dealing day immediately preceding the date the option is to be granted or, if the New Carphone Warehouse Board so determines, the average of such quotations for the three dealing days (or such other number of dealing days as the New Carphone Warehouse Board decides) immediately preceding the date the option is to be granted; or

•      where New Carphone Warehouse Ordinary Shares are not so listed, a price agreed in advance with HMRC to be their market value; or

•      where shares are to be subscribed, their nominal value.

(g)          Limits on the issue of shares

The New Carphone Warehouse Share Scheme is subject to the following overall limit on the number of new ordinary shares which may be subscribed: in any 10 year period not more than 10 per cent. of the issued ordinary share capital of New Carphone Warehouse from time to time may be issued or issuable pursuant to rights acquired under the New Carphone Warehouse Share Scheme and any other employees’ share plans adopted by New Carphone Warehouse.

For the purposes of these limits, options or other rights to acquire shares which lapse or have been released, or options or awards which were granted prior to New Carphone Warehouse Admission do not count. However, shares subscribed by the trustees of an employee benefit trust to satisfy rights granted under any employees’ share plans adopted by New Carphone Warehouse and shares transferred from treasury do count towards these limits. Where instead of paying the exercise price, an option exercise is satisfied by the number of shares representing the growth in value of a share between the exercise price and the market value at the date of exercise, only the number of shares actually issued shall count towards these limits.

(h)          Exercise of options

Subject to the participant discharging any relevant tax liability, an option will normally be exercisable between the third and tenth anniversary of its grant provided that any specified performance condition has been satisfied.

(i)                                  Performance conditions

It is intended that for the initial grant of options under the New Carphone Warehouse Share Scheme to employees, the exercise of the options will be subject to continuing employment and may also be subject to performance conditions.

If the New Carphone Warehouse Remuneration Committee considers it to be appropriate to extend participation in the New Carphone Warehouse Share Scheme to the New Carphone Warehouse Directors, options granted to the New Carphone Warehouse Directors would be subject to performance conditions. Prior to granting any options to the New Carphone Warehouse Directors, New Carphone Warehouse would consult with major shareholders as to the form of the performance measures to be used and would fully disclose the performance measures adopted in the New Carphone Warehouse Directors’ remuneration report.

The New Carphone Warehouse Board will regularly review any performance conditions for future option grants to ensure they are appropriate for New Carphone Warehouse and the prevailing recruitment market. The conditions may be varied in certain circumstances following the grant of an option so as to achieve their original purpose, taking account of the interests of the shareholders of New Carphone Warehouse, but not so as to make their achievement any more or less difficult to satisfy.

(j)                                   Leavers

If a participant leaves employment of the New Carphone Warehouse Group by reason of death, injury, disability, redundancy, retirement or the sale of the business for which he works to a third party, options that have already vested on the date of cessation of employment can be exercised, in the event of death, within 12 months, and in all other circumstances, within six months following the date of cessation of employment.

If a participant leaves employment of the New Carphone Warehouse Group by reason of death, injury, disability, redundancy, retirement or the sale of the business for which he works to a third party, a proportion of any unvested options will vest and become exercisable depending on the time which has elapsed between the grant of that option and the date of leaving and the extent to which performance conditions have been satisfied. Alternatively, the New Carphone Warehouse Board may determine that any unvested options will vest and become exercisable on original vesting date, depending on the time which has elapsed between the grant of that award and the date of leaving and the extent to which performance conditions have been satisfied at the vesting date.

In determining the proportion of an award which vests, in both cases, the New Carphone Warehouse Board may take into account such other factors, including the performance of New Carphone Warehouse and the conduct of the participant as it deems relevant. Any options that have so vested can be exercised, in the event of death, within a period of 12 months, and in all other circumstances, within six months from the day on which the options vest.

If a participant ceases to be an employee of the New Carphone Warehouse Group for any other reason, his option will normally lapse unless and to the extent that the New Carphone Warehouse Board decides otherwise.

(k)                               Change of control

In the event of a takeover, reconstruction or winding up of New Carphone Warehouse, a proportion of an option will vest and become exercisable depending on the time which has elapsed between the grant of that option and the change of control and the extent to which any performance conditions have been satisfied at that date. Again, in determining the proportion of an option which vests, the New Carphone Warehouse Board may take into account such other factors, including the performance of New Carphone Warehouse and the conduct of the participant as it deems relevant.

Alternatively, options may (or, if the New Carphone Warehouse Board so determines, shall) be exchanged for new equivalent options where appropriate. In this case any performance conditions will continue unless the New Carphone Warehouse Board determines otherwise.

(l)                                  Rights attaching to shares

Shares allotted or transferred under the New Carphone Warehouse Share Scheme will rank equally with all other ordinary shares of New Carphone Warehouse for the time being in issue (except for rights attaching to such shares by reference to a record date prior to the exercise of the option). New Carphone Warehouse will apply for any new shares allotted under the New Carphone Warehouse Share Scheme to be admitted to listing on the Official List and to trading on the main market of the London Stock Exchange.

The New Carphone Warehouse Board may also satisfy options in cash provided the participant receives the same economic value as would have been provided by an option over shares.

Alternatively, the New Carphone Warehouse Board may determine that instead of paying any exercise price payable, an exercise of an option is satisfied by the number of shares representing the growth in value of a share between the exercise price and the market value of a share at exercise.

(m)                             Variation of capital

In the event of any variation of share capital, demerger or other corporate event the New Carphone Warehouse Board may make such adjustments as it considers appropriate to the number of shares subject to options and the price payable on the exercise of options. In the case of options granted under the UK Approved Addendum, such adjustments will only be made to the extent permitted by HMRC.

(n)                               Alterations to the New Carphone Warehouse Share Scheme

The New Carphone Warehouse Share Scheme may at any time be altered by the New Carphone Warehouse Board in any respect. However, any alterations to the advantage of participants to the rules governing eligibility, limits on participation and the number of new shares available under the New Carphone Warehouse Share Scheme, terms of exercise and adjustment of options must be approved in advance by New Carphone Warehouse Shareholders in general meeting unless the alteration or addition is minor in nature and made to benefit the administration of the New Carphone Warehouse Share Scheme, to comply with the provisions of any existing or proposed legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or New Carphone Warehouse Group companies.

Any amendment to a key feature of the New Carphone Warehouse Share Scheme which affects options granted under the UK Approved Addendum will require HMRC approval before it can take effect.

(o)                               Overseas employees

The New Carphone Warehouse Board may grant options to overseas employees on different terms so as to take account of relevant overseas tax, securities or exchange control laws provided that the options are not overall more favourable than the terms of options granted to other employees.

7.                                      Related party transactions

7.1                               Save as disclosed in note 22 to the audited financial information of New Carphone Warehouse for the financial years ended 31 March 2007, 29 March 2008 and 31 March 2009 in Section B of Part V of this document and in note 10 to the unaudited financial information for the six month period ended 30 September 2009 and the 26 weeks ended 27 September 2008 in Section A of Part Vof this document, and save as set out in paragraph 7.2 below and paragraphs 8.5, 8.7 and 8.8 of Part X of this document, no member of the New Carphone Warehouse Group entered into transactions with related parties during those periods or during the period between 30 September 2009 and 27 January 2010 (being the latest practicable date prior to the publication of this document).

7.2                               Between 30 September 2009 and 27 January 2010 (being the latest practicable date prior to the publication of this document), the New Carphone Warehouse Group has been party to the following transactions with related parties:

		Best Buy
	TalkTalk	Europe	Virgin Mobile
	Group	Group	France
	£m	£m	£m
Revenue for services provided	1	1	—
Net interest (expense) income	(1)	—	—
Loans owed (from) to the New Carphone Warehouse Group	(132)	—	49

All products and services were provided at market rates.

8.                                      Material contracts

The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by New Carphone Warehouse or a member of the New Carphone Warehouse Group (i) within the two years immediately preceding the date of this document and are or may be material to the New Carphone Warehouse Group or (ii) at any time and contain obligations or entitlements which are or may be material to the New Carphone Warehouse Group as at the date of this document.

8.1                               Best Buy Agreement

Under the terms of the Best Buy Agreement, Best Buy Distributions agreed to purchase 50 per cent. of the issued ordinary share capital of Best Buy Europe (the “Sale Shares”).

The price payable for the Sale Shares was calculated as £1,052 million after adjustments in relation to debt at completion.

At completion, Carphone Warehouse was obliged to enter into and deliver, among others, the following agreements:

(a)                               the Best Buy Shareholders’ Agreement;

(b)                               a loan agreement with Best Buy Europe (the “Carphone Warehouse Loan Agreement”);

(c)                                a revolving credit facility agreement for a maximum sum of £350 million with Best Buy and Best Buy Europe;

(d)                               the Consortium Relief Agreement; and

(e)                                the Best Buy Mobile Agreement.

Best Buy and Best Buy Distributions were also obliged to enter into and deliver various agreements including a loan agreement with Best Buy Europe (the “Best Buy Loan Agreement”). The full amount of both the Carphone Warehouse Loan Agreement and the Best Buy Loan Agreement would be drawn down, or deemed drawn down at completion. Each of Carphone Warehouse and Best Buy agreed to procure that the proceeds of the Best Buy Loan Agreement would be used to repay 50 per cent. of the Carphone Warehouse Loan Agreement, so that the outstanding amounts of the loans under the Carphone Warehouse Loan Agreement and the Best Buy Loan Agreement were equal and also agreed to indemnify Best Buy Europe in relation to certain losses, damages, costs and expenses (other than in certain tax related circumstances) incurred or suffered by any member of the Best Buy Europe Group. Best Buy and Best Buy Distributions have given certain limited warranties to Carphone Warehouse relating to their capacity and ability to enter into and perform the Best Buy Agreement and associated transaction documents.

The aggregate liability of Carphone Warehouse in respect of all claims under the Best Buy Agreement (and the related tax covenant) is limited to £1,087,500,000. Carphone Warehouse’s liability under the Best Buy Agreement is also limited by other customary limits.

The Best Buy Agreement is governed by English law and is subject to the exclusive jurisdiction of the English courts.

8.2                               Best Buy Shareholders’ Agreement

The Best Buy Shareholders’ Agreement sets out matters governing the parties’ respective interests in the Best Buy Europe Group and the management and provision of finance to the Best Buy Europe Group.

Under the terms of the Best Buy Shareholders’ Agreement, each of Best Buy and Carphone Warehouse agreed to guarantee the performance by the CPW Continuing Group (in the case of Carphone Warehouse) or Best Buy Distributions (in the case of Best Buy) of its obligations under the Best Buy Shareholders’ Agreement and to indemnify each other and the Best Buy Europe Group for all losses which they, or the Best Buy Europe Group, may suffer from any failure to perform such obligations.

Each of the parties agreed that the Best Buy Europe Group would be financed out of cashflow and by way of the loans advanced under the New Carphone Warehouse Revolving Credit Facility Agreement, the Receivables Financing Agreement and the Support Letters. If Best Buy Europe requests a draw down under the New Carphone Warehouse Revolving Credit Facility Agreement and a shareholder is unable to satisfy its obligations to advance funds, the other shareholder may satisfy the non-funding shareholder’s obligations by way of a loan to Best Buy Europe. The non-funding shareholder is entitled to pay all or some of its outstanding obligations under the New Carphone Warehouse Revolving Credit Facility Agreement to Best Buy Europe within a period of six months after the payment was originally due and, in such event, the other shareholder’s loan to Best Buy Europe shall be reduced accordingly. If the non-funding shareholder does not make payment within the six month period, the funding shareholder shall be entitled to convert the loan into ordinary shares of £1 each in the capital of Best Buy Europe. The price payable for such shares shall be determined by reference to the fair market value of the Best Buy Europe Group. There are further provisions setting out how any future financing or refinancing of the Best Buy Europe Group would be conducted.

Save for certain reserved matters, the business and affairs of Best Buy Europe will be managed by the board and the management team of Best Buy Europe. The board will comprise a minimum of six directors, three of whom shall be appointed by Best Buy Distributions and three of whom shall be appointed by Carphone Warehouse. The initial chairman is appointed from one of and by the directors appointed by Best Buy Distributions. The chairman does not have a casting vote. The business and affairs of Best Buy Europe shall be managed by the board of Best Buy Europe and by an operational management team consisting of a chief executive officer, a chief financial officer and a chief operating officer. The board’s decisions are made by simple majority vote, save in respect of certain reserved matters, where all of the directors appointed by Best Buy must vote in favour. These matters include setting the compensation levels of the chief financial officer, the chief executive officer and chief operating officer and approving Best Buy Europe’s capital expenditure and budget.

Certain matters are also reserved for and require the prior consent of both Best Buy Distributions and Carphone Warehouse as shareholders in Best Buy Europe. These include, among other things, modifications to the share capital of Best Buy Europe, related party transactions and any material decisions relating to an exit. The Best Buy Shareholders’ Agreement contains provisions governing how a deadlock is resolved where a serious issue has arisen or there has been a breakdown in relations of the board that will materially affect the day to day operations or the long term development of the business. While a deadlock exists, and in the event that a deadlock remains unresolved, the management and operation of the Best Buy Europe Group shall continue in a manner consistent with the situation prior to the deadlock. The failure to resolve a deadlock will not give rise to the liquidation of the Best Buy Europe Group.

Each of Best Buy and the CPW Continuing Group is restricted in certain of their activities while they remain a shareholder in Best Buy Europe. These restrictive covenants include an undertaking not to be involved in any business competing with the business of Best Buy Europe (subject to certain exceptions).

Neither Carphone Warehouse nor Best Buy Distributions may transfer any of its shareholding in the Best Buy Europe Group unless it obtains the consent of the other shareholder or such transfer falls within a limited number of permitted transfers (including to the other shareholder in limited circumstances and for internal reorganisation or tax purposes).

Pursuant to the amendment agreement to the Best Buy Shareholders’ Agreement dated 28 January 2010, the parties agreed, subject to the Scheme becoming effective, that Carphone Warehouse is permitted to transfer the shares it holds in Best Buy Europe to New Carphone Warehouse. Subject to the transfer taking effect, New Carphone Warehouse agreed to become a party to the Best Buy Shareholders’ Agreement and to take the benefit of all of the rights of, and to assume all of the obligations of, Carphone Warehouse under the Best Buy Shareholders’ Agreement and all references in the agreement to Carphone Warehouse shall be deemed to be references to New Carphone Warehouse. Each of Best Buy, Best Buy Distributions and CPW Retail on the one hand, and Carphone Warehouse on the other hand, agreed to release each other from all obligations and liabilities under the Best Buy Shareholders’ Agreement and waive any claims against the other in respect of Carphone Warehouse being a shareholder of Best Buy Europe. New Carphone Warehouse agreed to indemnify Carphone Warehouse in respect of any claim which any of the other parties may bring in respect of Carphone Warehouse being a shareholder of Best Buy Europe or party to the Best Buy Shareholders’ Agreement. The amendment agreement to the Best Buy Shareholders’ Agreement also contains a covenant that, for so long as New Carphone Warehouse remains a shareholder in Best Buy Europe, CPW Retail shall maintain a minimum five per cent. shareholding in Best Buy Europe.

The Best Buy Shareholders’ Agreement will terminate upon the occurrence of any of the following events: (i) Best Buy Distributions or Carphone Warehouse (or their transferees) acquiring all of the shares in the Best Buy Europe Group; (ii) the making of an order or passing of a resolution for the winding up of Best Buy Europe (except on a restructure for reasonable business or tax reasons); or (iii) by agreement of Best Buy and Carphone Warehouse (or their transferees).

The Best Buy Shareholders’ Agreement is governed by English law. The parties agreed to submit to a dispute resolution procedure and the forums set out therein to the exclusion of the jurisdiction of any other forum.

8.3          Consortium Relief Agreement

The Consortium Relief Agreement dated 30 June 2008 was entered into between Carphone Warehouse, Best Buy Distributions, and Best Buy Europe. The agreement relates to the off-set of trading losses or other amounts eligible for tax reliefs between the Best Buy Europe Group and its shareholders. Under the terms of the Consortium Relief Agreement, Carphone Warehouse and Best Buy Distributions are entitled to off-set trading losses and transfer tax reliefs to or from the Best Buy Europe Group in proportion to their shareholdings in Best Buy Europe in consideration for an amount to be agreed, and in default of agreement an amount equal to the amount of losses or reliefs surrendered, multiplied by the corporation tax rate for the relevant accounting period.

The Consortium Relief Agreement contains certain indemnities given by both Carphone Warehouse and Best Buy, to indemnify each other and Best Buy Europe against a liability to tax or interest under paragraph 75A of Schedule 18 to the Finance Act 1998 as a result of their, or a member of their group’s failure to pay any tax due or for a breach of certain provisions of the Consortium Relief Agreement.

Best Buy agreed unconditionally and irrevocably to guarantee the performance by Best Buy Distributions of its obligations under the Consortium Relief Agreement and to indemnify Carphone Warehouse and the Best Buy Europe Group against all reasonable losses, damages, costs and expenses which they, or the Best Buy Europe Group, may suffer through or arising from any failure to perform such obligations. The Consortium Relief Agreement is governed by English law.

8.4                               Best Buy Mobile Agreement

The Best Buy Mobile Agreement dated 30 June 2008 is an amendment and restatement to a previous agreement between Best Buy Stores, LP, Carphone Warehouse and CPW Mobile.

The previous agreement governs the provision of know-how to Best Buy Stores, LP by CPW Mobile in respect of the marketing and sale of mobile products and accessories, as well as associated services (including, without limitation, airtime from network operators) within standalone stores, stores-within stores and other distribution channels (including, without limitation, internet and direct sale processes) owned and operated directly or indirectly by Best Buy.

The Best Buy Mobile Agreement amends the royalties of the previous arrangements between Best Buy Stores, LP and CPW Mobile.

8.5                               New Carphone Warehouse Revolving Credit Facility Agreement

The New Carphone Warehouse Revolving Credit Facility Agreement dated 28 January 2010 is an agreement between Carphone Warehouse, New Carphone Warehouse, Best Buy, Best Buy Distributions and Best Buy Europe. Under the terms of the New Carphone Warehouse Revolving Credit Facility Agreement, Carphone Warehouse and Best Buy will make available a £125,000,000 unsecured revolving credit facility to Best Buy Europe as borrower. Borrowings will accrue interest at a margin of 3.00 per cent. over LIBOR and a commitment fee is payable on amounts available but undrawn under the facility. There are no covenants in the New Carphone Warehouse Revolving Credit Facility Agreement. The facility’s final maturity date is in March 2013. On the date of New Carphone Warehouse Admission, New Carphone Warehouse will replace Carphone Warehouse as a lender under this facility.

8.6                               Geek Squad SPA

The Geek Squad SPA dated 30 June 2008 is between Best Buy International Finance Sarl and Best Buy Europe. Under the terms of the Geek Squad SPA, Best Buy International Finance Sarl agreed to transfer its 50 per cent. shareholding of the entire issued share capital of Geek Squad Limited to Best Buy Europe.

8.7                               Deed of Novation and Assignment

The deed of novation and assignment dated 28 January 2010 is an agreement between Carphone Warehouse, CPW Retail, Best Buy, Best Buy Distributions, New Carphone Warehouse and Best Buy Europe which relates to the Best Buy Agreement and the Consortium Relief Agreement (the “Novated Agreements”) and the Carphone Warehouse Support Letter (the “Deed of Novation and Assignment”). Under the Deed of Novation and Assignment, subject to completion of the transfer of the shares in Best Buy Europe held by Carphone Warehouse to New Carphone Warehouse (the “Transfer Date”), Carphone Warehouse will transfer and New Carphone Warehouse will assume all of Carphone Warehouse’s rights, obligations and liabilities under the Novated Agreements as if New Carphone Warehouse was an original party to the Novated Agreements in place of Carphone Warehouse. This includes obligations where the circumstances or events giving rise to such obligations arose or occurred prior to the Transfer Date. Under the Deed of Novation and Assignment, subject to and on the date of New Carphone Warehouse Admission, New Carphone Warehouse agrees to enter into a new support letter on substantially the same terms and in replacement of the Carphone Warehouse Support Letter. The benefit of any drawdown made under the Carphone Warehouse Support Letter shall be assigned to New Carphone Warehouse. Under the terms of the Deed of Novation and Assignment, from the Transfer Date in respect of the Novated Agreements and from New Carphone Warehouse Admission in respect of the Carphone Warehouse Support Letter, each of Best Buy, Best Buy Distributions, CPW Retail and Best Buy Europe will release Carphone Warehouse from its obligations under each of the Novated Agreements and the Carphone Warehouse Support Letter and from any claims they have or may otherwise have had against Carphone Warehouse pursuant to each of the Novated Agreements and the Carphone Warehouse Support Letter and accept the liability of New Carphone Warehouse in lieu of the liability of Carphone Warehouse. New Carphone Warehouse will indemnify Carphone Warehouse for any loss or costs suffered in connection with each of the Novated Agreements and the Carphone Warehouse Support Letter. Save as amended by the Deed of Novation and Assignment, each of the Novated Agreements and the Carphone Warehouse Support Letter remains in full force and effect. The provisions of the Deed of Novation and Assignment shall be null and void if the Transfer Date and New Carphone Warehouse Admission have not occurred prior to the Demerger Long Stop Date. The Deed of Novation and Assignment is governed by English law.

8.8                               Carphone Warehouse Support Letter

The Carphone Warehouse Support Letter is a support letter dated 28 January 2010 provided by Carphone Warehouse to Best Buy Europe under which Carphone Warehouse agrees to provide necessary financial support to meet the obligations of Best Buy Europe to the extent it is unable to meet these obligations itself, for the period between 30 September 2009 and 31 July 2012. The terms state that such support will take whatever form necessary, including additional monetary advances but will in all cases be limited to a maximum of £50 million from Carphone Warehouse. The use of such monies by Best Buy Europe will first require the consent of the Best Buy Europe board and either Best Buy or Carphone Warehouse may request a review in July 2011 as to whether or not the support provided by Carphone Warehouse under the Carphone Warehouse Support Letter is still required by Best Buy Europe. From the date of New Carphone Warehouse Admission, the Carphone Warehouse Support Letter shall cease to have effect. Under the terms of the Deed of Novation and Assignment described at paragraph 8.7 above, subject to and from the date of New Carphone Warehouse Admission, New Carphone Warehouse agrees to enter into a new support letter on substantially the same terms and in replacement of the Carphone Warehouse Support Letter. The benefit of any drawdown made under the Carphone Warehouse Support Letter shall be assigned to New Carphone Warehouse.

8.9                               Deed of Covenant

The deed of covenant dated 28 January 2010 is an agreement between New Carphone Warehouse, Best Buy Distributions, Best Buy Europe and TalkTalk which relates to certain protective covenants to be provided by New Carphone Warehouse, Best Buy Distributions and Best Buy Europe on the one hand, and TalkTalk on the other hand (the “Deed of Covenant”) and which becomes effective from Completion. Under the Deed of Covenant, each of New Carphone Warehouse, Best Buy Distributions and Best Buy Europe undertake to TalkTalk to comply with (and to procure that their affiliates comply with) certain restrictions in relation to the solicitation of employees and material customers and suppliers and certain non-compete issues for a period of two years after the date on which the Demerger becomes effective. TalkTalk also gives similar undertakings to New Carphone Warehouse, Best Buy Distributions and Best Buy Europe. The Deed of Covenant is governed by English law.

8.10                        Phone House Netherlands Agreement

A sale and purchase agreement dated 30 April 2008 made between the Phone House Netherlands B.V., Carphone Warehouse and a number of vendors (the “Phone House Netherlands Agreement”). Under the terms of the Phone House Netherlands Agreement, the Phone House Netherlands B.V. acquired 100 per cent. of the issued share capital of F.M. Investments B.V. and a minority interest in F.M. Investments B.V.’s subsidiary, F.M. Corporate Communication B.V. The total consideration payable under the terms of the Phone House Netherlands Agreement was calculated by reference to performance measurements, provided that the total consideration would not exceed €11,174,195. The Phone House Netherlands Agreement is governed by Dutch law.

8.11                        Swisscom Agreement

A business transfer agreement dated 18 March 2008 made between The Phone House SA (“TPHSA”), Carphone Warehouse, Swisstel AG and Swisscom AG as amended by an amendment agreement dated 20 June 2008 between TPHSA, Carphone Warehouse, Swisstel AG, Swisscom AG and Swisscom (Schweiz) AG, under which Swisscom (Schweiz) AG agreed to purchase the business and assets and assume certain of the liabilities of the Carphone Warehouse Group’s mobile distribution business in Switzerland (the “Swisscom Agreement”). The total consideration under the Swisscom Agreement was 28,000,000 Swiss Francs. All of the employees in the Swiss mobile distribution business were transferred under the terms of the Swisscom Agreement (save for the chief executive officer, chief financial officer and human resources director). The Swisscom Agreement contains warranties and indemnities and certain restrictive covenants given by TPHSA in favour of Swisscom (Schweiz) AG. The Swisscom Agreement is governed by Swiss law.

8.12                        Virgin JV Agreement

The Virgin JV Agreement is an agreement dated 31 March 2006 between Bluebottle, Virgin Group Investments Limited (“VGIL”), Carphone Warehouse, The Carphone Warehouse Limited (“CPW Limited”), certain management of Virgin Mobile France (“Management”), Omer Telecom Limited (“Omer UK”) and Omer Telecom S.A.S., as amended and restated on 24 October 2008 and 10 December 2009 (the “Virgin JV Agreement”).

The Virgin JV Agreement relates to a joint venture for the establishment and operation of a mobile virtual network operator in France. Under the terms of the Virgin JVAgreement, CPW Limited and Bluebottle each originally held 48.5 per cent. of Omer UK and Management held the remaining three per cent. On 13 June 2008, CPW Limited transferred its entire shareholding in Omer UK to Carphone Warehouse. On 24 October 2008, Management transferred its entire shareholding in Omer UK to Financom S.A.S. On 10 December 2009, Financom S.A.S. subscribed for 709,491 new shares in Omer UK, following which Carphone Warehouse and Bluebottle each hold 47.5 per cent. of Omer UK and Financom S.A.S. holds five per cent. The joint venture business trades under the name “Virgin Mobile”, through a French branch of Omer UK.

The Virgin JVAgreement contains certain restrictions, pre-emption rights and compulsory triggers relating to transfers of shares in Omer UK by Bluebottle, Carphone Warehouse and Financom S.A.S. and restrictive covenants given by the shareholders including undertakings not to solicit customers, suppliers and employees away from Omer UK.

The Virgin JV Agreement also sets out certain matters which require majority or unanimous shareholder approval.

The Virgin JV Agreement contains non-tax warranties given by Carphone Warehouse and Management in favour of VGIL, Bluebottle and Omer UK and tax indemnities given by Carphone Warehouse in favour of Omer UK, which was a subsidiary of Carphone Warehouse prior to the Virgin JV Agreement.

The cumulative maximum funding commitment from the shareholders of Omer UK envisaged by the Virgin JV Agreement for the period from 1 December 2009 to 30 September 2010 was €162,744,910 in proportion to the parties’ respective shareholding.

The Virgin JV Agreement is governed by English law. The parties agreed to submit to the dispute resolution procedure set out in the agreement and the forums set out therein (which includes the English courts) to the exclusion of the jurisdiction of any other forum.

As part of the Reorganisation, Carphone Warehouse will transfer its entire shareholding in Omer UK to New Carphone Warehouse and New Carphone Warehouse will assume the rights and obligations of Carphone Warehouse under the Virgin JV Agreement.

8.13                        Facility Agreement

The multi-currency revolving credit facility agreement dated 20 January 2010 is an agreement between New Carphone Warehouse and the Royal Bank of Scotland plc (“RBS”) (the “Revolving Credit Facility”). Under the terms of the Revolving Credit Facility, RBS will make available a £50,000,000 multi-currency revolving credit facility to New Carphone Warehouse as borrower. Borrowings will accrue interest at a margin of 3.00 per cent. over LIBOR and a non-utilisation fee is payable on amounts available but undrawn under the facility. An arrangement fee and utilisation fees are also payable under the terms of the agreement. The facility’s final maturity date in July 2012.

8.14                        Receivables Financing Agreement

The receivables financing agreement dated 3 July 2009 is an agreement between The Carphone Warehouse Limited, Mobiles.co.uk Limited, CPWCO18 Limited (“CPWCO18”), Barclays Bank PLC, HSBC Invoice Finance (UK) Limited, RBS Invoice Finance Limited, Credit Suisse (London Branch) and Lloyds TSB Commercial Finance Limited (the “Receivables Financing Agreement”). Under the terms of the Receivables Financing Agreement, the lenders will make available a £350,000,000 secured invoice discounting facility to CPWCO18 as borrower. Under the terms of the Receivables Financing Agreement, The Carphone Warehouse Limited and Mobiles.co.uk Limited assign to CPWCO18 all existing and future debts, which CPWCO18 assigns onward to Barclays Bank PLC. CPWCO18 can draw down up to 90 per cent. of the invoice value for approved debts. CPWCO18 is required to advance such amounts to The Carphone Warehouse Limited and Mobiles.co.uk Limited for working capital purposes. Debts are collected by The Carphone Warehouse Limited and Mobiles.co.uk Limited. Interest accrues on amounts advanced at a margin of 3.00 per cent. over LIBOR. An annual service fee is payable for administration of the facility and a non-utilisation fee of is charged on amounts not drawn. The facility is secured by a composite guarantee and debenture granted by CPWCO18, The Carphone Warehouse Limited and Mobiles.co.uk Limited in favour of Barclays Bank PLC (as receivables purchaser). The Receivables Financing Agreement contains certain customary representations, undertakings and events of default. The facility’s expiration is in July 2012.

8.15                        Joint Sponsors’ Agreement

Carphone Warehouse, TalkTalk and New Carphone Warehouse, entered into a Joint Sponsors’ Agreement with Credit Suisse and UBS on 29 January 2010 pursuant to which:

•                  Carphone Warehouse has appointed Credit Suisse and UBS as joint sponsors in connection with the publication of the Scheme Document;

•                  TalkTalk has appointed Credit Suisse and UBS as joint sponsors in connection with TalkTalk Admission; and

•                  New Carphone Warehouse has appointed Credit Suisse and UBS as joint financial advisers in connection with New Carphone Warehouse Admission.

The Joint Sponsors’ Agreement contains, among other things, certain warranties and undertakings given by Carphone Warehouse, TalkTalk and New Carphone Warehouse to Credit Suisse and UBS which are customary for an agreement of this nature. Carphone Warehouse, TalkTalk and New Carphone Warehouse have also given certain customary indemnities to Credit Suisse and UBS. The obligations of each of Credit Suisse and UBS under the Joint Sponsors’ Agreement are conditional upon the satisfaction or waiver of certain conditions, including the accuracy of the warranties referred to above. Credit Suisse and UBS may terminate the Joint Sponsors’ Agreement on or prior to TalkTalk Admission or New Carphone Warehouse Admission in certain specified circumstances that are typical for an agreement of this nature.

The fees of Credit Suisse in connection with the Joint Sponsors’ Agreement are a financial advisory fee of £250,000, a sponsor’s fee of £1,500,000 and a discretionary fee of £250,000. The fees of UBS in connection with the Joint Sponsors’ Agreement are a completion fee of £1,500,000 and a discretionary fee of £375,000.

8.16                        Demerger Agreement

A summary of the terms of the Demerger Agreement is incorporated into this document by reference to Section A of Part V, pages 70 to 71 (inclusive) of the Scheme Document and the related definitions contained in Part XII of the Scheme Document.

8.17                        Tax Sharing and Indemnification Agreement

A summary of the terms of the Tax Sharing and Indemnification Agreement is incorporated into this document by reference to Section B of Part V, Pages 71 to 72 (inclusive) of the Scheme Document and the related definitions contained in Part XII of the Scheme Document.

9.                                      Significant subsidiaries

On completion of the Demerger, New Carphone Warehouse will be the holding company of the New Carphone Warehouse Group and its principal subsidiaries and subsidiary undertakings will be as follows:

	Proportion of
	share capital
	held (per	Country of
Name	cent.)(1)	incorporation
CPW Acton One Limited	100	Isle of Man
CPW Acton Five Limited	100	England and Wales
CPW Tulketh Mill Limited	100	England and Wales
CPW Irlam Limited	100	England and Wales
CPW Retail Holdings Limited	100	England and Wales

(1) The proportion of voting power held is the same as the proportion of share capital held.

Interests in joint ventures and associates are as follows:

	Proportion of
	share capital
	held (per	Country of
Business	cent.)(1):	incorporation
Best Buy Europe	50	England and Wales
Virgin Mobile France	47.5	England and Wales

(1)                                  The proportion of voting power held is the same as the proportion of share capital held, except in that there are certain restrictions in relation to the voting rights of Financom S.A.S., which owns five per cent. of Virgin Mobile France.

10.                               Working capital statement

In the opinion of New Carphone Warehouse, the working capital available to the New Carphone Warehouse Group is sufficient for the New Carphone Warehouse Group’s present requirements, that is for at least the next 12 months following the date of this document.

11.                               Litigation

There are no governmental, legal or arbitration proceedings (including, so far as New Carphone Warehouse is aware, any such proceedings which are pending or threatened) during the 12 months preceding the date of this document, which may have, or have had in the recent past, a significant effect on New Carphone Warehouse’s and/or the New Carphone Warehouse Group’s financial position or profitability.

12.                               Significant change

There has been no significant change in the trading or financial position of the New Carphone Warehouse Group since 30 September 2009, the date to which the New Carphone Warehouse Group’s last unaudited interim financial statements were prepared.

13.                               Consents

13.1                        Credit Suisse, whose address is One Cabot Square, London E14 4QJ, has given and has not withdrawn its written consent to the inclusion in this document of references to its name in the form and context in which they appear.

13.2                        UBS, whose address is 1 Finsbury Avenue, London EC2M 2PP, has given and has not withdrawn its written consent to the inclusion in this document of references to its name in the form and context in which they appear.

13.3                        Deloitte LLP, whose address is 2 New Street Square, London EC4A 3BZ is a member firm of the Institute of Chartered Accountants in England and Wales and has given and has not withdrawn its written consent to the inclusion of the reports in Parts V, VI and VII of this document in the form and context in which they are included and has authorised the content of that part of this document for the purposes of rule 5.5.3R(2)(f) of the Prospectus Rules.

14.          Property, plant and equipment

Aside from the assets listed below, there is no existing or planned material tangible fixed asset which is material to the business of the New Carphone Warehouse Group.

Tenure — freehold

Location	Registered Proprietor
One Portal Way, London W3 6RS	CPW Acton One Limited
Five Portal Way, London W3 6RS	CPW Acton Five Limited
Northbank House, Siemens Road, Irlam, Manchester M44 5BL	CPW Irlam Limited
Tulketh Mill, Balcarres Road, Preston, Lancashire PR2 2AA	CPW Tulketh Mill Limited

Tenure — leasehold

Location	Tenant	Rent	Term
One Portal Way,	Carphone Warehouse	£3,104,535 p.a.	To 25/03/2012
London W3 6RS	Limited and Talk
Mobile Limited
		£3,559,900 p.a.	26/03/2012 to
25/03/2017
		£4,172,237 p.a.	26/03/2017 to
01/02/2023
Five Portal Way,	TalkTalk Telecom Limited	£690,000 p.a.	To 06/04/2016
London W3 6RS			(with short notice break clause on either side)
Northbank House,	Opal Telecom Limited	£695,000 p.a.	To 24/03/2025
Siemens Road, Irlam,
Manchester M44 5BL
Tulketh Mill, Balcarres	TalkTalk Telecom Limited	£1,000,000 p.a.	To 31/03/2010
Road, Preston,
Lancashire PR2 2AA
		£1,100,000 p.a.	01/04/2010 to
24/03/2025

The New Carphone Warehouse Group is not aware of any environmental issues that may affect the New Carphone Warehouse Group’s utilisation of tangible fixed assets.

15.                               Costs and expenses

New Carphone Warehouse will not receive any proceeds as a result of the Scheme or the Demerger. The total costs and expenses relating to the issue of these documents, the TalkTalk Prospectus and the Scheme Documents and to the negotiation, preparation and implementation of the Scheme and Demerger are estimated to amount to £15 million and will be borne by the TalkTalk Group.

16.                               General

16.1                        Following New Carphone Warehouse Admission, New Carphone Warehouse will be subject to the provisions of the Code, including the rules regarding mandatory takeover offers set out in the Code. Under Rule 9 of the Code, when (i) a person acquires shares which, when taken together with shares already held by him or persons acting in concert with him (as defined in the Code), carry 30 per cent. or more of the voting rights of a company subject to the Code or (ii) any person who, together with persons acting in concert with him, holds not less than 30 per cent. but not more than 50 per cent. of the voting rights of a company subject to the Code, and such person, or any person acting in concert with him, acquires additional shares which increases his percentage of the voting rights in the company, then, in either case, that person, together with the persons acting in concert with him, is normally required to make a general offer in cash, at the highest price paid by him or any person acting in concert with him for shares in the company within the preceding 12 months, for all of the remaining equity share capital of the company.

16.2                        The New Carphone Warehouse Ordinary Shares will also be subject to the compulsory acquisition procedures set out in sections 979 to 991 of the Act. Under section 979 of the Act, where an offeror makes a takeover offer and has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90 per cent. of the shares to which the offer relates and, in a case where the shares to which the offer relates are voting shares, not less than 90 per cent. of the voting rights carried by those shares, that offeror is entitled to compulsorily acquire the shares of any holder who has not acquired the offer on the terms of the offer.

16.3                        Since New Carphone Warehouse’s incorporation, there has been no takeover offer (within the meaning of Part 28 of the Act) for any New Carphone Warehouse Ordinary Shares.

17.                               Sources and bases of selected financial and other information

17.1                        In this document, unless otherwise stated, financial information relating to New Carphone Warehouse has been extracted from the audited historical consolidated financial information of the Carphone Warehouse Group for the three financial years ended 31 March 2007, 29 March 2008 and 31 March 2009 and the unaudited interim financial statements for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008.

17.2                        Where information contained in this document has been sourced from a third party (and such sources are noted in each case), it has been accurately reproduced and, so far as New Carphone Warehouse is aware and is able to ascertain from information published by the relevant third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.

17.3                        The Gartner report(s) described herein represent(s) data, research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc.

17.4                        The number of New Carphone Warehouse Shares for which applications will be made to the FSA for listing on the Official List and to the London Stock Exchange for admission to trading on its main market for listed securities has been calculated on the basis of 914,108,246 Carphone Warehouse Shares in issue on 28 January 2010 (being the latest practicable business day prior to the publication of this document) and on the assumption that all options over Carphone Warehouse Shares, whether granted pursuant to the Carphone Warehouse Share Schemes or otherwise, are exercised. Statements relating to percentage interests in the issued share capital of New Carphone Warehouse are calculated on the basis of 914,108,246 Carphone Warehouse Shares in issue on 28 January 2010 (being the latest practicable business day prior to the publication of this document) and on the assumption that no new Carphone Warehouse Shares will be issued between the date of this document and the Scheme Effective Date.

18.                               Documents on display

Copies of the following documents are available for inspection during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted) until New Carphone Warehouse Admission at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB:

(a)                               the memorandum of association of New Carphone Warehouse and the New Carphone warehouse Articles;

(b)                               the audited historical consolidated financial information of the New Carphone Warehouse Group for the three financial years ended 31 March 2009, 29 March 2008 and 31 March 2007 and the unaudited interim financial statements for the six months ended 30 September 2009 and the 26 weeks ended 27 September 2008;

(c)                                the Deloitte LLP letter on the historical financial information set out in Part V of this document;

(d)                               the Deloitte LLP letter on the profit forecast set out in Part VI of this document;

(e)                                the Deloitte LLP letter on pro forma financial information set out in Part VII of this document;

(f)                                   the Separation Agreements;

(g)                               the Scheme Document; and

(h)                               this document.

19.          Information incorporated by reference

Where the information described below itself incorporates information by reference to another document (“further information”), the further information is not intended to form part of this document for any purpose.

Information incorporated		Page number(s) in
by reference	Document reference	this document
Risks relating to the TalkTalk Business	Risk factors section of the TalkTalk
	Prospectus, pages 13 to 20 (inclusive)	12
Information on the Proposals	Parts I and II of the Scheme Document,
	pages 12 to 52 (inclusive)	27
Information on the TalkTalk Business	Part II of the TalkTalk Prospectus,
	pages 26 to 36 (inclusive)	28
Summary of the Demerger Agreement	Section A, Part V of the Scheme Document
	pages 70 to 71 (inclusive)	175
Summary of the Tax Sharing and	Section C, Part V of the Scheme Document
Indemnification Agreement	pages 71 to 72 (inclusive)	175
Definitions contained in the TalkTalk	Part XI of the TalkTalk Prospectus
Prospectus	pages 245 to 254 (inclusive)	12 and 28
Definitions contained in the Scheme	Part XII of the Scheme Document,
Document	pages 132 to 142 (inclusive)	27 and 175

Dated: 29 January 2010

PART XI

DEFINITIONS

The following definitions apply throughout this document unless the context otherwise requires:

“2G”	second generation wireless telephony technology

“3G”	third generation wireless telephony technology

“Act”	the Companies Act 2006

“Admission and Disclosure Standards”

the requirements contained in the publication “Admission and Disclosure Standards” (as amended from time to time) containing, among other things, the admission requirements to be observed by companies seeking admission to trading on the London Stock Exchange’s main market for listed securities

“ARCEP”	l’autorité de regulation des communications électroniques et des postes, the French telecommunications regulator

“ARPU”	average revenue per user

“Best Buy”	Best Buy Co., Inc. (incorporated in the state of Minnesota), whose registered office is at 7601 Penn Avenue South, Richfield, MN 55423, United States

“Best Buy Agreement”

the sale and purchase agreement dated 7 May 2008 and made between Carphone Warehouse, CPW Retail, Best Buy and Best Buy Distributions relating to the sale and purchase of 50 per cent. of the issued ordinary share capital of Best Buy Europe, as amended by an amendment agreement dated 30 June 2008 and made between Carphone Warehouse, CPW Retail, Best Buy and Best Buy Distributions

“Best Buy Distributions”	Best Buy Distributions Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 06576708), whose registered office is at 100 New Bridge Street, London EC4V 6JA

“Best Buy Europe”

Best Buy Europe Distributions Limited (formerly registered under the name CPW Distributions Holdings Limited) (incorporated in England and Wales under the Companies Act 1985 with registered number 06534088), whose registered office is at 1 Portal Way, London W3 6RS

“Best Buy Europe Group”	Best Buy Europe and its subsidiaries and interests in joint ventures and associates from time to time

“Best Buy Europe Joint Venture”	the joint venture between Best Buy and Carphone Warehouse resulting from the Best Buy Europe Joint Venture Transaction

“Best Buy Europe Joint Venture Transaction”

the Carphone Warehouse Group’s disposal of a 50 per cent. interest in its mobile retail and distribution businesses and the economic interests in its US joint ventures with Best Buy to Best Buy Europe in June 2008

“Best Buy Mobile”	the arrangements which are the subject of the Best Buy Mobile Agreement

“Best Buy Mobile Agreement”	the amended and restated agreement dated 30 June 2008 between Best Buy Stores LP, Carphone Warehouse and CPW Mobile

“Best Buy Shareholders’ Agreement”

the shareholders’ agreement dated 30 June 2008 and made between Carphone Warehouse, CPW Retail, Best Buy and Best Buy Distributions relating to the operation of the Best Buy Europe Group, as amended by an amendment agreement dated 28 January 2010 and made between Carphone Warehouse, CPW Retail, Best Buy, Best Buy Distributions and New Carphone Warehouse

“Bluebottle”	Bluebottle UK Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 3744190), whose registered office is at The School House, 50 Brook Green, London W6 7RR

“business day”	a day (excluding Saturdays, Sundays and public holidays) on which banks are generally open for business in the City of London

“CAGR”	compound annual growth rate

“Carphone Property”	the portfolio of freehold property held by the New Carphone Warehouse Group

“Carphone Warehouse”

The Carphone Warehouse Group PLC (to be renamed TalkTalk Telecom Holdings Limited pursuant to the Proposals) (incorporated in England and Wales under the Companies Act 1985 with registered number 03253714), whose registered office is at 1 Portal Way, London W3 6RS

“Carphone Warehouse Board” or “Carphone Warehouse Directors”	the board of directors of Carphone Warehouse and “Carphone Warehouse Director” means any member of the Carphone Warehouse Board

“Carphone Warehouse Capital Reduction”

the proposed reduction of the share capital of Carphone Warehouse involving the cancellation and the extinction of the Scheme Shares pursuant to the Scheme under section 641 of the Act as described in Part II of the Scheme Document

“Carphone Warehouse Demerger Resolution”	the ordinary resolution numbered (4) to be proposed at the General Meeting, as set out in the notice of General Meeting in Part XIVof the Scheme Document

“Carphone Warehouse Employee Benefit Trust”

the employee ownership trust established by a trust deed dated 1 April 1999 and made between Carphone Warehouse and Louvre Trustees Limited, as amended by a deed of amendment dated 30 October 2006 and made between Carphone Warehouse and Louvre Trustees Limited

“Carphone Warehouse Group”

Carphone Warehouse, its subsidiaries, its holding companies, and the subsidiaries of its holding companies, from time to time, the Best Buy Europe Group and Virgin Mobile France and, where the context so permits, each of them

“Carphone Warehouse Reduction Court Hearing”	the hearing by the Court of the claim form to confirm the Carphone Warehouse Capital Reduction under section 648 of the Act

“Carphone Warehouse Reduction Court Order”

the order of the Court confirming the Carphone Warehouse Capital Reduction and the associated re-registration of Carphone Warehouse as a private limited company and renaming as TalkTalk Telecom Holdings Limited

“Carphone Warehouse Remuneration Committee”	the remuneration committee of Carphone Warehouse

“Carphone Warehouse Shareholders”	holders of Carphone Warehouse Shares

“Carphone Warehouse Shares”	the ordinary shares of 0.1 pence each in the capital of Carphone Warehouse

“Carphone Warehouse Share Schemes”	the CSOP, the Discretionary Share Schemes, the Millennium No 1 Scheme, the Millennium No 2 Scheme, the SAYE Scheme, the CPWG VES and the TTG VES

“Carphone Warehouse Special Interim Dividend”	the proposed special interim dividend of Carphone Warehouse of 3.2 pence per Carphone Warehouse Share expected to be paid on 22 March 2010

“Carphone Warehouse Support Letter”	the support letter dated 28 January 2010 in the amount of £50 million and provided by Carphone Warehouse to Best Buy Europe

“certificated” or in “certificated form”	where a share or other security is not in uncertificated form (that is, not in CREST)

“Code”	the City Code on Takeovers and Mergers, issued by the Panel on Takeovers and Mergers

“Combined Code”	the Combined Code on Corporate Governance published by the Financial Reporting Council, from time to time

“Completion” or “Demerger Effective Time”

the time at which the Demerger becomes effective, expected to be at or around 4.30 p.m. on 26 March 2010 or such other time as the New Carphone Warehouse Court Order is registered by the Registrar of Companies

“connected person”	as defined in section 252 of the Act, and “persons connected” should be interpreted in the same way

“Consortium Relief Agreement”	the agreement entered into on 30 June 2008 between Carphone Warehouse, CPW Retail, Best Buy Europe and Best Buy Distributions in relation to consortium tax relief

“Court”	the High Court of Justice in England and Wales

“Court Meeting”

the meeting of the Scheme Shareholders to be convened pursuant to an order of the Court under section 896 of the Act and to be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.00 a.m. on 24 February 2010 for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment of such meeting

“CPW Continuing Group”	the Carphone Warehouse Group following completion of the Best Buy Europe Joint Venture Transaction and prior to the Proposals (and excluding the Best Buy Europe Group)

“CPW Mobile”	CPW Mobile Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 06330995), whose registered office is at 1 Portal Way, London W3 6RS

“CPW Retail”	CPW Retail Holdings Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 06585729), whose registered office is at 1 Portal Way, London W3 6RS

“CPWG VES”	The Carphone Warehouse Group PLC Value Enhancement Scheme

“Credit Suisse”

Credit Suisse Securities (Europe) Limited (incorporated in England and Wales under the Companies Act 1948 with registered number 00891554), whose registered office is at One Cabot Square, London E14 4QJ

“CREST”	the relevant system (as defined in the CREST Regulations) of which Euroclear is the Operator (as defined in the CREST Regulations)

“CREST Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755)

“CSOP”	The Carphone Warehouse Company Share Option Plan

“Daily Official List”	the daily official list of the London Stock Exchange

“Deferred Bonus Plan”	The Carphone Warehouse Group PLC Annual Deferred Bonus Plan

“Demerger”	the proposed demerger of the TalkTalk Business on the terms and subject to the conditions set out in the Demerger Agreement

“Demerger Agreement”	the agreement relating to the Demerger between Carphone Warehouse, New Carphone Warehouse and TalkTalk to be entered into prior to the New Carphone Warehouse Court Hearing, a summary of the principal terms of which is set out in Part X of this document

“Demerger Long Stop Date”	30 September 2010 or such other date as the Carphone Warehouse Board or the New Carphone Warehouse Board (as the case may be) may determine in its sole discretion

“Disclosure and Transparency Rules”	the disclosure and transparency rules made by the FSA pursuant to section 73A of the FSMA

“Discretionary Share Schemes”	the Unapproved CSOP, the ESOS and the Performance Plan

“EBIT”	earnings before interest and taxation

“EBITDA”	earnings before interest, taxation, depreciation and amortisation

“EEA States”	the member states of the European Economic Area

“EPS”	earnings per share

“Equiniti”

Equiniti Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 06226088), whose registered office is at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA

“ESOS”	the Carphone Warehouse Executive Incentive Scheme

“Euroclear”	Euroclear UK & Ireland Limited, a company incorporated under the laws of England and Wales

“Excluded Shares”	any Carphone Warehouse Shares:

(i) beneficially owned by New Carphone Warehouse or its nominees; or

(ii) held by Carphone Warehouse in treasury,

in each case at the Scheme Record Time

“Forms of Proxy”

as the context may require, either or both of (i) the blue form of proxy for use at the Court Meeting, and (ii) the white form of proxy for use at the General Meeting, each of which accompanies the Scheme Document

“FSA”	the UK Financial Services Authority

“FSMA”	the Financial Services and Markets Act 2000 (as amended)

“FTSE Index”	Financial Times share index

“Geek Squad SPA”	the agreement dated 30 June 2008 between Best Buy International Finance Sarl and Best Buy Europe in relation to the transfer of a 50 per cent. shareholding in Geek Squad Limited to Best Buy Europe

“General Meeting”

the general meeting of Carphone Warehouse Shareholders to be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.15 a.m. on 24 February 2010 (or as soon thereafter as the Court Meeting shall have been concluded or adjourned) for the purpose of the Scheme, notice of which is set out in Part XIV of the Scheme Document, and any adjournment of such meeting

“GPS”	global positioning system

“HD”	High definition

“Headline results”

results before the amortisation of acquisition intangibles, goodwill expense and goodwill impairment, and before exceptional items which are considered to be one-off and so material that they require separate disclosure to avoid distortion of underlying performance. The phrases “Headline earnings”, “Headline EPS”, “Headline EBIT” and “Headline EBITDA” should be interpreted in the same way

“HMRC”	HM Revenue and Customs

“holder”	a registered holder of shares, including any person entitled by transmission

“IAS”	International Accounting Standard

“IFRIC”	International Financial Reporting Interpretations Committee

“IFRS”	International Financial Reporting Standards as adopted by the European Union

“Iliad”	Iliad S.A., a French company, entered in the register of commerce and affiliates of Paris under B, 342 376 332 and whose registered office is at 8 rue de la Ville l’Evêque, 75008, Paris, France

“IT”	information technology

“Joint Financial Advisers”	Credit Suisse and UBS

“Joint Sponsors”	Credit Suisse and UBS

“Joint Sponsors’ Agreement”	the joint sponsors’ agreement dated 29 January 2010 and made between Carphone Warehouse, New Carphone Warehouse, TalkTalk and the Joint Sponsors

“KPN”	Koninlijke KPN N.V.

“LIBOR”	London inter-bank offer rate

“Listing Rules”	the listing rules made by the FSA pursuant to section 73A of the FSMA

“London Stock Exchange”	London Stock Exchange plc

“members”	unless the context otherwise requires, members of Carphone Warehouse, New Carphone Warehouse or TalkTalk, as the case may be, on the relevant register of members at any relevant date

“Millennium No 1 Scheme”	The Carphone Warehouse Millennium Share Award Scheme

“Millennium No 2 Scheme”	The Carphone Warehouse Millennium No 2 Share Option Scheme

“Model Code”	the model code on directors’ dealings in securities set out in the Listing Rules

“MVNO”	mobile virtual network operator

“New Carphone Warehouse”

New Carphone Warehouse PLC (to be renamed Carphone Warehouse Group plc on or around 25 March 2010) (incorporated in England and Wales under the Act with registered number 07105905), whose registered office is at 1 Portal Way, London W3 6RS

“New Carphone Warehouse Admission”

the admission of up to 462,500,000 New Carphone Warehouse Ordinary Shares to listing on the Official List in accordance with the Listing Rules and to trading on the London Stock Exchange’s main market for listed securities in accordance with the Admission and Disclosure Standards

“New Carphone Warehouse Articles”	the articles of association of New Carphone Warehouse from time to time

“New Carphone Warehouse Audit Committee”	the audit committee of New Carphone Warehouse

“New Carphone Warehouse Board” or “New Carphone Warehouse Directors”	the board of directors of New Carphone Warehouse and “New Carphone Warehouse Director” means any member of the new Carphone Warehouse Board

“New Carphone Warehouse Business”

the business of the New Carphone Warehouse Group, principally comprising the Carphone Warehouse Group’s 50 per cent. interest in Best Buy Europe, its 47.5 per cent. interest in Virgin Mobile France, Carphone Property and small minority interests in certain other assets

“New Carphone Warehouse Cancellation Shareholders”	holders of New Carphone Warehouse Cancellation Shares

“New Carphone Warehouse Cancellation Shares”

the B ordinary shares of 0.1 pence each in the capital of New Carphone Warehouse to be allotted and issued pursuant to the Scheme and the New Carphone Warehouse Articles, representing the holder’s entitlement to TalkTalk Shares if the Demerger becomes effective in accordance with its terms

“New Carphone Warehouse Capitalisation Share”	the single deferred ordinary share of 0.1 pence in the capital of New Carphone Warehouse created pursuant to the resolution described in paragraph 2.2(c) of Part X of this document;

“New Carphone Warehouse Court Hearing”	the hearing by the Court of the claim form to confirm the New Carphone Warehouse Demerger Reduction under section 648 of the Act

“New Carphone Warehouse Court Order”	the order of the Court confirming the New Carphone Warehouse Demerger Reduction

“New Carphone Warehouse Demerger Reduction”

the proposed reduction of the share capital and share premium account of New Carphone Warehouse under section 641 of the Act to be undertaken shortly after the Scheme Effective Date in connection with the Demerger

“New Carphone Warehouse Demerger Reduction Resolution”	the special resolution numbered (2) to be proposed at the General Meeting, as set out in the notice of General Meeting in Part XIV of the Scheme Document

“New Carphone Warehouse Employee Benefit Trust”	the employee benefit trust to be established by a deed of appointment by the trustee of the Carphone Warehouse Employee Benefit Trust

“New Carphone Warehouse Group”

the companies operating the New Carphone Warehouse Business from time to time which will include New Carphone Warehouse and its subsidiaries, subsidiary undertakings, joint ventures and associates from the Demerger Effective Time

“New Carphone Warehouse Nomination Committee”	the nomination committee of New Carphone Warehouse

“New Carphone Warehouse Ordinary Shareholders”	holders of New Carphone Warehouse Ordinary Shares

“New Carphone Warehouse Ordinary Shares”	the ordinary shares of 0.1 pence each in the capital of New Carphone Warehouse to be allotted and issued pursuant to the Scheme and the New Carphone Warehouse Articles and the Subscriber Share

“New Carphone Warehouse Reduction Record Time”	6.00 p.m. on the business day immediately prior to the date of the New Carphone Warehouse Court Hearing

“New Carphone Warehouse Remuneration Committee”	the remuneration committee of New Carphone Warehouse

“New Carphone Warehouse Revolving Credit Facility Agreement”	the revolving credit facility agreement dated 28 January 2010 between Carphone Warehouse, New Carphone Warehouse, Best Buy, Best Buy Distributions and Best Buy Europe

“New Carphone Warehouse Shareholders”	holders of New Carphone Warehouse Shares

“New Carphone Warehouse Shares”	New Carphone Warehouse Ordinary Shares and New Carphone Warehouse Cancellation Shares

“New Carphone Warehouse Share Scheme”	the Carphone Warehouse Group plc 2010 Share Scheme

“Official List”	the official list of the UK Listing Authority

“operating free cash flow”	represents Headline EBITDA less capital expenditure, plus or minus movements on working capital and non-cash movements in Headline EBITDA

“Performance Plan”	The Carphone Warehouse Group PLC Performance Share Plan approved by Carphone Warehouse Shareholders on 28 July 2004

“Post-Scheme Shares”	the new ordinary shares of 0.1 pence each in the capital of Carphone Warehouse to be allotted and issued (credited as fully paid) to New Carphone Warehouse pursuant to the Scheme

“primary listing”	a listing by the FSA by virtue of which a company is subject to the full requirements of the Listing Rules (to be referred to as a “premium listing” with effect from 6 April 2010)

“Proposals”

the Reorganisation, the Resolutions, the Scheme, the Carphone Warehouse Capital Reduction, the New Carphone Warehouse Demerger Reduction, the Demerger, the issue of the TalkTalk Shares and the TalkTalk Capital Reduction, details of which are set out in Part I of this document

“Proposed Director”	Diana (Dido) Harding, the proposed chief executive officer of TalkTalk

“Prospectus Rules”	the prospectus rules made by the FSA pursuant to section 73A of the FSMA

“Receivables Financing Agreement”

the agreement dated 3 July 2009 and made between The Carphone Warehouse Limited, Mobiles.co.uk Limited, CPWCO 18 Limited, Barclays Bank PLC, HSBC Invoice Finance (UK) Limited, RBS Invoice Finance Limited, Credit Suisse, London Branch and Lloyds TSB Commercial Finance Limited in relation to a receivables financing facility of £350 million.

“Redeemable Preference Shares”	the redeemable preference shares of £50,000 each in the capital of New Carphone Warehouse

“Registrar of Companies”	the Registrar of Companies in England and Wales, within the meaning of the Act

“Regulatory Information Service”	any channel recognised as a channel for the dissemination of regulatory information by listed companies as defined in the Listing Rules

“Reorganisation”	the proposed reorganisation of the Carphone Warehouse Group to be effected prior to the Demerger Effective Time

“Reporting Accountants”	Deloitte LLP of 2 New Street Square, London EC4A 3BZ

“Resolutions”

the Scheme Resolution, the New Carphone Warehouse Demerger Reduction Resolution, the TalkTalk Capital Reduction Resolution, the Carphone Warehouse Demerger Resolution and the Share Schemes Resolutions, as set out in the notice of General Meeting in Part XIV of the Scheme Document

“SAYE Scheme”	The Carphone Warehouse Group PLC Sharesave Scheme

“Scheme”

the scheme of arrangement proposed to be made under Part 26 of the Act between Carphone Warehouse and the Scheme Shareholders, with or subject to any modification, addition or condition approved by the Court and agreed by Carphone Warehouse, New Carphone Warehouse and TalkTalk

“Scheme Court Hearing”	the hearing by the Court of the claim form for the sanctioning of the Scheme

“Scheme Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Act

“Scheme Document”	the circular dated the same date as this document, sent by Carphone Warehouse to Carphone Warehouse Shareholders containing details of the Proposals

“Scheme Effective Date”

the date on which the Carphone Warehouse Reduction Court Order (together with the Carphone Warehouse Statement of Capital attached thereto) is delivered to the Registrar of Companies and, accordingly, the Scheme becomes effective in accordance with its terms

“Scheme Record Time”	6.00 p.m. on the business day immediately prior to the date of the Carphone Warehouse Reduction Court Hearing

“Scheme Resolution”	the special resolution numbered (1) to be proposed at the General Meeting, as set out in the notice of General Meeting in Part XIV of the Scheme Document

“Scheme Shareholders”	holders of a Scheme Share, and a “Scheme Shareholder” shall mean any one of these Scheme Shareholders

“Scheme Shares”	Carphone Warehouse Shares:

(i) in issue at the date of the Scheme;

(ii) issued after the date of the Scheme, but before the Voting Record Time; and

(iii)

issued at or after the Voting Record Time but on or before the Scheme Record Time on terms that the original or any subsequent holders are bound by the Scheme or in respect of which such holders shall have agreed in writing to be so bound, in each case, other than the Excluded Shares

“SDRT”	stamp duty reserve tax

“secondary listing”

a listing by the FSA of equity securities of a company which is not a primary listing and is therefore not required to comply with the provisions of Chapters 7, 8, 10, 11, 12 or 13 of the Listing Rules or certain provisions of Chapter 9 of the Listing Rules (to be referred to as a “standard listing” with effect from 6 April 2010)

“Securities Act”	the United States Securities Act 1933, as amended, and the rules and regulations promulgated under such Act

“Separation Agreements”	together, the Demerger Agreement and the Tax Sharing and Indemnification Agreement

“Share Scheme Deadline”	12.00 p.m. on the date of the Scheme Court Hearing

“Share Schemes Resolutions”	the ordinary resolutions numbered (5) to (13) (inclusive) to be proposed at the General Meeting, as set out in the notice of General Meeting in Part XIV of the Scheme Document

“SFR”	Société Française du Radiotéléphone

“statutory results”

Headline results less amortisation of acquisition intangibles, goodwill expense and exceptional items as applicable. The phrases “statutory earnings”, “statutory EPS”, “statutory EBIT” and “statutory EBITDA” should be interpreted in the same way

“Subscriber Share”	the initial ordinary share of 0.1 pence in the capital of New Carphone Warehouse

“Support Letters”	the Carphone Warehouse Support Letter and a support letter dated 28 January 2010 in the amount of £50 million and provided by Best Buy to Best Buy Europe

“TalkTalk”	TalkTalk Telecom Group PLC (incorporated in England and Wales under the Act with registered number 07105891), whose registered office is at 11 Evesham Street, London W11 4AR

“TalkTalk Admission”

the admission of up to 925,000,000 TalkTalk Shares to listing on the Official List in accordance with the Listing Rules and to trading on the London Stock Exchange’s main market for listed securities in accordance with the Admission and Disclosure Standards

“TalkTalk Board” or “TalkTalk Directors”	the board of directors of TalkTalk and “TalkTalk Director” means any member of the TalkTalk Board, together with, where the context so provides, the Proposed Director

“TalkTalk Business”

the UK fixed line telecommunications division of Carphone Warehouse, operated through a number of subsidiaries wholly owned by Carphone Warehouse and all of the trade marks, brand names and intellectual property associated with the division, which is proposed to be demerged in accordance with the Demerger Agreement and will be owned by TalkTalk following the Demerger Effective Time

“TalkTalk Capital Reduction”	the proposed reduction of the share premium account of TalkTalk under section 641 of the Act to be undertaken shortly after the Demerger Effective Time

“TalkTalk Capital Reduction Resolution”	the special resolution numbered (3) to be proposed at the General Meeting, as set out in the notice of General Meeting in Part XIV of the Scheme Document

“TalkTalk Court Hearing”	the hearing by the Court of the claim form to confirm the TalkTalk Capital Reduction under section 648 of the Act

“TalkTalk Court Order”	the order of the Court confirming the TalkTalk Capital Reduction

“TalkTalk Group”	the companies operating the TalkTalk Business from time to time which will include TalkTalk and its subsidiaries and subsidiary undertakings from the Demerger Effective Time

“TalkTalk Prospectus”	the prospectus prepared by TalkTalk in accordance with the Prospectus Rules and published in relation to the TalkTalk Group and the TalkTalk Shares

“TalkTalk Remuneration Committee”	the remuneration committee of TalkTalk

“TalkTalk Shareholders”	holders of TalkTalk Shares

“TalkTalk Shares”	the ordinary shares of 0.1 pence each in the capital of TalkTalk

“Tax Sharing and Indemnification Agreement”

the tax sharing and indemnification agreement to be entered into by Carphone Warehouse, New Carphone Warehouse and TalkTalk, a summary of the principal terms of which is set out in Part X of this document

“Tele2”	Tele2 Mobile S.A.S., the French operations of Tele2 AB, which have been acquired by Virgin Mobile France

“TTGL”	TalkTalk Group Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 6534112), whose registered office is at 11 Evesham Street, London W11 4AR

“TTG VES”	The TalkTalk Group Value Enhancement Scheme

“UBS” or “UBS Investment Bank”	UBS Limited (incorporated in England and Wales under the Companies Act 1985 with registered number 2035362), whose registered office is at 1 Finsbury Avenue, London EC2M 2PP

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UKLA Rules”	together, the Listing Rules, the Prospectus Rules and the Disclosure and Transparency Rules

“UK Listing Authority” or “UKLA”	the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA

“Unapproved CSOP”	the Unapproved Share Option Plan Schedule to the CSOP

“uncertificated” or in “uncertificated form”

in respect of a share or other security, where that share or other security is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which may be transferred by means of CREST

“Uncertificated Regulations”	means the Uncertificated Securities Regulations 2001, as amended and for the time being in force

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and all other areas subject to its jurisdiction

“USB”	Universal Serial Bus

“VAT”	value added tax as provided under the Value Added Tax Act 1994

“Virgin Mobile France”	the joint venture operating a MVNO in France between Bluebottle, Carphone Warehouse and Financom S.A.S., operated by the French branch of Omer Telecom Limited

“Voting Record Time”	6.00 p.m. on the day which is two days before the date of the Court Meeting or, if such Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting

“wi-fi”	trademark of the Wi-Fi Alliance often used as a general term for wireless networking technology that uses radio waves to provide wireless high-speed internet and network connections

All references to legislation in this document are to the legislation of England and Wales unless the contrary is indicated. Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof.

Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

For the purpose of this document, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the meanings given by the Act.